UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.)
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VIREO GROWTH INC.
(Name of Registrant As Specified In Its Charter)
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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 7, 2025

VIREO GROWTH INC.

207 South 9th Street
Minneapolis, Minnesota 55402
NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.
THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE
PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.
Dear Vireo Growth Inc. Shareholders:
This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the holders of record of the subordinate voting shares (the “Subordinate Voting Shares”) and multiple voting shares (the “Multiple Voting Shares” and collectively with the Subordinate Voting Shares, the “Shares”), each without par value of Vireo Growth Inc. (the “Company” or “Vireo” or “we,” “us” and “our”), on or about  , 2025. Only shareholders of record as of the close of business on February 6, 2025 (the “Record Date”) are entitled to receive this Information Statement.
The purpose of this notice and the accompanying Information Statement is to notify you of the following actions taken by shareholders of the Company by written consent:
•
the Company’s previously disclosed transactions with (a) Deep Roots Holdings, Inc. (“Deep Roots”) (the “Deep Roots Merger”); (b) Proper Holdings, LLC, Proper Holdings Management, Inc. and NGH Investments, Inc. (the “Proper Companies”) (the “Proper Mergers”); and (c) WholesomeCo, Inc. (“Wholesome”) (the “Wholesome Merger” and, collectively with the Deep Roots Merger and the Proper Mergers, the “Mergers”);

•	the issuance of:
○
(a) such number of Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Deep Roots stockholders in connection with the Deep Roots Merger and such number of additional Subordinate Voting Shares pursuant to and priced in accordance with the earn-out provisions of the Deep Roots Merger Agreement, as earnout payments to former Deep Roots stockholders based on growth performance, in accordance with and subject to the terms of the Deep Roots Merger Agreement;

○
(b) such number of Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Proper equityholders in connection with the Proper Mergers and such number of additional Subordinate Voting Shares pursuant to and priced in accordance with the earn-out provisions of the Agreement and Plan of Merger (the “Proper Merger Agreement”), dated as of December 18, 2024, by and among the Company, Proper Holdings, LLC, Vireo PR Merger Sub Inc., Vireo PR Merger Sub II Inc., NGH Investments, Inc., Proper Holdings Management, Inc., Shareholder Representative Services LLC and the Proper Share Recipients (as defined below) that execute a joinder to the Proper Merger Agreement, as earnout payments to former Proper equityholders based on growth performance, in accordance with and subject to the terms of the Proper Merger Agreement; and

○
(c) such number of Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Wholesome stockholders in connection with the Wholesome Merger and such number of additional Subordinate Voting Shares pursuant to and priced in accordance with the earn-out provisions of the Agreement and Plan of Merger (the “Wholesome Merger Agreement”), dated as of December 18, 2024, by and among the Company, Wholesome, Vireo WH Merger Sub Inc. and Shareholder Representative Services LLC, as earnout payments to former Wholesome stockholders based on growth performance, in accordance with and subject to the terms of the Wholesome Merger Agreement ((a), (b) and (c) collectively the “Share Issuance”); and

•
the grant of 19,000,000 time-based restricted stock units (“RSUs”) and 19,000,000 performance-based RSUs to John Mazarakis, Chief Executive Officer and Co-Executive Chairman of the Company, and the grant of 9,500,000 time-based RSUs and 9,500,000 performance-based RSUs to Tyson Macdonald, Chief Financial Officer of the Company (the “RSU Grants”).

The written resolution approving the Mergers and the Share Issuance was executed on    , 2025 and the written resolution approving the RSU Grants was executed on  , 2025.
In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the SEC thereunder, the Information Statement is being furnished to our shareholders solely for the purpose of informing our shareholders of the corporate actions taken in the written resolutions. The corporate actions approved in the written resolutions will be effective no earlier than  , 2025, twenty (20) days after we mail the Information Statement to shareholders of record.
DATED as of     , 2025
BY ORDER OF THE BOARD OF DIRECTORS

Name: John Mazarakis
Title: Co-Executive Chairman and Chief Executive Officer

INFORMATION STATEMENT
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ii

iii

ABOUT THIS INFORMATION STATEMENT
Vireo Growth Inc. and its wholly owned subsidiaries are referred to herein as the “Company,” “Vireo,” “we,” “us” and “our,” unless the context indicates otherwise. Unless otherwise indicated, all references herein to “$” or “US$” are to United States dollars, and to “C$” are to Canadian dollars. See “Accounting Principles.”
This Information Statement (the “Information Statement”) is being furnished to the Company’s shareholders of record as of February 6, 2025 (the “Record Date”) in the manner required by Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to notify shareholders of the actions taken by written resolutions signed by security holders of more than 50% of the outstanding voting power of the Company’s Subordinate Voting Shares and Multiple Voting Shares (collectively, the “Shares” and such security holders the “Majority Shareholders”). The requirement to obtain Majority Shareholder approval originates from the listing policies of the Canadian Securities Exchange (the “CSE”), and such approval is not required by the constating documents of the Company, the corporate laws of the Company’s jurisdiction of incorporation, nor applicable United States or Canadian securities laws. Copies of this Information Statement are being mailed on or about   , 2025 to the holders of the Company’s Shares as of the Record Date.
On December 17, 2024, the Company’s Board of Directors (the “Board”) approved a series of transactions to acquire one or more of:
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Deep Roots Holdings, Inc., a Nevada corporation (“Deep Roots”) and to enter into an Agreement and Plan of Merger (the “Deep Roots Merger Agreement”), dated as of December 18, 2024, by and among the Company, Deep Roots, Vireo DR Merger Sub Inc. and Shareholder Representative Services LLC, pursuant to which the Company would issue Subordinate Voting Shares in consideration of all of the issued and outstanding shares of Deep Roots and complete a business combination transaction pursuant to which a newly incorporated subsidiary of the Company would merge with and into Deep Roots (the “Deep Roots Merger”);

•
Proper Holdings Management Inc., a Missouri corporation (“Proper MSA Newco”) and NGH Investments Inc. (“NGH”) and to enter into an Agreement and Plan of Merger (the “Proper Merger Agreement”), dated December 18, 2024, by and among the Company, Proper Holdings, LLC, Vireo PR Merger Sub Inc., Vireo PR Merger Sub II Inc., NGH, Proper MSA Newco and Shareholder Representative Services LLC, pursuant to which the Company would issue Subordinate Voting Shares in consideration of all of the issued and outstanding shares of Proper and complete a business combination transaction pursuant to which (1) Proper MSA Newco, would merge with and into a newly incorporated subsidiary of the Company and (2) NGH would merge with and into a newly incorporated subsidiary of the Company (the “Proper Mergers”), and

•
WholesomeCo, Inc., a Delaware corporation (“Wholesome”) and to enter into an Agreement and Plan of Merger (the “Wholesome Merger Agreement”), dated as of December 18, 2024, by and among the Company, Wholesome, Vireo WH Merger Sub Inc. and Shareholder Representative Services LLC, pursuant to which the Company would issue Subordinate Voting Shares in consideration of all of the issued and outstanding shares of Wholesome and complete a business combination transaction pursuant to which a newly incorporated subsidiary of the Company would merge with and into Wholesome (the “Wholesome Merger, and collectively with the Deep Roots Merger and the Proper Mergers, the “Mergers”).

The Company entered into each of the Deep Roots Merger Agreement, Proper Merger Agreement and Wholesome Merger Agreement on December 18, 2024. As of the signing: (i) the Deep Roots Closing Merger Consideration (as defined herein) was estimated to be $127,524,800, which would result in 245,240,000 Subordinate Voting Shares being issued by the Company in respect of the Deep Roots Closing Merger Consideration; (ii) the Proper Closing Merger Consideration (as defined herein) was estimated to be $92,620,242, which would result in 178,115,850 Subordinate Voting Shares being issued by the Company in respect of the Proper Closing Merger Consideration; and (iii) the Wholesome Closing Merger Consideration (as defined herein) was estimated to be $67,884,330, which would result in 130,546,789 Subordinate Voting Shares being issued by the Company in respect of the Wholesome Closing Merger Consideration.
On December 17, 2024, the Board unanimously approved the entry of the Company into employment agreements with John Mazarakis, Chief Executive Officer and Co-Executive Chairman of the Company, and Tyson Macdonald,

Chief Financial Officer of the Company, that provide for the grant of 19,000,00 time-based restricted stock units (“RSUs”) and 19,000,000 performance-based RSUs to Mr. Mazarakis, and the grant of 9,500,000 time-based RSUs and 9,500,000 performance-based RSUs to Mr. Macdonald, in each case subject to shareholder approval (the “RSU Grants”).
As of   , 2025, there were (i)   Subordinate Voting Shares issued and outstanding, each of which is entitled to one vote and (ii)   Multiple Voting Shares issued and outstanding, each of which is entitled to 100 votes. The requirement to seek approval from holders of Shares for the Mergers, Share Issuance (as defined below) and RSU Grants is found in the rules and policies of the CSE, section 4.6(3) of CSE Policy 4. The approval of the Mergers, Share Issuance and the RSU Grants may be satisfied by written resolution pursuant to section 4.6(1)(b) of CSE Policy 4 which provides that any CSE requirement for security holder approval may be satisfied by a written resolution signed by security holders of more than 50% of the securities having voting rights. On   , 2025, the Majority Shareholders, which control   % of the Company’s voting power, executed a written resolution approving the Mergers and the issuance of: (a) such number of Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Deep Roots stockholders in connection with the Deep Roots Merger and such number of additional Subordinate Voting Shares pursuant to and priced in accordance with the earn-out provisions of the Deep Roots Merger Agreement, as earnout payments to former Deep Roots stockholders based on growth performance, in accordance with and subject to the terms of the Deep Roots Merger Agreement; (b) such number of Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Proper equityholders in connection with the Proper Mergers and such number of additional Subordinate Voting Shares pursuant to and priced in accordance with the earn-out provisions of the Proper Merger Agreement, as earnout payments to former Proper equityholders based on growth performance, in accordance with and subject to the terms of the Proper Merger Agreement; and (c) such number of Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Wholesome stockholders in connection with the Wholesome Merger and such number of additional Subordinate Voting Shares pursuant to and priced in accordance with the earn-out provisions of the Wholesome Merger Agreement, as earnout payments to former Wholesome stockholders based on growth performance, in accordance with and subject to the terms of the Wholesome Merger Agreement ((a), (b) and (c) collectively the “Share Issuance”). On     , 2025, the Majority Shareholders executed a written resolution approving the RSU Grants. Accordingly, the delivery of the written resolutions was sufficient to approve the Mergers, the Share Issuance and the RSU Grants.
For this reason, the Information Statement is being provided to you for informational purposes only. The Company has not solicited and is not soliciting your approval of the Mergers, the Share Issuance or the RSU Grants.

SUMMARY OF MERGERS
This summary highlights important information in this Information Statement regarding the Mergers but does not contain all the information that may be important to you. You should carefully read this entire Information Statement, including the “Cautionary Note Regarding Forward-Looking Statements,” and the other documents referred to for a complete understanding of the Mergers and Share Issuance. In addition, we incorporate by reference important business and financial information about the Company in this Information Statement. You may obtain the information incorporated by reference in this Information Statement without charge by following the instructions in the section entitled “Where You Can Find Additional Information.”
DEEP ROOTS MERGER
The following summary highlights important information in this Information Statement regarding the Deep Roots Merger pursuant to the Deep Roots Merger Agreement.
Parties Involved in the Deep Roots Merger
Vireo Growth Inc.
The Company is a reporting issuer in Canada and the United States, incorporated under the Business Corporations Act (Alberta) on November 23, 2004, and existing under the Business Corporations Act (British Columbia) with its securities listed for trading on the CSE under the symbol “VREO” and on the OTCQX under the symbol “VREOF.” The Company is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. For additional information about Vireo, see “Information About the Parties to the Mergers — Vireo Growth Inc.” starting on page 99.
Deep Roots Holdings, Inc.
Deep Roots Holdings, Inc. is a private Nevada corporation incorporated on February 16, 2023. Deep Roots is an operator in Nevada’s mature cannabis market. It recently acquired The Source, which added an additional cultivation facility and four retail stores. For additional information about Deep Roots, see “Information About the Parties to the Mergers — Deep Roots” starting on page 112.
Vireo DR Merger Sub Inc.
Vireo DR Merger Sub Inc. (“Deep Roots Merger Sub”) is a Nevada corporation and wholly owned subsidiary of the Company incorporated on November 27, 2024, solely for the purpose of engaging in the transactions contemplated by the Deep Roots Merger Agreement (the “Deep Roots Transactions”), including the Deep Roots Merger. Deep Roots Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
Shareholder Representative Services LLC
Shareholder Representative Services LLC (“Stockholder Representative”) is a Colorado limited liability company and is a party to the Deep Roots Merger Agreement solely for the purposes of acting as the representative, agent, and attorney-in-fact of the Deep Roots stockholders.
The Deep Roots Merger
Upon the terms and subject to the conditions of the Deep Roots Merger Agreement, if the Deep Roots Merger is completed, Deep Roots Merger Sub will merge with and into Deep Roots, and Deep Roots will continue as the surviving corporation and as a wholly owned subsidiary of the Company (the “Deep Roots Surviving Corporation”). For additional information, see “Description of the Merger Agreements — Deep Roots Merger” starting on page 22. The Deep Roots Merger will become effective when Articles of Merger are filed with the Nevada Secretary of State or at such later date or time as Deep Roots and the Company may agree in writing (such time is hereinafter referred to as the “Deep Roots Effective Time”).

Consideration to be Received in the Deep Roots Merger
At the closing of the Deep Roots Transactions (the “Deep Roots Closing” and the date of the Deep Roots Closing, the “Deep Roots Closing Date”), subject to the terms and conditions of the Deep Roots Merger Agreement, by virtue of the Deep Roots Merger, the following will occur:
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Deep Roots Shares: Each share of the common stock, par value $0.001 per share, of Deep Roots (the “Deep Roots Common Stock”) will be converted into the right to receive, in accordance with the terms of the Deep Roots Merger Agreement, the applicable portion of the Deep Roots Closing Share Payment (as defined below in the section entitled “Description of the Merger Agreements — Deep Roots Merger — Consideration to be Received in the Deep Roots Merger”), subject to a post-closing purchase price adjustment mechanism, which Deep Roots Closing Share Payment will be paid via newly issued Subordinate Voting Shares at a Closing Share Price of $0.52. The Deep Roots stockholders will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of Deep Roots and its subsidiaries during 2026. No consideration will be paid with respect to any Deep Roots Common Stock held in treasury by Deep Roots or owned by Deep Roots. The Deep Roots stockholders will also be required to forfeit Subordinate Voting Shares received by such stockholders pursuant to the Deep Roots Merger Agreement in certain circumstances. For additional information on the Deep Roots Closing Share Payment and the additional earn-out elements of the merger consideration payable in connection with the Deep Roots Merger, see “Description of the Merger Agreements — Deep Roots Merger — Consideration.”

•
Merger Sub Shares: Each share of the common stock, par value $0.001 per share, of the Deep Roots Merger Sub will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Deep Roots Surviving Corporation. Following the Deep Roots Effective Time, all shares of common stock of the Deep Roots Surviving Corporation will be held by the Company. Following the Deep Roots Effective Time, all shares of common stock of the Deep Roots Surviving Corporation will be held by the Company.

Financing of the Deep Roots Merger
The consideration to be paid by the Company to the Deep Roots stockholders, including the Deep Roots Closing Share Payment and the additional earn-out elements of the merger consideration, will consist of the newly issued Subordinate Voting Shares. As a result, the Deep Roots Merger is not subject to any financing condition.
Conditions to the Closing of the Deep Roots Merger
The obligations of the Company, Deep Roots Merger Sub, and Deep Roots, as applicable, to consummate the Deep Roots Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions) the following:
•	the approval and adoption of the Deep Roots Merger Agreement by the holders of the Deep Roots Common Stock;
•	the approval of the Deep Roots Merger by the holders of the Subordinate Voting Shares and Multiple Voting Shares;
•	the consummation of the Deep Roots Merger not being made illegal or otherwise restrained or prohibited by any law, order, or action of any governmental authority of competent jurisdiction;
•	certain regulatory consents in Nevada having been obtained;
•	the accuracy of the representations and warranties of the Company, Deep Roots Merger Sub, and Deep Roots in the Deep Roots Merger Agreement;
•	Deep Roots, the Company, and Deep Roots Merger Sub having performed in all material respects their obligations under the Deep Roots Merger Agreement on or prior to the Deep Roots Closing Date;
•	since the date of the Deep Roots Merger Agreement, there not having occurred any material adverse effect with respect to Deep Roots or the Company;
•	no holders Deep Roots stockholders having exercised, or remaining entitled to exercise statutory appraisal rights under applicable Nevada law;

•
Deep Roots and its subsidiaries having cash in an amount not less than (i) $3,000,000 (exclusive of any cash reserves required to be held by Deep Roots and its subsidiaries in respect of certain tax obligations) plus (ii) the net cash flow from operating activities, on an after tax basis, of Deep Roots and its subsidiaries from January 1, 2025 through the Deep Roots Closing Date (the “Deep Roots Minimum Cash Amount”); and

•	the required approval of the Deep Roots Merger Agreement by the CSE having been received.
For a fulsome list of the conditions to the closing of the Deep Roots Merger, see “Description of the Merger Agreements — Deep Roots Merger — Conditions to the Closing of the Deep Roots Merger.”
Indemnification
Under certain circumstances specified in the Deep Roots Merger Agreement, the Company, on the one hand, and the Deep Roots stockholders, on the other hand, have agreed to indemnify each other for certain losses. For additional information regarding these indemnification obligations, see “Description of the Merger Agreements — Deep Roots Merger — Indemnification.”
Termination of the Deep Roots Merger Agreement
The Deep Roots Merger Agreement may be terminated at any time prior to the Deep Roots Closing under certain circumstances, including (i) by mutual written consent of the Company and Deep Roots, (ii) subject to certain exceptions, upon any law or governmental order restraining or making the transactions contemplated by the Deep Roots Merger Agreement illegal, (iii) following a breach of, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement of the applicable party to the Deep Roots Merger Agreement that would cause the closing conditions not to be satisfied and that has not been waived or cured within a certain period of time, and (iv) if the Deep Roots Transactions have not been consummated on or before February 28, 2026.
In addition, the Company or Deep Roots may terminate the Deep Roots Merger Agreement in certain circumstances if the other party does not proceed to consummate the Deep Roots Transactions in a timely fashion when the conditions of each party to closing the Deep Roots Merger are satisfied or waived.
For a fulsome list of the termination events set forth in the Deep Roots Merger Agreement, see “Description of the Merger Agreements — Deep Roots Merger — Termination of the Deep Roots Merger.”
Termination Fees
Upon termination of the Deep Roots Merger Agreement under specified circumstances, the Company, on the one hand, or Deep Roots, on the other hand, will be required to pay the other party a termination fee of $6,376,240. For additional information regarding these termination fees, see “Description of the Merger Agreements — Deep Roots Merger — Termination Fees.”
Regulatory Approvals Required for the Deep Roots Merger
The Company expects that certain regulatory clearances or approvals will be required for the completion of the Deep Roots Merger and the other Deep Roots Transactions, including approval from the Nevada Cannabis Compliance Board (the “CBB”) with respect to certain cannabis licenses held by Deep Roots in Nevada and the approval of the Deep Roots Merger Agreement by the CSE. We cannot assure you that any such regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of any such regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Deep Roots Merger, including the requirement to divest assets, or require changes to the terms of the Deep Roots Merger Agreement. These conditions or changes could result in the conditions to the Deep Roots Merger not being satisfied. For additional information on regulatory matters, see “Regulatory Approvals.”
Recommendation of the Board
The Board, after consideration and consultation with its legal and financial advisors (including consideration of the Moelis & Company LLC (“Moelis”) fairness opinion, which assessed the fairness, from a financial point of view, of the consideration to be paid in all of the Transactions, including the Bill’s Nursery Acquisition (each as defined in the section entitled “Background of the Mergers”), as a whole, to the Company), (i) determined that the Merger

Agreements and the transactions contemplated in each case thereby, including the Share Issuance, are fair to, and in the best interests of, the Company’s shareholders, (ii) approved the Merger Agreements, the Share Issuance and the related transactions and (iii) recommended that the Company’s shareholders approve the Merger Agreements and the transactions in each case contemplated thereby, including the Share Issuance.
Required Shareholder Approval for the Deep Roots Merger
On   , 2025, the Majority Shareholders, which control   % of the Company’s voting power, executed a written resolution approving the Mergers, including the Deep Roots Merger, and the Share Issuance as consideration for the Mergers, including the Deep Roots Merger. The delivery of the written resolutions was sufficient to approve the Mergers and the Share Issuance. For additional information on Majority Shareholder approval matters, see “About this Information Statement.”
Interests of the Company’s Directors and Executive Officers in the Deep Roots Merger
Our directors and executive officers may have interests in the Deep Roots Merger that are different from, or in addition to, your interests as a shareholder. In (i) evaluating and negotiating the Deep Roots Merger Agreement; (ii) approving the Deep Roots Merger Agreement and the Deep Roots Merger; and (iii) recommending that the Deep Roots Merger Agreement and Share Issuance be approved by shareholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For a description of these interests, please see “Interests of Certain Persons in the Transactions” beginning on page 190.
Legal Proceedings Regarding the Deep Roots Merger
As of the date of this Information Statement, there are no pending lawsuits challenging the Deep Roots Merger. However, potential plaintiffs may file lawsuits challenging the Deep Roots Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Deep Roots Merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Deep Roots Merger is the consummation of the Deep Roots Merger not being made illegal or otherwise restrained or prohibited by any action, law or order of any governmental authority of competent jurisdiction. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Deep Roots Merger on the agreed-upon terms, then such injunction may prevent the Deep Roots Merger from being consummated, or from being consummated within the expected timeframe.
WHOLESOME MERGER
The following summary highlights important information in this Information Statement regarding the Wholesome Merger pursuant to the Wholesome Merger Agreement.
Parties Involved in the Wholesome Merger
Vireo Growth Inc.
For a brief description of the Company, see “Summary of Mergers — Deep Roots Merger — Parties Involved in the Deep Roots Merger — Vireo Growth Inc.” above. For additional information about Vireo, see “Information About the Parties to the Mergers — Vireo Growth Inc.” starting on page 99.
WholesomeCo, Inc.
WholesomeCo, Inc. is a private Delaware corporation incorporated on June 15, 2020. Wholesome operates in Utah’s medical market, fueled by a large delivery operation with just one single retail dispensary. Wholesome initially developed the Arches proprietary technology stack in-house, which has bolstered sophisticated digital marketing and consumer loyalty capabilities. For additional information about Wholesome, see “Information About the Parties to the Mergers — Wholesome” starting on page 112.
Vireo WH Merger Sub Inc.
Vireo WH Merger Sub Inc. (“Wholesome Merger Sub”) is a Delaware corporation and wholly owned subsidiary of the Company incorporated on November 26, 2024, solely for the purpose of engaging in the transactions contemplated by the Wholesome Merger Agreement (the “Wholesome Transactions”), including the Wholesome Merger. Wholesome Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.

Shareholder Representative Services LLC
Stockholder Representative is a Colorado limited liability company and is a party to the Wholesome Merger Agreement solely for the purposes of acting as the representative, agent, and attorney-in-fact of the Wholesome stockholders.
The Wholesome Merger
Upon the terms and subject to the conditions of the Wholesome Merger Agreement, if the Wholesome Merger is completed, Wholesome Merger Sub will merge with and into Wholesome, and Wholesome will continue as the surviving corporation and as a wholly owned subsidiary of the Company (the “Wholesome Surviving Corporation”). For additional information, see “Description of the Merger Agreements — Wholesome Merger” starting on page 40. The Wholesome Merger will become effective when a Certificate of Merger is filed with the Delaware Secretary of State or at such later date or time as Wholesome and the Company may agree in writing (such time is hereinafter referred to as the “Wholesome Effective Time”).
Consideration to be Received in the Wholesome Merger
At the closing of the Wholesome Transactions (the “Wholesome Closing” and the date of the Wholesome Closing, the “Wholesome Closing Date”), subject to the terms and conditions of the Wholesome Merger Agreement, by virtue of the Wholesome Merger, the following will occur:
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Wholesome Shares: Each share of the Series A Common Stock, par value $0.001 per share, Series B Common Stock, par value $0.001 per share, and Series B2 Common Stock, par value $0.001 per share, of Wholesome (the “Wholesome Common Stock”) will be converted into the right to receive, in accordance with the terms of the Wholesome Merger Agreement, the applicable portion of the Wholesome Closing Share Payment (as defined below in the section entitled “Description of the Merger Agreements — Wholesome Merger — Consideration to be Received in the Wholesome Mergers”), subject to a post-closing purchase price adjustment mechanism, which Wholesome Closing Share Payment will be paid via newly issued Subordinate Voting Shares at a Closing Share Price of $0.52. The Wholesome stockholders will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of Wholesome and its subsidiaries (excluding Arches IP, Inc., a Delaware corporation and a non-wholly owned subsidiary of Wholesome (“Arches”), and the revenue performance of Arches during 2026). The Wholesome stockholders will also be eligible to receive additional Subordinate Voting Shares through a separate earn-out mechanism based upon the revenue performance of Arches. No consideration will be paid with respect to any Wholesome Common Stock held in treasury by Wholesome or owned by Wholesome. The Wholesome stockholders will also be required to forfeit Subordinate Voting Shares received by such stockholders pursuant to the Wholesome Merger Agreement in certain circumstances. For additional information on the Wholesome Closing Share Payment and the additional earn-out elements of the merger consideration payable in connection with the Wholesome Merger, see “Description of the Merger Agreements — Wholesome Merger — Consideration.”

•
Wholesome Options: Each option or similar award to or grant to purchase Wholesome’s capital stock (including Wholesome Common Stock) awarded and outstanding as of the Wholesome Closing Date, including under the WholesomeCo, Inc. 2020 Equity Incentive Plan (the “Wholesome Options”), shall be terminated, and Wholesome shall issue to each holder of Wholesome Options the number of shares of Wholesome Common Stock subject to each Wholesome Option, net of option exercise price and any applicable required tax withholding. Each former holder of Wholesome Options who receives Wholesome Common Stock in exchange for the termination of a Wholesome Option will become a Wholesome stockholder and participate in the Wholesome Transactions along with all other Wholesome stockholders.

•
Merger Sub Shares: Each share of the common stock, par value $0.001 per share, of the Wholesome Merger Sub will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Wholesome Surviving Corporation. Following the Wholesome Effective Time, all shares of common stock of the Wholesome Surviving Corporation will be held by the Company.

Financing of the Wholesome Merger
The consideration to be paid by the Company to the Wholesome stockholders, including the Wholesome Closing Share Payment and the additional earn-out elements of the merger consideration, will consist of the is newly issued Subordinate Voting Shares. As a result, the Wholesome Merger is not subject to any financing condition.
Conditions to the Closing of the Wholesome Merger
The obligations of the Company, Wholesome Merger Sub, and Wholesome, as applicable, to consummate the Wholesome Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions) the following:
•	the approval and adoption of the Wholesome Merger Agreement by the holders of the Wholesome Common Stock;
•	the approval of the Wholesome Merger by the holders of the Subordinate Voting Shares and Multiple Voting Shares;
•	the consummation of the Wholesome Merger not being made illegal or otherwise restrained or prohibited by any law, order, or action of any governmental authority of competent jurisdiction;
•	certain regulatory consents in Utah having been obtained;
•	the accuracy of the representations and warranties of the Company, Wholesome Merger Sub, and Wholesome in the Wholesome Merger Agreement;
•	Wholesome, the Company, and Wholesome Merger Sub having performed in all material respects their obligations under the Wholesome Merger Agreement on or prior to the Wholesome Closing Date;
•	since the date of the Wholesome Merger Agreement, there not having occurred any material adverse effect with respect to Wholesome or the Company;
•	no Wholesome stockholders having exercised, or remaining entitled to exercise, statutory appraisal rights under the Delaware General Corporation Law (the “DGCL”);
•
Wholesome and its subsidiaries having cash in an amount not less than (i) $1,000,000 (exclusive of any cash reserves required to be held by Wholesome and its subsidiaries in respect of certain tax obligations) plus (ii) the net cash flow from operating activities, on an after tax basis, of Wholesome and its subsidiaries from January 1, 2025 through the Wholesome Closing Date (the “Wholesome Minimum Cash Amount”); and

•	the required approval of the Wholesome Merger Agreement by the CSE having been received.
For a fulsome list of the conditions to the closing of the Wholesome Merger, see “Description of the Merger Agreements — Wholesome Merger — Conditions to the Closing of the Wholesome Merger.”
Indemnification
Under certain circumstances specified in the Wholesome Merger Agreement, the Company, on the one hand, and the Wholesome stockholders, on the other hand, have agreed to indemnify each other for certain losses. For additional information regarding these indemnification obligations, see the section below captioned “Description of the Merger Agreements — Wholesome Merger — Indemnification.”
Termination of the Wholesome Merger Agreement
The Wholesome Merger Agreement may be terminated at any time prior to the Wholesome Closing under certain circumstances, including (i) by mutual written consent of the Company and Wholesome, (ii) subject to certain exceptions, upon any law or governmental order restraining or making the transactions contemplated by the Wholesome Agreement illegal, (iii) following a breach of, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement of the applicable party to the Wholesome Merger Agreement that would cause the closing conditions not to be satisfied and that has not been waived or cured within a certain period of time, and (iv) the Wholesome Transactions have not been consummated on or before February 28, 2026.

In addition, the Company or Wholesome may terminate the Wholesome Merger Agreement in certain circumstances if the other party does not proceed to consummate the Wholesome Transactions in a timely fashion when the conditions of each party to closing the Wholesome Merger are satisfied or waived.
For a fulsome list of the termination events set forth in the Wholesome Merger Agreement, see “Description of the Merger Agreements — Wholesome Merger — Termination of the Wholesome Merger.”
Termination Fees
Upon termination of the Wholesome Merger Agreement under specified circumstances, the Company, on the one hand, or Wholesome, on the other hand, will be required to pay the other party a termination fee of $3,394,217. For additional information regarding these termination fees, see “Description of the Merger Agreements — Wholesome Merger — Termination Fees.”
Regulatory Approvals Required for the Wholesome Merger
The Company expects that certain regulatory clearances or approvals will be required for the completion of the Wholesome Merger and the other Wholesome Transactions, including approval from the Utah Department of Agriculture and Food (“UDAF”) with respect to certain cannabis licenses held by Wholesome in Utah and the approval of the Wholesome Merger Agreement by the CSE. We cannot assure you that any such regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of any such regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Wholesome Merger, including the requirement to divest assets, or require changes to the terms of the Wholesome Merger Agreement. These conditions or changes could result in the conditions to the Wholesome Merger not being satisfied. For additional information on regulatory matters, see “Regulatory Approvals.”
Recommendation of the Board
The Board, after consideration and consultation with its legal and financial advisors (including consideration of the Moelis fairness opinion, which assessed the fairness, from a financial point of view, of the consideration to be paid in all of the Transactions, including the Bill’s Nursery Acquisition (each as defined in the section entitled “Background of the Mergers”), as a whole, to the Company), (i) determined that the Merger Agreements and the transactions contemplated in each case thereby, including the Share Issuance, are fair to, and in the best interests of, the Company’s shareholders, (ii) approved the Merger Agreements, the Share Issuance and the related transactions and (iii) recommended that the Company’s shareholders approve the Merger Agreements and the transactions in each case contemplated thereby, including the Share Issuance.
Required Shareholder Approval for the Wholesome Merger
On   , 2025, the Majority Shareholders, which control   % of the Company’s voting power, executed a written resolution approving the Mergers, including the Wholesome Merger, and the Share Issuance as consideration for the Mergers, including the Wholesome Merger. The delivery of the written resolutions was sufficient to approve the Mergers and the Share Issuance. For additional information on Majority Shareholder approval matters, see “About this Information Statement.”
Interests of the Company’s Directors and Executive Officers in the Wholesome Merger
Our directors and executive officers may have interests in the Wholesome Merger that are different from, or in addition to, your interests as a shareholder. In (i) evaluating and negotiating the Wholesome Merger Agreement; (ii) approving the Wholesome Merger Agreement and the Wholesome Merger; and (iii) recommending that the Wholesome Merger and Share Issuance be approved by shareholders, the Company Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For a description of these interests, please see “Interests of Certain Persons in the Transactions” beginning on page 190.
Legal Proceedings Regarding the Wholesome Merger
As of the date of this Information Statement, there are no pending lawsuits challenging the Wholesome Merger. However, potential plaintiffs may file lawsuits challenging the Wholesome Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Wholesome

Merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Wholesome Merger is that the consummation of the Wholesome Merger not being made illegal or otherwise restrained or prohibited by any action, law or order of any governmental authority of competent jurisdiction. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Wholesome Merger on the agreed-upon terms, then such injunction may prevent the Wholesome Merger from being consummated, or from being consummated within the expected timeframe.
PROPER MERGERS
The following summary highlights important information in this Information Statement regarding the Proper Mergers pursuant to the Proper Merger Agreement.
Parties Involved in the Proper Mergers
Vireo Growth Inc.
For a brief description of the Company, see “Summary of Mergers — Deep Roots Merger — Parties Involved in the Deep Roots Merger — Vireo Growth Inc.” above. For additional information about Vireo, see “Information About the Parties to the Mergers — Vireo Growth Inc.” starting on page 99.
Proper Holdings, LLC
Proper Holdings, LLC is a private Missouri limited liability company formed on April 12, 2022. Proper is currently one of the largest independent operators in Missouri’s adult-use cannabis market. Led by Chief Executive Officer John Pennington, the company has a total retail footprint of eleven stores, five original and six acquired stores which have been rebranded under the Proper name (two stores are branded N’Bliss), and one undeveloped license. All stores are in the St. Louis area except for one in Kansas City. For additional information about Proper, see “Information About the Parties to the Mergers — Proper” starting on page 113.
Vireo PR Merger Sub Inc.
Vireo PR Merger Sub Inc. (“Proper Merger Sub 1”) is a Missouri corporation and wholly owned subsidiary of the Company incorporated on December 2, 2024, solely for the purpose of engaging in the transactions contemplated by the Proper Merger Agreement (the “Proper Transactions”), including the Proper Mergers. Proper Merger Sub 1 has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
Vireo PR Merger Sub II Inc.
Vireo PR Merger Sub II Inc. (“Proper Merger Sub 2”) is a Missouri corporation and wholly owned subsidiary of the Company incorporated on December 2, 2024, solely for the purpose of engaging in the Proper Transactions, including the Proper Mergers. Proper Merger Sub 2 has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
Proper Holdings Management, Inc.
Proper Holdings Management, Inc. (“Proper MSA Newco”) is a private Missouri corporation and wholly owned subsidiary of Proper incorporated on December 12, 2024, solely for the solely for the purpose of engaging in the Proper Transactions, including the Proper Mergers. Specifically, Proper MSA Newco was incorporated for the purpose of holding and operating all of Proper’s nonregulated assets, subject to a Management Services Agreement (the “Proper Management Services Agreement”), intended to be entered into prior to the Proper Closing Date by and between Proper and Proper MSA Newco (see the section of this Information Statement “Description of the Merger Agreements — Proper Mergers — Management Services Agreement” for more information regarding the Proper Management Services Agreement). Proper MSA Newco has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
NGH Investments, Inc.
NGH Investments, Inc. (“NGH”) is a private Missouri corporation incorporated on February 26, 2020. NGH is a wholly-owned subsidiary of Proper engaged in the business of operating a vertically integrated adult-use cannabis operation under the State of Missouri, Department of Health and Senior Services.

Shareholder Representative Services LLC
Stockholder Representative (for purposes of the discussion of the Proper Merger Agreement, hereinafter referred to as the “Member Representative”) is a Colorado limited liability company and is a party to the Proper Merger Agreement solely for the purposes of acting as the representative, agent, and attorney-in-fact of Proper, its equityholders, and other subsequent recipients of Subordinate Voting Shares from Proper pursuant to the Proper Merger Agreement (collectively with Proper, the “Proper Share Recipients”).
The Proper Mergers
Upon the terms and subject to the conditions of the Proper Merger Agreement, if the Proper Mergers are completed, (i) NGH will merge with and into Proper Merger Sub 1, and Proper Merger Sub 1 will continue as the surviving corporation and as a wholly owned subsidiary of the Company (the “Proper Merger Sub 1 Surviving Corporation”), and (ii) Proper MSA Newco will merge with and into Proper Merger Sub 2, and Proper Merger Sub 2 will continue as the surviving corporation and as a wholly owned subsidiary of the Company (the “Proper Merger Sub 2 Surviving Corporation” and together with the Proper Merger Sub 1 Surviving Corporation, the “Proper Surviving Corporations”). For additional information, see “Description of the Merger Agreements — Proper Mergers” starting on page 58. Each of the Proper Mergers will become effective when the applicable Articles of Merger are filed with the Secretary of State of the State of Missouri or at such later date or time as Proper and the Company may agree in writing (such time is hereinafter referred to as the “Proper Effective Time”).
Consideration to be Received in the Proper Mergers
At the closing of the Proper Transactions (the “Proper Closing” and the date of the Proper Closing, the “Proper Closing Date”), subject to the terms and conditions of the Proper Merger Agreement, by virtue of the Proper Mergers, the following will occur:
•
NGH Shares: Each share of common stock of NGH, par value $0.001 per share (the “NGH Common Stock”) will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Proper Closing Share Payment (as defined below in the section entitled “Description of the Merger Agreements — Proper Mergers — Consideration to be Received in the Proper Mergers”), subject to a post-closing purchase price adjustment mechanism, which Proper Closing Share Payment will be paid via newly issued shares Subordinate Voting Shares at a Closing Share Price of $0.52. Proper, as the sole holder of NGH Common Stock, will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of the Proper Companies and their subsidiaries, and the revenue performance of Arches. No consideration will be paid with respect to any NGH Common Stock held in treasury by NGH or owned by NGH. The Proper Share Recipients will also be required to forfeit the Subordinate Voting Shares received by such persons pursuant to the Proper Merger Agreement in certain circumstances. For additional information on the Proper Closing Share Payment and the additional earn-out elements of the merger consideration payable in connection with the Proper Mergers, see “Description of the Merger Agreements — Proper Mergers — Consideration.”

•
Proper MSA Newco Shares: Each share of the common stock of Proper MSA Newco, par value $0.001 per share (the “Proper MSA Newco Common Stock” and collectively with the NGH Common Stock, the “Proper Common Stock”) will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Proper Closing Share Payment, subject to a post-closing purchase price adjustment mechanism, which Proper Closing Share Payment will be paid via newly issued Subordinate Voting Shares at a Closing Share Price of $0.52. Proper, as the sole holder of Proper MSA Newco Common Stock, will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of the Proper Companies and their subsidiaries, and the revenue performance of Arches. No consideration will be paid with respect to any Proper Common Stock held in treasury by Proper or owned by Proper. The Proper Share Recipients will also be required to forfeit the Subordinate Voting Shares received by such persons pursuant to the Proper Merger Agreement in certain circumstances. For additional information, see “Description of the Merger Agreements — Proper Mergers — Consideration.”

•
Proper Merger Sub 1 Shares: Each share of the common stock of Proper Merger Sub 1 will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Proper Merger Sub 1 Surviving Corporation. Following the Proper Effective Time, all shares of common stock of the Proper Merger Sub 1 Surviving Corporation will be held by the Company.

•
Proper Merger Sub 2 Shares: Each share of the common stock of Proper Merger Sub 2 will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Proper Merger Sub 2 Surviving Corporation. Following the Proper Effective Time, all shares of common stock of the Proper Merger Sub 2 Surviving Corporation will be held by the Company.

Financing of the Proper Mergers
The consideration to be paid by the Company to Proper, including the Proper Closing Share Payment and the additional earn-out elements of the merger consideration, will consist of the newly issued Subordinate Voting Shares. As a result, the Proper Mergers are not subject to any financing condition.
Conditions to the Closing of the Proper Mergers
The obligations of the Company, Proper Merger Sub 1, Proper Merger Sub 2, and Proper and the Proper Companies, as applicable, to consummate the Proper Mergers are subject to the satisfaction or waiver of certain conditions, including (among other conditions) the following:
•	the approval of the Proper Mergers by the holders of the Subordinate Voting Shares and Multiple Voting Shares;
•	the consummation of the Proper Mergers not being made illegal or otherwise restrained or prohibited by any law, order, or action of any governmental authority of competent jurisdiction;
•	certain regulatory consents in Missouri having been obtained;
•	the accuracy of the representations and warranties of the Company, Proper Merger Sub 1, Proper Merger Sub 2, and Proper in the Proper Merger Agreement;
•
Proper, the Proper Companies, the Company, Proper Merger Sub 1, and Proper Merger Sub 2 having performed in all material respects their obligations under the Proper Merger Agreement on or prior to the Proper Closing Date;

•	since the date of the Proper Merger Agreement, there not having occurred any material adverse effect with respect to Proper or the Proper Companies, on the one hand, or the Company, on the other hand;
•
the Proper Companies and their subsidiaries having cash in an amount not less than (i) $3,000,000 (exclusive of any cash reserves required to be held by the Proper Companies and their subsidiaries in respect of certain tax obligations) plus (ii) the net cash flow from operating activities, on an after tax basis, of Proper and certain of its subsidiaries from January 1, 2025 through the Proper Closing Date (the “Proper Minimum Cash Amount”); and

•	the required approval of the Proper Merger Agreement by the CSE having been received.
Indemnification
Under certain circumstances specified in the Proper Merger Agreement, the Company, on the one hand, and Proper and the Proper equityholders and other persons who are subsequent recipients of Subordinate Voting Shares from Proper pursuant to the Proper Merger Agreement, on the other hand, have agreed to indemnify each other for certain losses. For additional information regarding these indemnification obligations, see “Description of the Merge Agreements — Proper Mergers — Indemnification.”
Termination of the Proper Merger Agreement
The Proper Merger Agreement may be terminated at any time prior to the Proper Closing under certain circumstances, including (i) by mutual written consent of the Company and Proper, (ii) subject to certain exceptions, upon any law or governmental order restraining or making the transactions contemplated by the Proper Merger Agreement illegal,

(iii) following a breach of, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement of the applicable party to the Proper Merger Agreement that would cause the closing conditions not to be satisfied and that has not been waived or cured within a certain period of time, and (iv) if the Proper Transactions have not been consummated on or before February 28, 2026.
In addition, the Company or Proper may terminate the Proper Merger Agreement in certain circumstances if the other party does not proceed to consummate the Proper Transactions in a timely fashion when certain conditions of each party to closing the Proper Merger are satisfied or waived.
For a fulsome list of the termination events set forth in the Proper Merger Agreement, see “Description of the Merger Agreements — Proper Mergers — Termination of the Proper Mergers.”
Termination Fees
Upon termination of the Proper Merger Agreement under specified circumstances, the Company, on the one hand, or Proper, on the other hand, will be required to pay the other party a termination fee of $4,631,012. For additional information regarding these termination fees, see “Description of the Merger Agreements — Proper Mergers — Termination Fees.”
Regulatory Approvals Required for the Proper Mergers
The Company expects that certain regulatory clearances or approvals will be required for the completion of the Proper Mergers and the other Proper Transactions, including approval from the Missouri Department of Health and Senior Services, Division of Cannabis Regulation (the “DHSS”) with respect to the Holdings Restructure (as defined in the Proper Agreement) and the approval of the Proper Merger Agreement by the CSE. We cannot assure you that any such regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of any such regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Proper Mergers, including the requirement to divest assets, or require changes to the terms of the Proper Merger Agreement. These conditions or changes could result in the conditions to the Proper Mergers not being satisfied. For additional information on regulatory matters, see “Regulatory Approvals.”
Recommendation of the Board
The Board, after consideration and consultation with its legal and financial advisors (including consideration of the Moelis fairness opinion, which assessed the fairness, from a financial point of view, of the consideration to be paid in all of the Transactions, including the Bill’s Nursery Acquisition, as a whole, to the Company), (i) determined that the Merger Agreements and the transactions contemplated in each case thereby, including the Share Issuance, are fair to, and in the best interests of, the Company’s shareholders, (ii) approved the Merger Agreements, the Share Issuance and the related transactions and (iii) recommended that the Company’s shareholders approve the Merger Agreements and the transactions in each case contemplated thereby, including the Share Issuance.
Required Shareholder Approval for the Proper Mergers
On   , 2025, the Majority Shareholders, which control    % of the Company’s voting power, executed a written resolution approving the Mergers, including the Proper Mergers, and the Share Issuance as consideration for the Mergers, including the Proper Mergers. The delivery of the written resolutions was sufficient to approve the Mergers and the Share Issuance. For additional information on Majority Shareholder approval matters, see “About this Information Statement.”
Interests of the Company’s Directors and Executive Officers in the Proper Mergers
Our directors and executive officers may have interests in the Proper Mergers that are different from, or in addition to, your interests as a shareholder. In (i) evaluating and negotiating the Proper Merger Agreement; (ii) approving the Proper Merger Agreement and the Proper Mergers; and (iii) recommending that the Proper Merger and the Share Issuance by approved by shareholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For a description of these interests, please see “Interests of Certain Persons in the Transactions” beginning on page 190.
Legal Proceedings Regarding the Proper Mergers
As of the date of this Information Statement, there are no pending lawsuits challenging the Proper Mergers. However, potential plaintiffs may file lawsuits challenging the Proper Mergers. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Proper Mergers and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Proper Mergers are that the consummation of the Proper Mergers not being made illegal or otherwise restrained or prohibited by any action, law or order of any governmental authority of competent jurisdiction. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Proper Mergers on the agreed-upon terms, then such injunction may prevent the Proper Mergers from being consummated, or from being consummated within the expected timeframe.
ACCOUNTING PRINCIPLES
All financial statements and financial data derived therefrom included in this Information Statement pertaining to Vireo, Deep Roots, Proper and Wholesome, including the unaudited pro forma condensed combined financial statements, have been prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Critical accounting policies, estimates, assumptions and elections may vary among Vireo, Deep Roots, Proper and Wholesome. Management of Vireo, Deep Roots, Proper and Wholesome have reviewed the unaudited pro forma condensed combined financial statements included in this Information Statement. For further details, see the notes to the unaudited pro forma condensed combined financial statements set forth under the heading “Unaudited Pro Forma Condensed Consolidated Financial Information” below.
Pro forma financial information included in this Information Statement is for informational purposes only and is unaudited. All unaudited pro forma financial information contained in this Information Statement has been derived from underlying financial statements prepared and adjusted in accordance with GAAP to illustrate the effect of the Mergers. The pro forma financial information set forth in this Information Statement should not be considered to be what the actual financial position or other results of operations would have necessarily been had Vireo, Deep Roots, Proper and Wholesome operated as a single combined company as, at, or for the periods stated.
Unless otherwise indicated, all references herein to “$” or “US$” are to United States dollars, and to “C$” are to Canadian dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations, or assumptions regarding the future of the business, future plans and strategies, operational results, and other future conditions of the Company. Forward-looking information contained in this Information Statement may be identified by the use of words such as “should,” “believe,” “anticipate,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” “transformation,” and “pending,” or, in each case, their negative and words or phrases of similar meaning, or any statements or clauses containing verbs in any future tense and includes, but may not be limited to, statements regarding the projected financial performance of the combined entities, the potential benefits of the Mergers, the future business activity of the Company and the Merger targets, expected transaction terms for the Mergers, including the consideration to be paid for each of Deep Roots, Proper and Wholesome, the opportunity for future mergers and acquisition activity, the expected ownership percentage of the Company’s security holders in the future, completion of the Mergers, the timeline for the closing of the Mergers, and the regulatory approvals required for the Mergers. These statements should not be read as guarantees of future performance or results. By their nature, forward-looking statements involve a number of known and unknown risks, uncertainties and assumptions concerning, among other things, the Company’s anticipated business strategies, anticipated trends in the Company’s business and anticipated market share, risks related to regulatory approval of the Mergers, the Share Issuance and the RSU Grants; risks related to the accuracy of the financial projections related to the Mergers; the risk that the Company may not realize the expected benefits of the Mergers; the inability to retain key employees of any acquired or merged businesses or hire enough qualified personnel to staff any new or expanded operations; the impairment of relationships with key customers of the target companies due to changes in management and ownership of the acquired entities; the inability to sublease on financially acceptable terms excess leased space or terminate lease obligations of acquired or merged businesses that are not necessary or useful for the operation of the Company’s business; the exposure to federal, state, local and foreign tax liabilities in connection with the Mergers or the integration of any acquired or merged businesses; the exposure to unknown liabilities that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements; and risk factors set out in the Company's Form 10-K for the year ended December 31, 2024, which is available on EDGAR with the SEC and filed with the Canadian securities regulators and available under the Company's profile on SEDAR+ at www.sedarplus.ca. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. In addition, even if the outcome and financial effects of the plans and events described herein are consistent with the forward-looking statements contained in this Information Statement, those results or developments may not be indicative of results or developments in subsequent periods. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking information contained in this Information Statement is based on the Company’s current estimates, expectations and projections, which the Company believes are reasonable as of the current date. The Company can give no assurance that these estimates, expectations and projections will prove to have been correct. You should not place undue reliance on forward-looking statements, which are based on the information available as of the date of this Information Statement. Forward-looking statements contained in this Information Statement are made as of the date of this Information Statement and, except as required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

RISK FACTORS
Investors in the Company’s securities should carefully consider the risks described in this section. These risk factors should be considered in conjunction with the other information contained in this Information Statement and documents the Company has filed with the Securities and Exchange Commission. These risk factors relate to the Mergers. The following discussion highlights the risks that we believe are material to the Company related to the Mergers, but the following discussion does not necessarily include all risks that we may face, and an investor in the Company’s securities should not interpret the disclosure of a risk in the following discussion to state or imply that the risk has not already materialized. If any of these risks occur, our business, financial condition, and results of operations could be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment.
Risks Related to the Mergers
There can be no assurance that all of the conditions precedent to closing of each, or any of, the Mergers will be satisfied.
The completion of each Merger is subject to a number of conditions precedent, some of which are outside of our control, including receipt of the Final Order, receipt of the requisite target shareholder approvals and receipt of the required regulatory approvals. In addition, the completion of each Merger is conditional on, among other things, no material adverse effect having occurred or having been disclosed to the public (if previously undisclosed to the public) in respect of the other party. There can be no certainty, nor can we provide any assurance, that all conditions precedent to each, or any of, the Mergers will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Merger may not be completed. If the Mergers are not completed, the market price of our Shares may be adversely affected.
The required regulatory approvals may not be obtained or, if obtained, may not be obtained on a favorable basis.
To complete each of the Mergers, each of the Company and the applicable target must make certain filings with and obtain certain consents and approvals from various governmental and regulatory authorities. The required regulatory approvals have not been obtained yet. The regulatory approval processes may take a lengthy period of time to complete, which could delay completion of any or all of the Mergers. If obtained, the required regulatory approvals may be conditioned, with the conditions imposed by the applicable governmental entity not being acceptable to either the Company or the applicable target, or, if acceptable, not being on terms that are favorable to the resulting company. There can be no assurance as to the outcome of the regulatory approval processes, including the undertakings and conditions that may be required for approval or whether the required regulatory approvals will be obtained. If not obtained, or if obtained on terms that are not satisfactory to either the Company or the applicable target, any or all of the Mergers may not be completed.
There can be no assurance that each or any of the Merger Agreements will not be terminated by the Company or the applicable target in certain circumstances.
Each of the Company and each applicable target has the right, in certain circumstances, to terminate the applicable Merger Agreement. Accordingly, there can be no certainty, nor can we provide any assurance that each or any of the Merger Agreements will not be terminated by either of the Company or the applicable target prior to the completion of the applicable Merger. Any termination will result in the failure to realize the expected benefits of the Mergers in respect of the operations and business of the Company. In certain instances, termination of the applicable Merger Agreement by an applicable target may require the Company to pay a termination fee (of $6,376,240 for Deep Roots, $3,394,217 for Wholesome, and $4,631,012 for Proper) to the applicable target.
The uncertainty surrounding the Mergers could negatively impact the Company’s current and future operations, financial condition and prospects.
As the Mergers are dependent upon receipt, among other things, of the required regulatory approvals and satisfaction of certain other conditions, each Merger's completion is uncertain. If each or any of the Mergers are not completed for any reason, there are risks that the announcement of the Mergers and the dedication of the Company’s resources to the completion thereof could have a negative impact on its relationships with its stakeholders and could negatively impact current and future operations, financial condition and prospects of the Company. In addition, the Company has, and will continue to, incur significant transaction expenses in connection with the Mergers, regardless of whether each or any of the Mergers are completed.

If any or all of the Mergers are not completed, then the market price for the Company’s Subordinate Voting Shares may decline.
If any or all of the Mergers are not completed, then the market price of the Company’s Subordinate Voting Shares may decline to the extent that the current market price of the Company’s Subordinate Voting Shares reflects an assumption by the market that any or all of the Mergers will be completed.
Other than publicly-available information, the Company has relied on information made available by the Merger targets.
Other than publicly-available information, all historical information relating to the Merger targets presented in this Information Statement, has been provided in exclusive reliance on the information made available by the Merger targets and their respective representatives. Although the Company has no reason to doubt the accuracy or completeness of the information provided herein by the Merger targets, any inaccuracy or omission in such information contained in this Information Statement could result in unanticipated liabilities or expenses, increase the cost of integrating the Merger targets or adversely affect the operational plans of the combined Company and its results of operations and financial condition.
The Company and the Merger targets may not integrate successfully.
The Company and each of the Merger targets intend to integrate their respective operations together. However, operational and strategic decisions and staffing decisions have not yet been made. As a result, the Mergers will present challenges to management, including the integration of management structures, operations, information technology and accounting systems and personnel of the multiple companies (some, all or none of which may ultimately complete), and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management’s attention and the loss of key employees or customers. These decisions and the integration of the Company’s and the Merger targets’ operations may present challenges to management, including the integration of systems and personnel, and special risks, including possible unanticipated liabilities, unanticipated costs, and the loss of key employees.
The ability to realize the benefits of each, or any of, the Mergers may depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on the Company’s ability to realize the anticipated growth opportunities and synergies, efficiencies and cost savings from integrating Vireo's and the Merger targets’ businesses following completion of each, or any of, the Mergers. The performance of the Company after completion of the Mergers could be adversely affected if the resulting Company cannot retain key employees to assist in the ongoing operations. As a result of these factors, it is possible that the cost reductions and synergies expected will not be realized.
The difficulties that management of the Company encounters in the transition and integration processes could have an adverse effect on the revenues, level of expenses and operating results of the Company. The amount and timing of the synergies the parties hope to realize may not occur as planned. As a result of these factors, it is possible that any anticipated benefits from the Mergers will not be realized.
It may be challenging for the resulting Company after completion of the Mergers to service the additional indebtedness incurred.
Upon the consummation of the applicable Merger, the Company will assume or become liable for certain indebtedness of the applicable Merger targets. In order to service such indebtedness, the Company after completion of the Mergers may be required to draw down or incur additional indebtedness under its credit facilities or other sources of debt financing. The additional indebtedness will increase the interest payable by the Company from time to time until such amounts are repaid, which will represent an increase in the Company’s cost and a potential reduction in its income. In addition, the Company may need to find additional sources of financing to repay this amount when it becomes due, which could have an adverse effect on the Company.
The Company’s shareholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, a combined company following the completion of the Mergers as compared to their current ownership and voting interests.
After the completion of the Mergers, the current shareholders of the Company will own a smaller percentage of the Company than their ownership prior to the Mergers. Thus, our existing stockholders bear the risk of the Mergers and the resulting Share Issuance diluting their stock holdings, and reducing their respective percentage interests in the Company.

We intend to issue Subordinate Voting Shares as consideration in the Mergers, which may dilute your interest in our shares and affect the trading price of our Subordinate Voting Shares.
We intend to issue Subordinate Voting Shares as consideration in the Mergers, which may dilute your interest in our share capital or result in a decrease in the market price of our Subordinate Voting Shares. Each of the Merger Agreements also provides that additional Subordinate Voting Shares may be issuable in connection with each of the Mergers through various earn-out mechanisms set forth in each of the Merger Agreements and as described below in the “Description of the Merger Agreements” section, and the Subordinate Voting Shares issuable pursuant to such earn-out mechanisms may further dilute your interest in our share capital or result in a decrease in the market price of our Subordinate Voting Shares.
Our shareholders may not realize a benefit from the Mergers commensurate with the ownership dilution they will experience in connection with the Mergers.
If the Company is unable to realize the full strategic and financial benefits currently anticipated from the Mergers, our shareholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Mergers.
The Mergers will cause dilution to the combined company, which may negatively affect the market price of subordinate voting shares of the combined company.
In connection with the completion of the Mergers, we expect to issue approximately 764 million subordinate voting shares exclusive of any warrants or options that are expected to be issued. The issuance of these new subordinate voting shares could have the effect of depressing the market price of the subordinate voting shares of the combined company.
The Deep Roots stockholders, the Wholesome stockholders, and Proper and the Proper equityholders and other subsequent recipients of Subordinate Voting Shares from Proper pursuant to the Proper Merger Agreement, have agreed or will agree to indemnify the Company for certain damages arising from certain of the representations, warranties, covenants, and agreements of Deep Roots, Wholesome, and Proper, respectively, in each case as set forth in the Merger Agreements. However, there can be no assurance that these indemnities will be sufficient to make the Company whole for the full amount of such damages, or that such indemnifying parties’ ability to satisfy their respective indemnification obligation will not be impaired in the future.
Pursuant to each of the Merger Agreements and the documents, agreements, and instruments to be prepared, executed, and delivered in connection with the Merger Agreements, the Deep Roots stockholders, the Wholesome stockholders, and Proper and the Proper equityholders and other subsequent recipients of Subordinate Voting Shares from Proper pursuant to the Proper Merger Agreement (collectively with Proper, the “Proper Share Recipients”), agreed or will agree to indemnify the Company against damages incurred or suffered by the Company in connection with certain matters, including any inaccuracy in or breach of the representations and warranties made by, or any breach, violation, or non-fulfillment of any covenant, agreement, or obligation to be performed by, each of Deep Roots, Wholesome, and Proper and certain of its subsidiaries, respectively, subject to certain per-claim and overall deductibles. However, the liabilities of such indemnifying parties in respect of any such indemnification obligations are subject to a deductible of $637,624 and a maximum liability cap of $12,752,480 with respect to the Deep Roots stockholders as set forth in the Deep Roots Merger Agreement, $339,422 and a maximum liability cap of $6,788,433 with respect to the Wholesome stockholders as set forth in the Wholesome Merger Agreement, and $463,101 and a maximum liability cap of $9,262,024 with respect to the Proper Share Recipients as set forth in the Proper Merger Agreement, in each case for any inaccuracy in or breach of the representations and warranties made by each of Deep Roots, Wholesome, and Proper, respectively, other than certain fundamental representations. The maximum liability of each stockholder of Deep Roots, each stockholder of Wholesome, and each Proper Share Recipient, is further limited to the pro rata share of the merger consideration that such stockholder or Proper Share Recipient receives under the appliable Merger Agreement, with certain limited exceptions including fraud, intentional misrepresentation, or intentional misconduct. Therefore, there can be no assurance that the indemnities set forth in the Merger Agreements will be sufficient to protect the Company against the full amount of such damages incurred by the Company. Moreover, even if the Company ultimately succeeds in recovering any such indemnifiable amounts under the Merger Agreements, the Company may be temporarily required to bear these losses. Each of these risks could negatively affect the Company’s business, financial condition, results of operations or cash flows. For more information about these indemnification obligations, see sections “Description of the Merger Agreements – Deep Roots Merger – Indemnification”, “Description of the Merger Agreements – Wholesome Merger – Indemnification”, and “Description of the Merger Agreements – Proper Mergers – Indemnification.”
If the Mergers do not close, the Company will not benefit from the expenses incurred in their pursuit.
There is no assurance that any of the Mergers will be completed. If one or more of the Mergers are not completed, the Company will have incurred substantial expenses for which no ultimate benefit will have been received. The Company has incurred out-of-pocket expenses in connection with the Mergers, much of which will be incurred even if one or more of the Mergers are not completed.
The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the resulting Company’s financial condition or results of operations following each Merger.
The pro forma financial statements contained in this Information Statement are presented for illustrative purposes only and may not be an indication of the resulting Company’s financial condition or results of operations following each Merger for a number of reasons. For example, the pro forma financial statements have been derived from the historical financial statements of the Merger targets and certain adjustments and assumptions have been made regarding the resulting Company after giving effect to each Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the resulting Company in connection with each Merger. For example, the impact of any incremental costs incurred in integrating the Company and each Merger target is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the resulting Company following each Merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the resulting Company’s financial condition or results of operations following each Merger. Any potential decline in the resulting Company’s financial condition or results of operations may cause a significant decrease in the Company’s share price.
The Company’s ability to use net operating loss carryforwards and other tax attributes may be limited as a result of the Mergers, if approved and effected.
The Company has incurred taxable losses during its history. To the extent that the Company continues to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. As of December 31, 2024, the Company had U.S. federal net operating loss (“NOL”) carryforwards and state NOL carryforwards of $28,100,000 and $39,000,000, respectively. Under current law, U.S. federal NOL carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such NOL carryforwards is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to federal law. In addition, under Sections 382 and 383 of the Code, federal NOL carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in ownership. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Company’s ability to utilize its NOL carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes in connection with the Mergers, if approved and effected, or other transactions. Similar rules may apply under state tax laws. If the Company earns taxable income, such limitations could result in increased future income tax liability to the Company, and the Company’s future cash flows could be adversely affected.
The fairness opinion obtained by the Board from Moelis will not reflect changes, circumstances, developments or events that have occurred or may occur after the date of the opinion, including the fact that certain of the Transactions may not be consummated.
Moelis, the Board’s financial advisor, in connection with the Mergers, has delivered to the Board a written opinion, dated December 17, 2024, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the consideration to be paid by the

Company to Deep Roots, Wholesome, the Proper Companies and Bill’s Nursery, Inc. (“Bill’s Nursery”), pursuant to the Merger Agreements with respect to Deep Roots, Wholesome, the Proper Companies and with respect to a memorandum of understanding with respect to Bill’s Nursery, taken as a whole, was fair, from a financial point of view, to Vireo.
The Board has not obtained an updated fairness opinion as of the date of this Information Statement from Moelis, and the Board does not expect to request or receive an updated fairness opinion prior to the completion of the Mergers.
Moelis’ opinion does not reflect changes, circumstances, developments or events that have occurred, or that may occur, after the date of the opinion, including the fact that certain of the Transactions may not be consummated, regulatory or legal changes, changes in the operations and prospects of the Company or Deep Roots, Wholesome or the Proper Companies, general market and economic conditions and other factors, each of which may be beyond the control of the Company, Deep Roots, Wholesome, or the Proper Companies. As of February 23, 2025, the Company had not entered into a definitive merger agreement with Bill’s Nursery and the exclusivity period under the memorandum of understanding with Bill’s Nursery had expired. The conclusions reached by Moelis in its fairness opinion may have been materially different without the inclusion of Bill’s Nursery. Moelis’ opinion does not speak as of the time any of the Mergers will be completed or as of any date other than the date of the opinion. The Board does not anticipate asking Moelis to update its opinion, and Moelis has no obligation or responsibility to update, revise or reaffirm its opinion. For a more complete description of the opinion that Moelis delivered, and a summary of the material financial analyses performed, in connection with such opinion, refer to the section below entitled “Opinion of Vireo’s Financial Advisor.” Moelis’ opinion is attached as Appendix A to this Information Statement and is incorporated by reference herein.
The financial projections included under “Unaudited Prospective Financial Information” in this Information Statement reflect numerous variables, estimates and assumptions and are inherently uncertain. If any of these variables, estimates and assumptions prove to be wrong, the actual results for the combined company’s business may be materially different from the results reflected in the financial projections.
Forecasted Financial Information (as defined herein) was provided by Vireo management to the Board for the purposes of considering, analyzing and evaluating the Transactions (as defined herein) and to Moelis (as defined herein) for use in connection with its financial analysis and opinion, as described in the section entitled “Opinion of Vireo’s Financial Advisor.” The Forecasted Financial Information reflects numerous variables, estimates, and assumptions made at the time the Forecasted Financial Information was prepared that are inherently uncertain and may be beyond the control of Vireo management, including, among others, Vireo’s and the Targets’ (as defined herein) future results, which may be caused by numerous factors. For example, the Targets’ Standalone Projections (as defined herein) and the Synergy Projections (as defined herein) assumed the consummation of four Transactions, only three of which (the Mergers (as defined herein)) have been approved by the written consent addressed by this Information Statement. The exclusivity period under the Bill’s Nursery MOU (as defined herein) has expired and a definitive agreement relating to the Bill’s Nursery Acquisition (as defined herein) has not been executed (and may not be executed in the future). Given that Bill’s Nursery is not currently contemplated to be a part of the combined company, the actual results for the combined company’s business may differ materially from the results reflected in the Forecasted Financial Information.
In addition, the Forecasted Financial Information covers multiple years and such information by its nature becomes less predictive with each successive year. Moreover, the risks and uncertainties regarding the financial projections increase with each successive year and the likelihood that the actual results will differ materially from the projected results increases with each successive year. The financial projections also do not reflect general business, economic, market and financial conditions and any changes in any of these conditions over the period of the projections could result in the actual results differing materially from the results reflected in the financial projections.
Furthermore, the Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Vireo can give no assurance that, had the Forecasted Financial Information been prepared as of the date of the Merger Agreements (as defined herein), or the date of this Information Statement, similar estimates and assumptions would be used. In particular, the Targets’ Standalone Projections and Synergy Projections include financial data in respect of Bill’s Nursery because at the time of their preparation it was expected that a definitive agreement for a Transaction with Bill’s Nursery would be executed. However, as of the date hereof, the exclusivity period under the Bill’s Nursery MOU has expired and a definitive agreement relating to the Bill’s Nursery Acquisition has not been executed (and may not be executed in the future). Except as required by applicable securities laws, Vireo does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events (including the foregoing development related to Bill’s Nursery), even in the event that any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Transactions under GAAP, or to reflect changes in general economic or industry conditions.
The Forecasted Financial Information does not take into account all the possible financial and other effects on Vireo or the Targets of the Transactions, the effect on Vireo or the Targets of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreements having been executed, or the effect of any business or strategic decisions or actions, which would likely have been taken if the Merger Agreements had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the Transactions. Further, the Forecasted Financial Information does not take into account the effect on Vireo or the Targets of any possible failure of the Transactions to occur, including that the exclusivity period under the Bill’s Nursery MOU has expired and a definitive agreement relating to the Bill’s Nursery Acquisition has not been executed (and may not be executed in the future). The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Vireo, its advisors, or any other person that it is viewed as material information of Vireo or the Targets, particularly in light of the inherent risks and uncertainties associated with such forecasts.
EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) is a non-GAAP measure, and therefore is an imperfect measure of the combined company’s projected overall financial performance. EBITDA projections are included under “Unaudited Prospective Financial Information” in this Information Statement solely because they were provided to the Board and Moelis in connection with the Transactions and may not be an indication of the combined company’s future financial condition or results of operations.
Projected EBITDA is an incomplete measure of the combined company’s future financial performance. EBITDA should be considered as supplementary to, and not as a substitute for, the combined company’s projected net income and projected total comprehensive income (loss) computed in accordance with GAAP as a measure of the combined company’s projected financial performance.
Risk Factors Related to the Operations of Vireo
Whether or not any or all of the Mergers are completed, the Company will continue to face many of the risks that it currently faces with respect to its business and affairs. Certain of these risk factors have been disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on EDGAR and with the Canadian securities regulators and available under the Company's profile on SEDAR+.

DESCRIPTION OF THE MERGER AGREEMENTS
Explanatory Note Regarding the Merger Agreements
The Merger Agreements and the descriptions of the Merger Agreements have been included to provide investors with information regarding the terms of the Merger Agreements. It is not intended to provide any other factual information about the Company, Deep Roots, Wholesome, Proper, the Proper Companies, Deep Roots Merger Sub, Wholesome Merger Sub, Proper Merger Sub 1, Proper Merger Sub 2, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in each Merger Agreement were made only for purposes of each Merger Agreement and as of specific agreed upon dates, were solely for the benefit of the parties to each Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of each Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of each Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Each Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this Information Statement, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Deep Roots, Wholesome, Proper, the Proper Companies, Deep Roots Merger Sub, Wholesome Merger Sub, Proper Merger Sub 1, Proper Merger Sub 2, or their respective their respective subsidiaries, affiliates or businesses. Additionally, the representations, warranties, covenants, conditions and other terms of each Merger Agreement may be subject to subsequent waiver, amendments or other modification. The below descriptions of the Merger Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreements, copies of which are attached to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, which is incorporated by reference herein.
Deep Roots Merger
The following summarizes the material terms of the Deep Roots Merger pursuant to the Deep Roots Merger Agreement.
Parties Involved in the Deep Roots Merger
Vireo Growth Inc.
For a brief description of the Company, see “Summary of Mergers — Deep Roots Merger — Parties Involved in the Deep Roots Merger — Vireo Growth Inc.” above. For additional information about Vireo, see “Information About the Parties to the Mergers — Vireo Growth Inc.” starting on page 99.
Deep Roots Holdings, Inc.
Deep Roots is a private Nevada corporation incorporated on February 16, 2023. Deep Roots is an operator in Nevada’s mature cannabis market. It recently acquired The Source, which added an additional cultivation facility and four retail stores. Deep Roots also holds equity and debt investments in a retail chain in California, and a vertical operator in Ohio and Massachusetts. For additional information about Deep Roots, see “Information About the Parties to the Mergers — Deep Roots” starting on page 112.
Vireo DR Merger Sub Inc.
Deep Roots Merger Sub is a Nevada corporation and wholly owned subsidiary of the Company incorporated on November 27, 2024, solely for the purpose of engaging in the Deep Roots Transactions, including the Deep Roots Merger. Deep Roots Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
Shareholder Representative Services LLC
Stockholder Representative is a Colorado limited liability company and is a party to the Deep Roots Merger Agreement solely for the purposes of acting as the representative, agent, and attorney-in-fact of the Deep Roots stockholders.

Form and Effects of the Deep Roots Merger; Articles of Incorporation and Bylaws; Directors and Officers
Upon the terms and subject to the conditions set forth in the Deep Roots Merger Agreement and the applicable provisions of the Nevada Revised Statutes, Deep Roots Merger Sub will be merged with and into Deep Roots, the separate corporate existence of Deep Roots Merger Sub will cease and Deep Roots will continue as the surviving corporation and a wholly owned subsidiary of the Company (the “Deep Roots Surviving Corporation”).
At the Deep Roots Effective Time (as defined below):
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each share of the common stock, par value $0.001 per share, of the Deep Roots Merger Sub will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Deep Roots Surviving Corporation, and, following the Deep Roots Effective Time, all shares of common stock of the Deep Roots Surviving Corporation will be held by the Company;

•
each share of the Deep Roots Common Stock will be converted into the right to receive, in accordance with the terms of the Deep Roots Merger Agreement, the consideration described below in the section entitled “Description of the Merger Agreements — Deep Roots Merger — Consideration to be Received in the Deep Roots Merger”;

•
the Deep Roots Articles of Incorporation will be amended and restated in its entirety to read as set forth on the form attached as Exhibit I to the Deep Roots Merger Agreement and, as so amended, will be the articles of incorporation of the Deep Roots Surviving Corporation until thereafter amended in accordance with its terms and as provided by Nevada law;

•
the Deep Roots Bylaws will be amended and restated to read in their entirety to mirror the bylaws of Deep Roots Merger Sub in effect immediately prior to the Deep Roots Closing (with any changes as the Company and Deep Roots may mutually agree) and, as so amended, will be the bylaws of the Deep Roots Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Deep Roots Surviving Corporation and as provided by Nevada law;

•
the directors of Deep Roots Merger Sub immediately prior to the Deep Roots Closing will be the directors of the Deep Roots Surviving Corporation, each to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal; and

•
other than the Secretary of Deep Roots who is resigning as of the Deep Roots Closing, the officers of Deep Roots immediately prior to the Deep Roots Closing will be the officers of the Deep Roots Surviving Corporation, each such officer to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

Consummation and Effectiveness of the Deep Roots Merger
Unless another time or date is mutually agreed in writing by Deep Roots and the Company, the Deep Roots Closing will take place at 7:00 A.M. Pacific Time on the second business day following the satisfaction or, to the extent not prohibited by applicable law, waiver of the conditions set forth in the Deep Roots Merger Agreement and described in the section “Description of the Merger Agreements – Deep Roots Merger – Conditions to the Closing of the Deep Roots Merger,” other than those conditions that by their terms are to be satisfied at the Deep Roots Closing, but subject to the satisfaction or waiver of such conditions. The Deep Roots Merger will become effective at the Deep Roots Effective Time.
Consideration to be Received in the Deep Roots Merger
The aggregate amount payable in connection with the Deep Roots Transactions, including the Deep Roots Merger, will consist of (i) the closing merger consideration (the “Deep Roots Closing Merger Consideration”) calculated as described below and paid through the issuance of newly issued Subordinate Voting Shares at a closing share price of $0.52 plus; (ii) rights to a potential additional earn-out amount (the “Deep Roots Earn-Out Amount”) as described below and paid through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026; less (iii) any forfeiture amounts as described below; less (iv) the potential forfeiture of $1,000,000 in the event that a specified new retail store is not operational by April 1, 2025 (the “Deep Roots New Retail Forfeiture Amount”) as described below.

Deep Roots Acquisition Multiple
Certain of the calculations described below with respect to the consideration to be received by the Deep Roots stockholders are based upon an acquisition multiple (the “Deep Roots Acquisition Multiple”) of approximately 4.175. The Deep Roots Acquisition Multiple is calculated as the quotient of (a) the sum of (i) 245,240,000 Subordinate Voting Shares multiplied by the closing share price of $0.52, plus (ii) $20,000,000 (imputed for certain assumed indebtedness of Deep Roots and its subsidiaries to be rolled forward into the Deep Roots Surviving Corporation), less (iii) $3,000,000 (imputed for certain unrestricted cash held by Deep Roots as of the Deep Roots Closing), less (iv) $2,000,000 (imputed for cash reserves required to be held by Deep Roots and its subsidiaries in respect of certain tax obligations), less (v) $13,100,000 (imputed for certain existing investments held by Deep Roots and its subsidiaries, plus (vi) $0 (imputed for pre-closing taxes of Deep Roots and its subsidiaries net of cash reserves held by Deep Roots and its subsidiaries, divided by (b) closing EBTIDA of $30,000,000 plus $1,000,000 in respect of EBITDA generated by a new retail store.
Deep Roots Closing Merger Consideration
The Deep Roots stockholders will be entitled to receive the Deep Roots Closing Merger Consideration calculated as the sum of (i) the Deep Roots Acquisition Multiple multiplied by the closing EBITDA of $30,000,000, plus (ii) certain unrestricted cash held by Deep Roots as of the Deep Roots Closing, plus (iii) the product of the Deep Roots Acquisition Multiple and an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, plus (iv) certain cash reserves held by Deep Roots and its subsidiaries in excess of the reserves required to be held by Deep Roots and its subsidiaries in respect of certain tax obligations, plus (v) $13,100,000 in respect of certain existing investments held by Deep Roots and its subsidiaries, less (vi) the amount of certain indebtedness of Deep Roots and its subsidiaries that will be rolled forward into the Deep Roots Surviving Corporation, less (vii) the amount of certain other indebtedness held by Deep Roots and its subsidiaries, less (viii) any shortfall in the reserves required to be held by Deep Roots and its subsidiaries in respect of certain tax obligations, less, (ix) the amount of any unpaid taxes of Deep Roots and its subsidiaries for any periods ending on or before the Deep Roots Closing Date, excluding any amounts for which Deep Roots and its subsidiaries have established cash reserves, less (x) the amount of any unpaid transaction expenses for which Deep Roots and its subsidiaries are liable under the Deep Roots Merger Agreement, plus (xi) the amount by which the working capital of Deep Roots and its subsidiaries as of the Deep Roots Closing exceeds the target working capital of $5,500,000 and less (xii) the amount by which the working capital of Deep Roots and its subsidiaries as of the Deep Roots Closing is less than the target working capital of $5,500,000. As of the signing of the Deep Roots Merger Agreement, the Deep Roots Closing Merger Consideration was estimated to be $127,524,800, which would result in 245,240,000 Subordinate Voting Shares being issued by the Company in respect of the Deep Roots Closing Merger Consideration.
At least three business days prior to the Deep Roots Closing, Deep Roots will provide to the Company an estimated closing statement setting forth Deep Roots’ good faith estimated calculation of the Deep Roots Closing Merger Consideration. The Company will issue and deliver to Odyssey Trust Company (the “Exchange Agent”) (as described below in “Description of the Merger Agreements – Deep Roots Merger – Procedures for Receiving Merger Consideration”) a number of Subordinate Voting Shares equal to 90% of (i) the estimated Deep Roots Closing Merger Consideration multiplied by (ii) the closing share price of $0.52, with such share issuance described herein as the “Deep Roots Closing Share Payment.”
The remaining 10% of the Subordinate Voting Shares in respect of the Deep Roots Closing Merger Consideration (the “Deep Roots Escrow Shares”) will be delivered to Odyssey Transfer and Trust Company, in its capacity as the escrow agent (the “Deep Roots Escrow Agent”), under an escrow agreement by and among the Company, Stockholder Representative, and the Deep Roots Escrow Agent (the “Deep Roots Escrow Agreement”). The Deep Roots Escrow Shares will be held by the Deep Roots Escrow Agent pursuant to the Deep Roots Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanism described below and the indemnification obligations of the Deep Roots stockholders described below in “Description of the Merger Agreements – Deep Roots Merger – Indemnification.” The Deep Roots Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Deep Roots stockholders following the date that is twenty-four months after the Deep Roots Closing.
Within ninety days of the Deep Roots Closing Date, the Company is entitled to prepare and deliver to the Stockholder Representative a statement setting forth the Company’s good faith calculation of the Deep Roots Closing Merger Consideration (the “Deep Roots Final Closing Statement”). The estimated Deep Roots Closing Merger

Consideration is subject to adjustment based upon review of the Deep Roots Final Closing Statement by the Stockholder Representative and the parties’ review and negotiation of any objections that the Stockholder Representative may have with respect to the Deep Roots Final Closing Statement. To the extent that the Company and the Stockholder Representative are not able to resolve any disputes, such disputes will be submitted to CohnReznik LLP “CohnReznick”), or, if CohnReznik is not able to serve, another independent accountant mutually appointed by the Company and the Stockholder Representative (the “Deep Roots Independent Accountant”) for resolution. The fees of the Deep Roots Independent Accountant will be paid by the Company, on the one hand, and the Deep Roots stockholders, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or the Deep Roots stockholders, respectively, bears to the aggregate amount actually contested by the Stockholder Representative and the Company. The final Deep Roots Closing Merger Consideration as determined pursuant to this paragraph is hereinafter referred to as the “Deep Roots Actual Closing Merger Consideration.”
In the event that the Deep Roots Actual Closing Merger Consideration exceeds the estimated Deep Roots Closing Merger Consideration, then the Company may elect to pay to the Deep Roots stockholders an amount in cash equal to such excess or issue additional Subordinate Voting Shares to the Deep Roots Stockholders in a number equal to the amount of such excess divided by the closing share price of $0.52. In the event that the Deep Roots Actual Closing Merger Consideration is less than the estimated Deep Roots Closing Merger Consideration, the Stockholder Representative may elect to direct (i) the Company or the Deep Roots Surviving Corporation to release to the Company an amount in cash equal to such shortfall from the Stockholder Representative Expense Fund, (ii) the Deep Roots stockholders to pay to the Company in cash the amount of such shortfall, or (iii) the Deep Roots Escrow Agent to release to the Company an aggregate number of Escrow Shares (rounded up to the nearest whole number) equal to the amount of such shortfall divided by the closing share price of $0.52, or any combination of the foregoing. The “Stockholder Representative Expense Fund” is an amount in cash equal to $500,000 that Deep Roots is required to deposit prior to the Deep Roots Closing in a separate designated account in the name of Deep Roots for use by the Stockholder Representative.
The Subordinate Voting Shares received by the Deep Roots stockholders are subject to certain customary restrictions on transfer. For additional information on such restrictions, see “Description of the Merger Agreements – Deep Roots Merger – Lock-Up Letters” below. For additional information on the Company’s Subordinate Voting Shares, please see “Description of the Company’s Securities” below.
Deep Roots Earn-Out Amount
The Deep Roots stockholders will be eligible to receive an earn-out amount (the “Deep Roots Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds described below. The Deep Roots Earn-Out Amount will be calculated as an amount equal to (i) the product of four (4) multiplied by the following (which may be a positive or negative number): (a) the greater of (1) the trailing twelve (12) month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve (12) calendar months ending December 31, 2026 and (2) the trailing nine (9) month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine (9) months of calendar year 2026, with such amount annualized to reflect a full 12-month period, in each case excluding gains or losses on certain existing investments of Deep Roots and its subsidiaries, minus (b) the sum of (1) the closing EBITDA of $30,000,000 plus (2) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the Deep Roots Actual Closing Merger Consideration, minus (3) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025, plus and minus (as applicable) (ii) (a) plus, seventy-five percent (75%) of the aggregate amount, if any, of any gains on certain existing investments of Deep Roots and its subsidiaries from the date of the Deep Roots Closing through December 31, 2026, and (b) minus, seventy-five percent (75%) of the aggregate amount, if any, of any losses on certain existing investments of Deep Roots and its subsidiaries from the date of the Deep Roots Closing through December 31, 2026, minus (iii) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, plus (iv) the amount of any cash remaining in the Stockholder Representative Expense Fund, plus (v) certain tax refund amounts held by the Deep Roots Surviving Corporation for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement. From the Deep Roots Closing through December 31, 2026, the Company is subject to certain limited covenants with respect to the operation of the Deep Roots Surviving Corporation and the listing of the Company’s Subordinate Voting Shares.

The Deep Roots Earn-Out Amount will be calculated by the Company based upon the Company’s audited financial statements for the fiscal year ending December 31, 2026, and will be subject to review by the Stockholder Representative. In the event that the Company and the Stockholder Representative are unable to resolve any disputes with respect to the Company’s calculation of the Deep Roots Earn-Out Amount, then such disputes will be submitted to the Deep Roots Independent Accountant for resolution. The fees of the Deep Roots Independent Accountant will be paid by the Company, on the one hand, and the Deep Roots stockholders, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or the Deep Roots stockholders, respectively, bears to the aggregate amount actually contested by the Stockholder Representative and the Company.
The Deep Roots Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 (the “Deep Roots Earn-Out Shares”).
The Subordinate Voting Shares received by the Deep Roots stockholders are subject to certain customary restrictions on transfer. For additional information on such restrictions, please see “Description of the Merger Agreements – Deep Roots Merger – Lock-Up Letters” below. For additional information on the Company’s Subordinate Voting Shares, please see “Description of the Company’s Securities” below.
Deep Roots Forfeiture Amount
The Deep Roots stockholders will be required to forfeit the Subordinate Voting Shares received by such stockholders as Deep Roots Actual Closing Merger Consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve (12) month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine (9) month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine (9) months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the sum of (I) the closing EBITDA of $30,000,000 plus (II) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the Deep Roots Actual Closing Merger Consideration, minus, (III) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025 or already deducted pursuant to subsection (II) above (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Deep Roots EBITDA Deficiency”); and (ii) (a) consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ended December 31, 2026, is less than consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ended December 31, 2026, is less than the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to the December 31, 2026 is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occur, the Deep Roots stockholders will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Deep Roots Forfeiture Amount divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Deep Roots Actual Closing Merger Consideration. The Deep Roots Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Deep Roots Acquisition Multiple multiplied by the Deep Roots EBITDA Deficiency, minus (ii) the product of (a) 0.75 multiplied by (b) any gains on certain existing investments of Deep Roots and its subsidiaries, plus (iii) the product of (a) 0.75 multiplied by (b) any losses on certain existing investments of Deep Roots and its subsidiaries, plus (iv) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, minus (v) the amount of any cash remaining in the Stockholder Representative Expense Fund, and minus (vi) certain tax refund amounts held by the Deep Roots Surviving Corporation for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement.
Deep Roots New Retail Forfeiture Amount
In the event that a specified new retail store is not operational by April 1, 2025, and only to the extent that such amount is not previously taken into account in the determination of the Deep Roots Closing Merger Consideration described above, the Company will be entitled to a payment equal to $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025 (the “Deep Roots New Retail Forfeiture Amount”). If such $1,000,000 payment becomes owed to the Company, the Stockholder Representative may elect to direct (i) the Company or the Deep Roots Surviving Corporation to release to the Company an amount from the Stockholder Representative Expense Fund, (ii) the Deep Roots stockholders to pay to the Company $1,000,000 in cash, or (iii) the Deep Roots Escrow Agent to release to the Company an aggregate number of Escrow Shares (rounded up to the nearest whole number) equal to $1,000,000 divided by the closing share price of $0.52, or any combination of the foregoing.
The Deep Roots Earn-Out Amount plus the Deep Roots Actual Closing Merger Consideration minus the Deep Roots Forfeiture Amount minus the Deep Roots New Retail Forfeiture Amount is hereinafter referred to as the “Deep Roots Total Merger Consideration.”
Lock-Up Letters
As an additional condition to receiving its pro rata portion of the Deep Roots Closing Share Payment and any Deep Roots Earn-Out Shares, each stockholder of Deep Roots is required to deliver a lock-up letter (each, a “Lock-Up Letter”) to the Company. The Lock-Up Letters will restrict each stockholder, subject to certain customary exceptions, from (i) offering, hypothecating, encumbering, pledging, selling, contracting to sell, selling any option, warrant or contract to purchase, purchasing any option, warrant or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, or agreeing to transfer or dispose of, or lending, directly or indirectly, or establishing or increasing a put equivalent position or liquidation with respect to or decreasing a call equivalent position, (ii) entering into any swap, short sale, hedge or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, or (iii) publicly disclosing the intention to do any of the foregoing (the “Lock-up Restrictions”) with respect to any of the Subordinate Voting Shares it receives in connection with the Deep Roots Closing Share Payment for the periods of time set forth in the chart below. Additionally, the Lock-Up Restrictions will apply to any Subordinate Voting Shares received by the Deep Roots stockholders in connection with the Deep Roots Closing Share Payment during the six-month period ending on December 31, 2026.

Closing Share Payment Lock-Up Release	Closing Consideration Restricted Period
7.5% of Closing Share Payment Shares	Closing to 12 months post-Closing
10% of Closing Share Payment Shares	Closing to 18 months post-Closing
10% of Closing Share Payment Shares	Closing to 21 months post-Closing
17.5% of Closing Share Payment Shares	Closing to 24 months post-Closing
15% of Closing Share Payment Shares	Closing to 27 months post-Closing
20% of Closing Share Payment Shares	Closing to 30 months post-Closing
20% of Closing Share Payment Shares	Closing to 33 months post-Closing
Any Closing Share Payment Shares then held	For period beginning 6 months prior to December 31, 2026 and ending on December 31, 2026

The Lock-Up Restrictions will also apply to the Subordinate Voting Shares received by the Deep Roots stockholders as Deep Roots Earn-Out Shares for the periods of time set forth in the chart below.

Earn-Out Shares Lock-Up Release	Earn-Out Restricted Period
20% of Earn-Out Shares	From the date of issuance to 3 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 6 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 9 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 12 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 15 months post-issuance

Procedures for Receiving Merger Consideration
Prior to the Deep Roots Closing, the Company will enter into an agreement with the Exchange Agent to receive the Subordinate Voting Shares to which Deep Roots stockholders will become entitled pursuant to the Deep Roots Merger Agreement. At or prior to the Deep Roots Closing, the Company will deposit (or cause to be deposited) a number of the Subordinate Voting Shares of the Company representing the Deep Roots Closing Share Payment with the Exchange Agent. After the Deep Roots Closing, the Company will deposit (or cause to be deposited) with the Exchange Agent any additional Subordinate Voting Shares that the Company elects to issue in order to pay any excess of the Deep Roots Actual Closing Merger Consideration. In order for each stockholder of Deep Roots to receive its pro rata portion of the Deep Roots Closing Share Payment, Deep Roots is required to deliver a Letter of Transmittal prepared by each stockholder of Deep Roots to the Exchange Agent. The Company will pay all charges and expenses, including those of the Exchange Agent, incurred by it in connection with the exchange of the Deep Roots Common Stock for the Deep Roots Closing Share Payment and other amounts contemplated by the Deep Roots Merger Agreement.
Any portion of the Deep Roots Closing Share Payment (or any Subordinate Voting Shares issued pursuant to any adjustment to the determination of the Deep Roots Actual Closing Merger Consideration) made available to the Exchange Agent that remains unclaimed by the Deep Roots stockholders six months after the Deep Roots Closing Date will be returned to the Deep Roots Surviving Corporation or its designee, upon demand, and any Deep Roots stockholders that have not exchanged their Deep Roots Common Stock for their pro rata portion of the Deep Roots Closing Share Payment (or any Subordinate Voting Shares issued pursuant to any adjustment to the determination of the Deep Roots Actual Closing Merger Consideration) shall thereafter look only to the Deep Roots Surviving Corporation for payment of its pro rata portion of the Deep Roots Closing Share Payment (or any Subordinate Voting Shares issued pursuant to any adjustment to the determination of the Deep Roots Actual Closing Merger Consideration).
After December 31, 2026, the Company will deliver to the Exchange Agent the Deep Roots Earn-Out Shares for further distribution to the Deep Roots stockholders.
The distribution of Subordinate Voting Shares comprising the Deep Roots Closing Share Payment (or any adjustment thereof) and any Deep Roots Earn-Out Shares to the Deep Roots stockholders is subject to compliance with U.S. federal and state securities laws.
Representations and Warranties
The Company and Deep Roots Merger Sub, on the one hand, and Deep Roots, on the other hand, made representations and warranties in the Deep Roots Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Deep Roots Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by confidential disclosure schedules delivered by the Company to Deep Roots (the “Company to Deep Roots Disclosure Schedules”) and by Deep Roots to the Company and Deep Roots Merger Sub (the “Deep Roots Disclosure Schedules”).
Deep Roots representations and warranties to the Company and Deep Roots Merger Sub in the Deep Roots Merger Agreement relate to, among other things:
•	the organization, good standing and qualification of Deep Roots and its subsidiaries;
•
Deep Roots’ corporate power and authority to execute and deliver the Deep Roots Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Deep Roots Merger Agreement, and to consummate the Deep Roots Transactions, and the enforceability and due execution and delivery of the Deep Roots Merger Agreement and the documents and agreements contemplated by the Deep Roots Merger Agreement;

•	the absence of conflicts with governing documents, applicable laws, and contracts;
•	the capitalization of Deep Roots and its subsidiaries;
•	ownership of equity securities by Deep Roots and its subsidiaries;
•	the financial statements of Deep Roots;
•	the absence of certain undisclosed material liabilities;
•	the absence of certain changes, events and actions since December 31, 2023;
•	certain material contracts;
•	real property owned or leased;

•	the condition and sufficiency of assets;
•	ownership of, or rights with respect to, the intellectual property of Deep Roots and its subsidiaries;
•	compliance with certain appliable data privacy laws;
•	the ownership and condition of inventory;
•	accounts receivable;
•	major customers and suppliers;
•	certain matters related to the insurance policies and arrangements;
•	the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;
•	the compliance with applicable laws and permits, licenses, exemptions, authorizations, franchises, programs, registrations, certifications, concessions, orders and approvals of governmental entities;
•	compliance with environmental laws and permits and other environmental matters;
•	compensation and benefits plans, agreements and arrangements with or concerning employees of;
•	compliance with laws related to labor and employment;
•	the payment of taxes, the filing of tax returns and other tax matters;
•	the completeness and correctness of books and records;
•	certain affiliate transactions;
•	brokers’ and finders’ fees and other expenses payable by Deep Roots;
•	certain U.S. securities laws matters; and
•	each stockholder of Deep Roots being a “sophisticated purchaser” under the U.S. securities laws.
Some of Deep Roots’ representations and warranties in the Deep Roots Merger Agreement are qualified by a materiality or Material Adverse Effect standard. A “Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (i) on the business, results of operations, condition (financial or otherwise), liabilities or assets of Deep Roots and its subsidiaries, taken as a whole, or (ii) on the ability of Deep Roots to perform its obligations under the Deep Roots Merger Agreement or to consummate the Deep Roots Merger, or on the consummation of (whether by prevention or material delay) the Deep Roots Merger and the other transactions contemplated by the Deep Roots Merger Agreement; provided, however, that “Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) changes in conditions generally affecting the industries in which Deep Roots and its subsidiaries operate; (c) any changes in financial or securities markets in general; (d) any national or international political, regulatory or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (e) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (f) any changes in applicable laws or accounting rules, including GAAP; (g) any action required or permitted by the Deep Roots Merger Agreement; (h) the public announcement or pendency of the transactions contemplated by Deep Roots Merger Agreement; or (i) any failure (in and of itself) by Deep Roots and its subsidiaries to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Deep Roots and its subsidiaries compared to other participants in the industries in which Deep Roots and its subsidiaries conduct their businesses.

The Company and Deep Roots Merger Sub also made a number of representations and warranties to Deep Roots, including the following:
•	the organization, good standing and qualification of each of the Company and Deep Roots Merger Sub;
•
the Company’s and Deep Roots Merger Sub’s respective corporate power and authority to execute and deliver the Deep Roots Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Deep Roots Merger Agreement, and to consummate the Deep Roots Transactions, and the enforceability and due execution and delivery of the Deep Roots Merger Agreement and the documents and agreements contemplated by the Deep Roots Merger Agreement;

•	the absence of conflicts with governing documents, applicable laws and contracts;
•	the operations of Deep Roots Merger Sub;
•	brokers’ and finders’ fees and other expenses payable by the Company or Deep Roots Merger Sub;
•	the solvency of the Company and Deep Roots Merger Sub;
•	the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;
•	the capitalization of the Company and certain matters with respect to the Subordinate Voting Shares;
•	the financial statements of the Company;
•	the absence of certain undisclosed material liabilities;
•	the absence of certain changes, events and actions since September 30, 2024;
•	the compliance with applicable laws;
•	certain U.S. and Canadian securities laws matters; and
•	certain U.S. tax matters.
Some of the representations and warranties made by the Company and Deep Roots Merger Sub in the Deep Roots Merger Agreement are qualified by a materiality or Parent Material Adverse Effect standard. A “Parent Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (a) on the business, results of operations, condition (financial or otherwise), liabilities or assets of the Company or its affiliates, taken as a whole, or (b) on the ability of the Company or Deep Roots Merger Sub to perform its obligations under the Deep Roots Merger Agreement or to consummate the Deep Roots Merger, or on the consummation of (whether by prevention or material delay) the Deep Roots Merger and the other transactions contemplated by the Deep Roots Merger Agreement; provided, however, that “Parent Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) changes in conditions generally affecting the industries in which the Company or its affiliates operate; (c) any changes in financial or securities markets in general; (d) any national or international political, regulatory or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (e) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (f) any changes in applicable Laws or accounting rules; (g) any action required or permitted by the Deep Roots Merger Agreement; (h) the public announcement or pendency of the transactions contemplated by the Deep Roots Merger Agreement; or (i) any failure (in and of itself) by the Company or its affiliates to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Parent Material Adverse Effect); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (f) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company or its affiliates compared to other participants in the industries in which the Company or its affiliates conduct their businesses.

The representations and warranties of Deep Roots, on the one hand, and the Company and Deep Roots Merger Sub, on the other hand, generally survive for 12 months from the Deep Roots Closing Date. However, the representations and warranties of (i) Deep Roots related to (a) the organization, good standing and qualification of Deep Roots and its subsidiaries, (b) Deep Roots’ corporate power and authority to execute and deliver the Deep Roots Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Deep Roots Merger Agreement, and to consummate the Deep Roots Transactions, and the enforceability and due execution and delivery of the Deep Roots Merger Agreement and the documents and agreements contemplated by the Deep Roots Merger Agreement, (c) the absence of conflicts with Deep Roots’ (or its subsidiaries’) governing documents, applicable laws, and contracts, (d) the capitalization of Deep Roots and its subsidiaries, (e) the payment of taxes, the filing of tax returns and other tax matters related to Deep Roots and its subsidiaries, and (f) brokers’ and finders’ fees and other expenses payable by Deep Roots, and (ii) the Company and Deep Roots Merger Sub related to (a) the organization, good standing and qualification of each of the Company and Deep Roots Merger Sub, (b) the Company’s and Deep Roots Merger Sub’s respective corporate power and authority to execute and deliver the Deep Roots Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Deep Roots Merger Agreement, and to consummate the Deep Roots Transactions, and the enforceability and due execution and delivery of the Deep Roots Merger Agreement and the documents and agreements contemplated by the Deep Roots Merger Agreement, (c) brokers’ and finders’ fees and other expenses payable by the Company or Deep Roots Merger Sub, (d) the capitalization of the Company and certain matters with respect to the Subordinate Voting Shares, and (e) certain U.S. tax matters ((i) and (ii) above, the “Deep Roots Fundamental Representations”), survive the Deep Roots Closing until the expiration of the applicable statute of limitations plus 60 days, subject to certain exceptions with respect to U.S. tax matters.
Updates of the Company to Deep Roots Disclosure Schedules and Deep Roots Disclosure Schedules
Section 5.17(a) of the Deep Roots Merger Agreement allows Deep Roots to supplement and/or amend the Deep Roots Disclosure Schedules without the consent or approval of the Company or Deep Roots Merger Sub, and thereby supplement or provide exceptions to the representations and warranties made by Deep Roots, from the date of signing of the Deep Roots Merger Agreement until the Deep Roots Closing Date. Such updates are limited to (i) with respect to matters first arising or of which Deep Roots first obtains knowledge after the date of signing of the Deep Roots Merger Agreement, the disclosure of the facts, circumstances, and events included in such updates relate to a fact, circumstance or event having (or which could reasonably have) an adverse effect on Deep Roots and its subsidiaries, or their business or operations, in an aggregate amount not in excess of $500,000 for all such updates, and (ii) with respect to matters which were not included in the Deep Roots Disclosure Schedules as of the date of signing of the Deep Roots Merger Agreement, but were matters in the ordinary course of business, in an aggregate amount for all such updates not in excess of $150,000 for all such updates.
Section 5.17(b) of the Deep Roots Merger Agreement allows the Company and Deep Roots Merger Sub to supplement and/or amend the Company to Deep Roots Disclosure Schedules without the consent or approval of Deep Roots, and thereby supplement or provide exceptions to the representations and warranties made by the Company and Deep Roots Merger Sub, from the date of signing of the Deep Roots Merger Agreement until the Deep Roots Closing Date. Such updates are limited to (i) with respect to matters first arising or of which the Company first obtains knowledge after the date of signing of the Deep Roots Merger Agreement, the disclosure of the facts, circumstances, and events included in such updates relate to a fact, circumstance or event having (or which could reasonably have) an adverse effect on the Company or Deep Roots Merger Sub, or their business or operations, in an aggregate amount not in excess of $500,000 for all such updates, and (ii) with respect to matters which were not included in the Company to Deep Roots Disclosure Schedules as of the date of signing of the Deep Roots Merger Agreement, but were matters in the ordinary course of business, in an aggregate amount for all such updates not in excess of $150,000 for all such updates.
General Efforts
Upon the terms and subject to the conditions set forth in the Deep Roots Merger Agreement, Deep Roots on the one hand, and the Company and Deep Roots Merger Sub, on the other hand, will use their respective commercially reasonable efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to consummate and make effective the Deep Roots Merger as soon as reasonably practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, permits, authorizations, and other confirmations required to be obtained from any third party and/or governmental authority necessary, proper, or advisable to consummate the Deep Roots Merger, and (iii) execute and deliver such documents, certificates, and other papers as a party may reasonably request to evidence the other party’s satisfaction of its obligations under the Deep Roots Merger Agreement.
The parties will also (i) cooperate with one another promptly to determine whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any applicable law, (ii) cooperate in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations or approvals, and (iii) keep the other party reasonably apprised of the status of matters relating to the completion of the Deep Roots Merger and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority (whether domestic, foreign or supranational).
Conduct of Business by Deep Roots Prior to Consummation of the Deep Roots Merger
Deep Roots agreed that except as expressly contemplated or permitted by the Deep Roots Merger Agreement, or with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), at all times during the period from the date of signing of the Deep Roots Merger Agreement until the Deep Roots Closing or the valid termination of the Deep Roots Merger Agreement, Deep Roots will (x) conduct the business of Deep Roots and its subsidiaries in the ordinary course of business; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of Deep Roots and its subsidiaries and to preserve the rights, franchises, goodwill and relationships of their employees, customers, lenders, suppliers, regulators and others having business relationships with Deep Roots and its subsidiaries. Additionally, from the date of signing of the Deep Roots Merger Agreement until the Deep Roots Closing or the valid termination of the Deep Roots Merger Agreement, Deep Roots will:
•	preserve and maintain all permits;
•	pay debts, taxes and other obligations when due, except as may be contested by Deep Roots or its subsidiaries in good faith;
•	maintain the properties and assets owned, operated or used in the same condition as they were on the date of the Deep Roots Merger Agreement, subject to reasonable wear and tear;
•	continue in full force and effect without modification all insurance policies, except as required by applicable law;
•	defend and protect their properties and assets from infringement or usurpation;
•
perform all of their obligations, in all material respects, under all contracts relating to or affecting its properties, assets or business, except such obligations as may be contested in good faith by Deep Roots or its subsidiaries;

•	maintain its books and records in accordance with past practice;
•	comply in all material respects with all applicable laws; and
•
not take or permit any action that would cause to occur any of the changes, events or conditions described in the representations and warranties of Deep Roots with respect to the absence of certain changes, events and actions since December 31, 2023.

Access to Information
From the date of the signing of the Deep Roots Merger Agreement until the Deep Roots Closing or the valid termination of the Deep Roots Merger Agreement, Deep Roots has agreed to (i) afford the Company and its representatives full and free access and the right to inspect all of the real property, properties, assets, premises, books and records, contracts and other documents and data related to Deep Roots and its subsidiaries, (ii) furnish the Company and its representatives with such financial, operating and other data and information related to Deep Roots and its subsidiaries as the Company or any of its representatives may reasonably request, and (iii) instruct the representatives of Deep Roots and its subsidiaries to cooperate with the Company in its investigation of Deep Roots and its subsidiaries, including by conducting non-intrusive environmental due diligence on Deep Roots and its subsidiaries and their respective real property (subject to customary exceptions).

Acquisition Proposals
Under the Deep Roots Merger Agreement, from and after the date of the Deep Roots Merger Agreement until the earlier of the Deep Roots Closing or the termination of the Deep Roots Merger Agreement pursuant to its terms, Deep Roots has agreed not to, and not to permit any of its affiliates or its or their representatives to, among other things:
•	encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal;
•	enter into discussions or negotiations with, or provide any information to, any person concerning a possible Acquisition Proposal; or
•	enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.
An “Acquisition Proposal” means any inquiry, proposal or offer from any person (other than the Company or any of its affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Deep Roots or any of its subsidiaries; (ii) the issuance or acquisition of shares of capital stock or other equity securities of any Deep Roots or any of its subsidiaries; or (iii) the sale, lease, exchange or other disposition of any significant portion of Deep Roots or any of its subsidiaries’ properties or assets.
Written Consent
On December 16, 2024, Deep Roots delivered a written consent (the “Deep Roots Written Consent”) constituting the Deep Roots Requisite Company Vote and subsequently delivered a stockholder notice to each stockholder of Deep Roots that did not execute such a written consent, in each case as required by the Deep Roots Merger Agreement.
Director & Officer Indemnification and Insurance
The Company and Deep Roots Merger Sub agreed that all rights to indemnification, advancement of expenses and exculpation by Deep Roots existing at the date of signing of the Deep Roots Merger Agreement in favor or directors or officers of Deep Roots serving prior to the Deep Roots Effective Time (the “Deep Roots Indemnified Parties”) and as provided in the organizational documents of Deep Roots, shall be assumed by the Deep Roots Surviving Corporation. Further, from the Deep Roots Effective Time through the sixth anniversary of the date on which the Deep Roots Effective Time occurs, the Deep Roots Surviving Corporation will indemnify and hold harmless each Deep Roots Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as Deep Roots Indemnified Parties at or prior to the Deep Roots Effective Time, and shall reimburse each Deep Roots Indemnified Party for any legal or other expenses reasonably incurred by such Deep Roots Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines related to or arising under any such claim as such expenses are incurred, subject to the Deep Roots Surviving Corporation’s receipt of an undertaking by such Deep Roots Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Deep Roots Indemnified Party is not entitled to be indemnified under applicable law; provided, however, that the Deep Roots Surviving Corporation will not be liable for any settlement effected without the Deep Roots Surviving Corporation’s prior written consent.
Prior to the Deep Roots Closing, Deep Roots will obtain and fully pay for a “tail policy” with a claims period of at least six years from the Deep Roots Effective Time with at least the same coverage and amount and containing terms and conditions that are not less advantageous to the directors and officers of Deep Roots as Deep Roots’ existing policies with respect to claims arising out of or relating to events which occurred before or at the Deep Roots Effective Time. To the extent that Deep Roots does not fully pay for such policy, the costs and expenses related to such policy will be included as Deep Roots Transaction Expenses.
Other Covenants and Agreements
The Deep Roots Merger Agreement contains other covenants and agreements, including those relating to this Information Statement, obtaining certain governmental approvals, notices by Deep Roots to the Company of certain events prior to the Deep Roots Closing, public announcements of the Deep Roots Transactions, the resignation of the directors and certain officers of Deep Roots, and anti-takeover laws.

Conditions to the Closing of the Deep Roots Merger
The obligations of the Company, Deep Roots Merger Sub and Deep Roots to consummate the Deep Roots Merger are subject to the satisfaction or waiver of certain conditions, including the following:
•
the adoption of the Deep Roots Merger Agreement by the affirmative vote or consent of the Deep Roots stockholders representing a majority of the outstanding Deep Roots Common Stock (the “Deep Roots Requisite Company Vote”);

•
the approval of an ordinary resolution approving the business combination transaction with Deep Roots and/or related change of control of the Company, as applicable, pursuant to applicable policies of the CSE (i) in the case of a meeting of shareholders, by at least 50% of the votes cast at a special meeting of shareholders of the Company by the holders of the Subordinate Voting Shares and Multiple Voting Shares represented in person or by proxy and entitled to vote at such meeting or (ii) in the case of action by written consent of the shareholders of the Company, by at least 50% of the Company’s outstanding voting power (the “Deep Roots Company Shareholder Approval”), has been obtained;

•	the consummation of the Deep Roots Merger not being made illegal or otherwise restrained or prohibited by any law, order, or action of any governmental authority of competent jurisdiction;
•	the Company having closed an equity investment in the Company from various investors in an aggregate amount at least equal to $75,000,000; and
•	certain regulatory consents in Nevada having been obtained.
The obligations of the Company and Deep Roots Merger Sub to consummate the Deep Roots Merger are subject to the satisfaction or waiver of certain additional conditions, including the following:
•
the accuracy of certain representations and warranties of Deep Roots in the Deep Roots Merger Agreement to be true and correct in all respects, subject to materiality qualifiers (or, with respect to such representations and warranties that are not subject to materiality qualifiers, in all material respects), or, in the case of Deep Roots’ organization and authority, capitalization, financial statement, and broker fee representations and warranties, other than for any de minimis inaccuracies, as of the date of the Deep Roots Merger Agreement and as of Deep Roots Closing Date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	Deep Roots having performed in all material respects its obligations under the Deep Roots Merger Agreement on or prior to the Deep Roots Closing Date;
•	certain Deep Roots licenses being valid and in full force and effect;
•
the approval of the Deep Roots Merger by the board of directors of Deep Roots (including such board’s recommendation that the Deep Roots stockholders adopt the Deep Roots Merger Agreement) and the Deep Roots Requisite Company Vote have been delivered to the Company;

•	since the date of the Deep Roots Merger Agreement, there not having occurred any material adverse effect with respect to Deep Roots, as further described in the Deep Roots Merger Agreement;
•	Deep Roots has delivered to the Company and Deep Roots Merger Sub the closing deliverables required by the Deep Roots Merger Agreement;
•	no Deep Roots stockholders having exercised, or remaining entitled to exercise, statutory appraisal rights under applicable Nevada law;
•
Deep Roots and its subsidiaries having cash in an amount not less than (i) $3,000,000 (exclusive of any cash reserves required to be held by Deep Roots and its subsidiaries in respect of certain tax obligations) plus (ii) the net cash flow from operating activities, on an after tax basis, of Deep Roots and its subsidiaries from January 1, 2025 through the Deep Roots Closing Date (the “Deep Roots Minimum Cash Amount”);

•	the required approval of the Deep Roots Merger Agreement by the CSE having been received;
•	Deep Roots and its stockholders delivering a Letter of Transmittal pursuant to the terms of the Deep Roots Merger Agreement;

•	Deep Roots having terminated its equity incentive plan; and
•	certain third-party consents having been obtained.
The obligations of Deep Roots to consummate the Deep Roots Merger are subject to the satisfaction or waiver of certain additional conditions, including the following:
•
the accuracy of certain representations and warranties of the Company and Deep Roots Merger Sub in the Deep Roots Merger Agreement to be true and correct in all respects, subject to materiality qualifiers (or, with respect to such representations and warranties that are not subject to materiality qualifiers, in all material respects), or, in the case of the Company’s and Deep Roots Merger Sub’s organization and authority, capitalization, and broker fee representations and warranties, other than for any de minimis inaccuracies, as of the date of the Deep Roots Merger Agreement and as of Deep Roots Closing Date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	the Company and Deep Roots Merger Sub having performed in all material respects the obligations under the Deep Roots Merger Agreement on or prior to the Deep Roots Closing Date;
•
since the date of the Deep Roots Merger Agreement, there not having occurred any material adverse effect with respect to the Company, in each case as further described in the Deep Roots Merger Agreement;

•	the Company and Deep Roots Merger Sub have delivered to Deep Roots the closing deliverables required by the Deep Roots Merger Agreement; and
•	the Company continuing to be treated as a domestic corporation for U.S. federal income tax purposes.
Under the terms of the Deep Roots Merger Agreement, the parties’ mutual obligations to consummate the Deep Roots Merger are also subject to certain additional conditions with respect to certain filings to be made in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). However, following the execution and delivery of the Deep Roots Merger Agreement, the parties determined that such filings are not applicable to the Deep Roots Transactions. The Deep Roots Merger Agreement also provides for a condition to Deep Roots’ obligations to consummate the Deep Roots Merger that John Mazarakis shall have been appointed by the Board as the Chief Executive Officer and Co-Executive Chairman of the Company, which action was taken by the Board on December 17, 2024.
Indemnification
If the Deep Roots Closing occurs, the Deep Roots stockholders will, severally and not jointly, defend and indemnify the Company and its affiliates and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty of Deep Roots set forth in the Deep Roots Merger Agreement or in certificate or instrument delivered by or on behalf of Deep Roots, the Stockholder Representative, or any stockholder of Deep Roots, (ii) any breach, violation or nonfulfillment of any covenant, agreement, or obligation to be performed by Deep Roots or its subsidiaries, the Stockholder Representative, or any stockholder of Deep Roots pursuant to the Deep Roots Merger Agreement, (iii) any claim by any stockholder of Deep Roots relating to such person’s rights with respect to the Deep Roots Total Merger Consideration or the calculations and determinations set forth on the consideration spreadsheet prepared by Deep Roots, (iv) any claims of a Deep Roots stockholder under that certain Stockholder Agreement dated March 28, 2023 by and among the Deep Roots stockholders or any claims of any Deep Roots stockholder under the governing documents of Deep Roots that the appointment of the Stockholder Representative, or any indemnification or other obligations of any Deep Roots stockholder under the Deep Roots Merger Agreement or any documents, agreements or instruments contemplated by the Deep Roots Merger Agreement, is or was not enforceable against such Deep Roots stockholder, (v) any amounts paid to the holder of any dissenting shares, including any interest required to be paid thereon, that are in excess of what such holders would have received hereunder had such holders not been holders of dissenting shares, plus any reasonable expenses incurred by the Company indemnified parties arising out of the exercise of such appraisal or dissenters’ rights, (vi) any amounts paid or required to be paid by the Company in respect of amounts described under the section above entitled “Director & Officer Indemnification and Insurance,” and (vii) certain unpaid transaction expenses or indebtedness of Deep Roots and its subsidiaries to the extent not paid or satisfied by Deep Roots at or prior to the Deep Roots Closing, or if paid by the Company or Deep Roots Merger Sub at or prior to the Deep Roots Closing, to the extent not deducted in the determination of Deep Roots Closing Merger Consideration. The Deep

Roots stockholders will also indemnify the Company and its affiliates and their respective representatives for certain tax matters, including for taxes required to be withheld pursuant to the issuance of Subordinate Voting Shares pursuant to the Deep Roots Merger Agreement, pre-closing taxes of Deep Roots and its subsidiaries, and certain other tax matters.
In addition, if the Deep Roots Closing occurs, the Company will defend and indemnify the Deep Roots stockholders, their affiliates, and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty of the Company or Deep Roots Merger Sub set forth in the Deep Roots Merger Agreement or in certificate or instrument delivered by or on behalf of the Company or Deep Roots Merger Sub, and (ii) any breach, violation or nonfulfillment of any covenant, agreement, or obligation to be performed by the Company or Deep Roots Merger Sub pursuant to the Deep Roots Merger Agreement.
The parties’ indemnification obligations with respect to losses arising from inaccuracies in or breaches of any of their respective representations or warranties are subject to a $637,624 deductible, after which the indemnifying parties shall be required to pay or be liable for all losses in excess of such deductible, and a $12,752,480 indemnification cap, except in the case of fraud or the breach of or inaccuracy in the Deep Roots Fundamental Representations. Additionally, the aggregate amount of losses for which the Company or the Deep Roots stockholders will be liable (as applicable) in respect of any breach of the Deep Roots Fundamental Representations shall not exceed 100% of the Deep Roots Actual Closing Merger Consideration, and no individual Deep Roots stockholder will be liable for any losses exceeding the value (as if such amounts were all received as of the Deep Roots Closing) of its pro rata portion of the Deep Roots Actual Closing Merger Consideration actually received by such Deep Roots Stockholder.
Subject to certain exceptions, from and after the Deep Roots Closing, the foregoing indemnification is the sole and exclusive remedy with respect to any and all claims under the Deep Roots Merger Agreement, except in the case of fraud, misrepresentation or intentional misconduct; provided that any indemnified person will also have the right to seek any equitable relief to which such person in entitled under the Deep Roots Merger Agreement or to seek any remedy on account of any party’s fraud, intentional misrepresentation or intentional misconduct.
Setoff
The Company has the right to set-off, withhold, and deduct from any payment of any Deep Roots Earn-Out Amount due to a Deep Roots stockholder any losses determined by a final, non-appealable adjudication to be owed by such Deep Roots stockholder as an indemnifiable loss. To the extent that a Company indemnified party suffers any losses or incurs any other amounts to which such Company indemnified party reasonably believes such party is entitled to indemnification under the Deep Roots Merger Agreement, such party will be entitled to submit a notice of such good faith claim to the Stockholder Representative, and such claims will be resolved pursuant to the indemnification claim provisions set forth in the Deep Roots Merger Agreement. In the event that any such claim is not resolved within thirty (30) days of such notice, the Company indemnified party may seek judicial determination of the claim. The Company may hold back and delay the issuance of any Deep Roots Earn-Out Shares in respect of any Deep Roots Earn-Out Amount that is the subject of such a claim pending final determination of that claim.
Termination of the Deep Roots Merger Agreement
The Deep Roots Merger Agreement may be terminated at any time prior to the Deep Roots Closing in the following ways:
•	by mutual written consent of the Company and Deep Roots;
•	by the Company or Deep Roots if:
○
the Deep Roots Merger has not been consummated on or before February 28, 2026 (the “Outside Date”); provided, however, that the right to terminate the Deep Roots Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party whose failure to perform or comply in any material respect with any covenant or agreement under the Deep Roots Merger Agreement has been the principal cause of or principally resulted in the failure of the Deep Roots Closing to have occurred on or before the Outside Date;

○	subject to certain exceptions, if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any Governmental Order (as defined in the Deep Roots

Merger Agreement) or other Law (as defined in the Deep Roots Merger Agreement), in each case, which is in effect and has the effect of making the consummation of the Deep Roots Merger or the other transactions contemplated by the Deep Roots Merger Agreement illegal (other than Federal Cannabis Laws (as defined in the Deep Roots Merger Agreement)), otherwise restraining or prohibiting consummation of such transactions or causing any of the Deep Roots Transactions to be rescinded following completion thereof, and in the case of a Governmental Order, such Governmental Order shall have become final and non-appealable; or
○
the Deep Roots Company Shareholder Approval shall not have been obtained upon a vote taken thereon at a stockholder meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the issuance of the Company’s Subordinate Voting Shares pursuant to the Deep Roots Merger Agreement was taken.

•	by the Company if:
○
all of the conditions to Deep Roots’ obligations to effect the Deep Roots Closing have been satisfied (other than conditions to be satisfied at the Deep Roots Closing), the Company has given irrevocable written notice to Deep Roots that all of the conditions to the Company’s obligations to effect the Deep Roots Closing have been satisfied or waived, that the Company is ready, willing, and able to consummate the Deep Roots Closing, and Deep Roots fails to consummate the Deep Roots Transactions on or prior to the second business day on which the Deep Roots Closing would otherwise have occurred;

○
neither the Company nor Deep Roots Merger Sub is then in material breach of any provision of the Deep Roots Merger Agreement, and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Deep Roots pursuant to the Deep Roots Merger Agreement that would give rise to the failure of certain of the conditions to the Company’s obligations to effect the Deep Roots Closing, and, to the extent curable, such breach, inaccuracy or failure has not been cured by Deep Roots within 30 days of Deep Roots’ receipt of written notice of such breach from the Company; or

○
within 10 business days following the execution and delivery of the Deep Roots Merger Agreement, Deep Roots has not delivered to the Company a copy of a written consent evidencing receipt of the Deep Roots Requisite Company Vote.

•	by Deep Roots if:
○
all of the conditions to the Company’s obligations to effect the Deep Roots Closing have been satisfied (other than conditions to be satisfied at the Deep Roots Closing), Deep Roots has given irrevocable written notice to the Company that all of the conditions to the Deep Roots’ obligations to effect the Deep Roots Closing have been satisfied or waived, that Deep Roots is ready, willing, and able to consummate the Deep Roots Closing, and the Company fails to consummate the Deep Roots Transactions on or prior to the second business day on which the Deep Roots Closing would otherwise have occurred (the “Deep Roots Target Termination Fee Condition”); or

○
Deep Roots is not then in material breach of any provision of the Deep Roots Merger Agreement, and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or Deep Roots Merger Sub pursuant to the Deep Roots Merger Agreement that would give rise to the failure of certain of the conditions to Deep Roots’ obligations to effect the Deep Roots Closing, and, to the extent curable, such breach, inaccuracy or failure has not been cured by the Company or Deep Roots Merger Sub within 30 days of the Company’s or Deep Roots Merger Sub’s receipt of written notice of such breach from Deep Roots.

Termination Fees
Upon termination of the Deep Roots Merger Agreement in the following circumstances, the Company, on the one hand, and Deep Roots, on the other hand will be required to pay the other party a termination fee of $6,376,240 (the “Deep Roots Termination Fee”).
The Company will pay to Deep Roots the Deep Roots Termination Fee as Deep Roots’ sole and exclusive remedy if Deep Roots terminates the Deep Roots Merger Agreement because all of the conditions to the Company’s obligations to effect the Deep Roots Closing have been satisfied (other than conditions to be satisfied at the Deep Roots Closing), Deep Roots has given irrevocable written notice to the Company that all of the conditions to Deep Roots’ obligations to effect the Deep Roots Closing have been satisfied or waived, that Deep Roots is ready, willing, and able to consummate the Deep Roots Closing, and the Company fails to consummate the Deep Roots Transactions on or prior to the second business day on which the Deep Roots Closing would otherwise have occurred; provided that, if the Company violates certain confidentiality obligations, or if the Company otherwise commits Fraud (as defined in the Deep Roots Merger Agreement) or intentional misconduct, then, in addition to the Deep Roots Termination Fee to which Deep Roots is otherwise entitled, Deep Roots may also pursue all other available legal rights and remedies.
Deep Roots will pay to the Company the Deep Roots Termination Fee as the Company’s sole and exclusive remedy if the Company terminates the Deep Roots Merger Agreement because all of the conditions to Deep Roots’ obligations to effect the Deep Roots Closing have been satisfied (other than conditions to be satisfied at the Deep Roots Closing), the Company has given irrevocable written notice to Deep Roots that all of the conditions to the Company’s obligations to effect the Deep Roots Closing have been satisfied or waived, that the Company is ready, willing, and able to consummate the Deep Roots Closing, and Deep Roots fails to consummate the Deep Roots Transactions on or prior to the second business day on which the Deep Roots Closing would otherwise have occurred; provided that, if Deep Roots violates certain confidentiality obligations or its obligations with respect to Acquisition Proposals described above, or if Deep Roots or its stockholders otherwise commit Fraud or intentional misconduct, then, in addition to the Deep Roots Termination Fee to which the Company is otherwise entitled, the Company may also pursue all other available legal rights and remedies. In addition, if the Company terminates the Deep Roots Merger Agreement for any reason other than as described in the preceding sentence, and prior to such termination, Deep Roots shall have violated its obligations with respect to Acquisition Proposals described above, and within 15 months of termination, Deep Roots enters into an agreement with respect to or consummates an Acquisition Proposal with a third party, then Deep Roots will owe the Company the Deep Roots Termination Fee upon the earlier of the entry into such agreement or the consummation of such transaction, and such Deep Roots Termination Fee shall not be the Company’s exclusive remedy with respect to such termination.
Under the terms of the Deep Roots Merger Agreement, in certain additional circumstances, Deep Roots could have been required to pay to the Company the Deep Roots Termination Fee. However, following receipt and by virtue of delivery of the Deep Roots Written Consent on December 16, 2024 the provisions of the Deep Roots Merger Agreement providing for the payment of the Deep Roots Termination Fee in these circumstances are no longer applicable.
Stockholder Representative
By approving the Deep Roots Merger Agreement or by executing a Letter of Transmittal and/or the Deep Roots Written Consent or otherwise by receiving the benefits under the Deep Roots Merger Agreement, the Deep Roots stockholders are deemed to have irrevocably authorized and appointed the Stockholder Representative as of the Deep Roots Closing as such person’s agent, proxy, representative and attorney-in-fact to act on behalf of such person and their successors and assigns for all purposes in connection with the Deep Roots Merger Agreement and any related agreements, including to take any and all actions and make any decisions required or permitted to be taken by the Stockholder Representative, in its sole judgment and as it may deem to be in the best interests of the Deep Roots stockholders, pursuant to the Deep Roots Merger Agreement.
Amendment and Waiver
The Deep Roots Merger Agreement may be amended, modified or supplemented by an agreement in writing signed by the Company, Deep Roots Merger Sub, and Deep Roots (and by the Stockholder Representative, only the extent such amendment affects any duties, obligations, liability, or indemnities of the Stockholder Representative), prior to the Deep Roots Effective Time; provided, that after the Deep Roots Requisite Company Vote has been obtained, no amendment or waiver may be made that, pursuant to applicable law, requires approval or adoption by the Deep Roots stockholders without such approval or adoption. Given that Deep Roots has received the Deep Roots Requisite Company Vote, no such amendment may be made to the Deep Roots Merger Agreement that requires the approval of Deep Roots’ stockholders pursuant to applicable law without such approval.
Any failure of the Company or Deep Roots Merger Sub, on the one hand, or Deep Roots, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived, if before the Deep Roots Closing, by

Deep Roots or, if after the Deep Roots Closing, by the Stockholder Representative (with respect to any failure by the Company or Deep Roots Merger Sub) or by the Company or Deep Roots Merger Sub (with respect to any failure by Deep Roots), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Specific Performance
The parties to the Deep Roots Merger Agreement agreed that the parties to the Deep Roots Merger Agreement shall be entitled to specific performance of the terms of the Deep Roots Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity, in each case without the necessity of posting any bond or similar requirement in respect thereof (which each party waived).
Governing Law; Jurisdiction; Waiver of Jury Trial
The Deep Roots Merger Agreement is governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
Each party to the Deep Roots Merger Agreement has irrevocably submitted to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, if jurisdiction is not available in such court, the superior court of the State of Delaware and the United States District Court for the District Of Delaware), in the event that any legal suit, action, or proceeding arises out of the Deep Roots Merger Agreement, the documents or agreements contemplated by the Deep Roots Merger Agreement, or the Deep Roots Transactions, and has agreed that all claims with respect to such proceedings will be brought and determined only in such courts.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Deep Roots Merger Agreement, the documents or agreements contemplated by the Deep Roots Merger Agreement, or the Deep Roots Transactions.
Letter of Transmittal and Investor Rights Agreement
Prior to the Deep Roots Closing, and in order to receive their pro rata share of the Deep Roots Total Merger Consideration, in addition to the Lock-Up Letter described above, each stockholder of Deep Roots will be required to prepare, execute, and deliver to the Company and the Exchange Agent a Letter of Transmittal and to the Company an Investor Rights Agreement.
The Letter of Transmittal will, among other things, include certain representations and warranties of each stockholder of Deep Roots with respect to its authority and capacity and compliance with applicable U.S. and Canadian securities laws. The Letter of Transmittal will also include various waivers by Deep Roots stockholders, including with respect to any appraisal rights under applicable law, and will also provide a general release of the Company, Deep Roots Merger Sub, Deep Roots, and their respective affiliates and other related parties.
The Investor Rights Agreement will, among other things, include certain registration rights with respect to the Subordinate Voting Shares received by Deep Roots stockholders. These registration rights will obligate the Company to prepare and file with the SEC a registration statement upon the expiration of 12 months after the Deep Roots Closing to cover the resale of the Subordinate Voting Shares received by the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement to the extent that the holders of such Subordinate Voting Shares cannot resell such Subordinate Voting Shares under Rule 144 of the Securities Act. In the event that the Company becomes aware prior to the expiration of such 12-month period that a holder of such Subordinate Voting Shares would not qualify under Rule 144 of the Securities Act to be able to sell such Subordinate Voting Shares, the Company is required to use commercially reasonable efforts to prepare and file a registration statement prior to the expiration of such 12-month period. In addition, if the Company has not filed an initial registration statement within 270 days following the Deep Roots Closing, and the Stockholder Representative delivers to the Company a written demand signed by the holders of at least 50% of the Subordinate Voting Shares issued by the Company at the Deep Roots Closing within three months following such 270 day period, then the Company is required to use its reasonable best efforts to prepare and file an initial registration statement with the SEC. The Investor Rights Agreement will also include certain piggyback registration rights to the Deep Roots stockholders in the event that the Company proposes to register certain offers and sales of Subordinate Voting Shares under the Securities Act after the Deep Roots Closing.

Wholesome Merger
The following summarizes the material terms of the Wholesome Merger pursuant to the Wholesome Merger Agreement.
Parties Involved in the Wholesome Merger
Vireo Growth Inc.
For a brief description of the Company, see “Summary of Mergers — Deep Roots Merger — Parties Involved in the Deep Roots Merger — Vireo Growth Inc.” above. For additional information about Vireo, see “Information About the Parties to the Mergers — Vireo Growth Inc.” starting on page 99.
WholesomeCo, Inc.
Wholesome is a private Delaware corporation incorporated on June 15, 2020. Wholesome is an operator in Utah’s medical market, fueled by a large delivery operation with just one single retail dispensary. Wholesome initially developed the Arches proprietary technology stack in-house, which has bolstered sophisticated digital marketing and consumer loyalty capabilities. For additional information about Wholesome, see “Information About the Parties to the Mergers — Wholesome” starting on page 112.
Vireo WH Merger Sub Inc.
Wholesome Merger Sub is a Delaware corporation and wholly owned subsidiary of the Company incorporated on November 26, 2024, solely for the purpose of engaging in the Wholesome Transactions, including the Wholesome Merger. Wholesome Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
Shareholder Representative Services LLC
Stockholder Representative is a Colorado limited liability company and is a party to the Wholesome Merger Agreement solely for the purposes of acting as the representative, agent, and attorney-in-fact of the Wholesome stockholders.
Arches IP, Inc.
Wholesome is the majority stockholder of Arches, holding as of the date of signing of the Wholesome Merger Agreement approximately 84.72% of the issued and outstanding equity securities of Arches (the “Wholesome Arches Shares”), not including any options or similar grants to purchase equity securities of Arches (the “Arches Options”). The Company will indirectly acquire the Wholesome Arches Shares held by Wholesome as a result of Wholesome Merger. Arches is a private Delaware corporation incorporated on February 28, 2024, and is the owner and operator of a proprietary cannabis delivery and analytics platform which would be licensed exclusively to the Company’s portfolio of operating companies over time as regulations allow.
Form and Effects of the Wholesome Merger; Certificate of Incorporation and Bylaws; Directors and Officers
Upon the terms and subject to the conditions set forth in the Wholesome Merger Agreement and the applicable provisions of the DGCL, Wholesome Merger Sub will be merged with and into Wholesome, the separate corporate existence of Wholesome Merger Sub will cease and Wholesome will continue as the Wholesome Surviving Corporation of the Wholesome Merger and a wholly owned subsidiary of the Company.
At the Wholesome Effective Time (as defined below):
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each share of the common stock, par value $0.001 per share, of the Wholesome Merger Sub will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Wholesome Surviving Corporation, and, following the Wholesome Effective Time, all shares of common stock of the Wholesome Surviving Corporation will be held by the Company;

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each share of the Wholesome Common Stock will be converted into the right to receive, in accordance with the terms of the Wholesome Merger Agreement, the consideration described below in the section entitled “Description of the Merger Agreements — Wholesome Merger — Consideration to be Received in the Wholesome Merger”;

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the Wholesome Certificate of Incorporation will be amended and restated in their entirety to read as set forth on the form attached as Exhibit I to the Wholesome Merger Agreement and, as so amended, will be the certificate of incorporation of the Wholesome Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL;

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the Wholesome Bylaws will be amended and restated to read in their entirety to mirror the bylaws of Wholesome Merger Sub in effect immediately prior to the Wholesome Closing (with any changes as the Company and Wholesome may mutually agree) and, as so amended, will be the bylaws of the Wholesome Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Wholesome Surviving Corporation and as provided by the DGCL;

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the directors of Wholesome Merger Sub immediately prior to the Wholesome Closing will be the directors of the Wholesome Surviving Corporation, each to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal; and

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the officers of Wholesome immediately prior to the Wholesome Closing will be the officers of the Wholesome Surviving Corporation, each such officer to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

Consummation and Effectiveness of the Wholesome Merger
Unless another time or date is mutually agreed in writing by Wholesome and the Company, the Wholesome Closing will take place at 7:00 A.M. Mountain Time on the second business day following the satisfaction or, to the extent not prohibited by applicable law, waiver of the conditions set forth in the Wholesome Merger Agreement and described in the section “Description of the Merger Agreements – Wholesome Merger – Conditions to the Closing of the Wholesome Merger”, other than those conditions that by their terms are to be satisfied at the Wholesome Closing, but subject to the satisfaction or waiver of such conditions. The Wholesome Merger will become effective at the Wholesome Effective Time.
Consideration to be Received in the Wholesome Merger
The aggregate amount payable in connection with the Wholesome Transactions, including the Wholesome Merger will consist of (i) the closing merger consideration (the “Wholesome Closing Merger Consideration”) calculated as described below and paid through the issuance of newly issued Subordinate Voting Shares at a closing share price of $0.52 plus; (ii) rights to potential additional earn-out amounts (the “Wholesome Earn-Out Amount”) as described below and paid through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026; less (iii) any forfeiture amount (the “Wholesome Forfeiture Amount”) as described below.
Wholesome Acquisition Multiple
Certain of the calculations described below with respect to the consideration to be received by the Wholesome stockholders are based upon an acquisition multiple (the “Wholesome Acquisition Multiple”) of approximately 4.175. The Wholesome Acquisition Multiple is calculated as the quotient of (a) the sum of (i) 107,737,558 Subordinate Voting Shares multiplied by the closing share price of $0.52, plus (ii) $10,987,018 (imputed for certain indebtedness of Wholesome and its subsidiaries (excluding Arches)), less (iii) $1,000,000 (imputed for certain unrestricted cash held by Wholesome as of the Wholesome Closing), less (iv) $2,000,000 (imputed for cash reserves required to be held by Wholesome and its subsidiaries (excluding Arches) in respect of certain tax obligations), plus (vi) $2,789,452 (imputed for pre-closing taxes and any shortfall in respect of cash reserves required to be held by Wholesome and its subsidiaries (excluding Arches) in respect of certain tax obligations of Wholesome), divided by (b) closing EBTIDA of $16,000,000.
Wholesome Closing Merger Consideration
The Wholesome stockholders will be entitled to receive the Wholesome Closing Merger Consideration calculated as the sum of (i) the Wholesome Acquisition Multiple multiplied by the closing EBITDA of $16,000,000, plus (ii) certain unrestricted cash held by Wholesome as of the Wholesome Closing, plus (iii) certain cash reserves held by Wholesome and its subsidiaries (excluding Arches) in excess of the reserves required to be held by Wholesome and its subsidiaries (excluding Arches) in respect of certain tax obligations and unrestricted cash held by

Arches up to $300,000, plus (iv) $11,860,800 (imputed as the value of the Wholesome Arches Shares), less (v) the amount of certain other indebtedness held by Wholesome and its subsidiaries (excluding Arches), less (vi) any shortfall in the reserves required to be held by Wholesome and its subsidiaries (excluding Arches) in respect of certain tax obligations, less, (vii) the amount of any unpaid taxes of Wholesome and its subsidiaries (excluding Arches) for any periods ending on or before the Wholesome Closing Date, excluding any amounts for which Wholesome and its subsidiaries (excluding Arches) have established cash reserves, less (viii) the amount of any unpaid transaction expenses for which Wholesome and its subsidiaries (excluding Arches) are liable under the Wholesome Merger Agreement, plus (ix) the amount by which the working capital of Wholesome and its subsidiaries (excluding Arches) as of the Wholesome Closing exceeds the target working capital of $3,200,000 and less (x) the amount by which the working capital of Wholesome and its subsidiaries (excluding Arches) as of the Wholesome Closing is less than the target working capital of $3,200,000. As of the signing of the Wholesome Merger Agreement, the Wholesome Closing Merger Consideration was estimated to be $67,884,330, which would result in 130,546,789 Subordinate Voting Shares being issued by the Company in respect of the Wholesome Closing Merger Consideration.
At least three (3) business days prior to the Wholesome Closing, Wholesome will provide to the Company an estimated closing statement setting forth Wholesome’s good faith estimated calculation of the Wholesome Closing Merger Consideration. The Company will issue and deliver to the Exchange Agent (as described below in “Description of the Merger Agreements – Wholesome Merger – Procedures for Receiving Merger Consideration”) a number of Subordinate Voting Shares equal to 90% of (i) the estimated Wholesome Closing Merger Consideration multiplied by (ii) the closing share price of $0.52, with such share issuance described herein as the “Wholesome Closing Share Payment.”
The remaining 10% of the Subordinate Voting Shares in respect of the Wholesome Closing Merger Consideration (the “Wholesome Escrow Shares”) will be delivered to Odyssey Transfer and Trust Company, in its capacity as the escrow agent (the “Wholesome Escrow Agent”), under an escrow agreement by and among the Company, Stockholder Representative, and the Wholesome Escrow Agent (the “Wholesome Escrow Agreement”). The Wholesome Escrow Shares will be held by the Wholesome Escrow Agent pursuant to the Wholesome Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanism described below and the indemnification obligations of the Wholesome stockholders described below in Description of the Merger Agreements – Wholesome Merger – Indemnification.” The Wholesome Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Wholesome stockholders following the date that is twenty-four months after the Wholesome Closing.
Within ninety (90) days of the Wholesome Closing Date, the Company is entitled to prepare and deliver to the Stockholder Representative a statement setting forth the Company’s good faith calculation of the Wholesome Closing Merger Consideration (the “Wholesome Final Closing Statement”). The estimated Wholesome Closing Merger Consideration is subject to adjustment based upon review of the Wholesome Final Closing Statement by the Stockholder Representative and the parties’ review and negotiation of any objections that the Stockholder Representative may have with respect to the Wholesome Final Closing Statement. To the extent that the Company and the Stockholder Representative are not able to resolve any disputes, such disputes will be submitted to CohnReznik, or, if CohnReznik is not able to serve, another independent accountant mutually appointed by the Company and the Stockholder Representative (the “Wholesome Independent Accountant”) for resolution. The fees of the Wholesome Independent Accountant will be paid by the Company, on the one hand, and the Wholesome stockholders, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or the Wholesome stockholders, respectively, bears to the aggregate amount actually contested by the Stockholder Representative and the Company. The final Wholesome Closing Merger Consideration as determined pursuant to this paragraph is hereinafter referred to as the “Wholesome Actual Closing Merger Consideration.”
In the event that the Wholesome Actual Closing Merger Consideration exceeds the estimated Wholesome Closing Merger Consideration, then the Company may elect to pay to the Wholesome stockholders an amount in cash equal to such excess or issue additional Subordinate Voting Shares to the Wholesome Stockholders in a number equal to the amount of such excess divided by the closing share price of $0.52. In the event that the Wholesome Actual Closing Merger Consideration is less than the estimated Wholesome Closing Merger Consideration, the Stockholder Representative may elect to direct (i) the Company or the Wholesome Surviving Corporation to release to the Company an amount in cash equal to such shortfall from the Stockholder Representative Expense Fund, (ii) the Wholesome stockholders to pay to the Company in cash the amount of such shortfall, or (iii) the Wholesome Escrow Agent to release to the Company an aggregate number of Escrow Shares (rounded up to the nearest whole number)

equal to the amount of such shortfall divided by the closing share price of $0.52, or any combination of the foregoing. The “Stockholder Representative Expense Fund” is an amount in cash equal to $500,000 that Wholesome is required to deposit prior to the Wholesome Closing in a separate designated account in the name of Wholesome for use by the Stockholder Representative.
The Subordinate Voting Shares received by the Wholesome stockholders are subject to certain customary restrictions on transfer. For additional information on such restrictions, see “Description of the Merger Agreements – Wholesome Merger – Lock-Up Letters” below. For additional information on the Company’s Subordinate Voting Shares, see “Description of the Company’s Securities” below.
Wholesome Earn-Out Amounts
Wholesome EBITDA Earn-Out Amount
The Wholesome stockholders will be eligible to receive an earn-out amount (the “Wholesome EBITDA Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds as described below. The Wholesome Earn-Out Amount will be calculated as an amount equal to (i) the product of four (4) multiplied by the following (which may be a positive or negative number): (a) the greater of (1) the trailing twelve (12) month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the twelve (12) calendar months ending December 31, 2026 and (2) the trailing nine (9) month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the last nine (9) months of calendar year 2026, with such amount annualized to reflect a full 12-month period, minus (b) the closing EBITDA of $16,000,000, minus (ii) the aggregate amount of any indebtedness for borrowed money incurred by Wholesome or its subsidiaries (excluding Arches) after the Wholesome Closing Date, plus (iii) the amount of any cash remaining in the Stockholder Representative Expense Fund, plus (iv) certain tax refund amounts held by the Wholesome Surviving Corporation for the benefit of the Wholesome stockholders pursuant to the Wholesome Merger Agreement. From the Wholesome Closing through December 31, 2026, the Company is subject to certain limited covenants with respect to the operation of the Wholesome Surviving Corporation and the listing of the Company’s Subordinate Voting Shares.
The Wholesome EBITDA Earn-Out Amount will be calculated by the Company based upon the Company’s audited financial statements for the fiscal year ending December 31, 2026, and will be subject to review by the Stockholder Representative. In the event that the Company and the Stockholder Representative are unable to resolve any disputes with respect to the Company’s calculation of the Wholesome EBITDA Earn-Out Amount, then such disputes will be submitted to the Wholesome Independent Accountant for resolution. The fees of the Wholesome Independent Accountant will be paid by the Company, on the one hand, and the Wholesome stockholders, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or the Wholesome stockholders, respectively, bears to the aggregate amount actually contested by the Stockholder Representative and the Company.
The Wholesome EBITDA Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to the December 31, 2026 (the “Wholesome EBITDA Earn-Out Shares”).
The Subordinate Voting Shares received by the Wholesome stockholders are subject to certain customary restrictions on transfer. For additional information on such restrictions, see “Description of the Merger Agreements – Wholesome Merger – Lock-Up Letters” below. For additional information on our Subordinate Voting Shares, see “Description of the Company’s Securities” below.
Wholesome E-Commerce Earn-Out Amount
The Wholesome stockholders will be eligible to receive an additional earn-out amount (the “Wholesome E-Commerce Earn-Out Amount”) based in part on the revenue performance of Arches during the 2026 calendar year. The Wholesome E-Commerce Earn-Out Amount will be equal to 84.72% of (x) the “Wholesome Available E-Commerce Earn-Out Amount” less (y) the amount attributable to the share of the Wholesome Available E-Commerce Earn-Out Amount attributable to the Arches Options (the amount of such reduction, the “Arches Options Earn-Out Share”). The Wholesome Available E-Commerce Earn-Out Amount will be calculated as the greater of (i) $37,500,000 or (ii) the product of five (5) multiplied by (a) (1) 5% of the aggregate dollar amount of all delivery sales processed through the Arches platform plus (2) 2.5% of the aggregate dollar amount of certain online pick-up, curbside, or drive thru sales processed through the Arches platform plus (3) 1% of the aggregate dollar amount of certain walk-in sales processed through the Arches platform, with such amount in (ii) measured either (A) during the full twelve (12) month 2026 calendar year or (B) the April 1, 2026 through December 31, 2026 period annualized to reflect a full twelve (12) month period, depending on which measurement period provides the greater sum (the “Wholesome E-Commerce Revenue Amount”).
The Wholesome E-Commerce Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 (the “Wholesome E-Commerce Earn-Out Shares” and collectively with the Wholesome EBITDA Earn-Out Shares, the “Wholesome Earn-Out Shares”).
Pursuant to separate offer letters intended to be executed and delivered by the Company and/or its applicable affiliates to be effective at the Wholesome Closing to the employees of Arches holding Arches Options as of the Wholesome Closing Date, the Company intends to offer each such person with a put right to exchange the Arches Options held by such person for a right to participate in such Arches Options’ pro rata portion of the Arches Options Earn-Out Share.
The Subordinate Voting Shares received by the Wholesome stockholders are subject to certain customary restrictions on transfer. For additional information on such restrictions, see “Description of the Merger Agreements – Wholesome Merger – Lock-Up Letters” below. For additional information on our Subordinate Voting Shares, see “Description of the Company’s Securities” below.
Wholesome Forfeiture Amount
The Wholesome stockholders will be required to forfeit the Subordinate Voting Shares received by such stockholders as Wholesome Actual Closing Merger Consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve (12) month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine (9) month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the last nine (9) months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the closing EBITDA of $16,000,000 (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Wholesome EBITDA Deficiency”); and (ii) (a) consolidated market share in Utah of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2026, is less than consolidated market share in Utah of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2026, is less than the consolidated EBITDA margin of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occur, the Wholesome stockholders will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Wholesome Forfeiture Amount divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Wholesome Actual Closing Merger Consideration (excluding for this purpose any Subordinate Voting Shares issued as consideration for the Wholesome Arches Shares). The “Wholesome Amount” will be calculated as an amount equal to the sum of (i) the product of the Wholesome Acquisition Multiple multiplied by the Wholesome EBITDA Deficiency, plus (ii) the aggregate amount of any indebtedness for borrowed money incurred by Wholesome or its subsidiaries after the Wholesome Closing Date, minus (iii) the amount of any cash remaining in the Stockholder Representative Expense Fund, and minus (iv) certain tax refund amounts held by the Wholesome Surviving Corporation for the benefit of the Wholesome stockholders pursuant to the Wholesome Merger Agreement.
The Wholesome Earn-Out Amount plus the Wholesome Actual Closing Merger Consideration minus the Wholesome Forfeiture Amount is hereinafter referred to as the “Wholesome Total Merger Consideration.”
Lock-Up Letters
As an additional condition to receiving its pro rata portion of the Wholesome Closing Share Payment and any Wholesome Earn-Out Shares, each stockholder of Wholesome is required to deliver a lock-up letter (each, a “Lock-Up Letter”) to the Company. The Lock-Up Letters will restrict each stockholder, subject to certain customary exceptions, from (i) offering, hypothecating, encumbering, pledging, selling, contracting to sell, selling any option, warrant or contract to purchase, purchasing any option, warrant or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, or agreeing to transfer or dispose of, or lending, directly or indirectly, or establishing or increasing a put equivalent position or liquidation with respect to or decreasing a call equivalent position, (ii) entering into any swap, short sale, hedge or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, or (iii) publicly disclosing the intention to do any of the foregoing (the “Lock-up Restrictions”) with respect to any of the Subordinate Voting Shares it receives in connection with the Wholesome Closing Share Payment for the periods of time set forth in the chart below. Additionally, the Lock-Up Restrictions will apply to any Subordinate Voting Shares received by the Wholesome stockholders in connection with the Wholesome Closing Share Payment during the six-month period ending December 31, 2026.

Closing Share Payment Lock-Up Release	Closing Consideration Restricted Period
7.5% of Closing Share Payment Shares	Closing to 12 months post-Closing
10% of Closing Share Payment Shares	Closing to 18 months post-Closing
10% of Closing Share Payment Shares	Closing to 21 months post-Closing
17.5% of Closing Share Payment Shares	Closing to 24 months post-Closing
15% of Closing Share Payment Shares	Closing to 27 months post-Closing
20% of Closing Share Payment Shares	Closing to 30 months post-Closing
20% of Closing Share Payment Shares	Closing to 33 months post-Closing
Any Closing Share Payment Shares then held	For period beginning 6 months prior to December 31, 2026 and ending on December 31, 2026

The Lock-Up Restrictions will also apply to the Subordinate Voting Shares received by the Wholesome stockholders as Wholesome Earn-Out Shares for the periods of time set forth in the chart below.

Earn-Out Shares Lock-Up Release	Earn-Out Restricted Period
20% of Earn-Out Shares	From the date of issuance to 3 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 6 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 9 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 12 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 15 months post-issuance

Procedures for Receiving Merger Consideration
Prior to the Wholesome Closing, the Company will enter into an agreement with the Exchange Agent to receive the Subordinate Voting Shares to which Wholesome stockholders will become entitled pursuant to the Wholesome Merger Agreement. At or prior to the Wholesome Closing, the Company will deposit (or cause to be deposited) a number of the Subordinate Voting Shares of the Company representing the Wholesome Closing Share Payment with the Exchange Agent. After the Wholesome Closing, the Company will deposit (or cause to be deposited) with the Exchange Agent any additional Subordinate Voting Shares that the Company elects to issue in order to pay any excess of the Wholesome Actual Closing Merger Consideration. In order for each stockholder of Wholesome to receive its pro rata portion of the Wholesome Closing Share Payment, Wholesome is required to deliver a Letter of Transmittal prepared by each stockholder of Wholesome to the Exchange Agent. The Company will pay all charges and expenses, including those of the Exchange Agent, incurred by it in connection with the exchange of the Wholesome Common Stock for the Wholesome Closing Share Payment and other amounts contemplated by the Wholesome Merger Agreement.
Any portion of the Wholesome Closing Share Payment (or any Subordinate Voting Shares issued pursuant to any adjustment to the determination of the Wholesome Actual Closing Merger Consideration) made available to the Exchange Agent that remains unclaimed by the Wholesome stockholders six months after the Wholesome Closing Date will be returned to the Wholesome Surviving Corporation or its designee, upon demand, and any such Wholesome stockholders that have not exchanged their Wholesome Common Stock for their pro rata portion of the Wholesome Closing Share Payment (or any Subordinate Voting Shares issued pursuant to any adjustment to the determination of the Wholesome Actual Closing Merger Consideration) shall thereafter look only to the Wholesome Surviving Corporation for payment of its pro rata portion of the Wholesome Closing Share Payment (or any Subordinate Voting Shares issued pursuant to any adjustment to the determination of the Wholesome Actual Closing Merger Consideration).
After December 31, 2026, the Company will deliver to the Exchange Agent the Wholesome Earn-Out Shares for further distribution to the Wholesome stockholders.
The distribution of Subordinate Voting Shares comprising the Wholesome Closing Share Payment (or any adjustment thereof) and any Wholesome Earn-Out Shares to the Wholesome stockholders is subject to compliance with U.S. federal and state securities laws.
Representations and Warranties
The Company and Wholesome Merger Sub, on the one hand, and Wholesome, on the other hand, made representations and warranties in the Wholesome Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Wholesome Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by confidential disclosure schedules delivered by the Company to Wholesome (the “Company to Wholesome Disclosure Schedules”) and by Wholesome to the Company and Wholesome Merger Sub (the “Wholesome Disclosure Schedules”).
Wholesome’s representations and warranties to the Company and Wholesome Merger Sub in the Wholesome Merger Agreement relate to, among other things:
•	the organization, good standing and qualification of Wholesome and its subsidiaries;
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Wholesome’s corporate power and authority to execute and deliver the Wholesome Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Wholesome Merger Agreement, and to consummate the Wholesome Transactions, and the enforceability and due execution and delivery of the Wholesome Merger Agreement and the documents and agreements contemplated by the Wholesome Merger Agreement;

•	the absence of conflicts with governing documents, applicable laws, and contracts;
•	the capitalization of Wholesome and its subsidiaries;
•	ownership of equity securities by Wholesome and its subsidiaries;
•	the financial statements of Wholesome and Arches;
•	the absence of certain undisclosed material liabilities;
•	the absence of certain changes, events and actions since December 31, 2023;
•	certain material contracts;
•	real property owned or leased;
•	the condition and sufficiency of assets;
•	ownership of, or rights with respect to, the intellectual property of Wholesome and its subsidiaries;
•	compliance with certain appliable data privacy laws;
•	the ownership and condition of inventory;
•	accounts receivable;
•	major customers and suppliers;
•	certain matters related to the insurance policies and arrangements;
•	the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;
•	the compliance with applicable laws and permits, licenses, exemptions, authorizations, franchises, programs, registrations, certifications, concessions, orders and approvals of governmental entities;

•	compliance with environmental laws and permits and other environmental matters;
•	compensation and benefits plans, agreements and arrangements with or concerning employees;
•	compliance with laws related to labor and employment;
•	the payment of taxes, the filing of tax returns and other tax matters;
•	the completeness and correctness of books and records;
•	certain affiliate transactions;
•	brokers’ and finders’ fees and other expenses payable by Wholesome;
•	certain U.S. securities laws matters; and
•	each stockholder of Wholesome being a “sophisticated purchaser” under the U.S. securities laws.
Some of Wholesome’s representations and warranties in the Wholesome Merger Agreement are qualified by a materiality or Material Adverse Effect standard. A “Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (i) on the business, results of operations, condition (financial or otherwise), liabilities or assets of Wholesome and its subsidiaries (excluding Arches), taken as a whole, or (ii) on the ability of Wholesome to perform its obligations under the Wholesome Merger Agreement or to consummate the Wholesome Merger, or on the consummation of (whether by prevention or material delay) the Wholesome Merger and the other transactions contemplated by the Wholesome Merger Agreement; provided, however, that “Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) changes in conditions generally affecting the industries in which Wholesome and its subsidiaries (excluding Arches) operate; (c) any changes in financial or securities markets in general; (d) any national or international political, regulatory or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (e) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (f) any changes in applicable laws or accounting rules, including GAAP; (g) any action required or permitted by the Wholesome Merger Agreement; (h) the public announcement or pendency of the transactions contemplated by Wholesome Merger Agreement; or (i) any failure (in and of itself) by Wholesome and its subsidiaries (excluding Arches) to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Wholesome and its subsidiaries (excluding Arches) compared to other participants in the industries in which Wholesome and its subsidiaries (excluding Arches) conduct their businesses.
The Company and Wholesome Merger Sub also made a number of representations and warranties to Wholesome, including the following:
•	the organization, good standing and qualification of each of the Company and Wholesome Merger Sub;
•
the Company’s and Wholesome Merger Sub’s respective corporate power and authority to execute and deliver the Wholesome Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Wholesome Merger Agreement, and to consummate the Wholesome Transactions, and the enforceability and due execution and delivery of the Wholesome Merger Agreement and the documents and agreements contemplated by the Wholesome Merger Agreement;

•	the absence of conflicts with governing documents, applicable laws and contracts;
•	the operations of Wholesome Merger Sub;
•	brokers’ and finders’ fees and other expenses payable by the Company or Wholesome Merger Sub;
•	the solvency of the Company and Wholesome Merger Sub;

•	the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;
•	the capitalization of the Company and certain matters with respect to the Subordinate Voting Shares;
•	the financial statements of the Company;
•	the absence of certain undisclosed material liabilities;
•	the absence of certain changes, events and actions since September 30, 2024;
•	the compliance with applicable laws;
•	certain U.S. and Canadian securities laws matters; and
•	certain U.S. tax matters.
Some of the representations and warranties made by the Company and Wholesome Merger Sub in the Wholesome Merger Agreement are qualified by a materiality or Parent Material Adverse Effect standard. A “Parent Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (a) on the business, results of operations, condition (financial or otherwise), liabilities or assets of the Company or its affiliates, taken as a whole, or (b) on the ability of the Company or Wholesome Merger Sub to perform its obligations under the Wholesome Merger Agreement or to consummate the Wholesome Merger, or on the consummation of (whether by prevention or material delay) the Wholesome Merger and the other transactions contemplated by the Wholesome Merger Agreement; provided, however, that “Parent Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) changes in conditions generally affecting the industries in which the Company or its affiliates operate; (c) any changes in financial or securities markets in general; (d) any national or international political, regulatory or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (e) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (f) any changes in applicable Laws or accounting rules; (g) any action required or permitted by the Wholesome Merger Agreement; (h) the public announcement or pendency of the transactions contemplated by the Wholesome Merger Agreement; or (i) any failure (in and of itself) by the Company or its affiliates to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Parent Material Adverse Effect)); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (f) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company or its affiliates compared to other participants in the industries in which the Company or its affiliates conduct their businesses.
The representations and warranties of Wholesome, on the one hand, and the Company and Wholesome Merger Sub, on the other hand, generally survive for 12 months from the Wholesome Closing Date. However, the representations and warranties of (i) Wholesome related to (a) the organization, good standing and qualification of Wholesome and its subsidiaries, (b) Wholesome’s corporate power and authority to execute and deliver the Wholesome Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Wholesome Merger Agreement, and to consummate the Wholesome Transactions, and the enforceability and due execution and delivery of the Wholesome Merger Agreement and the documents and agreements contemplated by the Wholesome Merger Agreement, (c) the absence of conflicts with Wholesome’s (or its subsidiaries’) governing documents, applicable laws, and contracts, (d) the capitalization of Wholesome and its subsidiaries, (e) the payment of taxes, the filing of tax returns and other tax matters, and (f) brokers’ and finders’ fees and other expenses payable by Wholesome, and (ii) the Company and Wholesome Merger Sub related to (a) the organization, good standing and qualification of each of the Company and Wholesome Merger Sub, (b) the Company’s and Wholesome Merger Sub’s respective corporate power and authority to execute and deliver the Wholesome Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Wholesome Merger Agreement, and to consummate the Wholesome Transactions, and the enforceability and due execution and delivery of the Wholesome Merger Agreement and the documents and agreements contemplated by the Wholesome Merger Agreement, (c) brokers’ and finders’ fees and other expenses payable by the Company or Wholesome Merger Sub,

(d) the capitalization of the Company and certain matters with respect to the Subordinate Voting Shares, and (e) certain U.S. tax matters ((i) and (ii) above, the “Wholesome Fundamental Representations”), survive the Wholesome Closing until the expiration of the applicable statute of limitations plus 60 days, subject to certain exceptions with respect to U.S. tax matters.
Updates of the Company to Wholesome Disclosure Schedules and Wholesome Disclosure Schedules
Section 5.17(a) of the Wholesome Merger Agreement allows Wholesome to supplement and/or amend the Wholesome Disclosure Schedules without the consent or approval of the Company or Wholesome Merger Sub, and thereby supplement or provide exceptions to the representations and warranties made by Wholesome, from the date of signing of the Wholesome Merger Agreement until the Wholesome Closing Date. Such updates are limited to (i) with respect to matters first arising or of which Wholesome first obtains knowledge after the date of signing of the Wholesome Merger Agreement, the disclosure of the facts, circumstances, and events included in such updates relate to a fact, circumstance or event having (or which could reasonably have) an adverse effect on Wholesome and its subsidiaries (excluding Arches), or their business or operations, in an aggregate amount not in excess of $500,000 for all such updates, and (ii) with respect to matters which were not included in the Wholesome Disclosure Schedules as of the date of signing of the Wholesome Merger Agreement, but were matters in the ordinary course of business, in an aggregate amount for all such updates not in excess of $150,000 for all such updates.
Section 5.17(b) of the Wholesome Merger Agreement allows the Company and Wholesome Merger Sub to supplement and/or amend the Company to Wholesome Disclosure Schedules without the consent or approval of Wholesome, and thereby supplement or provide exceptions to the representations and warranties made by the Company and Wholesome Merger Sub, from the date of signing of the Wholesome Merger Agreement until the Wholesome Closing Date. Such updates are limited to (i) with respect to matters first arising or of which the Company first obtains knowledge after the date of signing of the Wholesome Merger Agreement, the disclosure of the facts, circumstances, and events included in such updates relate to a fact, circumstance or event having (or which could reasonably have) an adverse effect on the Company or Wholesome Merger Sub, or their business or operations, in an aggregate amount not in excess of $500,000 for all such updates, and (ii) with respect to matters which were not included in the Company to Wholesome Disclosure Schedules as of the date of signing of the Wholesome Merger Agreement, but were matters in the ordinary course of business, in an aggregate amount for all such updates not in excess of $150,000 for all such updates.
General Efforts
Upon the terms and subject to the conditions set forth in the Wholesome Merger Agreement, Wholesome on the one hand, and the Company and Wholesome Merger Sub, on the other hand, will use their respective commercially reasonable efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to consummate and make effective the Wholesome Merger as soon as reasonably practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, permits, authorizations, and other confirmations required to be obtained from any third party and/or governmental authority necessary, proper, or advisable to consummate the Wholesome Merger, and (iii) execute and deliver such documents, certificates, and other papers as a party may reasonably request to evidence the other party’s satisfaction of its obligations under the Wholesome Merger Agreement.
The parties will also (i) cooperate with one another promptly to determine whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any applicable law, (ii) cooperate in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations or approvals, and (iii) keep the other party reasonably apprised of the status of matters relating to the completion of the Wholesome Merger and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority (whether domestic, foreign or supranational).
Conduct of Business by Wholesome Prior to Consummation of the Wholesome Merger
Wholesome agreed that except as expressly contemplated or permitted by the Wholesome Merger Agreement, or with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), at all times during the period from the date of signing of the Wholesome Merger Agreement until the Wholesome Closing or the valid termination of the Wholesome Merger Agreement, Wholesome will (x) conduct the business of Wholesome and its subsidiaries (excluding Arches) in the ordinary course of business; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of Wholesome and its subsidiaries (excluding Arches) and to preserve the rights, franchises, goodwill and relationships of their employees, customers, lenders, suppliers, regulators and others having business relationships with Wholesome and its subsidiaries (excluding Arches). Additionally, the date of signing of the Wholesome Merger Agreement until the Wholesome Closing or the valid termination of the Wholesome Merger Agreement, Wholesome will:
•	preserve and maintain all permits;
•	pay debts, taxes and other obligations when due, except as may be contested by Wholesome or its subsidiaries in good faith;
•	maintain the properties and assets owned, operated or used in the same condition as they were on the date of the Wholesome Merger Agreement, subject to reasonable wear and tear;
•	continue in full force and effect without modification all insurance policies, except as required by applicable law;
•	defend and protect their properties and assets from infringement or usurpation;
•
perform all of their obligations, in all material respects, under all contracts relating to or affecting its properties, assets or business, except such obligations as may be contested in good faith by Wholesome or its subsidiaries;

•	maintain its books and records in accordance with past practice;
•	comply in all material respects with all applicable laws; and
•
not take or permit any action that would cause to occur any of the changes, events or conditions described in the representations and warranties of Wholesome with respect to the absence of certain changes, events and actions since December 31, 2023.

Access to Information
From the date of the signing of the Wholesome Merger Agreement until the Wholesome Closing or the valid termination of the Wholesome Merger Agreement, Wholesome has agreed to (i) afford the Company and its representatives full and free access and the right to inspect all of the real property, properties, assets, premises, books and records, contracts and other documents and data related to Wholesome and its subsidiaries (excluding Arches), (ii) furnish the Company and its representatives with such financial, operating and other data and information related to Wholesome and its subsidiaries (excluding Arches) as the Company or any of its representatives may reasonably request, and (iii) instruct the representatives of Wholesome and its subsidiaries (excluding Arches) to cooperate with the Company in its investigation of Wholesome and its subsidiaries (excluding Arches), including by conducting non-intrusive environmental due diligence on Wholesome and its subsidiaries (excluding Arches) and their respective real property (subject to customary exceptions).
Acquisition Proposals
Under the Wholesome Merger Agreement, from and after the date of the Wholesome Merger Agreement until the earlier of the Wholesome Closing or the termination of the Wholesome Merger Agreement pursuant to its terms, Wholesome has agreed not to, and not to permit any of its affiliates or its or their representatives to, among other things:
•	encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal;
•	enter into discussions or negotiations with, or provide any information to, any person concerning a possible Acquisition Proposal; or
•	enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.
An “Acquisition Proposal” means any inquiry, proposal or offer from any person (other than the Company or any of its affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Wholesome or any of its subsidiaries; (ii) the issuance or acquisition of shares of capital stock or other equity securities of Wholesome or any of its subsidiaries; or (iii) the sale, lease, exchange or other disposition of any significant portion of Wholesome’s or any of its subsidiaries’ properties or assets.
Written Consent
On December 19, 2024, following the execution and delivery of the Wholesome Merger Agreement, Wholesome delivered a written consent (the “Wholesome Written Consent”) constituting the Wholesome Requisite Company Vote and subsequently delivered a stockholder notice to each stockholder of Wholesome that did not execute such written consent, in each case as required by the Wholesome Merger Agreement.
Director & Officer Indemnification and Insurance
The Company and Wholesome Merger Sub agreed that all rights to indemnification, advancement of expenses and exculpation by Wholesome existing at the date of signing of the Wholesome Merger Agreement in favor or directors or officers of Wholesome serving prior to the Wholesome Effective Time (the “Wholesome Indemnified Parties”) and as provided in the organizational documents of Wholesome, shall be assumed by the Wholesome Surviving Corporation. Further, from the Wholesome Effective Time through the sixth anniversary of the date on which the Wholesome Effective Time occurs, the Wholesome Surviving Corporation will indemnify and hold harmless each Wholesome Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as Wholesome Indemnified Parties at or prior to the Wholesome Effective Time, and shall reimburse each Wholesome Indemnified Party for any legal or other expenses reasonably incurred by such Wholesome Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines related to or arising under any such claim as such expenses are incurred, subject to the Wholesome Surviving Corporation’s receipt of an undertaking by such Wholesome Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Wholesome Indemnified Party is not entitled to be indemnified under applicable law; provided, however, that the Wholesome Surviving Corporation will not be liable for any settlement effected without the Wholesome Surviving Corporation’s prior written consent.
Prior to the Closing, Wholesome will obtain and fully pay for a “tail policy” with a claims period of at least six years from the Wholesome Effective Time. with at least the same coverage and amount and containing terms and conditions that are not less advantageous to the directors and officers of Wholesome as Wholesome’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Wholesome Effective Time. To the extent that Wholesome does not fully pay for such policy, the costs and expenses related to such policy will be included as Wholesome Transaction Expenses.
Termination of the Wholesome Equity Incentive Plan and Wholesome Options
On or prior to the Wholesome Closing, Wholesome is required to terminate (i) its 2020 Equity Incentive Plan dated July 15, 2020, and (ii) each option or similar award to or grant to purchase Wholesome’s capital stock (including Wholesome Common Stock) awarded and outstanding as of the Wholesome Closing Date, including under the WholesomeCo, Inc. 2020 Equity Incentive Plan (the “Wholesome Options”). Wholesome shall issue to each holder of Wholesome Options the number of shares of Wholesome Common Stock subject to each Wholesome Option, net of option exercise price and any applicable required tax withholding. Each former holder of Wholesome Options who receives Wholesome Common Stock in exchange for the termination of a Wholesome Option will become a Wholesome stockholder and participate in the Wholesome Transactions along with all other Wholesome stockholders.
Arches Covenants
From the date of signing of the Wholesome Merger Agreement through the Wholesome Closing, Wholesome is required to (i) hold the Wholesome Arches Shares and not permit or suffer any encumbrance upon such Wholesome Arches Shares, (ii) not permit Arches to (a) make any dividends or distributions to Arches’ stockholders, (b) use or expend cash other than in the ordinary course of business, and (c) incur any indebtedness for borrowed money other than certain specified funding from Wholesome, the Company or their respective affiliates (or from third parties to the extent approved by the Company). In the event that the Wholesome Closing does not occur for any reason, Wholesome is required to cause Arches to promptly pay back any such amounts funded by the Company or its affiliates to Arches prior to the Wholesome Closing.

Other Covenants and Agreements
The Wholesome Merger Agreement contains other covenants and agreements, including those relating to this Information Statement, obtaining certain governmental approvals, notices by Wholesome to the Company of certain events prior to the Wholesome Closing, public announcements of the Wholesome Transactions, the resignation of the directors and certain officers of Wholesome, and anti-takeover laws.
Conditions to the Closing of the Wholesome Merger
The obligations of the Company, Wholesome Merger Sub, and Wholesome to consummate the Wholesome Merger are subject to the satisfaction or waiver of certain conditions, including the following:
•
the adoption of the Wholesome Merger Agreement by the affirmative vote or consent of the Wholesome stockholders representing a majority of the outstanding Wholesome Common Stock (the “Wholesome Requisite Company Vote”);

•
the approval of an ordinary resolution approving the business combination transaction with Wholesome and/or related change of control of the Company, as applicable, pursuant to applicable policies of the CSE (i) in the case of a meeting of shareholders, by at least 50% of the votes cast at a special meeting of shareholders of the Company by the holders of the Subordinate Voting Shares and Multiple Voting Shares represented in person or by proxy and entitled to vote at such meeting or (ii) in the case of action by written consent of the shareholders of the Company, by at least 50% of the Company’s outstanding voting power (the “Wholesome Company Shareholder Approval”), has been obtained;

•	the consummation of the Wholesome Merger not being made illegal or otherwise restrained or prohibited by any law, order, or action of any governmental authority of competent jurisdiction;
•	the Company having closed an equity investment in the Company from various investors in an aggregate amount at least equal to $75,000,000; and
•	certain regulatory consents in Utah having been obtained.
The obligations of the Company and Wholesome Merger Sub to consummate the Wholesome Merger are subject to the satisfaction and waiver of certain additional conditions, including the following:
•
the accuracy of certain representations and warranties of Wholesome in the Wholesome Merger Agreement to be true and correct in all respects, subject to materiality qualifiers (or, with respect to such representations and warranties that are not subject to materiality qualifiers, in all material respects), or, in the case of Wholesome’s organization and authority, capitalization, financial statement, and broker fee representations and warranties, other than for any de minimis inaccuracies, as of the date of the Wholesome Merger Agreement and as of Wholesome Closing Date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	Wholesome having performed in all material respects their obligations under the Wholesome Merger Agreement on or prior to the Wholesome Closing Date;
•	certain Wholesome licenses being valid and in full force and effect;
•
the approval of the Wholesome Merger by the board of directors of Wholesome (including such board’s recommendation that the Wholesome stockholders adopt the Wholesome Merger Agreement) and the Wholesome Requisite Company Vote have been delivered to the Company;

•	since the date of the Wholesome Merger Agreement, there not having occurred any material adverse effect with respect to Wholesome, as further described in the Wholesome Merger Agreement;
•	Wholesome has delivered to the Company and Wholesome Merger Sub the closing deliverables required by the Wholesome Merger Agreement;
•	no Wholesome stockholders having exercised, or remaining entitled to exercise statutory appraisal rights under the DGCL;

•
Wholesome and its subsidiaries (excluding Arches) having cash in an amount not less than (i) $1,000,000 (exclusive of any cash reserves required to be held by Wholesome and its subsidiaries in respect of certain tax obligations) plus (ii) the net cash flow from operating activities, on an after tax basis, of Wholesome and its subsidiaries from January 1, 2025 through the Wholesome Closing Date (the “Wholesome Minimum Cash Amount”);

•	the required approval of the Wholesome Merger Agreement by the CSE having been received;
•	Wholesome and its stockholders delivering a Letter of Transmittal pursuant to the terms of the Wholesome Merger Agreement;
•	Wholesome having terminated its equity incentive plan; and
•	certain third-party consents having been obtained.
The obligations of Wholesome to consummate the Wholesome Merger are subject to the satisfaction or waiver of certain additional conditions, including the following:
•
the accuracy of certain representations and warranties of the Company and Wholesome Merger Sub in the Wholesome Merger Agreement to be true and correct in all respects, subject to materiality qualifiers (or, with respect to such representations and warranties that are not subject to materiality qualifiers, in all material respects), or, in the case of the Company’s and Wholesome Merger Sub’s organization and authority, capitalization and broker fee representations and warranties, other than for any de minimis inaccuracies, as of the date of the Wholesome Merger Agreement and as of the Wholesome Closing Date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	the Company and Wholesome Merger Sub having performed in all material respects their obligations under the Wholesome Merger Agreement on or prior to the Wholesome Closing Date;
•	since the date of the Wholesome Merger Agreement, there not having occurred any material adverse effect with respect to the Company, as further described in the Wholesome Merger Agreement;
•	the Company and Wholesome Merger Sub have delivered to the Wholesome the closing deliverables required by the Wholesome Merger Agreement;
•	certain third-party consents having been obtained; and
•	the Company continuing to be treated as a domestic corporation for U.S. federal income tax purposes.
Under the terms of the Wholesome Merger Agreement, the parties’ mutual obligations to consummate the Wholesome Merger are also subject to certain additional conditions with respect to certain filings to be made in compliance with the HSR Act. However, following the execution and delivery of the Wholesome Merger Agreement, the parties determined that such filings are not applicable to the Wholesome Transactions. The Wholesome Merger Agreement also provides for a condition to Wholesome’s obligations to consummate the Wholesome Merger that John Mazarakis shall have been appointed by the Board as the Chief Executive Officer and Co-Executive Chairman of the Company, which action was taken by the Board on December 17, 2024.
Indemnification
If the Wholesome Closing occurs, the Wholesome stockholders will, severally and not jointly, defend and indemnify the Company and its affiliates and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty of Wholesome set forth in the Wholesome Merger Agreement or in certificate or instrument delivered by or on behalf of Wholesome, the Stockholder Representative, or any stockholder of Wholesome, (ii) any breach, violation or nonfulfillment of any covenant, agreement, or obligation to be performed by Wholesome or its subsidiaries, the Stockholder Representative, or any stockholder of Wholesome pursuant to the Wholesome Merger Agreement, (iii) any claim by any stockholder of Wholesome relating to such person’s rights with respect to the Wholesome Total Merger Consideration or the calculations and determinations set forth on the consideration spreadsheet prepared by Wholesome, (iv) any claims of a Wholesome stockholder under that certain Voting Agreement, dated as of March 30, 2022, by and among Wholesome and the Wholesome stockholders or any claims of any Wholesome stockholder under the governing documents of Wholesome that the appointment of the Stockholder Representative, or any indemnification or other obligations of any Wholesome stockholder under the Wholesome Merger Agreement or any documents, agreements or instruments contemplated by the Wholesome Merger Agreement, is or was not enforceable against such Wholesome stockholder, (v) any amounts paid to the holder of any dissenting shares, including any interest required to be paid thereon, that are in excess of what such holders would have received hereunder had such holders not been holders of dissenting shares, plus any reasonable expenses incurred by the Company indemnified parties arising out of the exercise of such appraisal or dissenters’ rights, (vi) any amounts paid or required to be paid by the Company in respect of amounts described under the section above entitled “Director & Officer Indemnification and Insurance,” and (vii) certain unpaid transaction expenses or indebtedness of Wholesome and its subsidiaries to the extent not paid or satisfied by Wholesome at or prior to the Wholesome Closing, or if paid by the Company or Wholesome Merger Sub at or prior to the Wholesome Closing, to the extent not deducted in the determination of Wholesome Closing Merger Consideration. The Wholesome stockholders will also indemnify the Company and its affiliates and their respective representatives for certain tax matters, including for taxes required to be withheld pursuant to the issuance of Subordinate Voting Shares pursuant to the Wholesome Merger Agreement, pre-closing taxes of Wholesome and its subsidiaries, and certain other tax matters.
In addition, if the Wholesome Closing occurs, the Company will defend and indemnify the Wholesome stockholders, their affiliates, and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty of the Company or Wholesome Merger Sub set forth in the Wholesome Merger Agreement or in certificate or instrument delivered by or on behalf of the Company or Wholesome Merger Sub, and (ii) any breach, violation or nonfulfillment of any covenant, agreement, or obligation to be performed by the Company or Wholesome Merger Sub pursuant to the Wholesome Merger Agreement.
The parties’ indemnification obligations with respect to losses arising from inaccuracies in or breaches of any of their respective representations or warranties are subject to a $339,422 deductible, after which the indemnifying parties shall be required to pay or be liable for all losses in excess of such deductible, and a $6,788,433 indemnification cap, except in the case of fraud or the breach of or inaccuracy in the Wholesome Fundamental Representations. Additionally, the aggregate amount of losses for which the Company or the Wholesome stockholders will be liable (as applicable) in respect of any breach of the Wholesome Fundamental Representations shall not exceed 100% of the Wholesome Actual Closing Merger Consideration, and no individual Wholesome stockholder will be liable for any losses exceeding the value (as if such amounts were all received as of the Wholesome Closing) of its pro rata portion of the Wholesome Actual Closing Merger Consideration actually received by such Wholesome Stockholder.
Subject to certain exceptions, from and after the Wholesome Closing, the foregoing indemnification is the sole and exclusive remedy with respect to any and all claims under the Wholesome Merger Agreement, except in the case of fraud, misrepresentation or intentional misconduct; provided that any indemnified person will also have the right to seek any equitable relief to which such person in entitled under the Wholesome Merger Agreement or to seek any remedy on account of any party’s fraud, intentional misrepresentation or intentional misconduct.
Setoff
The Company has the right to set-off, withhold, and deduct from any payment of any Wholesome Earn-Out Amount due to a Wholesome stockholder any losses determined by a final, non-appealable adjudication to be owed by such Wholesome stockholder as an indemnifiable loss. To the extent that a Company indemnified party suffers any losses or incurs any other amounts to which such Company indemnified party reasonably believes such party is entitled to indemnification under the Wholesome Merger Agreement, such party will be entitled to submit a notice of such good faith claim to the Stockholder Representative, and such claims will be resolved pursuant to the indemnification claim provisions set forth in the Wholesome Merger Agreement. In the event that any such claim is not resolved within thirty (30) days of such notice, the Company indemnified party may seek judicial determination of the claim. The Company may hold back and delay the issuance of any Wholesome Earn-Out Shares in respect of any Wholesome Earn-Out Amount that is the subject of such a claim pending final determination of that claim.

Termination of the Wholesome Merger Agreement
The Wholesome Merger Agreement may be terminated at any time prior to the Wholesome Closing in the following ways:
•	by mutual written consent of the Company and Wholesome;
•	by the Company or Wholesome if:
○
the Wholesome Merger has not been consummated on or before February 28, 2026 (the “Outside Date”); provided, however, that the right to terminate the Wholesome Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party whose failure to perform or comply in any material respect with any covenant or agreement under the Wholesome Merger Agreement has been the principal cause of or principally resulted in the failure of the Wholesome Closing to have occurred on or before the Outside Date;

○
subject to certain exceptions, if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any Governmental Order (as defined in the Wholesome Merger Agreement) or other Law (as defined in the Wholesome Merger Agreement), in each case, which is in effect and has the effect of making the consummation of the Wholesome Merger or the other transactions contemplated by the Wholesome Merger Agreement illegal (other than Federal Cannabis Laws (as defined in the Wholesome Merger Agreement)), otherwise restraining or prohibiting consummation of such transactions or causing any of the Wholesome Transactions to be rescinded following completion thereof, and in the case of a Governmental Order, such Governmental Order shall have become final and non-appealable; or

○
the Wholesome Company Shareholder Approval shall not have been obtained upon a vote taken thereon at a stockholder meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the issuance of the Company’s Subordinate Voting Shares pursuant to the Wholesome Merger Agreement was taken.

•	by the Company if:
○
all of the conditions to Wholesome’s obligations to effect the Wholesome Closing have been satisfied (other than conditions to be satisfied at the Wholesome Closing), the Company has given irrevocable written notice to Wholesome that all of the conditions to the Company’s obligations to effect the Wholesome Closing have been satisfied or waived, that the Company is ready, willing, and able to consummate the Wholesome Closing, and Wholesome fails to consummate the Wholesome Transactions on or prior to the second business day on which the Wholesome Closing would otherwise have occurred;

○
neither the Company nor Wholesome Merger Sub is then in material breach of any provision of the Wholesome Merger Agreement, and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Wholesome pursuant to the Wholesome Merger Agreement that would give rise to the failure of certain of the conditions to the Company’s obligations to effect the Wholesome Closing, and, to the extent curable, such breach, inaccuracy or failure has not been cured by Wholesome within 30 days of Wholesome’s receipt of written notice of such breach from the Company; or

○
within 10 business days following the execution and delivery of the Wholesome Merger Agreement, Wholesome has not delivered to the Company a copy of a written consent evidencing receipt of the Wholesome Requisite Company Vote.

•	by Wholesome if:
○
all of the conditions to the Company’s obligations to effect the Wholesome Closing have been satisfied (other than conditions to be satisfied at the Wholesome Closing), Wholesome has given irrevocable written notice to the Company that all of the conditions to Wholesome’s obligations to effect the Wholesome Closing have been satisfied or waived, that Wholesome is ready, willing, and able to consummate the Wholesome Closing, and the Company fails to consummate the Wholesome Transactions on or prior to the second business day on which the Wholesome Closing would otherwise have occurred (the “Wholesome Target Termination Fee Condition”); or

○
Wholesome is not then in material breach of any provision of the Wholesome Merger Agreement, and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or Wholesome Merger Sub pursuant to the Wholesome Merger Agreement that would give rise to the failure of certain of the conditions to Wholesome’s obligations to effect the Wholesome Closing, and, to the extent curable, such breach, inaccuracy or failure has not been cured by the Company or Wholesome Merger Sub within 30 days of the Company’s or Wholesome Merger Sub’s receipt of written notice of such breach from Wholesome.

Termination Fees
Upon termination of the Wholesome Merger Agreement in the following circumstances, the Company, on the one hand, or Wholesome, on the other hand will be required to pay the other party a termination fee of $3,394,217 (the “Wholesome Termination Fee”).
The Company will pay to Wholesome the Wholesome Termination Fee as Wholesome’s sole and exclusive remedy if Wholesome terminates the Wholesome Merger Agreement because all of the conditions to the Company’s obligations to effect the Wholesome Closing have been satisfied (other than conditions to be satisfied at the Wholesome Closing), Wholesome has given irrevocable written notice to the Company that all of the conditions to Wholesome’s obligations to effect the Wholesome Closing have been satisfied or waived, that Wholesome is ready, willing, and able to consummate the Wholesome Closing, and the Company fails to consummate the Wholesome Transactions on or prior to the second business day on which the Wholesome Closing would otherwise have occurred; provided that, if the Company violates certain confidentiality obligations, or if the Company otherwise commits Fraud (as defined in the Wholesome Merger Agreement) or intentional misconduct, then, in addition to the Wholesome Termination Fee to which Wholesome is otherwise entitled, Wholesome may also pursue all other available legal rights and remedies.
Wholesome will pay to the Company the Wholesome Termination Fee as the Company’s sole and exclusive remedy if the Company terminates the Wholesome Merger Agreement because all of the conditions to Wholesome’s obligations to effect the Wholesome Closing have been satisfied (other than conditions to be satisfied at the Wholesome Closing), the Company has given irrevocable written notice to Wholesome that all of the conditions to the Company’s obligations to effect the Wholesome Closing have been satisfied or waived, that the Company is ready, willing, and able to consummate the Wholesome Closing, and Wholesome fails to consummate the Wholesome Transactions on or prior to the second business day on which the Wholesome Closing would otherwise have occurred; provided that, if Wholesome violates certain confidentiality obligations or its obligations with respect to Acquisition Proposals described above, or if Wholesome or its stockholders otherwise commit Fraud or intentional misconduct, then, in addition to the Wholesome Termination Fee to which the Company is otherwise entitled, the Company may also pursue all other available legal rights and remedies. In addition, if the Company terminates the Wholesome Merger Agreement for any reason other than as described in the preceding sentence, and prior to such termination, Wholesome shall have violated its obligations with respect to Acquisition Proposals described above, and within 15 months of termination, Wholesome enters into an agreement with respect to or consummates an Acquisition Proposal with a third party, then Wholesome will owe the Company the Wholesome Termination Fee upon the earlier of the entry into such agreement or the consummation of such transaction, and such Wholesome Termination Fee shall not be the Company’s exclusive remedy with respect to such termination.
Under the terms of the Wholesome Merger Agreement, in certain additional circumstances, Wholesome could have been required to pay to the Company the Wholesome Termination Fee. However, following receipt and by virtue of delivery of the Wholesome Written Consent on December 19, 2024, the provisions of the Wholesome Merger Agreement providing for the payment of the Wholesome Termination Fee in these circumstances are no longer applicable.
Stockholder Representative
By approving the Wholesome Merger Agreement or by executing a Letter of Transmittal and/or the Wholesome Written Consent or otherwise by receiving the benefits under the Wholesome Merger Agreement, the Wholesome stockholders are deemed to have irrevocably authorized and appointed the Stockholder Representative as of the Wholesome Closing as such person’s agent, proxy, representative and attorney-in-fact to act on behalf of such person and their successors and assigns for all purposes in connection with the Wholesome Merger Agreement and any related agreements, including to take any and all actions and make any decisions required or permitted to be taken by the Stockholder Representative, in its sole judgment and as it may deem to be in the best interests of the Wholesome stockholders, pursuant to the Wholesome Merger Agreement.
Amendment and Waiver
The Wholesome Merger Agreement may be amended, modified or supplemented by an agreement in writing signed by the Company, Merger Sub, and Wholesome (and by the Stockholder Representative, only the extent such amendment affects any duties, obligations, liability, or indemnities of the Stockholder Representative), prior to the Wholesome Effective Time; provided, that after the Wholesome Requisite Company Vote has been obtained, no amendment or waiver may be made that, pursuant to applicable law, requires approval or adoption by the Wholesome stockholders without such approval or adoption. Given that Wholesome has received the Wholesome Requisite Company Vote, no such amendment may be made to the Wholesome Merger Agreement that requires the approval of Wholesome’s stockholders pursuant to applicable law without such approval.
Any failure of the Company or Wholesome Merger Sub, on the one hand, or Wholesome, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived, if before the Wholesome Closing, by Wholesome or, if after the Wholesome Closing, by the Stockholder Representative (with respect to any failure by the Company or Wholesome Merger Sub) or by the Company or Wholesome Merger Sub (with respect to any failure by Wholesome), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Specific Performance
The parties to the Wholesome Merger Agreement agreed that the parties to the Wholesome Merger Agreement shall be entitled to specific performance of the terms of the Wholesome Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity, in each case without the necessity of posting any bond or similar requirement in respect thereof (which each party waived).
Governing Law; Jurisdiction; Waiver of Jury Trial
The Wholesome Merger Agreement is governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
Each party to the Wholesome Merger Agreement has irrevocably submitted to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, if jurisdiction is not available in such court, the superior court of the State of Delaware and the United States District Court for the District Of Delaware), in the event that any legal suit, action, or proceeding arises out of the Wholesome Merger Agreement, the documents or agreements contemplated by the Wholesome Merger Agreement, or the Wholesome Transactions, and has agreed that all claims with respect to such proceedings will be brought and determined only in such courts.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Wholesome Merger Agreement, the documents or agreements contemplated by the Wholesome Merger Agreement, or the Wholesome Transactions.
Letter of Transmittal and Investor Rights Agreement
Prior to the Wholesome Closing, and in order to receive their pro rata share of the Wholesome Total Merger Consideration, in addition to the Lock-Up Letter described above, each stockholder of Wholesome will be required to prepare, execute, and deliver to the Company and the Exchange Agent a Letter of Transmittal and to the Company an Investor Rights Agreement.
The Letter of Transmittal will, among other things, include certain representations of warranties of each stockholder of Wholesome with respect to its authority and capacity and compliance with applicable U.S. and Canadian securities laws. The Letter of Transmittal will also include various waivers by Wholesome stockholders, including with respect to any appraisal rights under applicable law, and will also provide a general release of the Company, Wholesome Merger Sub, Wholesome, and their respective affiliates and other related parties.
The Investor Rights Agreement will, among other things, include certain registration rights with respect to the Subordinate Voting Shares received by Wholesome stockholders. These registration rights will obligate the Company to prepare and file with the SEC a registration statement upon the expiration of 12 months after the Wholesome Closing to cover the resale of the Subordinate Voting Shares received by the Wholesome stockholders pursuant to the Wholesome Merger Agreement to the extent that the holders of such Subordinate Voting Shares cannot resell such Subordinate Voting Shares under Rule 144 of the Securities Act. In the event that the Company becomes aware prior to the expiration of such 12-month period that a holder of such Subordinate Voting Shares would not qualify under Rule 144 of the Securities Act to be able to sell such Subordinate Voting Shares, the Company is required to use commercially reasonable efforts to prepare and file a registration statement prior to the expiration of such 12-month period. In addition, if the Company has not filed an initial registration statement within 270 days following the Wholesome Closing, and the Stockholder Representative delivers to the Company a written demand signed by the holders of at least 50% of the Subordinate Voting Shares issued by the Company at the Wholesome Closing within three months following such 270 day period, then the Company is required to use its reasonable best efforts to prepare and file an initial registration statement with the SEC. The Investor Rights Agreement will also include certain piggyback registration rights to the Wholesome stockholders in the event that the Company proposes to register certain offers and sales of Subordinate Voting Shares under the Securities Act after the Wholesome Closing.
Proper Mergers
The following summarizes the material terms of the Proper Mergers pursuant to the Proper Merger Agreement.
Parties Involved in the Proper Mergers
Vireo Growth Inc.
For a brief description of the Company, see “Summary of Mergers — Deep Roots Merger — Parties Involved in the Deep Roots Merger — Vireo Growth Inc.” above. For additional information about Vireo, see “Information About the Parties to the Mergers — Vireo Growth Inc.” starting on page 99.
Proper Holdings, LLC
Proper is a private Missouri limited liability company formed on April 12, 2022. Proper is currently one of the largest independent operators in Missouri’s adult-use cannabis market. Led by Chief Executive Officer John Pennington, the company has a total retail footprint of eleven stores, five original and six acquired stores which have been rebranded under the Proper name (two stores are branded N’Bliss), and one undeveloped license. All stores are in the St. Louis area except for one in Kansas City. For additional information about Vireo, see “Information About the Parties to the Mergers — Proper” starting on page 113.
Vireo PR Merger Sub Inc.
Proper Merger Sub 1 is a Missouri corporation and wholly owned subsidiary of the Company incorporated on December 2, 2024, solely for the purpose of engaging in the Proper Transactions, including the Proper Mergers. Proper Merger Sub 1 has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
Vireo PR Merger Sub II Inc.
Proper Merger Sub 2 is a Missouri corporation and wholly owned subsidiary of the Company incorporated on December 2, 2024, solely for the purpose of engaging in the Proper Transactions, including the Proper Mergers. Proper Merger Sub 2 has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.
Proper Holdings Management, Inc.
Proper MSA Newco is a private Missouri corporation and wholly owned subsidiary of Proper incorporated on December 12, 2024, solely for the solely for the purpose of engaging in the Proper Transactions, including the Proper Mergers. Specifically, Proper MSA Newco was incorporated for the purpose of holding and operating all of Proper’s nonregulated assets, subject to a Management Services Agreement (the “Proper Management Services Agreement”) intended to be entered into prior to the Proper Closing Date by and between Proper and Proper MSA Newco (see the section “Description of the Merger Agreements — Proper Mergers — Management Services Agreement” for more information regarding the Proper Management Services Agreement). Proper MSA Newco has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation.

NGH Investments, Inc.
NGH is a private Missouri corporation incorporated on February 26, 2020. NGH is a wholly-owned subsidiary of Proper incorporated for the purpose of holding the real property related to the business of Proper and its subsidiaries.
Shareholder Representative Services LLC
Member Representative is a Colorado limited liability company and is a party to the Proper Merger Agreement solely for the purposes of acting as the representative, agent, and attorney-in-fact of the Proper Share Recipients.
Arches IP, Inc.
Proper is a minority stockholder of Arches, holding as of the date of signing of the Proper Merger Agreement approximately 15.28% of the issued and outstanding equity securities of Arches (the “Proper Arches Shares”), not including any Arches Options. The Company will indirectly acquire the Proper Arches Shares held by Proper as a result of the Proper Transactions. Arches is a private Delaware corporation incorporated on February 28, 2024, and is the owner and operator of a proprietary cannabis delivery and analytics platform which would be licensed exclusively to the Company’s portfolio of operating companies over time as regulations allow.
Form and Effects of the Proper Mergers; Articles of Incorporation and Bylaws; Directors and Officers
Upon the terms and subject to the conditions set forth in the Proper Merger Agreement and the applicable provisions of the General and Business Corporation Law of Missouri (“Missouri Act”), NGH will be merged with and into Proper Merger Sub 1, the separate corporate existence of NGH will cease and Proper Merger Sub will continue as the Proper Merger Sub 1 Surviving Corporation of the merger and a wholly owned subsidiary of the Company.
Upon the terms and subject to the conditions set forth in the Proper Merger Agreement and the applicable provisions of the Missouri Act, Proper MSA Newco will be merged with and into Proper Merger Sub 2, the separate corporate existence of Proper MSA Newco will cease and Proper Merger Sub 2 will continue as the Proper Merger Sub 2 Surviving Corporation of the merger and a wholly owned subsidiary of the Company.
At the Proper Effective Time (as defined below):
•
each share of the common stock of Proper Merger Sub 1 will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Proper Merger Sub 1 Surviving Corporation, and, following the Proper Effective Time, all shares of common stock of the Proper Merger Sub 1 Surviving Corporation will be held by the Company;

•
each share of the common stock of Proper Merger Sub 2 will be converted into one newly issued, fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Proper Merger Sub 1 Surviving Corporation, and, following the Proper Effective Time, all shares of common stock of the Proper Merger Sub 2 Surviving Corporation will be held by the Company;

•
each share of NGH Common Stock will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the consideration described below in the section entitled “Description of the Merger Agreements — Proper Mergers — Consideration to be Received in the Proper Mergers”;

•
each share of the common stock of Proper MSA Newco Common Stock will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the consideration described below in the section entitled “Description of the Merger Agreements — Proper Mergers — Consideration to be Received in the Proper Mergers”;

•
the Articles of Incorporation of each of Proper Merger Sub 1 and Proper Merger Sub 2 will be amended and restated in its entirety to read as set forth on the form attached as Exhibit I-1 and Exhibit I-2 to the Proper Merger Agreement, respectively, and, as so amended, will be the articles of incorporation of the applicable Proper Surviving Corporation until thereafter amended in accordance with its terms and as provided by Missouri law;

•
the Bylaws of each of Proper Merger Sub 1 and Proper Merger Sub 2 in effect immediately prior to the Proper Closing (with any changes as the Company and Proper may mutually agree) will be the bylaws of the applicable Proper Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the applicable Proper Surviving Corporation and as provided by Missouri law;

•
the directors of Proper Merger Sub 1 and Proper Merger Sub 2 immediately prior to the Proper Closing will be the directors of the applicable Proper Surviving Corporation, each to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal; and

•
the officers of NGH and Proper MSA Newco immediately prior to the Proper Closing will be the officers of the applicable Proper Surviving Corporation, each such officer to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

Consummation and Effectiveness of the Proper Mergers
Unless another time or date is mutually agreed in writing by Proper and the Company, the Proper Closing will take place at 7:00 A.M. Central Time on the second business day following the satisfaction or, to the extent not prohibited by applicable law, waiver of the conditions set forth in the Proper Merger Agreement and described in the section “Description of the Merger Agreements – Proper Mergers – Conditions to the Closing of the Proper Mergers”, other than those conditions that by their terms are to be satisfied at the Proper Closing, but subject to the satisfaction or waiver of such conditions. Each of the Proper Mergers will become effective at the Proper Effective Time.
Consideration to be Received in the Proper Mergers
The aggregate amount payable in connection with the Proper Transactions, including the Proper Mergers, will consist of (i) the closing merger consideration (the “Proper Closing Merger Consideration”) calculated as described below and paid through the issuance of newly issued Subordinate Voting Shares at a closing share price of $0.52 plus; (ii) rights to potential additional earn-out amounts (the “Proper Earn-Out Amount”) as described below and paid through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026; less (iii) any forfeiture amount (the “Proper Forfeiture Amount”) as described below.
Proper Acquisition Multiple
Certain of the calculations described below with respect to the consideration to be received by the Proper Share Recipients are based upon an acquisition multiple (the “Proper Acquisition Multiple”) of approximately 4.175. The Proper Acquisition Multiple is calculated as the quotient of (a) the sum of (i) 174,002,004 Subordinate Voting Shares multiplied by the closing share price of $0.52, plus (ii) $41,443,958 (imputed for certain indebtedness of the Proper Companies and their subsidiaries), less (iii) $3,000,000 (imputed for certain unrestricted cash held by the Proper Companies as of the Proper Closing), less (iv) $2,000,000 (imputed for cash reserves required to be held by the Proper Companies and their subsidiaries in respect of certain tax obligations), plus (v) $5,000,000 (imputed for pre-closing taxes and any shortfall in respect of cash reserves required to be held by the Proper Companies and their subsidiaries in respect of certain tax obligations of the Proper Companies and their subsidiaries), less (vi) $2,500,000 (imputed for a post-signing investment to be made by the Proper Companies in a portfolio company) divided by (b) closing EBTIDA of $31,000,000.
Proper Closing Merger Consideration
The Proper Share Recipients will be entitled to receive the Proper Closing Merger Consideration calculated as the sum of (i) the Proper Acquisition Multiple multiplied by the closing EBITDA of $31,000,000, plus (ii) certain unrestricted cash held by the Proper Companies and their subsidiaries as of the Proper Closing, plus (iii) $2,139,200 (imputed as the value of the Proper Arches Shares), plus (iv) certain cash reserves held by the Proper Companies and their subsidiaries in excess of the reserves required to be held by the Proper Companies and their subsidiaries in respect of certain tax obligations, less (v) the amount of certain indebtedness of the Proper Companies and their subsidiaries that will be rolled forward into the Proper Surviving Corporations, less (vi) the amount of certain other indebtedness held by the Proper Companies and their subsidiaries less (vii) any shortfall in the reserves required to be held by the Proper Companies and their subsidiaries in respect of certain tax obligations, less, (viii) the amount of any unpaid taxes of the Proper Companies and their subsidiaries for any periods ending on or before the Proper Closing Date, excluding any amounts for which the Proper Companies and their subsidiaries have established cash reserves, less (ix) the amount of any unpaid transaction expenses for which the Proper Companies and their subsidiaries are liable under the Proper Merger Agreement, plus (x) $2,500,000 in respect of a certain post-signing investment to be made by the Proper Companies plus (xi) the amount by which the working capital of the Proper

Companies and their subsidiaries as of the Proper Closing exceeds the target working capital of $3,700,000 and less (x) the amount by which the working capital of the Proper Companies and their subsidiaries as of the Proper Closing is less than the target working capital of $3,700,000. As of the signing of the Proper Merger Agreement, the Proper Closing Merger Consideration was estimated to be $92,620,242, which would result in 178,115,850 Subordinate Voting Shares being issued by the Company in respect of the Proper Closing Merger Consideration.
At least three (3) business days prior to the Proper Closing, Proper will provide to the Company an estimated closing statement setting forth Proper’s good faith estimated calculation of the Proper Closing Merger Consideration. The Company will issue and deliver to Proper (as described below in “Description of the Merger Agreements – Proper Mergers – Procedures for Receiving Merger Consideration”) a number of Subordinate Voting Shares equal to 90% of (i) the estimated Proper Closing Merger Consideration multiplied by (ii) the closing share price of $0.52, with such share issuance described herein as the “Proper Closing Share Payment.”
The remaining 10% of the Subordinate Voting Shares in respect of the Proper Closing Merger Consideration (the “Proper Escrow Shares”) will be delivered to Odyssey Transfer and Trust Company, in its capacity as the escrow agent (the “Proper Escrow Agent”), under an escrow agreement by and among the Company, Member Representative, and the Proper Escrow Agent (the “Proper Escrow Agreement”). The Proper Escrow Shares will be held by the Proper Escrow Agent pursuant to the Proper Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanism described below and the indemnification obligations of the Proper Share Recipients described below in “Description of the Merger Agreements – Proper Mergers – Indemnification.” The Proper Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to Proper for further distribution to the Proper Share Recipients following the date that is twenty-four months after the Proper Closing.
Within ninety (90) days of the Proper Closing Date, the Company is entitled to prepare and deliver to the Member Representative a statement setting forth the Company’s good faith calculation of the Proper Closing Merger Consideration (the “Proper Final Closing Statement”). The estimated Proper Closing Merger Consideration is subject to adjustment based upon review of the Proper Final Closing Statement by the Member Representative and the parties’ review and negotiation of any objections that the Member Representative may have with respect to the Proper Final Closing Statement. To the extent that the Company and the Member Representative are not able to resolve any disputes, such disputes will be submitted to CohnReznik, or, if CohnReznik is not able to serve, another independent accountant mutually appointed by the Company and the Member Representative (the “Proper Independent Accountant”) for resolution. The fees of the Proper Independent Accountant will be paid by the Company, on the one hand, and Proper, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or Proper, respectively, bears to the aggregate amount actually contested by Proper and the Company. The final Proper Closing Merger Consideration as determined pursuant to this paragraph is hereinafter referred to as the “Proper Actual Closing Merger Consideration.”
In the event that the Proper Actual Closing Merger Consideration exceeds the estimated Proper Closing Merger Consideration, then the Company may elect to pay to Proper an amount in cash equal to such excess or issue additional Subordinate Voting Shares to Proper in a number equal to the amount of such excess divided by the closing share price of $0.52. In the event that the Proper Actual Closing Merger Consideration is less than the estimated Proper Closing Merger Consideration, Proper may elect to (i) pay to the Company the amount of such excess in cash, or (ii) direct the Proper Escrow Agent to release to the Company an aggregate number of Escrow Shares (rounded up to the nearest whole number) equal to the amount of such shortfall divided by the closing share price of $0.52, or any combination of the foregoing.
The Subordinate Voting Shares received by the Proper Share Recipients are subject to certain customary restrictions on transfer. For additional information on such restrictions, see “Description of the Merger Agreements – Proper Mergers – Lock-Up Letters” below. For additional information on our Subordinate Voting Shares, see “Description of the Company’s Securities” below.
Proper Earn-Out Amounts
Proper EBITDA Earn-Out Amount
The Proper Share Recipients will be eligible to receive an earn-out amount (the “Proper EBITDA Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds as described below. The Proper Earn-Out Amount will be calculated as an amount equal to (i) the product of four (4) multiplied by the following

(which may be a positive or negative number): (a) the greater of (1) the trailing twelve (12) month adjusted EBITDA of the Proper Companies and their subsidiaries for the twelve (12) calendar months ending December 31, 2026 and (2) the trailing nine (9) month adjusted EBITDA of the Proper Companies and their subsidiaries for the last nine (9) months of calendar year 2026, with such amount annualized to reflect a full 12-month period, minus (b) the closing EBITDA of $31,000,000, minus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries after the Proper Closing Date, plus (iii) certain tax refund amounts held by the Proper Surviving Corporations for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement. From the Proper Closing through December 31, 2026, the Company is subject to certain limited covenants with respect to the operation of the Proper Surviving Corporations and the listing of the Company’s Subordinate Voting Shares.
The Proper EBITDA Earn-Out Amount will be calculated by the Company based upon the Company’s audited financial statements for the fiscal year ending December 31, 2026, and will be subject to review by the Member Representative. In the event that the Company and the Member Representative are unable to resolve any disputes with respect to the Company’s calculation of the Proper EBITDA Earn-Out Amount, then such disputes will be submitted to the Proper Independent Accountant for resolution. The fees of the Proper Independent Accountant will be paid by the Company, on the one hand, and Proper, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or Proper, respectively, bears to the aggregate amount actually contested by Proper and the Company.
The Proper EBITDA Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 (the “Proper EBITDA Earn-Out Shares”).
The Subordinate Voting Shares received by the Proper Share Recipients are subject to certain customary restrictions on transfer. For additional information on such restrictions, see “Description of the Merger Agreements – Proper Mergers – Lock Up-Letters” below. For additional information on the Company’s Subordinate Voting Shares, please see “Description of the Company’s Securities” below.
Proper E-Commerce Earn-Out Amount
The Proper Share Recipients will be eligible to receive an additional earn-out amount (the “Proper E-Commerce Earn-Out Amount”) based in part on the revenue performance of Arches during the 2026 calendar year. The Proper E-Commerce Earn-Out Amount will be equal to 10% of the greater of (i) $37,500,000 or (ii) the product of five (5) multiplied by (a) (1) 5% of the aggregate dollar amount of all delivery sales processed through the Arches platform plus (3) 2.5% of the aggregate dollar amount of certain online pick-up, curbside, or drive thru sales processed through the Arches platform plus (3) 1% of the aggregate dollar amount of certain walk-in sales processed through the Arches platform, with such amount in (ii) measured either (A) during the full twelve (12) month 2026 calendar year or (B) the April 1, 2026 through December 31, 2026 period annualized to reflect a full twelve (12) month period, depending on which measurement period provides the greater sum (the “Proper E-Commerce Revenue Amount”).
The Proper E-Commerce Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 (the “Proper E-Commerce Earn-Out Shares” and collectively with the Proper EBITDA Earn-Out Shares, the “Proper Earn-Out Shares”).
The Subordinate Voting Shares received by the Proper Share Recipients are subject to certain customary restrictions on transfer. For additional information on such restrictions, see “Description of the Merger Agreements – Proper Mergers – Lock-Up Letters” below. For additional information on the Company’s Subordinate Voting Shares, see “Description of the Company’s Securities” below.
Proper Forfeiture Amount
The Proper Share Recipients will be required to forfeit the Subordinate Voting Shares received by such Proper Share Recipients as Proper Actual Closing Merger Consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve (12) month adjusted EBITDA of the Proper Companies and their subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine (9) month adjusted EBITDA of the Proper Companies and their subsidiaries for the last nine (9) months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the closing EBITDA of $31,000,000 (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Proper EBITDA Deficiency”); and (ii) (a) consolidated market share in Missouri of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than consolidated market share in Missouri of the Proper Companies and their subsidiaries for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occurs, the Proper Share Recipients will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Proper Forfeiture Amount divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Proper Actual Closing Merger Consideration (excluding for this purpose any Subordinate Voting Shares issued as consideration for the Proper Arches Shares). The “Proper Forfeiture Amount” will be calculated as an amount equal to the sum of (i) the product of the Proper Acquisition Multiple multiplied by the Proper EBITDA Deficiency, plus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries after the Proper Closing Date, minus (iii) the amount of any cash remaining in the Proper Member Representative Expense Fund, and minus (iv) certain tax refund amounts held by the Proper Surviving Corporation for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement. The “Proper Member Representative Expense Fund” is an amount in cash equal to $100,000 that Proper is required to deposit with the Member Representative for use by the Member Representative.
The Proper Earn-Out Amount plus the Proper Actual Closing Merger Consideration minus the Proper Forfeiture Amount is hereinafter referred to as the “Proper Total Merger Consideration.”
Lock-Up Letters
As an additional condition to receiving its pro rata portion of the Proper Closing Share Payment and any Proper Earn-Out Shares, each Proper Share Recipient is required to deliver a lock-up letter (each, a “Lock-Up Letter”) to the Company. The Lock-Up Letters will restrict each Proper Share Recipient, subject to certain customary exceptions, from (i) offering, hypothecating, encumbering, pledging, selling, contracting to sell, selling any option, warrant or contract to purchase, purchasing any option, warrant or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, or agreeing to transfer or dispose of, or lending, directly or indirectly, or establishing or increasing a put equivalent position or liquidation with respect to or decreasing a call equivalent position, (ii) entering into any swap, short sale, hedge or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, or (iii) publicly disclosing the intention to do any of the foregoing (the “Lock-up Restrictions”), with respect to any of the Subordinate Voting Shares it receives in connection with the Proper Closing Share Payment for the periods of time set forth in the chart below. Additionally, the Lock-Up Restrictions will apply to any Subordinate Voting Shares received by the Proper Share Recipients in connection with the Proper Closing Share Payment during the six-month period ending on December 31, 2026.

Closing Share Payment Lock-Up Release	Closing Consideration Restricted Period
7.5% of Closing Share Payment Shares	Closing to 12 months post-Closing
10% of Closing Share Payment Shares	Closing to 18 months post-Closing
10% of Closing Share Payment Shares	Closing to 21 months post-Closing
17.5% of Closing Share Payment Shares	Closing to 24 months post-Closing
15% of Closing Share Payment Shares	Closing to 27 months post-Closing
20% of Closing Share Payment Shares	Closing to 30 months post-Closing
20% of Closing Share Payment Shares	Closing to 33 months post-Closing
Any Closing Share Payment Shares then held	For period beginning 6 months prior to December 31, 2026 and ending on December 31, 2026

The Lock-Up Restrictions will also apply to the Subordinate Voting Shares received by the Proper Share Recipients as Proper Earn-Out Shares for the periods of time set forth in the chart below.

Earn-Out Shares Lock-Up Release	Earn-Out Restricted Period
20% of Earn-Out Shares	From the date of issuance to 3 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 6 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 9 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 12 months post-issuance
20% of Earn-Out Shares	From the date of issuance to 15 months post-issuance

Procedures for Receiving Merger Consideration
At the Proper Closing, the Company will deliver (or cause to be delivered) a number of the Subordinate Voting Shares of the Company representing the Proper Closing Share Payment with Proper. Until the Proper Actual Closing Merger Consideration is finally determined pursuant to the Proper Merger Agreement, Proper is required to hold, and not distribute, all such Subordinate Voting Shares without the prior written consent of the Company. After the Proper Closing, the Company will deliver (or cause to be delivered) with Proper any additional Subordinate Voting Shares that the Company elects to issue in order to pay any excess of the Proper Actual Closing Merger Consideration, and subject to satisfaction of certain requirements, Proper may distribute all Subordinate Voting Shares to the other Proper Share Recipients. In order for each Proper Share Recipient to receive its pro rata portion of the Proper Closing Share Payment, Proper is required to deliver to the Company a joinder to the Proper Merger Agreement, an Investor Rights Agreement, and a Lock-Up Letter, in each case prepared and executed by each such Proper Share Recipient.
After December 31, 2026, the Company will deliver to Proper the Proper Earn-Out Shares for further distribution to the Proper Share Recipients.
The distribution of Subordinate Voting Shares comprising the Proper Closing Share Payment (or any adjustment thereof) and any Proper Earn-Out Shares to the Proper Share Recipients is subject to compliance with U.S. federal and state securities laws.
Representations and Warranties
The Company, Proper Merger Sub 1 and Proper Merger Sub 2, on the one hand, and Proper and the Proper Companies, on the other hand, made representations and warranties in the Proper Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Proper Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by confidential disclosure schedules delivered by the Company to Proper (the “Company to Proper Disclosure Schedules”) and by Proper to the Company (the “Proper Disclosure Schedules”).
Proper’s representations and warranties to the Company, Proper Merger Sub 1, and Proper Merger Sub 2 in the Proper Merger Agreement relate to, among other things:
•	the organization, good standing and qualification of Proper, the Proper Companies, and their respective subsidiaries;
•
Proper’s and the Proper Companies’ corporate or company power and authority to execute and deliver the Proper Merger Agreement, perform their obligations thereunder and under the documents and agreements contemplated by the Proper Merger Agreement, and to consummate the Proper Transactions, and the enforceability and due execution and delivery of the Proper Merger Agreement and the documents and agreements contemplated by the Proper Merger Agreement;

•	the absence of conflicts with governing documents, applicable laws, and contracts;
•	the capitalization of the Proper Companies and their subsidiaries;
•	ownership of equity securities by the Proper Companies and their subsidiaries;
•	the financial statements of Proper;
•	the absence of certain undisclosed material liabilities;

•	the absence of certain changes, events and actions since December 31, 2023;
•	certain material contracts;
•	real property owned or leased;
•	the condition and sufficiency of assets;
•	ownership of, or rights with respect to, the intellectual property of Proper and its subsidiaries;
•	compliance with certain appliable data privacy laws;
•	the ownership and condition of inventory;
•	major customers and suppliers;
•	the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;
•	the compliance with applicable laws and permits, licenses, exemptions, authorizations, franchises, programs, registrations, certifications, concessions, orders and approvals of governmental entities;
•	compliance with environmental laws and permits and other environmental matters;
•	compensation and benefits plans, agreements and arrangements with or concerning employees;
•	compliance with laws related to labor and employment;
•	the payment of taxes, the filing of tax returns and other tax matters;
•	the completeness and correctness of books and records;
•	certain affiliate transactions;
•	brokers’ and finders’ fees and other expenses payable by Proper or its subsidiaries;
•	certain U.S. securities laws matters; and
•	Proper being an “accredited investor” under the U.S. securities laws.
Some of the representations and warranties made by Proper and the Proper Companies in the Proper Merger Agreement are qualified by a materiality or Material Adverse Effect standard. A “Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (i) on the business, results of operations, condition (financial or otherwise), liabilities or assets of Proper and its subsidiaries, taken as a whole, or (ii) on the ability of Proper or the Proper Companies to perform their obligations under the Proper Merger Agreement or to consummate the Proper Mergers, or on the consummation of (whether by prevention or material delay) the Proper Mergers and the other transactions contemplated by the Proper Merger Agreement; provided, however, that “Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) changes in conditions generally affecting the industries in which Proper and its subsidiaries operate; (c) any changes in financial or securities markets in general; (d) any national or international political, regulatory or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (e) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (f) any changes in applicable laws or accounting rules, including GAAP; (g) any action required or permitted by the Proper Merger Agreement; (h) the public announcement or pendency of the transactions contemplated by Proper Merger Agreement; or (i) any failure (in and of itself) by the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Proper and its subsidiaries compared to other participants in the industries in which the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries conduct their businesses.

The Company, Proper Merger Sub 1, and Proper Merger Sub 2 also made a number of representations and warranties to the Proper Companies, including the following:
•	the organization, good standing and qualification of each of the Company, Proper Merger Sub 1, and Proper Merger Sub 2;
•
each of the Company’s, Proper Merger Sub 1’s, and Proper Merger Sub 2’s respective corporate power and authority to execute and deliver the Proper Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Proper Merger Agreement, and to consummate the Proper Transactions, and the enforceability and due execution and delivery of the Proper Merger Agreement and the documents and agreements contemplated by the Proper Merger Agreement;

•	the absence of conflicts with governing documents, applicable laws and contracts;
•	the operations of Proper Merger Sub 1 and Proper Merger Sub 2;
•	brokers’ and finders’ fees and other expenses payable by the Company, Proper Merger Sub 1, or Proper Merger Sub 2;
•	the solvency of the Company, Proper Merger Sub 1, and Proper Merger Sub 2;
•	the absence of certain suits, claims, actions, proceedings, arbitrations, mediations or investigations;
•	the capitalization of the Company and certain matters with respect to the Subordinate Voting Shares;
•	the financial statements of the Company;
•	the absence of certain undisclosed material liabilities;
•	the absence of certain changes, events and actions since September 30, 2024;
•	the compliance with applicable laws;
•	certain U.S. and Canadian securities laws matters; and
•	certain U.S. tax matters.
Some of the representations and warranties made by the Company, Proper Merger Sub 1, and Proper Merger Sub 2 in the Proper Merger Agreement are qualified by a materiality or Parent Material Adverse Effect standard. A “Parent Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (a) on the business, results of operations, condition (financial or otherwise), liabilities or assets of the Company or its affiliates, taken as a whole, or (b) on the ability of the Company, Proper Merger Sub 1, or Proper Merger Sub 2 to perform its obligations under the Proper Merger Agreement or to consummate the Proper Mergers, or on the consummation of (whether by prevention or material delay) the Proper Mergers and the other transactions contemplated by the Proper Merger Agreement; provided, however, that “Parent Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) changes in conditions generally affecting the industries in which the Company or its affiliates operate; (c) any changes in financial or securities markets in general; (d) any national or international political, regulatory or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (e) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (f) any changes in applicable Laws or accounting rules; (g) any action required or permitted by the Proper Merger Agreement; (h) the public announcement or pendency of the transactions contemplated by the Proper Merger Agreement; or (i) any failure (in and of itself) by the Company or its affiliates to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Parent Material Adverse Effect); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (f) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company or its affiliates compared to other participants in the industries in which the Company or its affiliates conduct their businesses.

The representations and warranties of Proper and the Proper Companies, on the one hand, and the Company and Proper Merger Sub 1 and Proper Merger Sub 2, on the other hand, generally survive for 12 months from the Proper Closing Date. However, the representations and warranties of (i) Proper and the Proper Companies related to (a) the organization, good standing and qualification of Proper, the Proper Companies, and their respective subsidiaries, (b) Proper’s and the Proper Companies’ corporate or company power and authority to execute and deliver the Proper Merger Agreement, perform their obligations thereunder and under the documents and agreements contemplated by the Proper Merger Agreement, and to consummate the Proper Transactions, and the enforceability and due execution and delivery of the Proper Merger Agreement and the documents and agreements contemplated by the Proper Merger Agreement, (c) the absence of conflicts with Proper’s and the Proper Companies’ governing documents, applicable laws, and contracts, (d) the capitalization of the Proper Companies and their subsidiaries, (e) the payment of taxes, the filing of tax returns and other tax matters related to the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries, and (f) brokers’ and finders’ fees and other expenses payable by the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries, and (ii) the Company, Proper Merger Sub 1, and Proper Merger Sub 2 related to (a) the organization, good standing and qualification of each of the Company, Proper Merger Sub 1, and Proper Merger Sub 2, (b) the Company’s, Proper Merger Sub 1’s and Proper Merger Sub 2’s respective corporate power and authority to execute and deliver the Proper Merger Agreement, perform its obligations thereunder and under the documents and agreements contemplated by the Proper Merger Agreement, and to consummate the Proper Transactions, and the enforceability and due execution and delivery of the Proper Merger Agreement and the documents and agreements contemplated by the Proper Merger Agreement, (c) brokers’ and finders’ fees and other expenses payable by the Company, Proper Merger Sub 1 or Proper Merger Sub 2, (d) the capitalization of the Company and certain matters with respect to the Subordinate Voting Shares, and (e) certain U.S. tax matters ((i) and (ii) above, the “Proper Fundamental Representations”), survive the Proper Closing until the expiration of the applicable statute of limitations plus 60 days, subject to certain exceptions with respect to U.S. tax matters.
Updates of the Company to Proper Disclosure Schedules and Proper Disclosure Schedules
Section 5.17(a) of the Proper Merger Agreement allows Proper and the Proper Companies to supplement and/or amend the Proper Disclosure Schedules without the consent or approval of the Company, Proper Merger Sub 1, or Proper Merger Sub 2, and thereby supplement or provide exceptions to the representations and warranties made by Proper, from the date of signing of the Proper Merger Agreement until the Proper Closing Date. Such updates are limited to (i) with respect to matters first arising or of which Proper or the Proper Companies first obtain knowledge after the date of signing of the Proper Merger Agreement, the disclosure of the facts, circumstances, and events included in such updates relate to a fact, circumstance or event having (or which could reasonably have) an adverse effect on the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries, or their business or operations, in an aggregate amount not in excess of $500,000 for all such updates, and (ii) with respect to matters which were not included in the Proper Disclosure Schedules as of the date of signing of the Proper Merger Agreement, but were matters in the ordinary course of business, in an aggregate amount for all such updates not in excess of $150,000 for all such updates.
Section 5.17(b) of the Proper Merger Agreement allows the Company, Proper Merger Sub 1, and Proper Merger Sub 2 to supplement and/or amend the Company to Proper Disclosure Schedules without the consent or approval of Proper, and thereby supplement or provide exceptions to the representations and warranties made by the Company, Proper Merger Sub 1 and Proper Merger Sub 2, from the date of signing of the Proper Merger Agreement until the Proper Closing Date. Such updates are limited to (i) with respect to matters first arising or of which the Company first obtains knowledge after the date of signing of the Proper Merger Agreement, the disclosure of the facts, circumstances, and events included in such updates relate to a fact, circumstance or event having (or which could reasonably have) an adverse effect on the Company, Proper Merger Sub 1 or Proper Merger Sub 2, or their business or operations, in an aggregate amount not in excess of $500,000 for all such updates, and (ii) with respect to matters which were not included in the Company to Proper Disclosure Schedules as of the date of signing of the Proper Merger Agreement, but were matters in the ordinary course of business, in an aggregate amount for all such updates not in excess of $150,000 for all such updates.
General Efforts
Upon the terms and subject to the conditions set forth in the Proper Merger Agreement, Proper and the Proper Companies, on the one hand, and the Company, Proper Merger Sub 1, and Proper Merger Sub 2, on the other hand, will use their respective commercially reasonable efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to consummate and make effective the Proper Mergers as soon as reasonably practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, permits, authorizations, and other confirmations required to be obtained from any third party and/or governmental authority necessary, proper, or advisable to consummate the Proper Mergers, and (iii) execute and deliver such documents, certificates, and other papers as a party may reasonably request to evidence the other party’s satisfaction of its obligations under the Proper Merger Agreement.
The parties will also (i) cooperate with one another promptly to determine whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any applicable law, (ii) cooperate in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations or approvals, and (iii) keep the other party reasonably apprised of the status of matters relating to the completion of the Proper Mergers and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority (whether domestic, foreign or supranational).
Conduct of Business by Proper Prior to Consummation of the Proper Mergers
Proper and the Proper Companies agreed that except as expressly contemplated or permitted by the Proper Merger Agreement, or with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), at all times during the period from the date of signing of the Proper Merger Agreement until the Proper Closing or the valid termination of the Proper Merger Agreement, Proper and the Proper Companies will (x) conduct the business of Proper and its subsidiaries in the ordinary course of business; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of Proper and its subsidiaries and to preserve the rights, franchises, goodwill and relationships of their employees, customers, lenders, suppliers, regulators and others having business relationships with Proper and its subsidiaries. Additionally, the date of signing of the Proper Merger Agreement until the Proper Closing or the valid termination of the Proper Merger Agreement, Proper and the Proper Companies will:
•	preserve and maintain all permits;
•	pay debts, taxes and other obligations when due, except as may be contested by the Proper Companies in good faith;
•	maintain the properties and assets owned, operated or used in the same condition as they were on the date of the Proper Merger Agreement, subject to reasonable wear and tear;
•	continue in full force and effect without modification all insurance policies, except as required by applicable law;
•	defend and protect their properties and assets from infringement or usurpation;
•
perform all of their obligations, in all material respects, under all contracts relating to or affecting its properties, assets or business, except such obligations as may be contested in good faith by Proper or its subsidiaries;

•	maintain its books and records in accordance with past practice;
•	comply in all material respects with all applicable laws; and
•
not take or permit any action that would cause to occur any of the changes, events or conditions described in the representations and warranties of Proper and the Proper Companies with respect to the absence of certain changes, events and actions since December 31, 2023.

Access to Information
From the date of the signing of the Proper Merger Agreement until the Proper Closing or the valid termination of the Proper Merger Agreement, Proper and the Proper Companies agreed to (i) afford the Company and its representatives full and free access and the right to inspect all of the real property, properties, assets, premises, books and records, contracts and other documents and data related to the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries, (ii) furnish the Company and its representatives with such financial, operating and other data and information related to the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries as the

Company or any of its representatives may reasonably request, and (iii) instruct the representatives of the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries to cooperate with the Company in its investigation of Proper and its subsidiaries, including by conducting non-intrusive environmental due diligence on the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries and their respective real property (subject to customary exceptions).
Acquisition Proposals
Under the Proper Merger Agreement, from and after the date of the Proper Merger Agreement until the earlier of the Proper Closing or the termination of the Proper Merger Agreement pursuant to its terms, Proper and the Proper Companies agreed not to, and not to permit any of their respective affiliates or its or their representatives to, among other things:
•	encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal;
•	enter into discussions or negotiations with, or provide any information to, any person concerning a possible Acquisition Proposal; or
•	enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.
An “Acquisition Proposal” means any inquiry, proposal or offer from any person (other than the Company or any of its affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Proper Companies’ and their subsidiaries’ and Proper’s and certain of its subsidiaries’ properties or assets.
Director & Officer Indemnification
The Company, Proper Merger Sub 1, and Proper Merger Sub 2 agreed that all rights to indemnification, advancement of expenses and exculpation by the Proper Companies existing at the date of signing of the Proper Merger Agreement in favor or directors or officers of the Proper Companies serving prior to the Proper Effective Time (the “Proper Indemnified Parties”) and as provided in the organizational documents of the Proper Companies, shall be assumed by the Proper Surviving Corporations. Further, from the Proper Effective Time through the sixth anniversary of the date on which the Proper Effective Time occurs, the Proper Surviving Corporations will indemnify and hold harmless each Proper Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as Proper Indemnified Parties at or prior to the Proper Effective Time, and shall reimburse each Proper Indemnified Party for any legal or other expenses reasonably incurred by such Proper Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines related to or arising under any such claim as such expenses are incurred, subject to the Proper Surviving Corporations’ receipt of an undertaking by such Proper Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Proper Indemnified Party is not entitled to be indemnified under applicable law; provided, however, that the Proper Surviving Corporations will not be liable for any settlement effected without the Proper Surviving Corporations’ prior written consent.
Certain Investments
The parties agreed that, in the event that regulatory approvals in Missouri are obtained with respect to a certain acquisition by NGH prior to the Proper Closing, the Company will make funds available to Proper or NGH to allow NGH to complete such acquisition, and any indebtedness related to such funding would be assumed by the Proper Merger Sub 2 Surviving Corporation, or in the event that the Proper Closing does not occur, such indebtedness would be repaid to the Company.
Proper Restructuring
Proper and its subsidiaries are required to effect certain restructuring transactions prior to the Proper Closing, including to cause all of the nonregulated assets of Proper and its subsidiaries to be held by Proper MSA Newco as of the Proper Closing (the “Proper Restructuring”).

Other Covenants and Agreements
The Proper Merger Agreement contains other covenants and agreements, including those relating to this Information Statement, obtaining certain governmental approvals, notices by Proper to the Company of certain events prior to the Proper Closing, public announcements of the Proper Transactions, the resignation of the directors and certain officers of Proper, and anti-takeover laws.
Conditions to the Closing of the Proper Mergers
The obligations of the Company, Proper Merger Sub 1, Proper Merger Sub 2, and Proper and the Proper Companies, as applicable, to consummate the Proper Mergers are subject to the satisfaction or waiver of certain conditions, including the following:
•
the approval of an ordinary resolution approving the business combination transaction with Proper and/or related change of control of the Company, as applicable, pursuant to applicable policies of the CSE (i) in the case of a meeting of shareholders, by at least 50% of the votes cast at a special meeting of shareholders of the Company by the holders of the Subordinate Voting Shares and Multiple Voting Shares represented in person or by proxy and entitled to vote at such meeting or (ii) in the case of action by written consent of the shareholders of the Company, by at least 50% of the Company’s outstanding voting power (the “Proper Company Shareholder Approval”), has been obtained;

•	the consummation of the Proper Mergers not being made illegal or otherwise restrained or prohibited by any law, order, or action of any governmental authority of competent jurisdiction;
•	the Company having closed an equity investment in the Company from various investors in an aggregate amount at least equal to $75,000,000; and
•	certain regulatory consents in Missouri having been obtained.
The obligations of the Company, Proper Merger Sub 1, and Proper Merger Sub 2 to consummate the Proper Mergers are subject to the satisfaction or waiver of certain additional conditions, including the following:
•
the accuracy of certain representations and warranties of Proper and the Proper Companies in the Proper Merger Agreement to be true and correct in all respects, subject to materiality qualifiers (or, with respect to such representations and warranties that are not subject to materiality qualifiers, in all material respects), or, in the case of Proper’s (and the Proper Companies’) organization and authority, capitalization, financial statement, and broker fee representations and warranties, other than for any de minimis inaccuracies, as of the date of the Proper Merger Agreement and as of Proper Closing Date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	Proper and the Proper Companies having performed in all material respects their obligations under the Proper Merger Agreement on or prior to the Proper Closing Date;
•	certain licenses of the Proper Companies and their subsidiaries and Proper and certain of its subsidiaries being valid and in full force and effect;
•
since the date of the Proper Merger Agreement, there not having occurred any material adverse effect with respect to the Proper Companies and their subsidiaries or Proper and certain of its subsidiaries, or any events that, individually or in the aggregate could reasonably be expected to result in a material adverse effect on such entities, as further described in the Proper Merger Agreement;

•	Proper and the Proper Companies have delivered to each other the closing deliverables required by the Proper Merger Agreement;
•
the Proper Companies and their subsidiaries having cash in an amount not less than (i) $3,000,000 (exclusive of any cash reserves required to be held by the Proper Companies and their subsidiaries in respect of certain tax obligations) plus (ii) the net cash flow from operating activities, on an after tax basis, of Proper and certain of its subsidiaries from January 1, 2025 through the Proper Closing Date (the “Proper Minimum Cash Amount”);

•	the required approval of the Proper Merger Agreement by the CSE having been received;
•	Proper delivering a Letter of Transmittal pursuant to the terms of the Proper Merger Agreement;

•	certain third-party consents having been obtained; and
•	Proper having effected the Proper Restructuring as required by and described in the Proper Merger Agreements.
The obligations of Proper and the Proper Companies to consummate the Proper Mergers are subject to the satisfaction or waiver of certain additional conditions, including the following:
•
the accuracy of certain representations and warranties of the Company, Proper Merger Sub 1 and Proper Merger Sub 2 in the Proper Merger Agreement to be true and correct in all respects, subject to materiality qualifiers (or, with respect to such representations and warranties that are not subject to materiality qualifiers, in all material respects), or, in the case of the Company’s (and Proper Merger Sub 1’s and Proper Merger Sub 2’s) organization and authority, capitalization, and broker fee representations and warranties, other than for any de minimis inaccuracies, as of the date of the Proper Merger Agreement, and as of Proper Closing Date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	the Company, Proper Merger Sub 1, and Proper Merger Sub 2 having performed in all material respects their obligations under the Proper Merger Agreement on or prior to the Proper Closing Date;
•	since the date of the Proper Merger Agreement, there not having occurred any material adverse effect with respect to the Company, as further described in the Proper Merger Agreement;
•	an existing credit agreement by and among Proper and certain of its affiliates, Chicago Atlantic Admin, LLC and certain other parties thereto have been transferred to the Proper Companies;
•	John Pennington being appointed as a member of the board of directors of the Company; and
•	the Company continuing to be treated as a domestic corporation for U.S. federal income tax purposes.
Under the terms of the Proper Merger Agreement, the parties’ mutual obligations to consummate the Proper Mergers are also subject to certain additional conditions with respect to certain filings to be made in compliance with the HSR Act. However, following the execution and delivery of the Proper Merger Agreement, the parties determined that such filings are not applicable to the Proper Transactions. The Proper Merger Agreement also provides for a condition to Proper’s and the Proper Companies’ obligations to consummate the Proper Merger that John Mazarakis shall have been appointed by the Board as the Chief Executive Officer and Co-Executive Chairman of the Company, which action was taken by the Board on December 17, 2024.
Indemnification
If the Proper Closing occurs, the Proper Share Recipients will, severally and not jointly, defend and indemnify the Company and its affiliates and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty of Proper, the Proper Companies, or any Proper Share Recipient set forth in the Proper Merger Agreement or in certificate or instrument delivered by or on behalf of Proper, the Proper Companies, the Member Representative, or any Proper Share Recipient, (ii) any breach, violation or nonfulfillment of any covenant, agreement, or obligation to be performed by Proper, the Proper Companies, any Proper Share Recipient, or the Member Representative, (iii) any claim by any Proper Share Recipient relating to such person’s rights with respect to the Proper Total Merger Consideration or the calculations and determinations set forth on the consideration spreadsheet prepared by Proper, (iv) any claims of a Proper equityholder under the governing documents of Proper or Proper Share Recipient that the appointment of the Member Representative, or any indemnification or other obligations of any Proper equityholder or Proper Share Recipient under the Proper Merger Agreement or any documents, agreements or instruments contemplated by the Proper Merger Agreement, is or was not enforceable against such Proper equityholder or Proper Share Recipient, (v) any amounts paid by the Company in respect of amounts described under the section above entitled “Director & Officer Indemnification,” (vi) the Proper Restructuring described in the Proper Merger Agreement, and (vii) certain unpaid transaction expenses or indebtedness of the Proper Companies and their subsidiaries to the extent not paid or satisfied by Proper at or prior to the Proper Closing, or if paid by the Company, Proper Merger Sub 1, or Proper Merger Sub 2 at or prior to the Proper Closing, to the extent not deducted in the determination of Proper Closing Merger Consideration. The Proper

Share Recipients will also indemnify the Company and its affiliates and their respective representatives for certain tax matters, including for taxes required to be withheld pursuant to the issuance of Subordinate Voting Shares pursuant to the Proper Merger Agreement, pre-closing taxes of the Proper Companies and their subsidiaries, and certain other tax matters.
In addition, if the Proper Closing occurs, the Company will defend and indemnify Proper, its affiliates, and their respective representatives, and will hold each such indemnified party harmless against, any and all losses incurred by such indemnified party resulting from, relating to or constituting (i) any inaccuracy in or breach of any representation or warranty of the Company, Proper Merger Sub 1, or Proper Merger Sub 2 set forth in the Proper Merger Agreement or in certificate or instrument delivered by or on behalf of the Company, Proper Merger Sub 1, or Proper Merger Sub 2 and (ii) any breach, violation or nonfulfillment of any covenant, agreement, or obligation to be performed by the Company, Proper Merger Sub 1, or Proper Merger Sub 2 pursuant to the Proper Merger Agreement.
The parties’ indemnification obligations with respect to losses arising from inaccuracies in or breaches of any of their respective representations or warranties are subject to a $463,101 deductible, after which the indemnifying parties shall be required to pay or be liable for all losses in excess of such deductible, and a $9,262,024 indemnification cap, except in the case of fraud or the breach of or inaccuracy in the Proper Fundamental Representations. Additionally, the aggregate amount of losses for which the Company or the Proper Share Recipients will be liable (as applicable) in respect of any breach of the Proper Fundamental Representations shall not exceed 100% of the Proper Actual Closing Merger Consideration, and no individual Proper Share Recipient will be liable for any losses exceeding the value (as if such amounts were all received as of the Proper Closing) of its pro rata portion of the Proper Actual Closing Merger Consideration actually received by such Proper Share Recipient.
Subject to certain exceptions, from and after the Proper Closing, the foregoing indemnification is the sole and exclusive remedy with respect to any and all claims under the Proper Merger Agreement, except in the case of fraud, misrepresentation or intentional misconduct; provided that any indemnified person will also have the right to seek any equitable relief to which such person in entitled under the Proper Merger Agreement or to seek any remedy on account of any party’s fraud, intentional misrepresentation or intentional misconduct.
Setoff
The Company has the right to set-off, withhold, and deduct from any payment of any Proper Earn-Out Amount due to a Proper Share Recipient any losses determined by a final, non-appealable adjudication to be owed by such Proper Share Recipient as an indemnifiable loss. To the extent that a Company indemnified party suffers any losses or incurs any other amounts to which such Company indemnified party reasonably believes such party is entitled to indemnification under the Proper Merger Agreement, such party will be entitled to submit a notice of such good faith claim to the Member Representative, and such claims will be resolved pursuant to the indemnification claim provisions set forth in the Proper Merger Agreement. In the event that any such claim is not resolved within thirty (30) days of such notice, the Company indemnified party may seek judicial determination of the claim. The Company may hold back and delay the issuance of any Proper Earn-Out Shares in respect of any Proper Earn-Out Amount that is the subject of such a claim pending final determination of that claim.
Termination of the Proper Merger Agreement
The Proper Merger Agreement may be terminated at any time prior to the Proper Closing in the following ways:
•	by mutual written consent of the Company and Proper;
•	by the Company or Proper if:
○
the Proper Mergers have not been consummated on or before February 28, 2026 (the “Outside Date”); provided, however, that the right to terminate the Proper Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party whose failure to perform or comply in any material respect with any covenant or agreement under the Proper Merger Agreement has been the principal cause of or principally resulted in the failure of the Proper Closing to have occurred on or before the Outside Date;

○	subject to certain exceptions, if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any Governmental Order (as defined in the Proper Merger

Agreement) or other Law (as defined in the Proper Merger Agreement), in each case, which is in effect and has the effect of making the consummation of the Proper Mergers or the other transactions contemplated by the Proper Merger Agreement illegal (other than Federal Cannabis Laws (as defined in the Proper Merger Agreement)), otherwise restraining or prohibiting consummation of such transactions or causing any of the Proper Transactions to be rescinded following completion thereof, and in the case of a Governmental Order, such Governmental Order shall have become final and non-appealable; or
○
the Proper Company Shareholder Approval shall not have been obtained upon a vote taken thereon at a stockholder meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the issuance of the Company’s Subordinate Voting Shares pursuant to the Proper Merger Agreement was taken.

•	by the Company if:
○
all of the conditions to Proper’s obligations to effect the Proper Closing have been satisfied (other than conditions to be satisfied at the Proper Closing), the Company has given irrevocable written notice to Proper that all of the conditions to the Company’s obligations to effect the Proper Closing have been satisfied or waived, that the Company is ready, willing, and able to consummate the Proper Closing, and Proper fails to consummate the Proper Transactions on or prior to the second business day on which the Proper Closing would otherwise have occurred; or

○
neither the Company nor Proper Merger Sub 1 or Proper Merger Sub 2 is then in material breach of any provision of the Proper Merger Agreement, and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Proper pursuant to the Proper Merger Agreement that would give rise to the failure of certain of the conditions to the Company’s obligations to effect the Proper Closing, and, to the extent curable, such breach, inaccuracy or failure has not been cured by Proper within 30 days of Proper’s receipt of written notice of such breach from the Company.

•	by Proper if:
○
all of the conditions to the Company’s obligations to effect the Proper Closing have been satisfied (other than conditions to be satisfied at the Proper Closing), Proper has given irrevocable written notice to the Company that all of the conditions to the Proper’s obligations to effect the Proper Closing have been satisfied or waived, that Proper is ready, willing, and able to consummate the Proper Closing, and the Company fails to consummate the Proper Transactions on or prior to the second business day on which the Proper Closing would otherwise have occurred; or

○
each of Proper and the Proper Companies is not then in material breach of any provision of the Proper Merger Agreement, and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company, Proper Merger Sub 1 or Proper Merger Sub 2 pursuant to the Proper Merger Agreement that would give rise to the failure of certain of the conditions to Proper’s obligations to effect the Proper Closing, and, to the extent curable, such breach, inaccuracy or failure has not been cured by the Company, Proper Merger Sub 1, or Proper Merger Sub 2 within 30 days of such party’s receipt of written notice of such breach from Proper.

Termination Fees
Upon termination of the Proper Merger Agreement in the following circumstances, the Company, on the one hand, or Proper, on the other hand will be required to pay the other party a termination fee of $4,631,012 (the “Proper Termination Fee”).
The Company will pay to Proper the Proper Termination Fee as Proper’s sole and exclusive remedy if Proper terminates the Proper Merger Agreement because all of the conditions to the Company’s obligations to effect the Proper Closing have been satisfied (other than conditions to be satisfied at the Proper Closing), Proper has given irrevocable written notice to the Company that all of the conditions to Proper’s obligations to effect the Proper Closing have been satisfied or waived, that Proper is ready, willing, and able to consummate the Proper Closing, and the Company fails to consummate the Proper Transactions on or prior to the second business day on which the Proper Closing would otherwise have occurred; provided that, if the Company violates certain confidentiality obligations, or if the Company otherwise commits Fraud (as defined in the Proper Merger Agreement) or intentional misconduct, then, in addition to the Proper Termination Fee to which Proper is otherwise entitled, Proper may also pursue all other available legal rights and remedies.
Proper will pay to the Company the Proper Termination Fee as the Company’s sole and exclusive remedy if the Company terminates the Proper Merger Agreement because all of the conditions to Proper’s obligations to effect the Proper Closing have been satisfied (other than conditions to be satisfied at the Proper Closing), the Company has given irrevocable written notice to Proper that all of the conditions to the Company’s obligations to effect the Proper Closing have been satisfied or waived, that the Company is ready, willing, and able to consummate the Proper Closing, and Proper fails to consummate the Proper Transactions on or prior to the second business day on which the Proper Closing would otherwise have occurred; provided that, if Proper violates certain confidentiality obligations or its obligations with respect to Acquisition Proposals described above, or if Proper or the Proper Share Recipients otherwise commit Fraud or intentional misconduct, then, in addition to the Proper Termination Fee to which the Company is otherwise entitled, the Company may also pursue all other available legal rights and remedies. In addition, if the Company terminates the Proper Merger Agreement for any reason other than as described in the preceding sentence, and prior to such termination, Proper or the Proper Companies shall have violated its obligations with respect to Acquisition Proposals described above, and within 15 months of termination, Proper or either of the Proper Companies enters into an agreement with respect to or consummates an Acquisition Proposal with a third party, then Proper will owe the Company the Proper Termination Fee upon the earlier of the entry into such agreement or the consummation of such transaction, and such Proper Termination Fee shall not be the Company’s exclusive remedy with respect to such termination.
Member Representative
By executing a joinder to the Proper Merger Agreement, a Lock-Up Letter, and an Investor Rights Agreement, or otherwise by receiving the benefits under the Proper Merger Agreement, the Proper Share Recipients are deemed to have irrevocably authorized and appointed the Member Representative as of the Proper Closing as such person’s agent, proxy, representative and attorney-in-fact to act on behalf of such person and their successors and assigns for all purposes in connection with the Proper Merger Agreement and any related agreements, including to take any and all actions and make any decisions required or permitted to be taken by the Member Representative, in its sole judgment and as it may deem to be in the best interests of the Proper Share Recipients, pursuant to the Proper Merger Agreement.
Amendment and Waiver
The Proper Merger Agreement may be amended, modified or supplemented by an agreement in writing signed by the Company, Proper Merger Sub 1, Proper Merger Sub 2 and Proper (and by the Member Representative, only the extent such amendment affects any duties, obligations, liability, or indemnities of the Member Representative), prior to the Proper Effective Time.
Any failure of the Company, Proper Merger Sub 1, or Proper Merger Sub 2, on the one hand, or Proper or the Proper Companies, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived, if before the Proper Closing, by Proper or the Proper Companies or, if after the Proper Closing, by the Member Representative (with respect to any failure by the Company, Proper Merger Sub 1, or Proper Merger Sub 2) or by the Company, Proper Merger Sub 1, and Proper Merger Sub 2 (with respect to any failure by Proper or the Proper Companies), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Specific Performance
The parties to the Proper Merger Agreement agreed that the parties to the Proper Merger Agreement shall be entitled to specific performance of the terms of the Proper Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity, in each case without the necessity of posting any bond or similar requirement in respect thereof (which each party waived).
Governing Law; Jurisdiction; Waiver of Jury Trial
The Proper Merger Agreement is governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Each party to the Proper Merger Agreement has irrevocably submitted to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, if jurisdiction is not available in such court, the superior court of the State of Delaware and the United States District Court for the District Of Delaware), in the event that any legal suit, action, or proceeding arises out of the Proper Merger Agreement, the documents or agreements contemplated by the Proper Merger Agreement, or the Proper Transactions, and has agreed that all claims with respect to such proceedings will be brought and determined only in such courts.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Proper Merger Agreement, the documents or agreements contemplated by the Proper Merger Agreement, or the Proper Transactions.
Management Services Agreement
At or prior to the Proper Closing Date and subsequent to Proper effecting the Proper Restructuring required by and described in the Proper Merger Agreement, Proper and Proper MSA Newco will execute and deliver to each other the Proper Management Services Agreement. The Proper Management Services Agreement sets forth the terms on which Proper MSA Newco will operate Proper’s nonregulated assets until such time as Proper and its subsidiaries obtain the required regulatory approvals in Missouri to transfer their regulated assets (including any licenses to cultivate and transport cannabis products and own and operate cannabis retail stores) (the “Proper Regulated Assets”) to Proper MSA Newco, or, after the Proper Closing, any other affiliate of the Company.
Proper MSA Newco will charge a monthly installment fee of $1,800,000 pursuant to the Proper Management Services Agreement, which management fee will be reviewed and adjusted (upward or downward) by Proper and Proper MSA Newco quarterly.
The Proper Management Services Agreement may only be terminated by Proper or Proper MSA Newco upon the occurrence of a bankruptcy event of the other party, and (i) by Proper MSA Newco in the event that (a) any license held by Proper or its subsidiaries is revoked or (b) certain adverse regulatory determinations are made by the Missouri regulator with respect to the Proper Management Services Agreement, and (ii) by Proper if Proper MSA Newco fails to reimburse Proper for certain tax obligations of Proper and its equityholders in connection with the operation of Proper’s business by Proper MSA Newco, or if all of the licenses held by Proper or its subsidiaries are revoked.
The Proper Management Services Agreement includes customary indemnification provisions by each of Proper and Proper MSA Newco to the other party for losses arising out of a third party claim alleging (i) the breach or non-fulfillment of any representation, warranty, or covenant of the indemnifying party under the Proper Management Services Agreement, (ii) any negligent or more culpable act or omission of the indemnifying party in connection with the performance of its obligations under the Proper Management Services Agreement, (iii) any bodily injury or death of any person or damage to real or personal property caused by the negligent or more culpable acts or omissions of the indemnifying party, or (iv) any failure by an indemnifying party to materially comply with any applicable law (with the exception of federal cannabis laws).
Option Agreement
At or prior to the Proper Closing, Proper, the Company and/or Proper MSA Newco will execute and deliver to each other an option agreement (the “Proper Option Agreement”). The Proper Option Agreement will include certain covenants of Proper with respect to its ownership and maintenance of the Proper Regulated Assets and obtaining the required approvals in Missouri to transfer such Proper Regulated Assets to Proper MSA Newco, or, after the Proper Closing, any other affiliate of the Company. The Company and/or Proper MSA Newco will have an option pursuant to the Proper Option Agreement to purchase all of the Proper Regulated Assets from Proper and its subsidiaries for the aggregate purchase price of $1.
Letter of Transmittal; Joinder; Investor Rights Agreement
In order to receive any portion of the Proper Total Merger Consideration, (i) Proper will be required to prepare, execute, and deliver to the Company a Letter of Transmittal, an Investor Rights Agreement, and a Lock-Up Letter, and (ii) each other Proper Share Recipient will be required to prepare, execute, and deliver to the Company a joinder to the Proper Merger Agreement (which will generally contain the necessary representations and warranties, and other matters substantially equivalent to, the Letter of Transmittal as described below), an Investor Rights Agreement, and a Lock-Up Letter.

The Letter of Transmittal and each joinder to the Proper Merger Agreement will, among other things, include certain representations of warranties of each Proper Share Recipient with respect to its authority and capacity and compliance with applicable U.S. and Canadian securities laws. The Letter of Transmittal will also include various waivers by Proper and each Proper Share Recipient, including with respect to any appraisal rights under applicable law, and will also provide a general release of the Company, Proper Merger Sub 1, Proper Merger Sub 2, the Proper Companies, and their respective affiliates and other related parties.
The Investor Rights Agreement will, among other things, include certain registration rights with respect to the Subordinate Voting Shares received by each Proper Share Recipient. These registration rights will obligate the Company to prepare and file with the SEC a registration statement upon the expiration of 12 months after the Proper Closing to cover the resale of the Subordinate Voting Shares received by the Proper Share Recipients pursuant to the Proper Merger Agreement to the extent that the holders of such Subordinate Voting Shares cannot resell such Subordinate Voting Shares under Rule 144 of the Securities Act. In the event that the Company becomes aware prior to the expiration of such 12-month period that a holder of such Subordinate Voting Shares would not qualify under Rule 144 of the Securities Act to be able to sell such Subordinate Voting Shares, the Company is required to use commercially reasonable efforts to prepare and file a registration statement prior to the expiration of such 12-month period. In such case, if the Company has not filed an initial registration statement within 270 days following the Proper Closing, and Proper delivers to the Company a written demand signed by the holders of at least 50% of the Subordinate Voting Shares issued by the Company at the Proper Closing within three months following such 270 day period, then the Company is required to use its reasonable best efforts to prepare and file an initial registration statement with the SEC. The Investor Rights Agreement will also include certain piggyback registration rights to the Proper Share Recipients in the event that the Company proposes to register certain offers and sales of Subordinate Voting Shares under the Securities Act after the Proper Closing.
Effect on Current Shareholders; Dilution
The Mergers and Share Issuance does not affect the rights of the holders of outstanding Subordinate Voting Shares, but the issuance of Subordinate Voting Shares as consideration for the Mergers will have a dilutive effect on our existing security holders, including the voting power and economic rights of the existing security holders. The issuance of approximately 553,902,639 Subordinate Voting Shares will result in dilution to our existing security holders of approximately 60%.
While the accounting treatment of the Mergers is not yet finalized, the Mergers are expected to be accounted for as a business combination in accordance with U.S. GAAP, with management expecting to conclude that Vireo is the accounting acquirer. Due to timing constraints, as of the date of this document, Vireo has not performed the detailed valuation studies necessary to arrive at the final estimates of the fair value of the assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. We expect preliminary purchase accounting including valuation to be completed following required regulatory approvals and the closing of the Mergers.
Accounting Treatment of the Mergers

DESCRIPTION OF THE COMPANY’S SECURITIES
The Company is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares. As of February 28, 2025, the issued and outstanding capital of the Company consisted of 339,336,633 Subordinate Voting Shares and 278,170 Multiple Voting Shares and 0 Super Voting Shares (collectively, the “Company Shares”).
The total number of equity shares assuming all Multiple Voting Shares are converted into Subordinate Voting Shares would be 367,153,633.
The following summary description of the material features of our Company Shares is qualified in its entirety by reference to the applicable provisions of our Articles.
Subordinate Voting Shares
Notice and Voting Rights
Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.
Class Rights
As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company. The majority of votes required to pass a special resolution at a meeting of holders of Subordinate Voting Shares it two-thirds of the votes cast on the resolution.
Dividend Rights
Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).
Conversion Rights
In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined below) then in effect at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.
The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, the Company’s transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.
Change in Control
No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.
Redemption Rights
The Company is, subject to certain conditions, entitled to redeem Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares, as applicable, held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. These redemption rights are applicable to each class of shares in the Company.
The purpose of the redemption right is to provide the Company with a means of protecting itself from having a shareholder (or a group of persons who the Board of Directors reasonably believes are acting jointly or in concert) (an “Unsuitable Person”) with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over), five percent (5%) or more of the issued and outstanding Company Shares (calculated on as-converted to Subordinate Voting Shares basis), who a governmental authority granting licenses to the Company (including to any subsidiary) has determined to be unsuitable to own shares, or whose ownership of Shares may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of the Company’s business relating to the cultivation, processing and dispensing of cannabis and cannabis-derived products in the United States or in the Company being unable to obtain any new licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the Board of Directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.
Pursuant to the Articles, the Company has a right, but not the obligation, at its option, to redeem Subordinate Voting Shares held by an Unsuitable Person at a redemption price per share, unless otherwise required by any governmental authority, equal to the Unsuitable Person Redemption Price (as defined below).
A redemption notice may be delivered by the Company to any Unsuitable Person setting forth: (i) the redemption date, (ii) the number of Shares to be redeemed, (iii) the formula pursuant to which the redemption price will be determined and the manner of payment therefor, (iv) the place where such Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (as defined below) if the Company is no longer listed on the CSE or another recognized securities exchange, and (vi) any other requirement of surrender of the redeemed shares. The redemption notice will be sent to the Unsuitable Person not less than 30 trading days prior to the redemption date, except as otherwise provided below. The Company will send a written notice confirming the amount of the redemption price as soon as possible following the determination of such redemption price. The redemption notice may be conditional such that the Company need not redeem Shares on the redemption date if the Board of Directors determines, in its sole discretion, that such redemption is no longer advisable or necessary.
For purposes of the foregoing, “Unsuitable Person Redemption Price” means: (i) in the case of Subordinate Voting Shares, the volume-weighted average trading price of Subordinate Voting Shares during the five (5) trading day period immediately after the date of the redemption notice on the CSE or other national or regional securities exchange on which Subordinate Voting Shares are listed; (ii) in the case of Multiple Voting Shares or Super Voting Shares, the amount determined under (i) multiplied by the Conversion Ratio in effect at the time the redemption notice is delivered, or (iii) if no such quotations are available, the fair market value per share of such Subordinate Voting Shares and/or Multiple Voting Shares as set forth in a valuation and fairness opinion (the “Valuation Opinion”) from an investment banking firm of nationally recognized standing in Canada (qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two years provided services for a fee to the Company or its affiliates) or a disinterested nationally recognized accounting firm.

The redemption date will be not less than 30 trading days from the date of the redemption notice unless a governmental authority requires that Shares be redeemed as of an earlier date, in which case the redemption date will be such earlier date, and if there is an outstanding redemption notice, the Company will issue an amended redemption notice reflecting the new redemption date forthwith.
From and after the date the redemption notice is delivered, an Unsuitable Person owning Shares called for redemption will cease to have any voting rights. From and after the redemption date, any and all rights of any nature which may be held by an Unsuitable Person with respect to such person’s Shares will cease and, thereafter, the Unsuitable Person will be entitled only to receive the redemption price, without interest, on the redemption date; provided, however, that if any such Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Shares to a liquidating trust, subject to the approval of any applicable governmental authority), such persons may exercise voting rights of such Shares and the Board of Directors may determine, in its sole discretion, not to redeem such Shares.
Following redemption, the redeemed Shares will be cancelled.
The Company may fund the redemption price, which may be substantial in amount in certain circumstances, from its existing cash resources, the incurrence of indebtedness, the issuance of additional securities including debt securities, the issuance of a promissory note issued to the Unsuitable Person, any other means permitted by applicable law or a combination of the foregoing sources of funding. To the extent required by applicable laws, the Company may deduct and withhold any tax from the redemption price. To the extent any amounts are so withheld and are timely remitted to the applicable governmental authority, such amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.
A person (or group of persons acting jointly or in concert) will be prohibited from acquiring or disposing of five percent (5%) or more of the issued and outstanding shares of the Company (calculated on an as-converted to Subordinate Voting Share basis), directly or indirectly, in one or more transactions, without providing 15 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the corporate secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of shares as a result of: (i) a transfer of the Company Shares occurring by operation of law including, inter alia, the transfer of the Company Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold the Company Shares for the purposes of distribution to the public or for the benefit of a third party, provided that such third party is in compliance with the foregoing restriction, or (iii) a conversion, exchange or exercise of securities of the Company, duly issued or granted by the Company, into or for Subordinate Voting Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Company Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction, for an order directing that such shareholder disclose the number of the Company Shares held.
Multiple Voting Shares
Notice and Voting Rights
Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).
Class Rights
As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares and Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights discussed in this paragraph, each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Dividend Rights
The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).
Conversion Rights
The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares (the “Conversion Ratio”), subject to customary adjustments for certain corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that a holder of Multiple Voting Shares may not convert their shares if after giving effect to such conversion, the holder, together with the holder’s affiliates, would beneficially own in excess of 9.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares issuable upon conversion of the Multiple Voting Shares subject to the conversion. Upon notice to the Company, a holder of Multiple Voting Shares may increase or decrease the foregoing limitation, provided the holder would not own in excess of 19.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Multiple Voting Shares subject to the conversion. Any increase in the limitation is not effective until the 61st day after the notice is delivered to the Company.
In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.
The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the Company’s transfer agent shall deposit under the offer the resulting Subordinate Voting Shares on behalf of the holder. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.
Change in Control
No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.
Redemption Rights
The Company is, subject to certain conditions, entitled to redeem Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares, as applicable, held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. These redemption rights are applicable to each class of shares in the Company. See “Description of the Registrant’s Securities to be Registered – Subordinate Voting Shares – Redemption Rights.”

RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGERS
The Board, after consideration and consultation with its legal and financial advisors (including consideration of the Moelis fairness opinion, which assessed the fairness, from a financial point of view, of the consideration to be paid in all of the Transactions, including the Bill’s Nursery Acquisition, as a whole, to the Company), (i) determined that the Merger Agreements and the transactions contemplated in each case thereby, including the Share Issuance, are fair to, and in the best interests of, the Company’s shareholders, (ii) approved the Merger Agreements, the Share Issuance and the related transactions and (iii) recommended that the Company’s shareholders approve the Merger Agreements and the transactions in each case contemplated thereby, including the Share Issuance.
The Board believes that, at this stage of development and expansion of the U.S. cannabis market, companies with financial strength, an enhanced geographical footprint and scale, diverse product range, premium brands and operational expertise are most likely to succeed in the long-term. In evaluating the Merger Agreements and the Share Issuance, and in making its recommendations, the Board consulted with its legal and financial advisors, reviewed the Moelis fairness opinion and considered the terms of the Merger Agreements and Share Issuance. The Board considered a number of factors (not necessarily in order of relative importance), including the following:
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Expanded Balance Sheet. Upon the closing of the Mergers, the Company will be expected to have a strong cash position and long-dated debt maturities providing a dynamic capital structure to pursue organic and inorganic growth initiatives.

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Increased Scale and Portfolio Diversity. The Company, following completion of the Mergers, will have an expanded presence in the U.S. southwest in Utah and Nevada and midwest in Missouri, where recreational adult use of cannabis was recently legalized, providing increased scale and geographic diversity, which the Board viewed as particularly relevant given the current and expected future competitive environment in which the Company operates, the potential for consolidation in the sector and the likely effect of these factors on the business, operations, management, financial condition, earnings and prospects of the Company.

•	Attractive Market Mix. Following the Mergers, the Company would be expected to be operator of a unique portfolio of state-level operations with a desirable mix of cash flow and high-growth markets.
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Addition of Premium Brands to Product Portfolio. Following the Mergers, the Company would be expected to deliver a larger array of in-house brands and national brand partners with a successful line of products across multiple delivery formats.

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Advanced Proprietary Technology. Arches omni-channel customer engagement and delivery capabilities to be leveraged across the Company’s platform would be expected to enhance in-store, pickup and delivery distribution.

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Enhanced Capital Markets Profile and Broader Access to Liquidity. The Company’s expanded capital markets profile following the Mergers is expected to appeal to a broader shareholder audience, enhance trading liquidity and increase weighting in index tracking portfolios, as well as provide for more beneficial access to capital.

•	Leverages Expert Operating Teams and Best Practices. The Company is expected to benefit from enhanced operational excellence by leveraging substantial knowledge of local markets.
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Value Compared to Alternatives. The Board’s conclusion, after receiving the advice of its legal and financial advisors, that the value offered to the Company under the Merger Agreements and the Share Issuance is more favorable to the Company than the potential value that might have resulted from other strategic alternatives reasonably available to the Company, including the Company’s standalone business plan, taking into consideration the potential rewards, risks and uncertainties associated with other alternatives.

•
Fairness Opinion Delivered by the Company’s Financial Advisor. Moelis delivered an opinion to the Board that, as of December 17, 2024 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Moelis fairness opinion, the aggregate consideration to be paid in the Transactions was fair, from a financial point of view, to the Company.

•
Merger Agreements. The Merger Agreements include, from each of the Company, Proper, Wholesome and Deep Roots, representations and warranties, and covenants and indemnities, and the conditions to their respective obligations that are reasonable in the judgment of the Board following consultations with its advisors, and are the product of arm’s length negotiations between the Company and its advisors and

Proper, Wholesome and Deep Roots and their advisors. In addition, each Merger Agreement contains earn-out provisions and share forfeiture provisions that would be expected to provide for long-term alignment of the Company’s and the targets’ interests to drive future value through the Mergers and reward post-closing growth and performance, while allowing the Company to claw back Subordinate Voting Shares in certain circumstances if there is underperformance.
•	Diligence on Targets. The results of the Company’s due diligence investigation of the targets and the reputation, business practices and experience of the targets and their management.
•	Potentially Accretive. The potential financially accretive benefits to existing Company stockholders through the Mergers.
•	Historical Share Performance. The historical trading prices of the Company’s Subordinate Voting Shares.
The Board also considered a number of uncertainties and risks in their deliberations, including the following (not necessarily in order of relative importance):
•	Potential Dilution. The potential dilution associated with the Share Issuance.
•	Closing Risk. The risk that the Mergers might not be successfully completed on the terms or timetable currently contemplated or at all despite the parties’ efforts.
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Non-Realization of Benefits. The risk that the potential benefits of the Mergers may not be fully or partially realized or at all, including that there can be no assurance that any particular amount of growth, scale or synergies will be achieved following closing of the Mergers or as to the time frame in which they will be achieved.

•
Regulatory Approvals and Conditions. The potential length of the regulatory approval process and the risk that necessary approvals for each Merger might not be obtained or significantly delayed, as well as the risk that governmental entities may impose conditions on the Company’s business post-closing of the Mergers that may adversely affect the ability of the Company to realize the expected benefits of the Mergers.

•
Transaction Expenses. The fact that the Company expects to incur a number of non-recurring costs in connection with the Mergers even if the closing of one or more of the Mergers does not ultimately occur.

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Integration Risks. The challenges inherent in the combination of four businesses of the size, scope and complexity of the Company and the targets, including the potential for unforeseen difficulties in integrating operations and systems and difficulties and costs of integrating or retaining employees and customers and maintaining business relationships.

•
Disruption of Existing Operations/Management. The risk of diverting Company management focus and resources from other strategic opportunities and from operational matters, and the potential disruption of Company management associated with the Mergers and integrating the targets.

•	Employee Retention. The risk that certain employees of the targets may not choose to remain with the combined company.
The Board determined that overall these potential risks and uncertainties are outweighed by the benefits that the Board expects to achieve for the Company as a result of the Mergers. The Board acknowledged that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.
This discussion of the information and factors considered by the Board includes the principal positive and negative factors, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered in connection with their evaluation of the Mergers, and the complexity of these matters, the Board did not find it useful and did not attempt to rank, quantify or assign any relative or specific weights to the various factors that it considered in reaching their determination to approve the Merger Agreements and the Mergers contemplated thereby and to make the recommendation to Company stockholders contained in this Information Statement. Rather, the Board viewed its decision as being based on the totality of the information presented to it and the factors the Board considered. In addition, individual members of the Board may have given differing weights to different factors.

It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section “Cautionary Note Concerning Forward-Looking Statements” above.
BACKGROUND OF THE MERGERS
The following is a summary of the material events which led to the negotiations of the Merger Agreements and the meetings, negotiations, discussions and actions between the parties that preceded the execution and public announcement of the Merger Agreements. The following chronology does not purport to catalogue every conversation among the Board or the representatives of the Company and other parties.
As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and the Company’s management have periodically reviewed, considered and assessed the Company’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans. These reviews have included, among other things, consideration of potential opportunities for acquisitions and other potential financial and strategic alternatives, in each case with a view towards enhancing our shareholders’ value.
In connection with such periodic reviews, in early 2024, the Board authorized the Company’s management to explore potential strategic acquisitions to expand geographic operations and diversify product offerings. In light of Chicago Atlantic Group, LP’s (collectively with its affiliates, “Chicago Atlantic”) status as a significant shareholder of the Company and the Company’s senior secured lender and agent under its credit facility, as well as Chicago Atlantic’s extensive network as a lender in the cannabis industry, the Board supported having the Company’s management work with Chicago Atlantic in connection with identifying, evaluating and negotiating with potential acquisition counterparties.
In April 2024, representatives of Chicago Atlantic contacted representatives of Proper, with whom Chicago Atlantic had an existing relationship as lender, regarding a potential acquisition of Proper by the Company, and subsequently held an initial call with representatives of Proper to discuss potential structures for the acquisition of Proper by the Company, and at a high level, transaction economics and considerations, along with preliminary perspectives on the pro-forma profile. Following such meeting, representatives of Proper offered to introduce Chicago Atlantic and the Company to representatives of Wholesome to gauge potential interest of Wholesome in a potential acquisition of Wholesome by the Company. Proper and Wholesome had a pre-existing relationship, in part due to their co-ownership of Arches, but Chicago Atlantic did not have a relationship with Wholesome as lender. In May 2024, representatives of Chicago Atlantic and Wholesome held an initial introductory call to discuss potential structures for the acquisition of Wholesome by the Company, and at a high level, transaction economics and considerations, along with preliminary perspectives on the pro-forma profile.
In late April or early May, a representative of Chicago Atlantic contacted a representative of TrueRise Capital, Deep Roots’ financial advisor (“TrueRise”), to request a call to explore the potential acquisition of Deep Roots (with whom Chicago Atlantic had an existing relationship as lender) by the Company.
During May 2024, representatives of Chicago Atlantic contacted representatives of Bill’s Nursery regarding the potential acquisition of Bill’s Nursery (with whom Chicago Atlantic had an existing lending relationship) by the Company, and subsequently held an initial call with representatives of Bill’s Nursery to discuss potential structures for the acquisition of Bill’s Nursery by the Company, and at a high level, transaction economics and considerations, along with preliminary perspectives on the pro-forma profile.
On May 20, 2024, representatives of Chicago Atlantic, Deep Roots and TrueRise held a call to discuss potential structures for the acquisition of Deep Roots by the Company. Representatives of Deep Roots and TrueRise requested to receive additional details, including with respect to potential structures, and at a high level, transaction economics and considerations, along with preliminary perspectives on the pro-forma profile.
On June 5, 2024, representatives of the Company, Chicago Atlantic and each of Wholesome and Proper held a call to discuss the potential acquisition of Wholesome and Proper by the Company and the structuring of MOUs to be prepared by the Company and Chicago Atlantic and delivered to each of Wholesome and Proper.
On June 7, 2024, Moelis, the Company’s financial advisor in relation to the transactions, and the Company’s management held a kick-off call to discuss certain structuring and procedural considerations in relation to the proposed transactions.
Also on or about June 7, 2024, the Company and Chicago Atlantic provided separate draft non-binding MOUs to representatives of each of Proper and Bill’s Nursery. Each MOU provided for the acquisition by the Company of each such target, under which the equity holders of Proper and Bill’s Nursery would receive Company Subordinate Voting Shares, the amount of which would be determined in part upon the basis of a multiple of 4 times such target’s EBITDA. Each MOU also provided for a potential earn-out payable in Company Subordinate Voting Shares, as well as potential forfeiture of such Subordinate Voting Shares, based on future performance of the applicable target.
On or about June 10, 2024, the Company and Chicago Atlantic provided two draft non-binding MOUs to representatives of Wholesome. The first MOU provided for the acquisition by the Company of Wholesome, under which the stockholders of Wholesome would receive Company Subordinate Voting Shares, the amount of which would be determined in part upon the basis of a multiple of 4 times Wholesome’s EBITDA, as well as a potential earn-out payable in Company Subordinate Voting Shares and a potential forfeiture of such Subordinate Voting Shares, in each case based on future performance of Wholesome. The second MOU provided for the acquisition of Arches (a non-wholly owned subsidiary of Wholesome) at a valuation of $14 million, with consideration payable in Company Subordinate Voting Shares, as well as a potential earn-out payable in Company Subordinate Voting Shares and a potential forfeiture of such Subordinate Voting Shares, in each case based on future performance of Arches.
On June 18, 2024, the Company retained Dorsey & Whitney LLP (“Dorsey”) as U.S. legal counsel in relation to the potential transactions. On June 19, 2024, the Company retained its existing Canadian securities counsel, Sangra Moller LLP, to assist in Canadian law aspects in relation to the potential transactions.
On June 25, 2024, representatives of Proper sent the Company and Chicago Atlantic a revised draft MOU. Among other things, the revised draft removed the proposed forfeiture requirement in relation to post-closing performance of Proper. On July 7, 2024, representatives of the Company sent a revised draft MOU to Proper. In addition to reinstating the forfeiture requirement, the revised draft included certain additional details regarding the proposed earn-out mechanics. Through the remainder of July, the Company, Chicago Atlantic and Proper continued to negotiate and revise the draft MOU.
On July 10, 2024, representatives of Chicago Atlantic, Deep Roots and TrueRise held a call to discuss deal structure and potential economics with respect to the acquisition of Deep Roots by the Company.
On July 17, 2024, Deep Roots and TrueRise received a transaction analysis from Chicago Atlantic and the Company providing insights into certain financial and operational implications of a proposed transaction.
On July 18, 2024, the Company and Moelis executed an engagement letter under which the Company formally engaged Moelis to assist the Company in conducting financial and business due diligence, facilitate the transaction process among the parties, and provide financial analysis to the Company and the Board.
On July 24, 2024, the Company and Chicago Atlantic delivered to Deep Roots an initial draft of a non-binding MOU. The draft largely reflected a similar approach with respect to the structural and economic construct as contained in the Proper MOU at that time.
On July 31, 2024, the Company and Proper executed the non-binding (with certain exceptions) MOU. Binding portions of the MOU included Proper granting the Company an exclusivity period through September 30, 2024, as well as a mutual confidentiality obligation. The final MOU also continued to provide for consideration to Proper equity holders payable in Company Subordinate Voting Shares, the amount of which would be determined in part upon the basis of a multiple of 4 times Proper’s EBITDA, as well as an earn-out and forfeiture mechanic in relation to post-closing performance of Proper.
On August 1, 2024, representatives of Chicago Atlantic, Deep Roots and TrueRise held a call to discuss certain provisions of the Deep Roots MOU, including a proposed termination fee, the measurement and determination of the adjusted EBITDA for Deep Roots and the mechanism for post-closing economic adjustments, and potential lock-up periods and potential forfeiture mechanics for the Subordinate Voting Shares to be received by Deep Roots stockholders.
On August 8, 2024, the Company’s management, Chicago Atlantic and Moelis held a review call to analyze the Company’s working financial model, functionality and assumptions and certain strategic implications related to the potential transactions. On the same day, the Board received an informal update regarding the potential transactions from the Company’s management.
On August 9, 2024, the Company’s management, Proper, Chicago Atlantic, Dorsey, and Moelis held a kick-off diligence call. Also on that date, Proper’s virtual data room was opened to facilitate the exchange of due diligence and transaction related materials.

On August 12, 2024, the Board received an informal update regarding the potential transactions from the Company’s management.
On August 14, 2024, Dorsey, Moelis, Proper and Snell & Wilmer L.L.P. (“Snell”) held a subsequent diligence call.
On August 15, 2024, CohnReznick LLP (“CohnReznick”) was engaged by the Company (confirmed by engagement letter executed August 21, 2024) to assist in financial and accounting due diligence, including creation of quality of earnings (“QoE”) reports in relation to the potential counterparties.
On August 16, 2024, Deep Roots sent a revised draft MOU to the Company and Chicago Atlantic. The revised draft provided, as part of the basis of determination of the purchase price, for a 4.175 acquisition multiple of Deep Roots’ EBITDA. The revised draft also included a proposed mechanic for valuing each of the Company Subordinate Voting Shares issued as consideration using (subject to the rules of the CSE) the lesser of $0.52 per share or a 20 day volume weighted average price per share during the period prior to closing.
Between August 21 and August 27, 2024, the Company, Chicago Atlantic and Deep Roots continued to exchange drafts of and negotiate the MOU. On August 27, 2024, the Company and Deep Roots executed the non-binding (with certain exceptions) MOU. Binding portions of the MOU included Deep Roots granting the Company an exclusivity period through November 30, 2024, as well as a mutual confidentiality obligation. The final MOU also continued to provide for consideration to Deep Roots stockholders payable in Company Subordinate Voting Shares, the amount of which would be determined in part upon the basis of a multiple of 4.175 times Deep Roots’ EBITDA, as well as an earn-out and forfeiture mechanic in relation to post-closing performance of Deep Roots.
Following execution of the Deep Roots MOU, the Company, Chicago Atlantic and Wholesome discussed and agreed upon using the Deep Roots MOU as the revised base MOU for the Wholesome transaction. From that date until August 31, 2024, the Company, Chicago Atlantic and Wholesome continued to exchange drafts of and negotiate the MOU. On August 31, 2024, the Company and Wholesome executed the non-binding (with certain exceptions) MOU. Binding portions of the MOU included Wholesome granting the Company an exclusivity period through November 30, 2024, as well as a mutual confidentiality obligation. The final MOU also provided for consideration to Wholesome stockholders payable in Company Subordinate Voting Shares, the amount of which would be determined in part upon the basis of a multiple of 4.175 times Wholesome’s EBITDA, as well as an earn-out and forfeiture mechanic in relation to post-closing performance of Wholesome. The Company, Chicago Atlantic and Proper also discussed and agreed that the definitive agreement draft for the potential transaction with Proper would largely supersede the terms in the executed MOU with Proper and include updated structural and certain other terms to be more consistent with the Deep Roots MOU.
On September 4, 2024, a diligence kick-off call took place between the Company, Chicago Atlantic, Deep Roots, Dorsey and Moelis. Also on that day, Deep Roots’ virtual data room was opened to facilitate the exchange of due diligence and transaction related materials.
On September 9, 2024, a diligence kick-off call took place between the Company, Chicago Atlantic, Wholesome, Dorsey and Moelis. Also on that day, Wholesome’s virtual data room was opened to facilitate the exchange of due diligence and transaction related materials.
On September 10, 2024, the Board met. In attendance were members of the Company’s management as well as representatives of Dorsey and Moelis. At such meeting, matters discussed included overall cannabis sector trends, transactions overview and timelines, counterparty status updates, and due diligence strategy.
On September 12 and 24, 2024, financial diligence and QoE introductory calls were held with Moelis, Chicago Atlantic, CohnReznick, Proper, and Lineage Merchant Partners, Proper’s financial advisor (“Lineage”).
On September 17, 2024, the Board met. At such meeting, the Board received a brief update on the transactions as well as on a potential strategy to raise equity capital in a private placement transaction.
On September 19, 2024, a financial diligence and QoE introductory call was held with Moelis, CohnReznick, Deep Roots, TrueRise, and Chicago Atlantic.
On September 23, 2024, a financial diligence and QoE introductory call was held with Moelis, CohnReznick, Wholesome, and Chicago Atlantic. Also on that date, Dorsey, Moelis, the Company and Deep Roots held a follow up diligence call.

On September 24, 2024, the Board met. In attendance were members of the Company’s management, Dorsey and Moelis. At the meeting, the Board received an update on process regarding the various targets as well as on initial diligence matters related to Deep Roots. The Board also met on September 25, 2024, at which a brief update was provided regarding certain structuring matters related to Proper.
On September 25, 2024, the Company, Wholesome, and Arches signed a non-binding (with certain exceptions) MOU, setting forth preliminary transaction terms in relation to Arches. Binding portions of the MOU included Arches granting the Company an exclusivity period through November 30, 2024, as well as a mutual confidentiality obligation.
On October 1, 2024, the Company’s management, Proper and Moelis conducted a financial model diligence call with respect to the Proper financials.
On October 2, 2024, the Company and Chicago Atlantic sent an initial draft of a merger agreement to Deep Roots.
On October 4, 2024, a financial model due diligence call was held with the Company’s management, Moelis and Proper, during which the parties discussed the financial model with respect to the Company financials. Additionally, a QoE call was conducted with Proper, Moelis, CohnReznick, and Lineage. Also on that date, the Company’s management, Deep Roots and Moelis held a market diligence call focused on the regulatory and operational environment in Nevada. Finally, on that date, the Company’s management, Wholesome and Moelis conducted a financial model diligence call with respect to the Wholesome financials.
On October 7 and 8, 2024, QoE calls were held with Deep Roots, Moelis, TrueRise and CohnReznick to review financial data and assumptions.
On October 8, 2024, the Board met. In attendance were members of the Company’s management, Dorsey and Moelis. At such meeting, the Board received an update regarding process generally, as well as an initial update regarding Proper and Wholesome diligence matters and status and an update regarding additional Deep Roots market, retail, and cultivation diligence matters.
On October 10, 2024, a QoE call was held between Wholesome, Moelis, CohnReznick, the Company’s management and Chicago Atlantic, to further discuss financial diligence matters.
On October 15, 2024, a subsequent due diligence call was held between Wholesome, Polsinelli PC, counsel to Wholesome and Arches (“Polsinelli”), Dorsey and Moelis to discuss the due diligence process and certain open due diligence requests.
Between October 15 and 29, 2024, a number of QoE calls were conducted with Proper, CohnReznick and Lineage to assess financial due diligence progress.
Between October 16, 2024, and December 17, 2024, the Company, Bill’s Nursery and their respective financial and legal advisors conducted diligence and engaged in discussions regarding potential transaction structures and terms.
On October 18, 2024, the Company’s management, Arches management and Moelis held a diligence call focusing on the Arches business model, structure, and financial matters.
On October 21, 2024, representatives from the Company, Deep Roots, Chicago Atlantic, Eversheds Sutherland (US) LLP, counsel to Chicago Atlantic (“Eversheds Sutherland”), Dorsey, and TrueRise held a call to discuss transaction timing considerations.
On October 22, 2024, the Board met. In attendance were members of the Company’s management, Dorsey and Moelis. At such meeting, the Board received an update regarding certain market, retail, and cultivation diligence matters related to Proper and Wholesome, as well as to initial diligence findings related to Arches. Also on that day, the Company and Bill’s Nursery executed a non-binding (with certain exceptions) MOU. Binding portions of the MOU included Bill’s Nursery granting the Company an exclusivity period through November 30, 2024, as well as a mutual confidentiality obligation.
On October 23, 2024, a financial model due diligence call was held with the Company’s management, Moelis and Wholesome, during which the parties discussed the financial model with respect to the Company financials. Also on that day, the Company and Chicago Atlantic sent an incremental revised draft merger agreement to Deep Roots, implementing certain changes to the initial draft discussed among the parties and certain other changes discussed between the Company and Chicago Atlantic.

On October 23 and 24, 2024, the Company’s management, Proper and Moelis held two diligence calls to further assess Proper’s retail operations and cultivation operations, respectively.
On October 29, 2024, the Board met. In attendance were members of the Company’s management, Dorsey and Moelis. At such meeting, the Board received an update regarding the transaction rationale and its pro forma implications, including benchmarking and strategic outlook.
On October 31, 2024, the Company’s management, Proper and Moelis held a market diligence call focused on the Missouri market and Proper’s operations. Also on that date, representatives of the Company sent Proper an initial draft merger agreement.
On November 1, 2024, the Company and Chicago Atlantic sent an initial draft merger agreement to Wholesome. Additionally, the Company’s management, Wholesome and Arches management and Moelis held a market diligence call focused on Utah’s cannabis market landscape.
On November 4 and 14, 2024, the Company’s management, Wholesome and Arches management, Dorsey, Polsinelli and Moelis held diligence calls, primarily focused upon litigation and similar matters.
On November 5, 2024, the Company’s management, Arches management, Dorsey, Polsinelli and Moelis conducted a call to assess the ownership structure of Arches and certain structuring considerations in the transactions. Also on that day, the Board met. In attendance were members of the Company’s management and Moelis. At such meeting, the Board received a process update regarding financial diligence and transaction documentation for the targets.
On November 5 and 14, 2024, the Company’s management, Proper, Dorsey, Snell and Moelis held diligence calls, primarily focused on litigation and similar matters.
On November 7, 2024, the Company and Chicago Atlantic sent Bill’s Nursery an initial draft merger agreement. Also on that day, Polsinelli provided a proposed transaction structure to the Company regarding the ownership structure of Arches and the structuring considerations discussed on November 5, 2024.
On November 8, 2024, the Board met and received an update on and discussed the status of the merger agreements and transaction documentation. Also on that date, the Company’s management, Arches management, Dorsey, Polsinelli and Moelis conducted a call to discuss the ownership and structuring considerations regarding Arches proposed by Wholesome and Arches management.
On November 10, 2024, Deep Roots sent the Company and Chicago Atlantic a revised draft of the merger agreement. Among other things, the Deep Roots draft limited downward adjustments to the EBITDA calculations that would in part determine the number of Subordinate Voting Shares that would be received by the Deep Roots stockholders, and included certain limited restrictive covenants of the Company in its operation of Deep Roots during the applicable earn-out period.
On November 12, 2024, the Board met. In attendance were members of the Company’s management and Moelis. At such meeting, the Board received a process update in relation to the targets.
On November 13 and 15, 2024, the Company’s management and Moelis held discussions regarding the targets’ financial models, refining assumptions and forecasts. Also on November 15, 2024, a call occurred between the Company, Deep Roots, Chicago Atlantic, Eversheds Sutherland and TrueRise to refine transaction details and discuss merger documentation.
On November 18 and 19, 2024, the Company’s management and Moelis met to discuss key model assumptions for each of the targets and proposed changes to the Company’s financial forecasts. Also on November 18, 2024, the Company and Chicago Atlantic sent Deep Roots a revised draft of the merger agreement. Among other things, the revised draft re-inserted some of the downward adjustments to the Deep Roots’ EBITDA calculations, limited the restrictive covenants during the earn-out period that were requested by Deep Roots, and increased the number of Company Subordinate Voting Shares that would be forfeited by the Deep Roots stockholders in the event that certain post-closing EBITDA thresholds of Deep Roots were not met.
On November 19, 2024, the Board met. In attendance were members of the Company’s management, Dorsey and Moelis. At such meeting, the Board received an update regarding transaction process as well as dispensary diligence matters regarding Proper.

On November 20, 2024, Wholesome sent a revised draft of the merger agreement to the Company and Chicago Atlantic. Among other things, the Wholesome draft proposed a decrease in the number of Subordinate Voting Shares that would be forfeited by the Wholesome stockholders in the event that certain post-closing EBITDA thresholds of Wholesome were not met.
On November 21, 2024, the Company’s management, Wholesome and Moelis held an information technology diligence call to discuss digital infrastructure and technological integration.
On November 21 and 22, 2024, the Company’s management, Proper and Moelis conducted a retail diligence call and an information technology diligence call, respectively.
On November 23, 2024, Deep Roots sent a revised draft of the merger agreement to the Company and Chicago Atlantic.
On November 25, 2024, the Company’s management, Proper, Arches management and Moelis discussed the implementation of Arches’ platform across Proper’s stores. Also on that day, Polsinelli provided an updated draft of the Wholesome merger agreement to the Company and Chicago Atlantic, in which Wholesome updated the agreement to address the economics of Arches as the parties had discussed. The Company, Dorsey, Eversheds, Wholesome and Polsinelli discussed the edits to address the structural issues surrounding Arches and the option holders between November 25, 2024 and November 30, 2024.
On November 26, 2024, the Board met. In attendance were members of the Company’s management and Moelis. At such meeting, the Board received an update regarding certain changes in the financial forecasts of the targets following further discussions with the parties.
On November 27, 2024, the Company and Moelis executed an amendment to the Moelis engagement letter under which the Company formally engaged Moelis to undertake an investigation and analysis to enable Moelis to render a fairness opinion.
On November 28, 2024, the Company and Chicago Atlantic sent Bill’s Nursery a revised draft of the merger agreement.
On November 30, 2024, the Company, Proper, Chicago Atlantic, their respective legal counsels, and Lineage held a call to discuss transaction and documentation details. On November 30, 2024, the Company, Dorsey and Eversheds sent the updated draft of the Wholesome merger agreement to Wholesome and Polsinelli with added language to reflect the discussion on the Arches structure that the parties had discussed between November 25, 2024 and November 30, 2024.
Between December 1, 2024, and until the execution of the Deep Roots merger agreement, the Company’s management, Moelis, Dorsey, Deep Roots, TrueRise, Chicago Atlantic and Eversheds Sutherland (or subsets of such parties) engaged in additional discussions and negotiations regarding, and exchanged further drafts of, merger documentation, ancillary agreements and related matters.
On December 3, 2024, the Board met. In attendance were members of the Company’s management, Dorsey and Moelis. At such meeting, the Board received an update regarding the process status with each of the targets, including remaining key issues. Also on that day, Dorsey, Eversheds Sutherland and Snell held a call to discuss transaction details and certain matters related to merger agreement and related documentation.
Between December 3, 2024, and until the execution of the Proper merger agreement, the Company’s management, Moelis, Dorsey, Proper, Chicago Atlantic, Eversheds Sutherland and Snell (or subsets of such parties) engaged in additional discussions and negotiations regarding, and exchanged further drafts of, merger documentation, ancillary agreements and related matters.
Between December 3, 2024, and until the execution of the Wholesome merger agreement, the Company’s management, Moelis, Dorsey, Wholesome, Chicago Atlantic, Eversheds Sutherland and Polsinelli (or subsets of such parties) engaged in additional discussions and negotiations regarding, and exchanged further drafts of, merger documentation, ancillary agreements and related matters.
In early to mid-December, as the Company proceeded toward finalizing the merger agreements with Deep Roots, Proper, and Wholesome, the Company continued to conduct diligence on and evaluate a potential transaction with Bill’s Nursery. Given that the diligence process and negotiations with Bill’s Nursery were not at that point as advanced as the Company’s processes with the other potential targets, the Company determined that it was in the best interests of the Company and its shareholders to prioritize and move forward with the merger agreements with Deep Roots, Proper, and Wholesome. The Company decided to discuss with Bill’s Nursery a new MOU (the “Bill’s Nursery MOU” and, collectively with the Merger Agreements, the “Transaction Agreements”) that would provide a framework for near-term negotiations with respect to a potential acquisition of Bill’s Nursery (the “Bill’s Nursery Acquisition” and, collectively with the Mergers, the “Transactions”) by the Company after the merger agreements with Deep Roots, Proper, and Wholesome were executed.
On December 11, 2024, CohnReznick presented its substantially final QoE reports to Vireo management.
On December 16, 2024, the Board met. In attendance were representatives of the Company’s management, Moelis and Chicago Atlantic. At such meeting, the Board received an update regarding the merger agreements and related transaction documents and the potential private placement equity investment in the Company that the Company had been considering. In addition, on December 16, 2024, Moelis delivered to the Board customary relationship disclosures regarding Moelis’ relationships with the Company, Chicago Atlantic and the potential counterparties to a transaction.
On December 17, 2024, CohnReznick presented its final QoE reports to Vireo management.
Also on December 17, 2024, the Board met. Members of the Company’s management and representatives of Moelis, Dorsey and Chicago Atlantic also attended. At such meeting, Dorsey provided an update regarding the status of the merger agreements and the related agreements and documents. Representatives of Moelis reviewed with the Board Moelis’ financial analysis and presented its oral fairness opinion to the Board, which was confirmed by delivery of a written opinion dated December 17, 2024. Moelis addressed to the Board that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the consideration to be paid by the Company in the Transactions, taken as a whole, was fair, from a financial point of view, to the Company. The Board understood that Moelis’ opinion was based upon the assumption that all of the Transactions (including the potential transaction contemplated by the Bill’s Nursery MOU) would be executed and consummated. In addition, an executive session of the Board and its Nominating and Corporate Governance committee was held, at which Mr. John Mazarakis’ and Mr. Tyson Macdonald’s employment agreements, as well as the appointment of Mr. Mazarakis as CEO and Co-Executive Chairman of the Board, and Mr. Macdonald as CFO, were discussed and then unanimously approved. Following the executive session and deliberation, the Board unanimously (i) determined that the Merger Agreements and the transactions contemplated in each case thereby, including the Share Issuance, are fair to, and in the best interests of, the Company’s shareholders, (ii) approved the Merger Agreements, the Share Issuance and the related transactions and (iii) recommended that the Company’s shareholders approve the Merger Agreements and the transactions in each case contemplated thereby, including the Share Issuance. The Board also unanimously approved the execution of the Bill’s Nursery MOU and the initiation of a separate private placement equity offering that the Company planned to conduct and certain documents related to such offering.
Early in the morning of December 18, 2024, the Company and each of Deep Roots, Proper and Wholesome executed the applicable Merger Agreements. Also on that day, the Company and Bill’s Nursery executed a new MOU, under which the Company would have an opportunity to exclusively negotiate a transaction with Bill’s Nursery until January 24, 2025. As part of the Bill’s Nursery MOU, the Company agreed to pay Bill’s Nursery $1 million in cash, which would be repaid at the closing of an acquisition transaction. If the parties failed to execute a definitive agreement by the end of the exclusivity period, Bill’s Nursery would be obligated to pay $1.25 million to the Company.
Later that day, the Company issued a press release reporting execution of the Transaction Agreements.
On December 23, 2024, the Company filed a Form 8-K with the Securities and Exchange Commission in respect of the Transaction Agreements and related transactions.
On January 23, 2025, the Company and Bill’s Nursery executed an amendment to the Bill’s Nursery MOU extending the exclusivity period to February 23, 2025.
On February 21, 2025, the Company and Bill’s Nursery executed an amendment to the Bill’s Nursery MOU, providing for a reduced payment from Bill’s Nursery of $1 million after the expiration of the exclusivity period. On February 23, 2025, the exclusivity period expired.

Opinion of Vireo’s Financial Advisor
At the meeting of the Board on December 17, 2024 to evaluate and approve the Transaction Agreements and the transactions contemplated by the Transaction Agreements, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated December 17, 2024, addressed to the Board that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the consideration to be paid by Vireo to Deep Roots, Wholesome, the Proper Companies and Bill’s Nursery (the “Targets”), taken as a whole, pursuant to the Transaction Agreements (the “Consideration”), was fair, from a financial point of view, to Vireo. The Board understood that Moelis’ opinion was based upon the assumption that all of the Transactions (including the potential transaction contemplated by the Bill’s Nursery MOU) would be executed and consummated.
The full text of Moelis’ written opinion dated December 17, 2024, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix A to this Information Statement and is incorporated herein by reference. Moelis’ opinion was provided solely for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the Transactions. Moelis’ opinion is limited solely to the fairness to the Company, from a financial point of view, of the Consideration to be paid by Vireo to each of the Targets, and does not address Vireo’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to Vireo. Moelis’ opinion does not constitute a recommendation as to how any holder of securities of Vireo should act with respect to the Transactions or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.
In arriving at its opinion, Moelis, among other things:
(i)	reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to Vireo;
(ii)
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Targets furnished to Moelis by the respective Targets, including financial forecasts provided to or discussed with us by the management of the respective Targets and subsequently modified by management of Vireo;

(iii)
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Vireo furnished to Moelis by Vireo, including financial forecasts provided to or discussed with Moelis by the management of Vireo;

(iv)
reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Transactions (the “Expected Synergies”) and certain other pro forma financial effects expected to result from the Transactions furnished to Moelis by Vireo;

(v)
conducted discussions with members of the senior managements and representatives of Vireo and the Targets concerning the information described in clauses (i) through (iv) of this paragraph, as well as the businesses and prospects of Vireo and the Targets generally;

(vi)	reviewed the reported prices and trading activity for the Subordinate Voting Shares;
(vii)	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;
(viii)	reviewed a draft, dated December 16, 2024, of the Wholesome Merger Agreement;
(ix)	reviewed a draft, dated December 17, 2024, of the Proper Merger Agreement;
(x)	reviewed a draft, dated December 16, 2024, of the Deep Roots Merger Agreement;
(xi)	reviewed a draft, dated December 12, 2024, of the draft agreement and plan of merger with Bill’s Nursery;
(xii)	reviewed an executed version of the Bill’s Nursery MOU;
(xiii)	participated in certain discussions and negotiations among representatives of Vireo and the Targets and their respective advisors; and

(xiv)	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.
In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by Moelis being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any such information). Moelis also relied on the representation of Vireo’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis relied upon, without independent verification, the assessment of Vireo and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts, the Expected Synergies and other pro forma financial effects referred to above, Moelis assumed, at the direction of the Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the applicable Target or Vireo, as the case may be, as to the future performance of the applicable Target, Vireo and the combined entity. Moelis also assumed, at the direction of the Board, that the future financial results (including Expected Synergies) reflected in such forecasts and other information will be achieved at the times and in the amounts projected. In addition, Moelis relied on the assessments of the managements of Vireo and the Targets as to Vireo’s ability to retain key employees of Vireo and the Targets and to integrate the businesses of Vireo and the Targets. Moelis expressed no views as to the reasonableness of any financial forecasts or the Expected Synergies or the assumptions on which they are based. In addition Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Vireo or any of the Targets, nor was it furnished with any such evaluation or appraisal. With respect to the outstanding litigation involving Vireo as plaintiff and Verano Holdings Corp. as defendant, and for which significant damages are alleged, due to the ongoing nature of the claim, Moelis was directed by the Board not to take into account the value of such claim for purposes of its procedures.
Moelis’ opinion did not address Vireo’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to Vireo and does not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Transaction Agreements or any aspect or implication of the Transactions, except for the fairness of the Consideration, from a financial point of view, to Vireo. Moelis’ opinion related to the relative values of Vireo and the Targets, collectively. Moelis expressed no opinion as to what the value of Subordinate Voting Shares actually will be when issued pursuant to the Transactions or the prices at which Subordinate Voting Shares or securities of any of the Targets may trade at any time. In rendering its opinion, Moelis assumed, with the consent of the Board, that a final executed agreement would be entered into in respect of the Bill’s Nursery MOU that reflects the economic terms set out in the Bill’s Nursery MOU, that the final executed forms of the Transaction Agreements will not differ in any material respect from the drafts that it had reviewed, that the Transactions will be consummated in accordance with their terms without any waiver or modification that could be material to its analysis, that the representations and warranties of each party set forth in the Transaction Agreements were accurate and correct, and that the parties to the Transaction Agreements will comply with all the material terms of the Transaction Agreements. Moelis assumed, with the consent of the Board, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transactions will be obtained, except to the extent that could not be material to its analysis. In addition, representatives of Vireo advised Moelis, and Moelis assumed, with the consent of the Board, that each of the components of the Transactions will qualify as a tax-free reorganization for U.S. federal income tax purposes.
Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of the opinion. Moelis advised that the credit, financial and stock markets have been experiencing unusual volatility and therefore it expressed no opinion or view as to any potential effects of such volatility on the Targets, Vireo or the Transactions.
Moelis’ opinion did not address the fairness of the Transactions or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Vireo or the Transactions. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transactions, or any class of such persons, whether relative to the Consideration or otherwise. Moelis also did not express any opinion as to the fairness of the amount or nature of any equity or other financing conducted in connection with the Transactions or otherwise. Moelis’ opinion was based on the acquisition of all Targets collectively and did not represent an individual analysis of each separate acquisition that make up the Transactions. Moelis’ opinion was approved by a Moelis fairness opinion committee.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Moelis to the Board at its meeting held on December 17, 2024 in connection with its opinion. This summary describes the material analysis underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.
Some of the summaries of financial analyses below include information presented in tabular format. To fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.
For the purposes of Moelis’ analysis:
“Total Enterprise Value,” which is also referred to as “TEV,” was generally calculated as the market value of the relevant company’s fully diluted equity based on its closing share price as of December 16, 2024, which is referred to as the “equity value,” (i) plus income taxes payable and uncertain tax position liabilities, if any (ii) plus debt, and (iii) less cash and cash equivalents (in each of the foregoing cases (i) through (iii), as of the relevant company’s most recently reported quarter end, adjusted for subsequent transactions and events).
“EBITDA” was generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization, as adjusted to exclude one-time charges and benefits.
Selected Publicly Traded Companies Analyses
Moelis reviewed financial and stock market information of the selected publicly traded cannabis operators listed below. Financial data for the selected publicly traded companies was based on public filings and other publicly available information available as of December 16, 2024. When utilizing projected EBITDA for calendar year 2024 (“CY2024P EBITDA”) and estimated EBITDA for calendar years 2025 (“CY2025E EBITDA”) and 2026 (“CY2026E EBITDA”), except where specifically noted below, Moelis used the mean of the consensus estimates available on S&P Capital IQ as of December 16, 2024.
Moelis reviewed and analyzed, among other things, TEV as a multiple of CY2024P EBITDA, CY2025E EBITDA and CY2026E EBITDA related to the following selected publicly traded small/mid-cap (defined as having an equity value less than $500 million) vertically integrated cannabis operators with operations in the United States, the operations of which Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to Vireo and the Targets (viewed collectively) (the “Selected Companies”):
Ascend Wellness Holdings, Inc.
Ayr Wellness, Inc.
The Cannabist Company Holdings Inc.
Cresco Labs Inc.
Jushi Holdings Inc.
MariMed Inc.
TerrAscend Corp.

The Selected Companies used in this analysis and their implied TEV/EBITDA multiples (with market data as of December 16, 2024) for CY2024P, CY2025E and CY2026E are summarized in the following table:

	TEV/ CY2024P EBITDA	TEV/ CY2025E EBITDA	TEV/ CY2026E EBITDA
Selected Companies
Ascend Wellness Holdings, Inc.	2.8x	2.9x	2.8x
Ayr Wellness, Inc.	5.5x	5.0x	4.8x
The Cannabist Company Holdings Inc.	6.0x	4.6x	3.8x
Cresco Labs Inc.	4.3x	4.5x	4.6x
Jushi Holdings Inc.	7.5x	6.4x	6.0x
MariMed Inc.	7.5x	4.6x	3.4x
TerrAscend Corp.	4.6x	4.2x	3.2x
Mean	5.5x	4.6x	4.1x
Vireo
Median Analyst Consensus Estimates	6.0x	6.1x	N/A
Vireo Standalone Projections	6.1x	4.2x	2.1x

In light of the foregoing review and based on its professional judgment and experience, Moelis applied ranges of selected multiples derived from the Selected Companies of (i) 4.5x – 7.5x to Vireo’s and the Targets’ aggregate CY2024P EBITDA of $24 million and $82 million respectively, as projected by Vireo management, (ii) 4.0x – 5.0x to Vireo’s and the Targets’ aggregate CY2025E EBITDA of $35 million and $91 million, respectively, as projected by Vireo management and (ii) 3.5x – 5.0x to Vireo’s and the Targets’ aggregate CY2026E EBITDA of $70 million and $104 million, respectively, as projected by Vireo management, to calculate implied equity value ranges for Vireo.
In determining the selected reference ranges, Moelis placed emphasis on diversified, multi-state operators with exposure to markets that have an adult recreational use of cannabis catalyst in the near- to medium-term and which operate in a mix of stable and high growth markets, due to their similarities with Vireo and the Targets. Moelis de-emphasized Ascend Wellness Holdings, Inc. and Jushi Holdings Inc. due to their leverage profiles and outlier nature of their trading multiples. Moelis also de-emphasized Vireo’s standalone consensus research multiples given the lack of Wall Street analyst coverage.
This analysis indicated the implied equity value ranges for Vireo and the Targets, in aggregate, presented below:

Vireo	Implied Equity Value ($mm)
CY2024P EBITDA	20 - 93
CY2025E EBITDA	52 - 87
CY2026E EBITDA	165 - 270

Targets	Implied Equity Value ($mm)
CY2024P EBITDA	275 - 522
CY2025E EBITDA	269 - 360
CY2026E EBITDA	270 - 427

Moelis noted that the market capitalization of Vireo on December 16, 2024, the last trading day prior to the date of its opinion, was $58 million.

Selected Publicly Traded Companies-Based Implied Pro Forma Ownership Percentage Analysis
Based on the implied Vireo and aggregate Target equity value ranges presented above, Moelis calculated implied ranges of pro forma ownership percentage of the holders of Shares, pre-Transactions, in the combined company after giving effect to the Transactions (the “pro forma Vireo ownership percentage”), which are presented below:

Implied Pro Forma Vireo Ownership Percentage(1)
CY2024P EBITDA	3.7% - 25.2%
CY2025E EBITDA	12.5% - 24.4%
CY2026E EBITDA	27.9% - 49.9%

(1)
The high end of the range of the implied pro forma Vireo ownership percentage represents the high end of the implied equity value range of Vireo versus the low end of the implied equity value range of the Targets. The low end of the range of the implied pro forma Vireo ownership percentage represents the low end of the implied equity value range of Vireo versus the high end of the implied equity value range of the Targets.

Moelis compared the implied ranges of pro forma Vireo ownership percentage above to the implied pro forma ownership of holders of Shares on a post-Transactions basis of approximately 23.9% under the terms of the Transactions.
Transaction Analysis
2024P Trading Multiples-Based Has/Gets Analysis
Moelis performed a trading multiples-based has/gets analysis to calculate value accretion/dilution to Vireo implied by the Transactions. This trading multiples-based has/gets analysis compared (i) the standalone implied equity value of Vireo at (A) the current TEV/EBITDA multiple of 6.1x and (B) at a TEV/EBITDA multiple of 6.0x (each, the “has”) with (ii) the implied aggregate value of the pro forma equity in the combined company that will be owned by the pre-Transactions holders of Shares after giving effect to the Transactions, assuming a pro forma Vireo ownership percentage of 23.9% (the “gets”).
To calculate the pro forma equity value of Vireo after giving effect to the Transactions, Moelis utilized (i) the standalone TEV of Vireo of $147 million as of December 16, 2024 and the standalone TEV of Vireo based on a 6.0x TEV/EBITDA multiple, being $145 million; (ii) an implied TEV of the combined company based on a 6.0x TEV/EBITDA multiple, being $567 million; (iii) estimated run-rate cost synergies; (iv) estimated EBITDA losses relating to New York operations of the combined entity; (v) New York operations capital expenditures by the combined company; (vi) expected transaction costs; and less (vii) adjustments to move from TEV to equity value as referenced in the definition of “TEV” above, each as provided by Vireo management.
The following table summarizes the results of the multiples-based has/gets analysis for CY2024P:

($ in million)	Current (in millions)	6.0x TEV/EBITDA Multiple (in millions)
Standalone Vireo Equity Value	$58	$56
Pro Forma Vireo Equity Value	$86	$86
Increase (%)	47.4%	51.7%

2025E Trading Multiples-Based Has/Gets Analysis
Moelis performed a trading multiples-based has/gets analysis to calculate value accretion/dilution to Vireo implied by the Transactions. This trading multiples-based has/gets analysis compared (i) the standalone implied equity value of Vireo at (A) the current TEV/EBITDA multiple of 4.2x and (B) at a TEV/EBITDA multiple of 4.5x (each, the “has”) with (ii) the implied aggregate value of the pro forma equity in the combined company that will be owned by the pre-Transactions holders of Shares after giving effect to the Transactions, assuming a pro forma Vireo ownership percentage of 23.9% (the “gets”).
To calculate the pro forma equity value of Vireo after giving effect to the Transactions, Moelis utilized (i) the standalone TEV of Vireo of $147 million as of December 16, 2024 and the standalone TEV of Vireo based on a

4.5x TEV/EBITDA multiple, being $158 million; (ii) an implied TEV of the combined company based on a 4.5x TEV/EBITDA multiple, being $616 million; (iii) estimated run-rate cost synergies; (iv) estimated EBITDA gain relating to New York operations of the combined entity; (v) New York operations capital expenditures by the combined company; (vi) expected transaction costs; and less (vii) adjustments to move from TEV to equity value as referenced in the definition of “TEV” above, each as provided by Vireo management.
The following table summarizes the results of the multiples-based has/gets analysis for CY2025E:

($ in million)	Current (in millions)	4.5x TEV/EBITDA Multiple (in millions)
Standalone Vireo Equity Value	$58	$69
Pro Forma Vireo Equity Value	$96	$96
Increase (%)	65.9%	39.3%

2026E Trading Multiples-Based Has/Gets Analysis
Moelis performed a trading multiples-based has/gets analysis to calculate value accretion/dilution to Vireo implied by the Transactions. This trading multiples-based has/gets analysis compared (i) the standalone implied equity value of Vireo at (A) the current TEV/EBITDA multiple of 2.1x and (B) at a TEV/EBITDA multiple of 4.25x (each, the “has”) with (ii) the implied aggregate value of the pro forma equity in the combined company that will be owned by the pre-Transactions holders of Vireo Shares after giving effect to the Transactions, assuming a pro forma Vireo ownership percentage of 23.9% (the “gets”).
To calculate the pro forma equity value of Vireo after giving effect to the Transactions, Moelis utilized (i) the standalone TEV of Vireo of $147 million as of December 16, 2024 and the standalone TEV of Vireo based on a 4.25x TEV/EBITDA multiple, being $296 million; (ii) an implied TEV of the combined company based on a 4.25x TEV/EBITDA multiple, being $886 million; (iii) estimated run-rate cost synergies; (iv) estimated EBITDA gain relating to New York operations of the combined entity; and (v) New York operations capital expenditures by the combined company; (vi) earnout payments; (vii) expected transaction costs; and less (viii) adjustments to move from TEV to equity value as referenced in the definition of “TEV” above, each as provided by Vireo management.
The following table summarizes the results of the multiples-based has/gets analysis for CY2026E:

($ in million)	Current (in millions)	4.25x TEV/EBITDA Multiple (in millions)
Standalone Vireo Equity Value	$58	$207
Pro Forma Vireo Equity Value	$139	$139
Increase (%)	138.7%	(33.1)%

Other Information
Moelis also noted for the Board certain additional factors that were not considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes only, including, among other things:
•
Selected Publicly Traded Company Analysis (2026 Florida Use Case). Moelis also reviewed applying a reference range of multiples to the pro forma Targets’ CY2026E EBITDA assuming the launch of adult recreational use of cannabis in Florida and the associated capital expenditures by applying the same range of multiples described above under “—Selected Publicly Traded Companies Analyses” (3.5x – 5.0x) to the Targets’ aggregate estimated CY2026E EBITDA of $165 million. This analysis indicated the implied equity value range for Vireo and the Targets, in aggregate, of $453-700 million and a pro forma Vireo ownership percentage range of 19.1%-37.3%.

•
Discounted Cash Flow Analysis. Moelis also performed discounted cash flow (“DCF”) analyses of both Vireo and the Targets, in aggregate, using the Vireo Standalone Projections (as defined below) and the Targets’ Standalone Projections (as defined below) to calculate the present value of the estimated future unlevered free cash flows projected by Vireo management to be generated by Vireo and the Targets (in aggregate), respectively, and the present value of the estimated terminal value of each of Vireo and the Targets (in aggregate). For purposes of the DCF analyses, Moelis, with the consent of the Board, treated estimates for stock-based compensation as cash expenses and assumed that adult recreational use of cannabis will be permitted in Florida in 2026. Moelis also assumed, per Vireo management, that relief from the U.S. Internal Revenue Code Section 280E would be available beginning in 2025 with no refund for prior tax years. This DCF analysis yielded an implied range of pro forma Vireo ownership percentage of 23.3%-37.5%.
•
52-Week Low/High Company Per Share Price Analysis. Moelis reviewed the historical trading performance of the Vireo Subordinate Voting Shares over a 52-week period ending December 16, 2024, which ranged from a closing low of $0.19 per share to a high of $0.67 per share (which implied a range of equity values for Vireo of $46 million to $175 million). Moelis compared the range with the closing trading price of the Vireo Subordinate Voting Shares of $0.24 per share on December 16, 2024 (which implied an equity value of Vireo of $58 million).

Miscellaneous
This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company used in the analyses described above is identical to Vireo or any of the Targets. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Vireo nor Moelis, or any other person, assumes responsibility if future results are materially different from those forecasts.
The Consideration was determined through arms’ length negotiations between Vireo and the Targets and was approved by the Board. Moelis did not recommend any specific consideration to Vireo or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the transactions contemplated by the Transaction Agreements.
Vireo did not instruct Moelis to prepare, and Moelis has not prepared, a formal valuation of Vireo, any of the Targets or any of their respective securities or assets, and Moelis’ fairness opinion should not be construed as such.
Except as described in this summary, Vireo and the Board imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion.
Moelis acted as the financial advisor to Vireo in connection with the Mergers and will receive a transaction fee estimated to be approximately $5 million for its services contingent upon the consummation of the Mergers (the “Transaction Fee”). Moelis also became entitled to receive a fee of $1 million, which fee became payable upon the delivery of Moelis’ opinion, regardless of the conclusion reached by Moelis therein (the “Opinion Fee”). The Opinion Fee will be credited, to the extent previously paid, against the Transaction Fee. Moelis is also entitled to a separate fee, which is not credited against the Transaction Fee, equal to a percentage of any contingent consideration that becomes payable to any Target or its shareholders by Vireo or its affiliates, to be paid promptly upon payment of such contingent consideration. In addition, Vireo agreed to reimburse Moelis for certain costs and expenses, and to indemnify Moelis for certain liabilities, including liabilities under applicable securities laws, arising out of its engagement.
Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of Vireo, the Targets or their respective affiliates. In the two years preceding the date of its opinion, Moelis had not provided investment banking or other services to Vireo (other than with respect to the Transactions) or to the Targets. As of the date of its opinion, Moelis was not currently providing investment banking or other services to Vireo (other than with respect to the Transactions) or to the Targets. In the future Moelis may provide such services to Vireo or the Targets or their affiliates and may receive compensation for such services.
The Board selected Moelis as its financial advisor in connection with the Transactions because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.
Moelis’ opinion does not reflect changes, circumstances, developments or events that have occurred, or that may occur, after the date of the opinion, including the fact that certain of the Transactions may not be consummated, regulatory or legal changes, changes in the operations and prospects of the Company, Deep Roots, Wholesome or the Proper Companies, general market and economic conditions and other factors, each of which may be beyond the control of the Company, Deep Roots, Wholesome, or the Proper Companies. As of February 23, 2025, the Company had not entered into a definitive merger agreement with Bill’s Nursery and the exclusivity period under the Bill’s Nursery MOU had expired. The conclusions reached by Moelis in its fairness opinion may have been materially different without the inclusion of Bill’s Nursery. Moelis’ opinion does not speak as of the time any of the Mergers will be completed or as of any date other than the date of the opinion. The Board does not anticipate asking Moelis to update its opinion, and Moelis has no obligation or responsibility to update, revise or reaffirm its opinion.
Unaudited Prospective Financial Information
Vireo does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, production, earnings, or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. However, in connection with the Transactions, the following unaudited prospective financial information was prepared: (i) certain unaudited prospective financial information with respect to Vireo on a standalone basis for the fiscal years 2024 through 2026, prepared by Vireo management (the “Vireo Standalone Projections”), (ii) certain unaudited prospective information with respect to the Targets (including Bill’s Nursery) on standalone bases collectively for fiscal years 2024 through 2026, prepared by Targets’ management and adjusted by Vireo management (the “Targets’ Standalone Projections”) and (iii) certain estimates of synergies expected to be realized following the completion of the Transactions for fiscal years 2025 and 2026 and on a run-rate basis (based on a combined company comprising of Vireo and the Targets, including Bill’s Nursery) prepared by Vireo management (the “Synergy Projections” and, together with the Vireo Standalone Projections and the Targets’ Standalone Projections, the “Forecasted Financial Information”). The Targets’ Standalone Projections and the Synergy Projections assumed the consummation of four Transactions (the Mergers and the Bill’s Nursery Acquisition), only three of which (the Mergers) have been approved by the written consent addressed by this Information Statement. The exclusivity period under the Bill’s Nursery MOU has expired and a definitive agreement relating to the Bill’s Nursery Acquisition has not been executed (and may not be executed in the future). Given that Bill’s Nursery is not currently contemplated to be a part of the combined company, the Targets’ Standalone Projections and the Synergy Projections should not be considered an accurate estimate of the financials of the combined company following the consummation of the Mergers described in this Information Statement.
The Forecasted Financial Information was provided by Vireo management to the Board for the purposes of considering, analyzing and evaluating the Transactions and to Moelis, and Vireo management directed Moelis to use the Forecasted Financial Information in connection with its financial analysis and opinion, as described in the section entitled “Opinion of Vireo’s Financial Advisor.” The inclusion of the Forecasted Financial Information should not be regarded as an indication that any of Vireo or its affiliates, officers, directors, advisors, or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forward-looking financial information or GAAP. The Forecasted Financial Information included in this Information Statement has been prepared and/or approved by, and is the responsibility of, Vireo management. Neither Vireo’s or the Targets’ respective independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Forecasted Financial Information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Forecasted Financial Information. The independent auditor reports included in this Information Statement relate to the Targets’ previously issued financial statements. They do not extend to the Forecasted Financial Information and should not be read to do so.
This Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Vireo management, including, among others, Vireo’s and the Targets’ future results, which may be caused by numerous factors. The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Vireo or its affiliates, officers, directors, advisors or other representatives can give any assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. In addition, since the Forecasted Financial Information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially and adversely from those set forth below, and important factors that may affect actual results and cause the Forecasted Financial Information to be inaccurate include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions, and other matters described in the section entitled “Risk Factors.” Please also see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”
Furthermore, the Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Vireo can give no assurance that, had the Forecasted Financial Information been prepared as of the date of the Merger Agreements, or the date of this Information Statement, similar estimates and assumptions would be used. In particular, the Targets’ Standalone Projections and Synergy Projections include financial data in respect of Bill’s Nursery because at the time of their preparation it was expected that a definitive agreement for a Transaction with Bill’s Nursery would be executed. However, as of the date hereof, the exclusivity period under the Bill’s Nursery MOU has expired and a definitive agreement relating to the Bill’s Nursery Acquisition has not been executed (and may not be executed in the future). Except as required by applicable securities laws, Vireo does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events (including the foregoing development related to Bill’s Nursery), even in the event that any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Transactions under GAAP, or to reflect changes in general economic or industry conditions.
The Forecasted Financial Information does not take into account all the possible financial and other effects on Vireo or the Targets of the Transactions, the effect on Vireo or the Targets of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreements having been executed, or the effect of any business or strategic decisions or actions, which would likely have been taken if the Merger Agreements had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the Transactions. Further, the Forecasted Financial Information does not take into account the effect on Vireo or the Targets of any possible failure of the Transactions to occur, including that the exclusivity period under the Bill’s Nursery MOU has expired and a definitive agreement relating to the Bill’s Nursery Acquisition has not been executed (and may not be executed in the future). The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Vireo, its advisors, or any other person that it is viewed as material information of Vireo or the Targets, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is being provided solely because it was made available to the Board and Moelis in connection with the Transactions.
This information includes non-GAAP financial measures. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to Moelis or to the Board in connection with proposed business combinations like the Transactions if the disclosure is included in a document like this Information Statement. Please see the tables below for a description of how non-GAAP financial measures are defined. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Vireo or the Targets may not be comparable to similarly titled measures used by other companies.

Vireo Standalone Projections
The following is a summary of the Vireo Standalone Projections (amounts may reflect rounding). These projections exclude the operations of Vireo’s New York assets.

	Fiscal Year Ending December 31,
($ in millions)	2024E	2025E	2026E
Total Revenue	$88	$106	$182
EBITDA(1)	$24	$35	$70

(1)	Operating income plus depreciation, amortization, and depreciation included in costs of goods sold
Targets’ Standalone Projections
The following is a summary of the Targets’ Standalone Projections (amounts may reflect rounding). These projections include the operations of the assets of Bill’s Nursery. As of the date of this Information Statement, the exclusivity period under the Bill’s Nursery MOU has expired and a definitive agreement relating to the Bill’s Nursery Acquisition has not been executed (and may not be executed in the future).

	Fiscal Year Ending December 31,
($ in millions)(1)	2024E	2025E	2026E
Total Revenue	$294	$324	$360
Adjusted EBITDA(2)	$82	$91	$104

(1)	Reflects aggregate estimated Total Revenue and Adjusted EBITDA for Deep Roots, the Proper Companies, WholesomeCo, Inc. and Bill’s Nursery
(2)	Operating income plus depreciation, amortization, and depreciation included in costs of goods sold

Synergies Projections
	Fiscal Year Ending December 31,
($ in millions)(1)	2025E	2026E	Run-Rate
Cost Synergies	$1	$2	$ 4

(1)	Reflects estimated Cost Synergies for a combined company comprised of Vireo, Deep Roots, the Proper Companies, WholesomeCo, Inc. and Bill’s Nursery
INFORMATION ABOUT THE PARTIES TO THE MERGERS
Vireo Growth Inc.
Background
Vireo Growth Inc. is a reporting issuer in Canada, with its securities listed for trading on the CSE under the symbol “VREO” and on the OTCQX under the symbol “VREOF.” Vireo Growth is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. With our core operations strategically located in four limited-license medical and adult-use markets, Vireo Growth cultivates and manufactures cannabis products in environmentally friendly greenhouses and other facilities and distributes these products through our growing network of Green Goods™ and other Vireo Growth branded retail dispensaries, as well as third-party dispensaries in the markets in which our subsidiaries hold operating licenses.
As of March 4, 2025, Vireo Growth, through its subsidiaries, has licenses and operates in three states, consisting of Maryland, Minnesota, and New York. Additionally, the Company has non-operating assets and liabilities in Nevada and Massachusetts. As of March 4, 2025, we retail cannabis products in 14 dispensaries located across Maryland (2), Minnesota (8), and New York (4) and wholesales cannabis products, through third-party companies, in Maryland, Minnesota, and New York.

Our registered office is located at 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia V6E 3L2. Our head office is located at 207 South Ninth Street, Minneapolis, Minnesota 55402.
History of the Company
Our business was established in 2014 as Minnesota Medical Solutions, LLC (“Minnesota Medical Solutions”), and we received our first license in December 2014. The Company was incorporated under the Business Corporations Act (Alberta) on November 23, 2004 under the name “Initial Capital Inc.” On May 8, 2007, the Company changed its name to “Digifonica International Inc.” following the completion of a qualifying transaction. On December 9, 2013, the Company continued into British Columbia under the name of “Dominion Energy Inc.”, subsequently changed its name to “Dynamic Oil & Gas Exploration Inc.” on June 30, 2014, and to “Darien Business Development Corp.” on March 13, 2017. On March 18, 2019, the Company changed its name to “Vireo Health International, Inc.” following the completion of a reverse takeover transaction (the “RTO”) with Vireo Health, Inc. (“Vireo U.S.”).
Vireo U.S. had previously acquired all the equity of Minnesota Medical Solutions, and Empire State Health Solutions, LLC in an equity interest swap transaction on January 1, 2018.
Pursuant to the RTO, on March 18, 2019, the Company acquired all the issued and outstanding shares of Vireo U.S. and, as a result, the former shareholders of Vireo U.S. acquired control of the Company, as they owned a majority of the outstanding shares of the Company, and continued on with our business.
On June 9, 2021, we changed our name to “Goodness Growth Holdings, Inc.” On June 25, 2024 we changed our name to “Vireo Growth Inc.”
Arrangement Agreement
We and Verano Holdings Inc. (“Verano”) entered into an Arrangement Agreement dated January 31, 2022, later amended on June 22, 2022 (combined, the “Arrangement Agreement”). Pursuant to the Arrangement Agreement, Verano agreed, among other things, to acquire all of the outstanding shares of Vireo.
We received notice from Verano on October 13, 2022, of Verano's purported termination of the Arrangement Agreement. We believe that Verano has no factual or legal basis to justify or support its purported grounds for termination of the Arrangement Agreement, and on October 13, 2022, we commenced an action in the Supreme Court of British Columbia against Verano. See “Item 3. Legal Proceedings — Verano” and “Item 1A. Risk Factors — We are involved in litigation with Verano, the outcome of which is uncertain.”
Description of the Business
Overview of the Company
Vireo is the holding company for Vireo U.S., a United States-based multi-state cannabis company that operates through its license-holding subsidiaries, with significant operations in three core markets: Maryland, Minnesota, and New York. In June 2023, we sold our operations in the New Mexico market, where we previously conducted business. We are committed to a science-focused approach to providing patients and adult-use customers with high-quality cannabis products. Our operations include cultivating cannabis in environmentally friendly environments, manufacturing pharmaceutical-grade cannabis extracts, and distributing our products through both Company-owned and third-party dispensaries. We currently serve thousands of customers each month.
All of the states in which we operate have adopted legislation to permit the use of cannabis products for medicinal purposes to treat specific conditions and diseases, which is referred to as medical cannabis or medical marijuana. In addition, all of the states in which we operate have adopted legislation to permit the use of cannabis products by adults ages 21 and older, which is referred to as recreational- or adult-use cannabis or recreational- or adult-use marijuana.
Our principal locations and type of operation are listed below:

Location	Nature and Status of Operations	Opened or Acquired
Hurlock, Maryland	Fully operational processing facility	Opened in 2018
Baltimore, Maryland	Fully operational dispensary facility	Acquired in 2021
Frederick, Maryland	Fully operational dispensary facility	Opened in 2021

Location	Nature and Status of Operations	Opened or Acquired
Massey, Maryland	Fully operational cultivation facility	Opened in 2021
Holland, Massachusetts	Cultivation land purchased; pre-development	Acquired in 2019
Otsego, Minnesota	Fully operational cultivation and processing facility	Opened in 2015
Elk River, Minnesota	Cultivation and processing facility in development	In development
Minneapolis, Minnesota	Fully operational dispensary facility	Opened in 2015
Bloomington, Minnesota	Fully operational dispensary facility	Opened in 2016
Moorhead, Minnesota	Fully operational dispensary facility	Opened in 2015
Rochester, Minnesota	Fully operational dispensary facility	Opened in 2015
Hermantown, Minnesota	Fully operational dispensary facility	Opened in 2020
Blaine, Minnesota	Fully operational dispensary facility	Opened in 2020
Burnsville, Minnesota	Fully operational dispensary facility	Opened in 2020
Woodbury, Minnesota	Fully operational dispensary facility	Opened in 2020
Caliente, Nevada	Held for sale	Acquired in 2021
Johnstown, New York	Fully operational cultivation and processing facility	Opened in 2016
Colonie, New York	Fully operational dispensary facility	Opened in 2016
Elmhurst, New York	Fully operational dispensary facility	Opened in 2016
Johnson City, New York	Fully operational dispensary facility	Opened in 2016
White Plains, New York	Fully operational dispensary facility	Opened in 2016

Our mission is to provide patients and consumers with best-in-class cannabis products and expert advice, informed by medicine and science. We also are seeking to develop intellectual property that is complementary to our mission, including novel product formulations, novel delivery systems and harm-mitigation processes.
We have developed proprietary cannabis strains, cultivation methods, carbon dioxide extraction, ethanol extraction, and other processes related to the production, refinement, and packaging of cannabis products. We have documented the relevant processes in the form of standard operating procedures and work instructions, which are only shared with third parties when absolutely required and then only upon receipt of written non-disclosure agreements.
We have sought and continue to seek to protect our trademark and service mark rights. Because the cultivation, processing, possession, transport and sale of cannabis and cannabis-related products remain illegal under the Controlled Substances Act (as defined below) we are not able to fully protect our intellectual property at the federal level. As a result, we have sought and continue to seek federal registrations in limited classes of goods and services and have obtained several state registrations.
The Cannabis Industry and Business Lines of the Company
According to market research projections by cannabis researcher Brightfield Group, U.S. sales of legal cannabis are expected to reach over $50 billion by 2026.
As described further below, United States federal law now bifurcates the legality of “hemp” (defined as any part of the Cannabis sativa L plant — including any seeds, derivatives, extracts, cannabinoids, isomers, acids, salts and salts of isomers thereof, whether growing or not — with a tetrahydrocannabinol (“THC”) concentration of less than 0.3% on a dry weight basis) from “marihuana” (also commonly known as “marijuana”). For purposes of this filing, the term “cannabis” means “marihuana” as set forth in the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) and is used interchangeably with the term “marijuana.”
To date, in the United States, medical cannabis has been legalized in 40 states and the District of Columbia, while 24 states and the District of Columbia have approved cannabis for recreational use by adults (also known as “adult-use”).
We strive to meet best-in-class health, safety and quality standards relating to the growth, production and sale of cannabis medicines, and consumer products. Our offerings include cannabis flower, cannabis oil, cannabis topicals, orally ingestible tablets and capsules, and vaporizer pens and cartridges.
We are a vertically integrated cannabis company that operates from “seed-to-sale.” We have three business lines:

i.
Cultivation: We grow cannabis in outdoor, indoor and greenhouse facilities. Our expertise in growing enables us to produce award-winning and proprietary strains in a cost-effective manner. We sell our products in company-owned or -managed dispensaries and to third parties where lawful.

ii.
Production: We convert cannabis biomass into formulated oil using a variety of extraction techniques. Some of this oil is used to produce consumer products such as vaporizer cartridges and edibles, and some is sold to third parties in jurisdictions where this practice is lawful.

iii.	Retail Dispensaries: We operate retail dispensaries that sell proprietary and, where lawful, third-party cannabis products to retail customers and patients.
Cultivation Facilities
We have rights to operate cultivation facilities in three states. Although pricing pressure for dried flower in several mature cannabis markets has led some operators to eschew cultivation, in certain markets the transition from medical-only to adult-use cannabis has increased wholesale market prices significantly. We believe that our cultivation operations provide certain other benefits, including:
i.
Low Cost: We continually seek ways to optimize our growing processes and minimize expenses. By having control over our own cultivation, we can reduce input costs and maximize margins. We believe that production at scale is critical to drive down unit cost.

ii.
Product Availability: Control over our cultivation facilities allows us to monitor and update the product mix in our dispensaries to meet evolving demand, particularly regarding strain selection and diversity.

iii.
Quality Assurance: Quality and safety are critically important to us and our customers. Controlling our growing processes greatly reduces the risk of plant contamination or infestation, and we believe that consistently high-quality products can demand higher retail prices.

Our focus on quality, potency, strain diversity and scalable production is vital because we believe that the wholesale market for cannabis plant material will become increasingly price-competitive over time as more companies enter this industry segment. We believe that manufacturers and retailers that source high-quality, low-cost plant material will have a significant advantage in the medium and long term.
Cultivation
We have rights to operate cultivation facilities in three states. Although pricing pressure for dried flower in several mature cannabis markets has led some operators to eschew cultivation, in certain markets the transition from medical-only to adult-use cannabis has increased wholesale market prices significantly. We believe that our cultivation operations provide certain other benefits, including:
iv.
Low Cost: We continually seek ways to optimize our growing processes and minimize expenses. By having control over our own cultivation, we can reduce input costs and maximize margins. We believe that production at scale is critical to drive down unit cost.

v.
Product Availability: Control over our cultivation facilities allows us to monitor and update the product mix in our dispensaries to meet evolving demand, particularly regarding strain selection and diversity.

vi.
Quality Assurance: Quality and safety are critically important to us and our customers. Controlling our growing processes greatly reduces the risk of plant contamination or infestation, and we believe that consistently high-quality products can demand higher retail prices.

Our focus on quality, potency, strain diversity and scalable production is vital because we believe that the wholesale market for cannabis plant material will become increasingly price-competitive over time as more companies enter this industry segment. We believe that manufacturers and retailers that source high-quality, low-cost plant material will have a significant advantage in the medium and long term.
Cultivation and Production Facilities
Except for our bifurcated cultivation-only and production-only facilities in Maryland, we operate combined cultivation and production facilities. Each cultivation and production facility focuses primarily on the development of cannabis products and dried cannabis plant material for medical and other consumer use, as well as the research and development of new strains of cannabis. At all our facilities, we focus on consumer safety and maintaining strict quality control. The methods we employ result in consistent production of high-quality products and minimize product recalls and complaints from patients and adult-use customers.
Our cultivation business line operates year-round, although operations and sales trends in select markets exhibit seasonal fluctuations. In some regions, outdoor cultivation opportunities arise seasonally, and sales may be impacted during summer and winter months. Additionally, promotional activity often increases around specific industry events and holidays, including April 20, July 10 and Green Wednesday (the Wednesday before Thanksgiving).
We operate the following cultivation and production facilities as of the close of business on March 4, 2025:

Maryland:
•
We operate one cultivation facility of approximately 110,000 square feet total, with 42,814 square feet of greenhouse flowering canopy, and one production facility of approximately 30,000 square feet.

•
In March 2021, we transferred the cultivation license from our formerly co-located cultivation and processing facility to another facility consisting of approximately 110,000 square feet of greenhouse space and associated land and buildings. The production operation remains at the original combined cultivation and processing facility.

• We have a number of customers; our results of operations and financial results in Maryland are not dependent upon sales to one or a few major customers.

Minnesota	• Currently operate one cultivation and production facility of approximately 90,000 square feet total, with 38,400s square feet of greenhouse flowering canopy.

•
Additional 110,000 square foot operation with 30,000 square feet of indoor flowering canopy is under construction and intended primarily to support the adult-use market when adult-use sales commence.

• We have a large number of customers; our results of operations and financial results in Minnesota are not dependent upon sales to one or a few major customers.

New York
•
Currently operate approximately 160,000 square feet of cultivation and production space total, with 13,280 square feet of operational indoor flowering canopy. An additional 29,040 square feet of indoor flowering canopy is under construction and intended primarily to support the adult-use market.

• We purchase a modest portion of our manufactured products inventory from several other registered organizations.
• We have a large number of customers; our results of operations and financial results in New York are not dependent upon sales to one or a few major customers.

Manufacturing
We manufacture, assemble, and package cannabis finished goods across a variety of product segments:
i.	Inhalable: flower and trim; dabbable concentrates (e.g., hash, rosin, temple balls); distillate pre-filled vaporizer pens and cartridges; pre-rolls; and distillate syringes.
ii.	Ingestible: edibles; tablets; softgels; oral solutions; oral sprays; tinctures; and lozenges.
iii.	Topicals: balms and topical bars.
We have wholesale operations in Maryland, Minnesota, and New York. Manufactured products are sold to third parties, where allowed, and are also distributed to Company-owned and operated retail dispensaries.
Supply Chain
We are vertically integrated in the markets in which we operate. In the normal course of our business, we purchase input materials and components used in the cultivation, processing, manufacture, and distribution of our products. No individual supplier represents a significant portion of our purchases or poses a material risk to our operations.
Principal Products or Services
Our brands include:

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Vireo Spectrum™ brand pre-filled distillate vaporizer pre-rolls, flower, pens and cartridges, syringes, bulk oil, edibles, softgels, tablets, oral solutions, oral spray, topical bars, and topical balms;

•	Vireo Selects™ brand distillate and live terpene vaporizer pens, disposable vaprozier pens, and syringes
•	1937™ brand distillate and live terpene vaporizer pens and cartridges, disposable vaporizer pens, flower and trim, and dabbable concentrates;
•	Boundary Waters™ pre-roll products, RSO Gummies, Half Gram Vapes, disposable vaporizer pens, and hemp derived beverages;
•	Hi-Color™ edibles;
•	Kings and Queens™ concentrates, including live and cured resin badder, budder, sugar, and sauce; and Infused Pre-rolls and Live Resin Pre-filled Vaporizer Cartridges
•	Simple™ brand distillate vaporizer cartridges, disposable vaporizer cartridges, and flower
•	Dr. Westwater™ Topical Balms
•	Small A$$ Bud™ flower
•	Hi*AF™ distillate vaporizer disposable pens and pre-filled cartridges and hemp derived beverages
•	Various other flower and trim brands.
The following table shows which principal manufactured products we currently sell at our dispensaries in our various markets:

Market	Principal Products
Maryland
1937 Vape Cartridges; 1937 Disposable Vape Pens, 1937 Concentrates; 1937 Pre-Rolls; 1937 Pre-Pack Flower; 1937 Bulk Flower; 1937 Bulk Trim; Hi-Color™ edibles; 1937 RSO Syringes, Kings and Queens™ concentrates, Hi-Roller Infused Pre-Roll Kits, infused pre-rolls, and vape cartridges; Small A$$ Buds bulk flower, Hi*AF™ distillate vaporizer disposable pens and pre-filled cartridges

Minnesota
Vireo Selects Vape Cartridges and Syringes, Vireo Spectrum Vapes, Vireo Spectrum Flower and Pre-Rolls, Boundary Waters Pre-Rolls, Vireo Spectrum Capsules; Vireo Spectrum Tincture; Vireo Spectrum Oral Solution; Vireo Spectrum Oral Spray; Vireo Spectrum Syringe/Bulk Oil; Vireo Spectrum Tablet; Vireo Spectrum Topical Balm; Vireo Spectrum Topical Bar, Simple Vape Cartridges and Bulk Flower, Dr. Westwater Topical Balms, Boundary Waters RSO Gummies, Boundary Waters Vapes, Boundary Waters Flower, Boundary Waters Hemp Derived Beverages, Hi*AF Hemp Derived Beverages, HiTide Hemp Derived Beverages, HiCOLOR Hemp Derived Edibles, Limited Salad Flower, Vireo Spectrum Edibles.

New York
Vireo Selects Vape Cartridges, Vireo Spectrum Vape Cartridges; Hi-Color™ edibles, Vireo Spectrum Syringes/Bulk Oil; Vireo Spectrum Softgel; Moonlight Softgel; Vireo Spectrum Oral Solution; Vireo Spectrum Oral Spray; Vireo Spectrum Balm; Vireo Spectrum Flower; Vireo Spectrum Pre-Rolls, Simple Vape Cartridges, Simple 14g/28g Small Bud Flower, Hi*AF Vape Cartridges, Hi*AF Disposable Vape Pens, 1937 Indoor Flower.

Retail Strategy
We have invested substantial resources in developing customer-friendly store designs and floorplans. In 2020, we began constructing new dispensaries using a modern layout and refreshed color scheme tied to the Green Goods™ trademark, and we have also been converting existing dispensaries to this new theme.
Members of our management team have experience in real estate development, which has enabled us to secure premium locations for some of our dispensaries. We typically target locations with high foot traffic, good visibility, and proximity to densely populated residential areas. We also elevate factors such as location characteristics, vehicular traffic, local demographics, and competitor proximity when selecting retail locations.

Principal Business Objectives
Our principal business objectives over the next 12-month period include achieving positive operating cash flow through cost discipline, operational excellence, and product quality; improving the quality and efficiency of flower production in Maryland and Minnesota; pursuing non-core asset divestitures; managing the balance sheet with capital partners to grow into being a strong credit.
Employees and Human Capital Resources
As of February 15, 2025 we had 520 employees, 419 of whom were full time employees. Certain of our employees in Maryland, Minnesota and New York are represented by local offices of the United Food and Commercial Workers International Union (“UFCW”). The collective bargaining agreements with the employees in these states expire as follows:

State	Agreement Expiration
Maryland	October 31, 2024
Minnesota	November 22, 2026
New York (Security)	October 31, 2024
New York (non-drivers)	October 31, 2024
New York (drivers)	December 31, 2024

Our collective bargaining agreements in New York and Maryland have expired and negotiations are in progress. We anticipate a resolution and consider our overall relationships with our employees, UFCW, and Local 811 to be positive.
Our human capital objectives focus on attracting, developing, retaining, and engaging a talented workforce. Our compensation program is designed to be competitive and aligned with both individual and company performance. We are committed to fostering a collaborative and results-driven culture that supports the execution of our strategic goals.
Research and Development
Our former research and development activities primarily focused on developing new, innovative, and patent-protectable products for the cannabis market. These efforts have focused on novel cannabinoid formulations as well as accessory products designed to improve the cannabis consumption experience. We also experimented with plant spacing and nutrient blends, cannabis variety trialing and improved pest management techniques. We also engaged in research and development activities focused on developing new extracted or infused products.
Patents and Trademarks
We hold two patents for “Tobacco Products with Cannabinoid Additives and Methods for Reducing the Harm Associated with Tobacco Use” (US Patents 10,369,178 and 10,702,565) and have a number of other patents pending with the United States Patent and Trademark Office (“USPTO”).
We have successfully registered the trademarks Vireo Health®, Green Goods®, and 1937® with the USPTO.
Competitive Conditions and Position
Historically, Vireo U.S. won licenses in competitive, merit-based selection processes through wholly-owned subsidiary applicants. We pursued opportunities in limited license markets with higher barriers to entry presenting an opportunity for higher returns or the development of strategic opportunities.
The industry is highly competitive with many operators, including large multi-state operators and smaller regional and local enterprises. We face competition from other companies that have greater resources, enhanced access to public equity and debt markets, superior cultivation and manufacturing capabilities, lower operating costs, better-located retail facilities, more experienced management, or that may be more mature as businesses. There are several multi-state operators that we compete directly with in some of our operating markets. Aside from current direct competition, other operators that are sufficiently capitalized to enter the Company’s markets through new licensure or acquisitive growth are also considered potential competitors. Similarly, if and to the extent we continue to enter new markets, we will encounter new direct competitors.

See “Item 1A. Risk Factors — Risks Related to our Business Operations — We face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than we have and by unlicensed and unregulated participants.”
Regulation of Cannabis in the United States
Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where we operate through our subsidiaries.
Federal Regulation
We currently directly derives a substantial portion of our revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. Federal Law. As of December 31, 2024, the Company is directly involved (through licensed subsidiaries) in both the medical and adult-use cannabis industry in the states of New York, Minnesota, and Maryland as permitted within such states under applicable state law.
U.S. federal law, however, continues to prohibit cannabis activities. The U.S. Supreme Court has ruled that Congress has the constitutional authority to enact the existing federal prohibition on cannabis. The federal government regulates drugs under the Controlled Substances Act, which places controlled substances—including marijuana—in specific schedules. Marijuana is classified as a Schedule I drug, meaning it is defined as a substance with a high potential for abuse, no currently accepted medical use in treatment in the U.S., and a lack of accepted safety for use under medical supervision. With limited exceptions, such as Epidiolex (a pharmaceutical derived from the cannabis extract cannabidiol (“CBD”)), and certain drugs incorporating synthetically derived cannabinoids (i.e., Marinol, Syndros, and Cesamet), the U.S. Food and Drug Administration (“FDA”) has not approved marijuana as a safe and effective drug for any indication. Moreover, under the Agriculture Improvement Act of 2018 (commonly referred to as the 2018 Farm Bill), marijuana remains a Schedule I controlled substance under the Controlled Substances Act, with the exception of hemp and extracts derived from hemp.
State laws regulating cannabis are in direct conflict with the Controlled Substances Act. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal; any such acts are criminal acts under federal law under the Controlled Substances Act. While our activities comply with applicable state and local laws, strict adherence to those laws does not absolve the Company of liability under federal law nor provide a defense against federal enforcement actions.
There is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not restrict the applicability of such laws within their jurisdictions. Unless and until the Congress amends the Controlled Substances Act with respect to cannabis—of which the timing and scope are uncertain—there is a risk that federal authorities may enforce current federal law. We continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. Although our operations are in material compliance with all applicable state laws, regulations and licensing requirements, they remain subject to federal law. If the Department of Justice (the “DOJ”) were to aggressively pursue debt or equity owners of cannabis-related business and if U.S. Attorneys acted accordingly, the Company could face: (i) seizure of its cash and other assets used to support, or derived from, its cannabis subsidiaries; and (ii) the arrest of its employees, directors, officers, managers and investors, who could face charges of ancillary criminal violations of the Controlled Substances Act for aiding, abetting, and conspiring to violate the Controlled Substances Act by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors and/or retailers of cannabis. Additionally, as affirmed by U.S. Customs and Border Protection, non-citizen employees, directors, officers, managers, and investors in cannabis-related businesses face the risk of being barred from entry into the U.S. for life.
U.S. Department of Justice and Attorney General Memorandums
In August 2013, then-Deputy Attorney General James Cole authored a memorandum (the “Cole Memorandum”) addressed to all United States district attorneys acknowledging that, notwithstanding the designation of cannabis as a controlled substance, several states had enacted laws relating to cannabis for medical purposes.
The Cole Memorandum outlined DOJ enforcement priorities, noting that in jurisdictions with robust regulatory and enforcement systems, conduct in compliance with state laws was less likely to trigger federal prosecution. However, the memorandum did not provide specific guidelines for what constituted sufficient regulatory oversight. Rather, DOJ provided eight enforcement priorities which, if implicated, justified federal intervention in state-legal cannabis activities. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant priorities related to cannabis (for example, preventing the distribution of cannabis to minors, and preventing revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels).
In March 2017, then-Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memorandum had merit. However, on January 4, 2018, Mr. Sessions issued a memorandum rescinding and superseding the Cole Memorandum effective immediately (the “Sessions Memorandum”). The Sessions Memorandum stated, in part, that current law reflects Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to marijuana activities. Consequently, federal prosecutors now have broad discretion in pursuing cannabis-related prosecutions, even where state laws permit such activities. The ongoing conflict between federal and state laws represents a significant risk factor for the Company.
As an industry best practice, despite the rescission of the Cole Memorandum, we continue to:
•
Ensure that the operations of our subsidiaries and business partners comply with all licensing requirements set forth with regards to cannabis operations by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, we retain appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of our operations with all applicable regulations.

•
The activities relating to cannabis businesses adhere to the scope of the licensing obtained for such businesses. For example, in the states where only medical cannabis is permitted, the products are only sold to patients who hold the necessary documentation to permit the possession of cannabis. We only work through licensed operators, which must pass a range of requirements, adhere to strict business practice standards, and be subjected to strict regulatory oversight whereby sufficient checks and balances ensure that no revenue is distributed to criminal enterprises, gangs, and cartels.

•
We conduct reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

•	Our subsidiaries have implemented inventory-tracking systems and necessary procedures to ensure that inventory is effectively tracked, and the diversion of cannabis and cannabis products is prevented.
The risk of federal enforcement and other risks associated with the Company’s business are described under “Item 1A. Risk Factors — Risks Related to the Regulatory System and Business Environment for Cannabis.”
Regulation of the Cannabis Market at State and Local Levels
Below is a summary overview of the licensing and regulatory framework in the states where Vireo or our subsidiaries are currently operating.
Maryland
Maryland Regulatory Landscape
Maryland first enacted legal protections for medical cannabis patients in 2003, creating an affirmative defense for patients charged with possession of less than one ounce of cannabis. In 2013, lawmakers expanded the affirmative defense to protect cannabis caregivers, authorized the use of marijuana for investigational medical purposes, and established the Natalie M. LaPrade Medical Marijuana Commission (“MMCC”) to develop, approve and monitor cannabis academic study programs.
In 2014, legislation was enacted to establish a state-regulated medical cannabis program and expand the MMCC’s regulatory authority; the law was signed in April 2014, and the program became operational on December 1, 2017. The market is divided into three primary classes of licenses: dispensary, cultivation, and processing. Pre-approvals for medical cannabis dispensary license were issued to 102 dispensaries from a pool of over 800 applicants, while 15 processing licenses were awarded from 124 applicants and 15 cultivation licenses from 145 applicants.

The medical cannabis program was designed to allow access to medical cannabis for patients with qualifying medical conditions, including chronic pain, nausea, seizures, glaucoma, and post-traumatic stress disorder (PTSD).
MaryMed LLC, an indirect wholly-owned subsidiary of Vireo, was awarded a vertically integrated medical marijuana license in 2016.
In April 2018, Maryland lawmakers agreed to expand the state’s medical cannabis industry by adding another 20 licenses —7 for cultivation and 13 for processing. Permitted products for sale and consumption include oil-based formulations, dry flower, edibles, and other concentrates.
Maryland voters approved a referendum to legalize adult-use cannabis on November 8, 2022. In May 2023, the Maryland General Assembly repealed the MMCC's authorization under the Cannabis Reform Act of 2023, and the MMCC’s functions were transferred to the newly established Maryland Cannabis Administration (the “MCA”). Adult-use legalization went into effect on July 1, 2023.
Licenses in Maryland
As of March 4, 2025, we operate two (2) medical and adult-use dispensaries, a cultivation license, and a processor license in the State of Maryland. The Company also manages two (2) medical and adult-use dispensaries pursuant to management agreements with licensees.
Maryland Licenses and Regulations
Maryland licenses are valid for five years after required fees are paid and provided that the business remains in good standing. Renewal requests are typically communicated through email from the MCA and include a renewal form.
Maryland Reporting Requirements
The State of Maryland uses Marijuana Enforcement Tracking Regulation and Compliance system (METRC) as the state’s computerized track and trace (“T&T”) system for seed-to-sale. Individual licensees, whether directly or through third-party integration systems, are required to transmit data to the state to meet all reporting requirements. We use a third-party application for our computerized seed to sale software, which integrates with the state’s METRC program and captures the required data points for cultivation, manufacturing and retail as required under Maryland law.
Minnesota
Minnesota Regulatory Landscape
Minnesota legalized medical marijuana on May 29, 2014, when Governor Mark Dayton signed the Minnesota Medical Cannabis Act into law. The state’s medical program officially launched on July 1, 2015, allowing registered patients to access cannabis products from state-approved dispensaries to treat a set of nine qualifying medical conditions, which has since been expanded to 15. The program was regulated and administered by the Minnesota Department of Health, which oversaw all cultivation, production, and distribution facilities. The state authorized only two vertically integrated medical cannabis manufacturer licenses—LeafLine Labs and Minnesota Medical Solutions. Initially, each manufacturer was permitted up to four distribution facilities across the state; Minnesota now allows a manufacturer to operate eight distribution facilities, which may include the manufacturer’s single location for cultivation, manufacturing, packaging, and processing, although including that location is not required.
Medical cannabis was initially provided to patients in several forms, including dried cannabis, liquid formulations, pills, and topical (lotions, balms, and patches); it was also delivered via vaporized delivery methods that did not require the use of dried leaves, as well as in water-soluble cannabinoid multi-particulates (e.g., granules, powders, and sprinkles) and orally dissolvable products (e.g., lozenges, gums, mints, buccal tablets, and sublingual tablets).
Minnesota has implemented a process for monitoring and evaluating the health impacts of medical cannabis on patients which will be used to help patients and health professionals grow their understanding of the benefits, risks, and side effects of medical cannabis.
On May 30, 2023, the Governor of Minnesota signed into law House File No. 100 (“H.F. 100”) of the 2022 Session, Chapter 63, a bill of an act relating to adult-use cannabis. As a result, many marijuana reform laws went into effect August 1, 2023, including adult use legalization, rescheduling under Minnesota's Controlled Substance Act, allowing 21 years of age or older to possess or transport two ounces or less of adult-use cannabis, or eight grams or less of adult-use cannabis concentrate, edible cannabis products or lower-potency hemp edibles infused with a combined total of 800 milligrams or less of tetrahydrocannabinol, and legalizing home grow of up to four mature plants per residence. On July 1, 2024, pursuant to H.F. 100, the powers and duties of the Minnesota Department of Health with respect to the medical cannabis program were transferred to the Minnesota Office of Cannabis Management.
The adult-use cannabis program is expected to commence in 2025.
Licenses and Permits in Minnesota
Today, Vireo Health of Minnesota, LLC (“Vireo Minnesota”) (f/k/a Minnesota Medical Solutions and an indirect wholly-owned subsidiary of Vireo) is one of two licensed medical cannabis manufacturers and is responsible for cultivating, processing, and dispensing medical cannabis to registered patients through its eight medical marijuana dispensaries in the state.
Our manufacturer license was awarded in 2015 through merit-based license application processes. Merit-based license awards require limited investment and thus present high-return opportunities. We believe that our medical and scientific expertise helped us develop a competitive advantage in the marketplace.
Vireo Minnesota holds one vertically-integrated medical cannabis license to operate one cultivation and production facility in Otsego, MN and eight retail medical cannabis dispensaries in the state of Minnesota, located in Blaine, Bloomington, Burnsville, Hermantown, Rochester, Minneapolis, Moorhead, and Woodbury.
Minnesota Licenses and Regulations
We currently operate eight retail dispensaries and one cultivation and production facility of approximately 90,000 square feet. Recent changes to the state’s qualifying conditions for medical cannabis patients have contributed to increases in patient enrollment.
Minnesota state licenses are renewed every two years. Provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and no material violations are noted, the Company expects to receive the applicable renewed license in the ordinary course of business. While the Company’s compliance controls are designed to mitigate the risk of any material violations, there is no assurance that our license will be renewed in a timely manner. Any unexpected delays or costs in the renewal process could materially and adversely affect our operations and financial results.
Minnesota Reporting Requirements
The State of Minnesota uses Marijuana Enforcement Tracking Regulation and Compliance system (METRC) as the state’s computerized T&T system for seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to push data to the state to meet all reporting requirements. We use a third-party application for our computerized seed to sale software, which integrates with the state’s Metrc program and captures the required data points for cultivation, manufacturing and retail as required.
New York
New York Regulatory Landscape
In 2014, the New York State Senate passed legislation to fully legalize medical marijuana, leading to the establishment of the Medical Cannabis Program. The Compassionate Care Act was signed into law on July 5, 2014. In July 2015, Vireo Health of New York LLC (f/k/a Empire State Health Solutions LLC) (“Vireo New York”), an indirect wholly-owned subsidiary of Vireo, secured one of the five available medical cannabis licenses (known as a registered organization) in the state, enabling the company to cultivate, process, and dispense medical cannabis products to registered patients.
In January 2022, the law was expanded to remove a previous list of qualifying conditions, allowing patients to use medical cannabis for any condition that could be treated with it as recommended by their doctor. The Marihuana Regulation & Taxation Act was signed into law on March 31, 2021, legalizing adult-use cannabis in New York State. MRTA established the OCM, governed by a Cannabis Control Board to comprehensively regulate adult-use, medical, and hemp cannabis. The OCM released its final rules and regulations governing the adult-use industry in September 2023, and has begun to issue licenses.

Physicians, nurse practitioners, and physician assistants must complete a New York State Department of Health (“NYSDOH”)–approved course (either a two-hour or four-hour program, as applicable) and register with the NYSDOH Medical Marijuana Program to certify patients for medical cannabis.
Before issuing a certification, practitioners are required to consult the New York State Prescription Monitoring Program Registry to review the patient’s controlled substance history. Once a patient is certified, they are automatically registered and provided with a registry identification number—which, along with a government-issued photo ID, enables them to purchase medical cannabis at licensed dispensaries.
Furthermore, certified patients may designate up to five caregivers to assist with the acquisition, transportation, and administration of medical cannabis products. These designated caregivers must also register with the NYSDOH to obtain their own registry identification.
There are ten registered organizations, each holding a vertically integrated license permitting the cultivation, manufacture, transport, distribution, and dispensation of medical cannabis. Registered organizations may only manufacture medical cannabis products in forms approved by the Office of Cannabis Management (the “OCM”). Approved forms currently include whole flower, metered liquid or oil preparations, solid and semisolid preparations (e.g., capsules, chewable and effervescent tablets, lozenges), oral sprays, oral powders, metered ground plant preparations, and transdermal patches.
Each registered organization may have up to four dispensing facilities, owned and operated by the registered organization, where approved medical cannabis products will be dispensed to certified patients or their designated caregivers, who have registered with the Department. Dispensing facilities must report dispensing data to the New York State Prescription Monitoring Program Registry and consult the registry prior to dispensing approved medical cannabis products to certified patients or their designated caregivers.
Licenses and Permits in New York
In New York, we were one of the original five registered organizations, placing second in the initial selection process, and are currently one of ten registered organizations (vertically integrated medical cannabis licensees) in the state.
On July 11, 2024, Vireo New York was issued a registered organization non-dispensing license, authorizing the company to operate a medical and adult-use cultivation/manufacturing facility and up to four medical marijuana dispensaries. All licenses are, as of the date hereof, active with the State of New York. The licenses are independently issued for each approved activity for use at our facilities in New York.
Today, through our subsidiary Vireo Health New York, we hold one of ten vertically integrated cannabis licenses. We currently have a cultivation and processing facility in Johnstown, NY and four dispensaries throughout the State in New York City (Queens County), Binghamton, White Plains and Albany. We also operate a home-delivery service based out of our Queens dispensary.
Our New York cultivation and processing facility is approximately 21 acres and compromised of 13,650 square foot of indoor cultivation space, 38,304 square feet of greenhouse cultivation space, and 7,350 square feet of laboratory and processing space. The facility has been in continuous production and sale of cannabis since January 2016. In addition, on an adjacent parcel to the existing facility, we have approximately 30,000 square feet of operational cultivation and processing space, and approximately 45,000 square feet of incremental cultivation and processing facility under construction, all of which is housed inside a building exceeding 300,000 square feet.
While we believe the long-term opportunity in New York is substantial, recent performance has been impacted by neighboring states transitioning to adult-use jurisdictions, as well as by increasing competition from other developing operators. New product introductions and the beginning of wholesale revenue streams may contribute to improving profit margins in the future. We anticipate additional growth of our home delivery service.
New York registered organization licenses expire two years after the date of issuance. An application to renew must be filed with the Department not more than six months nor less than four months prior to the expiration thereof. Registration fees are $200,000 and are refundable if the applicant is not granted a renewal registration.
New York Reporting Requirements
The state of New York uses BIOTRACKTHC© as the state’s cultivation and production computerized T&T system. Leaf Logix by Dutchie is used as state’s point of sale T&T system. Individual licensees are required to push data to the state to meet all reporting requirements.

Compliance with Environmental Laws
Expenditures for compliance with federal, state, and local environmental laws and regulations have remained consistent year-over-year and are not material to our financial results. We comply with all applicable environmental regulations and properly dispose of all toxic and hazardous substances used in our operations.
Compliance with Cannabis Regulations
The Company is classified as having “direct” involvement in the U.S. marijuana industry and is in material compliance with applicable licensing requirements and the regulatory frameworks enacted by each state in which we operate. We are not subject to any material citations or notices of violation that could adversely impact our licenses, business activities, or operations.
Compliance Program and Oversight
Under the oversight of our Outside General Counsel, our legal and compliance team develops, maintains, and implements our comprehensive compliance program. In addition to our Outside General Counsel, we engage state-specific regulatory compliance counsel and other legal specialists as needed. Our team is responsible for training cultivation, production, and dispensary managers, employees, department leaders, and other designated persons on state and local laws and regulations. The team also monitors all compliance notifications from regulators and inspectors and leads efforts to promptly resolve any identified issues. We maintain detailed records of all notifications received and document the resolution of each issue.
Inventory Management and Auditing
We have established comprehensive standard operating procedures that detail instructions for receiving inventory shipments, tracking inventory, maintaining records, and retaining records related to inventory. These procedures also outline the steps for performing inventory reconciliation and ensuring the accuracy of our inventory tracking systems.
We maintain accurate inventory records at all licensed facilities and conduct audits of our cannabis and cannabis product inventories as required by law and/or regulations to detect any potential diversion. In addition to scheduled audits, our security and staff perform unscheduled, unannounced audits to prevent complacency. Adherence to our standard operating procedures is mandatory, ensuring compliance with all applicable state and local laws, regulations, ordinances, licenses, and other requirements. We conduct internal inspections to verify adherence and resolve any issues quickly and thoroughly.
See “Item 1. Business — Regulation of Cannabis in the United States — U.S. Department of Justice and Attorney General Memorandums” for discussion on guidance for enforcement agencies and the DOJ with respect to cannabis.
As an industry best practice and in accordance with prior guidance, we continue to:
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Ensure Licensing Compliance. We ensure that the operations of our subsidiaries and business partners comply with all licensing requirements imposed by applicable state, county, municipal, town, township, borough, and other local authorities. To achieve this, we retain experienced legal counsel to perform due diligence and verify compliance with all applicable regulations.

•
Adhere to Licensed Scope. We strictly confine our cannabis-related activities to the scope of the licenses obtained. For example, in states where only medical cannabis is permitted, our products are sold exclusively to patients who possess the required documentation. In states permitting adult-use cannabis, we intend to sell products only to individuals who meet the requisite age requirements.

•	Maintain Strict Regulatory Oversight. We implement compliant business practices and rigorous regulatory oversight to ensure that no revenue is directed to criminal enterprises, gangs, or cartels.
•
Conduct Product Reviews. We regularly review product packaging and labeling to ensure that all products comply with applicable regulations and include the necessary disclaimers regarding product contents. This helps prevent adverse public health consequences and impaired driving.

We will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. While our operations are materially compliant with all applicable state laws, regulations and licensing requirements, such activities remain illegal under United States federal law. For the reasons described above and the risks further described in Risk Factors below, there are significant risks associated with our business. Readers are strongly encouraged to carefully read all the risk factors contained in “Item 1A. Risk Factors” in the Annual Report on Form 10-K.
Deep Roots Holdings, Inc.
Deep Roots is one of the largest licensed vertically integrated operators in the recreational and medicinal cannabis industry in Nevada. Deep Roots Holdings, Inc. was incorporated in Nevada on February 16, 2023. Recreational marijuana, or adult-use cannabis, is legal marijuana sold in licensed dispensaries to adults ages 21 and older. Nevada has adopted legislation permitting the cultivation, processing, distribution and sale of adult-use cannabis products and medicinal cannabis products.
Deep Roots is a vertically integrated business that has been cultivating, processing, manufacturing and distributing high-quality cannabis products since 2015. Deep Roots has five main dispensary locations in Nevada, which include Blue Diamond, West Wendover, Cheyenne, Mesquite, and North Las Vegas, along with other retail dispensaries throughout the state, which establishes Deep Roots as a cannabis leader in Nevada. Deep Roots’ products consist of flower, concentrates, vaporizers, edibles, pre rolls and CBD/tinctures.
Deep Roots believes that its “Farm to Body” cannabis program grows and cultivate some of the cleanest cannabis in Nevada, which produces a unique experience for both its patients and recreational users. Specifically, Deep Roots cultivates and packages its cannabis in Mesquite, Nevada. Deep Roots’ team of highly experienced growers employs crop steering strategies to cultivate premium quality cannabis. Deep Roots holds a large market share in Nevada as it supplies its cannabis to more than 80% of the dispensaries in the state. Its extraction teams process 100% Nevada-grown and lab-tested cannabis, leveraging its extraction process to produce cannabis extracts that make a variety of cannabis products.
In November 2024, Deep Roots acquired The Source, which added an additional cultivation facility and four retail dispensaries that enhanced Deep Roots’ leverage with third-party brands. Deep Roots also holds equity and debt investments in a retail chain in California, and a vertical operator in Ohio and Massachusetts.
Deep Roots’ corporate office is located at 195 Willis Carrier Canyon, Mesquite, Nevada 89034, and the telephone number of its principal executive offices is (702) 345-2854.
Deep Roots is a private company and its equity securities are not publicly traded. As of the Record Date, there were approximately 17 holders of record of Deep Roots’ common stock and approximately 0 holders of record of Deep Roots’ preferred stock.
WholesomeCo, Inc.
Wholesome is a complete plant-to-patient medicinal cannabis company in Utah. Wholesome is a Delaware corporation incorporated on June 15, 2020 that is licensed in Utah. Its headquarters are in West Bountiful, Utah. Utah has adopted legislation adopted legislation to permit the cultivation, sale, and use of cannabis products for medicinal purposes to treat specific conditions and diseases.
Wholesome believes in the medicinal value of cannabis as a natural path to health and wellness. It has a major market presence in Utah, fueled by a large delivery operation with a single retail dispensary in West Bountiful, Utah. Wholesome owns, manufactures and distributes a portfolio of medicinal cannabis products, including edibles, beverages, concentrates, tinctures, topicals, vape cartridges, and flower.
Wholesome initially developed the Arches proprietary technology stack in-house, which has bolstered sophisticated digital marketing and consumer loyalty capabilities and has helped to unlock market share and near-term growth opportunities. The Arches omni-channel e-commerce and delivery platform was built and spun out of Wholesome in 2023.
Wholesome’s corporate office is located at 580 West 100 North, West Bountiful, Utah 84010, and the telephone number of its principal executive offices is (801) 695-4480.
Wholesome is a private company and its equity securities are not publicly traded. As of the Record Date, there were approximately 49 holders of record of Wholesome’s common stock and approximately 0 holders of record of Wholesome’s preferred stock.

Proper Holdings, LLC
Proper is a fully vertically integrated cannabis company in Missouri that was formed on April 12, 2022. It currently is one of the largest independent operators in Missouri’s adult-use, recreational cannabis market and is headquartered in St. Louis, Missouri. Recreational marijuana is legal marijuana sold in licensed dispensaries to adults ages 21 and older. Missouri has adopted legislation permitting the cultivation, processing, distribution and sale of adult-use cannabis products and medicinal cannabis products.
Proper’s retail footprint consists of eleven retail dispensaries, five original and six acquired stores that have been rebranded under the Proper name (two stores are branded N’Bliss), as well as one undeveloped license, which are all located in the St. Louis area except for one store in Kansas City. Proper is also in the process of implementing the Arches technology platform through its delivery business.
Proper also owns, manufactures, and distributes a portfolio of cannabis consumer packaged goods brands, including Proper Cannabis – Flower & Concentrate, RATIO – Dose Controlled Vaporizers & Mints, Honeybee Edibles – Artisan Chocolate & Real Fruit Gumdrops, and Goodnight – Sweet Dreams Await. Proper stresses the importance of producing and selling superior cannabis that celebrates the plant’s natural flavors and aromas. It designs products that employ its own premium flower as the source. Proper utilizes the latest cryofreezing technologies to unleash a wide terpene and cannabinoid profile, achieving high quality, single origin, additive-free, full-spectrum extracts.
The Company will acquire NGH and Proper MSA Newco, which are subsidiaries of Proper. Proper MSA Newco was incorporated on December 12, 2024, solely for the purpose of engaging in the Proper Transactions, including the Proper Mergers. Specifically, Proper MSA Newco was incorporated for the purpose of holding and operating all of Proper’s nonregulated assets, subject to the Proper Management Services Agreement, intended to be entered into prior to the Proper Closing Date by and between Proper and Proper MSA Newco. Proper MSA Newco has not conducted any business operations except in furtherance of this purpose and activities incident to its incorporation. NGH is a limited liability company engaged in the business of operating a vertically integrated adult-use cannabis operation under the State of Missouri, Department of Health and Senior Services.
Proper’s corporate office is located at 2609 Rock Hill Industrial Ct., St. Louis, Missouri 63144 and the telephone number of its principal executive offices is (314) 384-8047.
Proper is a private company and its equity securities are not publicly traded. As of the Record Date, there were approximately 5 holders of record of Proper’s common stock and approximately 77 holders of record of Proper’s preferred stock.
Proper is a private company and its equity securities are not publicly traded. As of the Record Date, there were approximately 80 holders of record of Proper’s equity securities.
Dividends
None of Deep Roots, Proper or Wholesome has ever declared or paid any cash dividends on shares of their common stock. Deep Roots, Proper and Wholesome anticipate that the combined company will retain future earnings, if any, for the development, operation and expansion of the business and does not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends on the combined company’s Shares will be made at the discretion of the combined company’s Board of Directors, subject to applicable law and contractual restrictions and will depend on its financial condition, results of operations, capital requirements, general business conditions and other factors that the combined company’s Board of Directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION FOR ACQUIREES
Deep Roots Holdings, Inc.
You should read the following discussion and analysis of our financial condition and results of operations together with the “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or “forward-looking information” within the meaning of Canadian securities laws. These statements are often identified by the use of words such as “expect,” “plan,” “expected,” “scheduled,” “estimates,” “estimated,” “forecasts,” “continue,” “continued,” “anticipate,” “will,” “expectations,” “cannot,” “could,” “believe,” “focused,” “intention,” “strategic,” “future,” “approach,” “strategy,” “efforts,” “potential,” “potentially,” “possible,” “may,” “intend,” “intended,” “intent,” “should,” “might,” “would,” “achieve,” “allowed to,” “over time,” “likely,” “remain,” “opportunities,” “seeking,” or the negative or plural of these words or similar expressions or variations. Such forward-looking statements and forward-looking information are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements or forward-looking information. Factors that could cause or contribute to such differences include, but are not limited to, those identified in this Information Statement and those discussed in the section titled “Risk Factors” set forth in this Information Statement. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this Information Statement and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. You should not rely upon forward-looking statements or forward-looking information as predictions of future events. Furthermore, such forward-looking statements or forward-looking information speak only as of the date of this Information Statement. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.
Amounts are presented in United States dollars, except as otherwise indicated. Please see Appendix B for Deep Root’s financial statements for the years ended December 31, 2024 and December 31, 2023.
Overview of Deep Roots
Deep Roots is an established cannabis operator licensed by the State of Nevada. The Company owns, operates, and invests in legal cannabis cultivation, processing, and retail operations. The Company is headquartered in Mesquite, Nevada.
The Company operated five dispensaries and a cultivation and manufacturing facility, all of which are located in Nevada. In October 2024, as further described in Note 6, the Company acquired most of the assets of a Nevada operator, The Source Holdings, LLC, including four retail operations two provisional retail licenses and on operating facility for cultivation.
Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Revenue
We derived our revenue from cultivating, processing, and distributing cannabis products through our nine dispensaries and wholesale sales in Nevada. For the years ended December 31, 2024 and 2023, respectively, 98% of revenue was generated from retail dispensaries and 2% from the wholesale business.
Revenue for the year ended December 31, 2024 was $69,509,999, an increase of $5,161,326 or 8% compared to revenue of $64,348,673 for the year ended December 31, 2023. The increase is primarily attributable to the acquisition of The Source Holdings, LLC, in October of 2024 which added four dispensaries to Deep Roots operations.

Retail revenue for the year ended December 31, 2024 was $68,083,205, an increase of $5,316,980 or 8% compared to retail revenue of $62,766,225 for the year ended December 31, 2023, primarily due to the acquisition of The Source Holdings, LLC, in October of 2024 which added four dispensaries to Deep Roots operations.
Wholesale revenue for the year ended December 31, 2024 was $1,426,794, a decrease of $155,654 or 10% compared to wholesale revenue of $1,582,448 for the year ended December 31, 2023. Wholesale sales were flat, there were no significant drivers of change in 2024.

	Deep Roots
	Years Ended December 31,		Change in
	2024	2023	$	%
Retail revenue	$68,083,205	$62,766,225	$5,316,980	8%
Wholesale revenue	1,426,794	1,582,448	(155,654)	(10)%
Total revenue	$69,509,999	$64,348,673	$5,161,326	8%

Cost of Sales and Gross Profit
Cost of sales are determined from costs related to the cultivation and processing of cannabis and cannabis-derived products as well as the cost of finished goods inventory purchased from third parties.
Cost of sales for the year ended December 31, 2024 were $31,032,948, an increase of $3,058,429 compared to the year ended December 31, 2023 of $27,974,519, driven most significantly by the increase in product costs associated with the increase in revenues year over year.
Gross profit for the year ended December 31, 2024 was $38,477,051, representing a gross margin of 55%. This is compared to gross profit for the year ended December 31, 2023 of $36,374,154, or a 57% gross margin. The decrease in margin was driven by pricing compression in the Nevada market.
Total Operating Expenses
Total operating expenses for the year ended December 31, 2024 were $28,292,520, an increase of $9,618,740 compared to total operating expenses of $18,673,780 for the year ended December 31, 2023. The increase in total operating expenses was attributable to increased share-based compensation expenses and transaction related expenses relative to the prior year.
Income from Operations
Income from operations for the year ended December 31, 2024 was $10,184,531, a decrease of $7,515,843 compared to income from operations of $17,700,374 for the year ended December 31, 2023.
Total Other Income
Total other income, net for the year ended December 31, 2024 was $4,104,071, an increase of $3,690,585 compared to other income, net of $413,486 for the year ended December 31, 2023. The increase in other income, net is primarily attributable to the gain on sale of asset during the year ended December 31, 2024, of $3,300,081.
Provision for Income Taxes
Current income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. For the year ended December 31, 2024, Federal and State income tax expense totaled $8,139,737 compared to income tax expense of $7,651,008 for the year ended December 31, 2023. The increase in income tax expense is primarily attributable to increased gross profit.
Non-GAAP Measures
EBITDA is a non-GAAP measure that does not have a standardized definition under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measure EBITDA presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have provided these non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. This supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Years Ended December 31,
	2024	2023
Net income (loss)	$6,148,865	$10,462,852
Interest expense, net	(925,153)	(413,486)
Income taxes	8,139,737	7,651,008
Depreciation & Amortization	2,097,184	1,389,461
EBITDA (GAAP)	$15,460,633	$19,089,835
Stock-based compensation	4,912,321	—
Transaction related expenses	1,152,280	—
Loss (gain) on disposal of assets	(3,178,901)	—
Adjusted EBITDA (GAAP)	$18,346,333	$19,089,835

Liquidity and Capital Resources
As of December 31, 2024 and 2023, the Company had working capital of $23,652,709 and $39,507,287, respectively, reflecting a decrease in working capital of $15,854,578 for the year ended December 31, 2024, driven by increased payables and accruals relative to the prior year in part due to the acquisition of The Source Holdings, LLC.
The Company is an early-stage growth company. It is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term.
Wholesome
You should read the following discussion and analysis of our financial condition and results of operations together with the “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or “forward-looking information” within the meaning of Canadian securities laws. These statements are often identified by the use of words such as “expect,” “plan,” “expected,” “scheduled,” “estimates,” “estimated,” “forecasts,” “continue,” “continued,” “anticipate,” “will,” “expectations,” “cannot,” “could,” “believe,” “focused,” “intention,” “strategic,” “future,” “approach,” “strategy,” “efforts,” “potential,” “potentially,” “possible,” “may,” “intend,” “intended,” “intent,” “should,” “might,” “would,” “achieve,” “allowed to,” “over time,” “likely,” “remain,” “opportunities,” “seeking,” or the negative or plural of these words or similar expressions or variations. Such forward-looking statements and forward-looking information are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements or forward-looking information. Factors that could cause or contribute to such differences include, but are not limited to, those identified in this Information Statement and those discussed in the section titled “Risk Factors” set forth in this Information Statement. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this Information Statement and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. You should not rely upon forward-looking statements or forward-looking information as predictions of future events. Furthermore, such forward-looking statements or forward-looking information speak only as of the date of this Information Statement. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.
Amounts are presented in United States dollars, except as otherwise indicated. Please see Appendix B for Wholesome’s financial statements for the years ended December 31, 2024 and December 31, 2023.
Overview of Wholesome
Wholesome was incorporated on June 15, 2020, as a Delaware corporation. The Company is a complete, plant-to-patient medical cannabis company. The Company cultivates, processes and sells high-quality cannabis products such as flowers, vape cartridges, edibles, beverages and concentrates. The Company is focused on providing the medicinal value of cannabis through its products as a natural path to health and wellness. The Company markets to retail stores and directly to consumers in the state of Utah in the United States of America.
Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Revenue
We derived our revenue from cultivating, processing, and distributing cannabis products through our one dispensary and wholesale sales in Utah. For the year ended December 31, 2024, 84% of revenue was generated from retail dispensaries and 16% from the wholesale business. For the year ended December 31, 2023, 90% of revenue was generated from retail dispensaries and 10% from the wholesale business.
Revenue for the year ended December 31, 2024 was $47,500,989, an increase of $10,321,206 or 28% compared to revenue of $37,179,783 for the year ended December 31, 2023. The increase was primarily attributable to increased patient count in Utah, increased delivery sales, increased product offerings, and improved product quality.
Retail revenue for the year ended December 31, 2024 was $39,937,299, an increase of $6,414,043 or 19% compared to retail revenue of $33,523,256 for the year ended December 31, 2023, primarily due to increased patient count in Utah, increased delivery sales, increased product offerings, and improved product quality.
Wholesale revenue for the year ended December 31, 2024 was $7,563,690, an increase of $3,907,163 or 107% compared to wholesale revenue of $3,656,527 for the year ended December 31, 2023. The increase was primarily due increased patient count in Utah, increased delivery sales, increased product offerings, and improved product quality.

	Wholesome
	Years Ended December 31,		Change in
	2024	2023	$	%
Retail revenue	$39,937,299	$33,523,256	$6,414,043	19%
Wholesale revenue	7,563,690	3,656,527	3,907,163	107%
Total revenue	$47,500,989	$37,179,783	10,321,206	28%

Cost of Sales and Gross Profit
Cost of sales are determined from costs related to the cultivation and processing of cannabis and cannabis-derived products as well as the cost of finished goods inventory purchased from third parties.
Cost of sales for the year ended December 31, 2024 were $18,752,885, an increase of $1,406,252 compared to the year ended December 31, 2023 of $17,346,633, driven most significantly by the increase in product costs associated with the increase in revenues year over year.
Gross profit for the year ended December 31, 2024 was $28,748,104, representing a gross margin of 61%. This is compared to gross profit for the year ended December 31, 2023 of $19,833,150, or a 53% gross margin. The increase in gross margin was driven by the increased sales from internally generated products which carry higher margins, and increased yields per square foot of canopy at the cultivation site.

Total Operating Expenses
Total operating expenses for the year ended December 31, 2024 were $16,932,100, an increase of $2,634,107 compared to total operating expenses of 14,297,993 for the year ended December 31, 2023. The increase in total operating expenses was attributable to increases in headcount to accommodate increased delivery and dispensary sales.
Income from Operations
Income from operations for the year ended December 31, 2024 was $11,816,004, an increase of $6,280,847 compared to income from operations of $5,535,157 for the year ended December 31, 2023.
Total Other Expense, Net
Total other expense, net for the year ended December 31, 2024 was $1,604,418, a decrease of $815,094 compared to other expense, net of $2,419,512 for the year ended December 31, 2023. The decrease in other expense, net is primarily attributable to a decrease in interest expense driven by a principal repayment of debt that occurred during the year ended December 31, 2024.
Provision for Income Taxes
Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. For the year ended December 31, 2024, Federal and State income tax expense totaled $5,185,802 compared to income tax expense of $3,024,340 for the year ended December 31, 2023. The increase in income tax expense is primarily attributable to increased gross profit.
Non-GAAP Measures
EBITDA is a non-GAAP measure that does not have a standardized definition under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measure EBITDA presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have provided these non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. This supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Years Ended December 31,
	2024	2023
Net income (loss)	$5,025,784	$91,305
Net loss attributable to noncontrolling interest	370,759	—
Interest expense, net	1,729,713	(2,131,626)
Income taxes	5,185,802	3,024,340
Depreciation & Amortization	1,634,395	1,489,623
EBITDA (GAAP)	13,946,453	2,473,642
Stock-based compensation	192,849	98,749
Arches net loss included in consolidated results	1,400,293	—
Other expense (income)	(75,295)	(119)
Loss (gain) on disposal of assets	(50,000)	287,767
Adjusted EBITDA (GAAP)	15,414,300	2,860,039

Liquidity and Capital Resources
As of December 31, 2024 and 2023, the Company had working capital of $6,725,182 and $1,826,040, respectively, reflecting an increase in working capital of $4,899,142 for the year ended December 31, 2024 driven by substantial operating cash flow.

The Company is an early-stage growth company. It is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term.
Proper
You should read the following discussion and analysis of our financial condition and results of operations together with the “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or “forward-looking information” within the meaning of Canadian securities laws. These statements are often identified by the use of words such as “expect,” “plan,” “expected,” “scheduled,” “estimates,” “estimated,” “forecasts,” “continue,” “continued,” “anticipate,” “will,” “expectations,” “cannot,” “could,” “believe,” “focused,” “intention,” “strategic,” “future,” “approach,” “strategy,” “efforts,” “potential,” “potentially,” “possible,” “may,” “intend,” “intended,” “intent,” “should,” “might,” “would,” “achieve,” “allowed to,” “over time,” “likely,” “remain,” “opportunities,” “seeking,” or the negative or plural of these words or similar expressions or variations. Such forward-looking statements and forward-looking information are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements or forward-looking information. Factors that could cause or contribute to such differences include, but are not limited to, those identified in this Information Statement and those discussed in the section titled “Risk Factors” set forth in this Information Statement. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this Information Statement and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. You should not rely upon forward-looking statements or forward-looking information as predictions of future events. Furthermore, such forward-looking statements or forward-looking information speak only as of the date of this Information Statement. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.
Amounts are presented in United States dollars, except as otherwise indicated. Please see Appendix B for Proper’s financial statements for the years ended December 31, 2024 and December 31, 2023.
Overview of Proper Holdings Management, Inc. and NGH Investments, Inc.
Proper Holdings, Inc., Subsidiaries and Affiliates, (“the Company” or “Proper”) was organized as domestic business corporation on October 10, 2019 and is engaged in the business of operating a vertically integrated adult-use cannabis operation under the State of Missouri, Department of Health and Senior Services. Beginning in 2021, the Company began to cultivate, manufacture, and dispense marijuana and marijuana-infused products. Beginning in February 2022, recreational cannabis has been legal in Missouri.
Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Revenue
We derived our revenue from cultivating, processing, and distributing cannabis products through our eleven dispensaries and wholesale sales in Missouri. For the year ended December 31, 2024, 84% of revenue was generated from retail dispensaries and 16% from the wholesale business. For the year ended December 31, 2023, 69% of revenue was generated from retail dispensaries and 31% from the wholesale business.
Revenue for the year ended December 31, 2024 was $90,408,120, an increase of $14,236,425 or 19% compared to revenue of $76,171,695 for year ended December 31, 2023. On July 6, 2023, Proper entered into a Member Interest Purchase Agreement with the Members of Nirvana Investments LLC and all subsidiaries and a Management Service Agreement of Nirvana Investments LLC. Additionally, on October February 7, 2024, Proper completed the acquisition of SLCC, LLC, a single dispensary operation located in Kansas City, MO. The Management Service Agreement with Nirvana and acquisition of SLCC, LLC, added five dispensaries to Proper’s full year 2024 operating results, which drove the increase in sales from 2023 to 2024.
Retail revenue for the year ended December 31, 2024 was $66,287,657, an increase of $14,108,726 or 27% compared to retail revenue of $52,178,931 for the year ended December 31, 2023, the increase in the dispensary count related to the Management Service Agreement with Nirvana and acquisition of SLCC, LLC.
Wholesale revenue for the year ended December 31, 2024 was $24,120,463, an increase of $127,699 or 1% compared to wholesale revenue of $23,992,764 for the year ended December 31, 2023. Results were flat year over year with no significant drivers.

	Proper Companies
	Years Ended December 31,		Change in
	2024	2023	$	%
Retail revenue	$66,287,657	$52,178,931	$14,108,726	27%
Wholesale revenue	24,120,463	23,992,764	127,699	1%
Total revenue	$90,408,120	$76,171,695	$14,236,425	19%

Cost of Sales and Gross Profit
Cost of sales are determined from costs related to the cultivation and processing of cannabis and cannabis-derived products as well as the cost of finished goods inventory purchased from third parties.
Cost of sales for the year ended December 31, 2024 were $46,702,829, an increase of $15,293,426 compared to the year ended December 31, 2023 of $31,409,403, driven most significantly by the increase in product costs associated with the increase in revenues year over year.
Gross profit for the year ended December 31, 2024 was $43,705,291, representing a gross margin of 48%. This is compared to gross profit for the year ended December 31, 2023 of $44,762,292, or a 59% gross margin. The decrease in gross margin was driven by general pricing compression in the Missouri market and one time inventory write offs.
Total Operating Expenses
Total operating expenses for the year ended December 31, 2024 were $24,683,705, an increase of $6,218,857 compared to total operating expenses of $18,464,848 for the year ended December 31, 2023. The increase in total operating expenses was primarily due to the increase in the dispensary count related to the Management Service Agreement with Nirvana and acquisition of SLCC, LLC.
Income from Operations
Income from operations for the year ended December 31, 2024 was $19,021,586, a decrease of $7,275,858 compared to income from operations of $26,297,444 for the year ended December 31, 2023.
Total Other Expense
Total other expense, net for the year ended December 31, 2024 was $2,483,310, a decrease of $651,763 compared to other expense, net of $3,135,073 for the year ended December 31, 2023. The decrease in other income (expense) is primarily attributable to increased royalty and sublet income in 2024 relative to 2023.
Provision for Income Taxes
Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. For the year ended December 31, 2024, Federal and State income tax expense totaled $9,190,000 compared to income tax expense of $9,550,000 for the year ended December 31, 2023.
Non-GAAP Measures
EBITDA is a non-GAAP measure that does not have a standardized definition under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measure EBITDA presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have provided these non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. This supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Years Ended December 31,
	2024	2023
Net income (loss)	$7,348,276	$13,612,371
Interest expense, net	3,476,200	3,320,207
Income taxes	9,190,000	9,550,000
Depreciation & Amortization	2,496,622	1,514,308
EBITDA (GAAP)	22,511,098	27,996,886
Inventory adjustment	1,200,000	(1,200,000)
Transaction related expenses	685,000	—
Loss (gain) on disposal of assets	—	232,881
Adjusted EBITDA (GAAP)	$24,396,098	$27,029,767

Liquidity and Capital Resources
As of December 31, 2024 and 2023, the Company reported a working capital deficit of $3,438,665 and working capital of $23,145,703, respectively, reflecting a decrease in working capital of $26,584,368 for the year ended December 31, 2024. The decrease in working capital is a result of a net decrease in cash and cash equivalents and increased current debt.
The Company is an early-stage growth company. It is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term.
Pro Forma Non-GAAP Measures
EBITDA is a non-GAAP measure that does not have a standardized definition under GAAP. We have provided these non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. This supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.
The following table shows Consolidated Pro Forma Adjusted EBITDA for the year ended December 31, 2024, as if the Merger Agreements were executed on January 1, 2024.

Year Ended December 31, 2024
Vireo Pro Forma Adjusted EBITDA	$25.145.435
Deep Roots Pro Forma Adjusted EBITDA	29,691,733
Proper Companies Pro Forma Adjusted EBITDA	24,420,141
Wholesome Pro Forma Adjusted EBITDA	15,514,300
Total Pro Forma Adjusted EBITDA	94,771,609

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Deep Roots Merger
On December 18, 2024, Vireo Growth Inc. (the “Company” or “Vireo”) entered into an Agreement and Plan of Merger (the “Deep Roots Merger Agreement”) with Deep Roots Holdings, Inc. (“Deep Roots”), where pursuant to the Deep Roots Merger Agreement, Vireo will acquire all of the issued and outstanding shares of Deep Roots (the “Deep Roots Merger”) in exchange for the currently estimated issuance of 245,240,000 subordinate voting shares (the “Subordinate Voting Shares”) of Vireo (subject to the clawback provisions of the Deep Roots Forfeiture Amount and Deep Roots New Retail Forfeiture Amount, as defined below), representing a value of $112,810,400 (the “Merger Consideration”), plus the potential Deep Roots Earn-Out Shares, as defined below. The number of Subordinate Voting Shares to be issued at the closing date of the Deep Roots Merger (the “Deep Roots Closing Date”) was calculated by dividing the value of the merger consideration as of December 18, 2024 by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Merger Consideration is based upon a multiple of a $31,000,000 earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted for certain items as described in the definition of Merger Consideration in the Deep Roots Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.
At the Deep Roots Closing Date, each share of the common stock, par value $0.001 per share, of Deep Roots (the “Deep Roots Common Stock”) will be converted into the right to receive, in accordance with the terms of the Deep Roots Merger Agreement, the applicable portion of the Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which Merger Consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52 per share. The holders of Deep Roots Common Stock will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of Deep Roots and its subsidiaries during 2026 (the “Deep Roots Earn-Out Shares”).
The Deep Roots Merger will be accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vireo and Deep Roots adjusted to give effect to the Deep Roots Merger and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Deep Roots, both of which have December 31 fiscal year ends, as adjusted to give effect to the Deep Roots Merger. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives effect to the Deep Roots Merger as if it had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the Deep Roots Merger as if it had occurred on January 1, 2024.
The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Acquirees” and the historical financial statements and related notes of Vireo and Deep Roots.
The pro forma adjustments are based on available information and assumptions that management believes is reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for Deep Roots, which is based on known information and preliminary estimates of fair value for certain equity instruments and contingent consideration. While this is management’s best estimate at this time, the valuation of these equity instruments and contingent consideration is still in process and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Deep Roots Merger. Actual results may be materially different from the unaudited pro forma condensed combined financial information presented herein.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Deep Roots Merger occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024

	Vireo	Deep Roots	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$91,604,970	$16,066,753	$(2,098,281)	A	$105,573,442
Accounts receivable, net	4,590,351	574,886	—		5,165,237
Income tax receivable	12,027,472	8,295,721	—		20,323,193
Inventory	21,666,364	12,497,987	—		34,164,351
Prepayments and other current assets	1,650,977	1,906,506	—		3,557,483
Warrants held	2,270,964	—	—		2,270,964
Assets held for sale	96,560,052	—	—		96,560,052
Total current assets	230,371,150	39,341,853	(2,098,281)		267,614,722
Property and equipment, net	32,311,762	32,266,079	—		64,577,841
Operating lease, right-of-use asset	7,859,434	19,546,621	—		27,406,055
Intangible assets, net	7,899,328	20,286,062	—		28,185,390
Deposits	421,244	—	—		421,244
Acquired intangible assets and goodwill	—	6,415,705	(6,415,705)	B1	50,708,223
			50,708,223	B1
Investments	—	13,100,000	—		13,100,000
Deferred tax asset	—	23,714	—		23,714
Total assets	$278,862,918	$130,980,034	$42,194,237		$452,037,189

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$10,456,036	$11,134,730	$(648,645)	A	$20,942,121
Long-term debt, current portion	900,000	1,617,257	—		2,517,257
Right-of-use liability	1,400,015	2,937,157	—		4,337,172
Uncertain tax position liability	33,324,000	12,282,308	—		45,606,308
Liabilities held for sale	89,387,203	—	—		89,387,203
Total current liabilities	135,467,254	27,971,452	(648,645)		162,790,061
Right-of-use liability, net	16,494,439	17,112,526	—		33,606,965
Long-term debt, net	61,438,046	17,378,174	—		78,816,220
Convertible debt, net	9,862,378	—	—		9,862,378
Other long-term liabilities	37,278	—	—		37,278
Contingent consideration	—	—	56,405,200	E	56,405,200
Total liabilities	223,299,395	62,462,152	55,756,555		341,518,102

	Vireo	Deep Roots	Transaction Accounting Adjustments		Pro Forma Combined

STOCKHOLDERS' EQUITY
Subordinate voting shares ($- par value, unlimited shares authorized; 337,512,681 shares issued and outstanding at December 31, 2024)	—	—	—		—
Multiple voting shares ($- par value, unlimited shares authorized; 285,371 shares issued and outstanding at December 31, 2024)	—	—	—		—
Common stock	—	100,000	(100,000)	B2	—
Additional paid-in capital	286,999,084	16,079,910	(6,415,705)	B1	343,404,284
			50,708,223	B1
			52,437,972	B2
			(56,405,200)	E
(Accumulated deficit) / retained earnings	(231,435,561)	52,337,972	(1,449,636)	A	(232,885,197)
			(52,337,972)	B2
Total stockholders' equity	55,563,523	68,517,882	(13,562,318)		110,519,087
Total liabilities and stockholders' equity	$278,862,918	$130,980,034	$42,194,237		$452,037,189

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	Vireo	Deep Roots	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$99,384,221	$69,509,999	$—		$168,894,220
Cost of sales
Product costs	48,319,204	19,534,848	—		67,854,052
Inventory valuation adjustments	294,000	11,498,100	—		11,792,100
Gross profit	50,771,017	38,477,051	—		89,248,068

Operating expenses:
Selling, general and administrative expenses	28,063,050	20,190,475	—		48,253,525
Stock-based compensation expenses	3,627,774	4,912,321	—		8,540,095
Professional fees	4,504,001	1,152,280	1,449,636	AA	7,105,917
Depreciation	292,694	740,736	—		1,033,430
Amortization	720,134	376,918	(121,795)	BB	975,257
Total operating expenses	37,207,653	27,372,730	1,327,841		65,908,224
Income from operations	13,563,364	11,104,321	(1,327,841)		23,339,844

Other income (expense):
Interest income (expense), net	(31,188,845)	925,153	—		(30,263,692)
Loss on disposal of assets	(218,327)	(121,180)	—		(339,507)
Other income (expense), net	949,299	(919,773)	—		29,526
Gain on sale of asset	—	3,300,081	—		3,300,081
Other income (expense), net	(30,457,873)	3,184,281	—		(27,273,592)
(Loss) income before income taxes	(16,894,509)	14,288,602	(1,327,841)		(3,933,748)
Income tax expense	(11,113,000)	(8,139,737)	—		(19,252,737)
Net (loss) income and comprehensive (loss) income	$(28,007,509)	$6,148,865	$(1,327,841)		$(23,186,485)
Net loss per share – basic and diluted	$(0.16)				$(0.05)
Weighted average shares used in computation of net loss per share – basic and diluted	180,391,815				425,631,815

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED FINANCIAL INFORMATION
Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo and Deep Roots) unaudited pro forma condensed combined balance sheet as of December 31, 2024 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Deep Roots, adjusted to give effect to the Deep Roots Merger, and should be read in conjunction with the historical financial statements from which they are derived.
The unaudited pro forma condensed combined financial information is presented in United States dollars.
The unaudited pro forma condensed combined balance sheet gives effect to the Deep Roots Merger as if it had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations gives effect to the Deep Roots Merger as if it had occurred on January 1, 2024.
In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:
•	Vireo’s audited consolidated financial statements as of and for the year ended December 31, 2024, as filed with the SEC on March 4, 2025; and
•	Deep Roots’ audited consolidated financial statements as of and for the year ended December 31, 2024.
The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.
The unaudited pro forma condensed combined information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Deep Roots Merger had been completed on the dates or for the periods presented, nor does it purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Deep Roots Merger.
Note 2. Accounting Policies and Reclassifications
Upon consummation of the Deep Roots Merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Deep Roots’ financial statement presentation with that of Vireo.
Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Deep Roots Merger and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Vireo has elected not to present Management’s Adjustments and will only be presenting

Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Vireo and Deep Roots have not had any historical relationship prior to the Deep Roots Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Deep Roots Merger and related transactions occurred on January 1, 2024.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:
A
Represents Vireo’s total estimated transactions costs of $2,575,636, which include advisory, banking, legal and due diligence fees that will be expensed as part of the Deep Roots Merger. Of the total estimated transaction costs, $1,126,000 has been incurred and is therefore reflected within Vireo’s December 31, 2024 historical financial statements as follows: $648,645 recorded in ‘Accounts payable and accrued liabilities’ and $477,355 already paid in cash. The remaining $1,449,636 of estimated transaction costs are expected to be incurred after December 31, 2024 (refer to adjustment AA for the impact of these additional estimated transaction costs). The remaining unpaid amount of $2,098,281 (consisting of the $648,645 transaction costs accrued as of December 31, 2024 and $1,449,636 expected to be incurred after December 31, 2024) will be paid in cash at the close of the Deep Roots Merger.

B
Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Deep Roots Merger is being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”):

B1
Represents adjustments related to: (1) the elimination of the historical Deep Roots goodwill balance of $6,415,705 given it is not an identifiable asset under ASC 805; (2) the estimated preliminary purchase price allocation for the Deep Roots Merger, including the issuance of Vireo’s Subordinate Voting Shares to legacy Deep Roots shareholders as consideration transferred; and (3) the recognition of acquired intangible assets and goodwill of $50,708,223. Refer to the table in Note 4 below for additional information related to these adjustments.

B2
Represents the elimination of Deep Roots’ historical equity as a result of the business combination by: (1) reclassifying Deep Roots’ ‘Retained earnings’ balance of $52,337,972 to Additional paid-in capital; and (2) reclassifying Deep Roots’ Common stock’ balance of $100,000 to Additional paid-in capital.

C	Not used.
D	Not used.
E
Represents an assumed fair value of the contingent consideration for the potential forfeitures related to the Deep Roots Forfeiture Shares, as defined below. No amount has been estimated for the Deep Roots Earn-Out Shares or the Deep Roots New Retail Forfeiture Amount, as the related accounting is expected to be finalized upon consummation of the Deep Roots Merger. Refer to Note 4 for additional information related to the Deep Roots Forfeiture Shares, the Deep Roots Earn-Out Shares, and the Deep Roots New Retail Forfeiture Amount.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 are as follows:
AA
Represents estimated remaining transaction costs not already reflected in the December 31, 2024 historical financial statements of Vireo of $1,449,636 as if incurred on January 1, 2024, the date the Deep Roots Merger occurred for the purposes of the unaudited pro forma condensed combined statement of operations. The $1,126,000 of transaction costs incurred and therefore already recorded in the December 31, 2024 historical financial statements of Vireo is recorded within “Professional fees.”

BB	Represents the adjustment to reverse Deep Roots’ previously recorded amortization of goodwill in the amount of $121,795 allowable under the accounting alternatives for private companies.

Note 4. Estimated Purchase Price Consideration
The estimated preliminary purchase price allocation for the Deep Roots Merger and the corresponding aggregate Merger Consideration is presented in the table below as if the Deep Roots Merger closed on December 31, 2024. The purchase price allocation for the proposed Deep Roots Merger is preliminary and subject to revision once the proposed Deep Roots Merger is complete and as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of these assets and liabilities as of December 31, 2024 approximate their fair value. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Deep Roots Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Components of total estimated purchase price consideration:	Fair Value
50% of Merger Consideration	$56,405,200
Contingent consideration – Deep Roots Earn-Out Shares	—
Contingent consideration – Deep Roots Forfeiture Amount	56,405,200
Contingent consideration – New Retail Forfeiture Amount	—
Total consideration	$112,810,400

Assets acquired:
Cash	$16,066,753
Accounts receivable	574,886
Income tax receivable	8,295,721
Inventory	12,497,987
Prepayments and other current assets	1,906,506
Property and equipment	32,266,079
Operating lease, right-of-use asset	19,546,621
Investments	13,100,000
Deferred tax asset	23,714
Total tangible assets	104,278,267
Historic intangible assets	20,286,062
Acquired intangible assets and goodwill	50,708,223
Total assets	175,272,552
Accounts payable and accrued liabilities	(11,134,730)
Long-term debt	(18,995,431)
Right-of-use liability	(20,049,683)
Uncertain tax position liability	(12,282,308)
Total liabilities assumed	(62,462,152)
Net assets acquired	$112,810,400

Total estimated purchase price consideration
The estimated fair values included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the Company has not included an estimated amount for the ‘Contingent consideration – Deep Roots Earn-Out Shares’ or ‘Contingent consideration – New Retail Forfeiture Amount’ components. In addition, the Company has assumed that the amount for the ‘Contingent consideration – Deep Roots Forfeiture Amount’ is equal to 50% of the Merger Consideration. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Deep Roots Closing Date.
Merger Consideration: Estimated Merger Consideration of $112,810,400 is based on the Company’s closing share price of $0.46 on February 19, 2025 multiplied by the number of Vireo Subordinate Voting Shares currently estimated to be issued of 245,240,000 (of which up to 50% of such shares are subject to the clawback provisions of the Deep Roots Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of Deep Roots. The estimated value of the Merger Consideration will change as a result of fluctuations in the share price of the Company’s stock and final number of Vireo Subordinate Voting Shares to be issued on the Deep Roots Closing Date.
On the Deep Roots Closing Date, 10% of the Subordinate Voting Shares (the “Deep Roots Escrow Shares”) will be delivered to an escrow agent (the “Deep Roots Escrow Agent”) under an escrow agreement (the “Deep Roots Escrow Agreement”). The Deep Roots Escrow Shares will be held by the Deep Roots Escrow Agent pursuant to the Deep Roots Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Deep Roots Merger Agreement. The Deep Roots Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Deep Roots stockholders following the date that is twenty-four months after the Deep Roots Closing Date.
Contingent consideration:
Deep Roots Earn-Out Shares: Pursuant to the Deep Roots Merger Agreement, the Deep Roots stockholders will be eligible to receive a potential earn-out amount (the “Deep Roots Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Deep Roots Closing Date and ending on December 31, 2026 (the “Deep Roots Earn-Out Period”). The Deep Roots Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):
(a)
the greater of (1) the trailing twelve month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, in each case excluding gains or losses on certain existing investments of Deep Roots and its subsidiaries, minus

(b)
the sum of (1) the closing EBITDA of $30,000,000 plus (2) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the final actual amount of the Merger Consideration (the “Deep Roots Actual Closing Merger Consideration”), minus (3) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025, plus and minus (as applicable) (ii) (a) plus, seventy-five percent (75%) of the aggregate amount, if any, of any gains on certain existing investments of Deep Roots and its subsidiaries during the Deep Roots Earn-Out Period, and (b) minus, seventy-five percent (75%) of the aggregate amount, if any, of any losses on certain existing investments of Deep Roots and its subsidiaries during the Deep Roots Earn-Out Period, minus (iii) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, plus (iv) the amount of any cash remaining in a stockholder representative expense fund (the “Deep Roots Stockholder Representative Expense Fund”), plus (v) certain tax refund amounts held for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement.

The Deep Roots Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Deep Roots Earn-Out Period.

Deep Roots Forfeiture Amount: The stockholders of Deep Roots will be required to forfeit a portion of the Subordinate Voting Shares received by such stockholders as Deep Roots Actual Closing Merger Consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the sum of (I) the closing EBITDA of $30,000,000 plus (II) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the Deep Roots Actual Closing Merger Consideration, minus, (III) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025 or already deducted pursuant to subsection (II) above (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Deep Roots EBITDA Deficiency”); and (ii) (a) consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ending December 31, 2026, is less than consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ending December 31, 2024, or (b) the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ended December 31, 2026, is less than the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Deep Roots Earn-Out Period is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occurs, the Deep Roots stockholders will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Deep Roots Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Deep Roots Actual Closing Merger Consideration (the “Deep Roots Forfeiture Shares”). The Deep Roots Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Deep Roots acquisition multiple multiplied by the Deep Roots EBITDA Deficiency, minus (ii) the product of (a) 0.75 multiplied by (b) any gains on certain existing investments of Deep Roots and its subsidiaries, plus (iii) the product of (a) 0.75 multiplied by (b) any losses on certain existing investments of Deep Roots and its subsidiaries, plus (iv) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, minus (v) the amount of any cash remaining in the Deep Roots Stockholder Representative Expense Fund, and minus (vi) certain tax refund amounts held for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement.
Deep Roots New Retail Forfeiture Amount: In the event that a specified new retail store is not operational by April 1, 2025, and only to the extent that such amount is not previously taken into account in the determination of the Deep Roots Closing Merger Consideration described above, the Company will be entitled to a payment equal to $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025 (the “Deep Roots New Retail Forfeiture Amount”). If such $1,000,000 payment becomes owed to the Company, the stockholder representative for Deep Roots may elect to direct (i) the release to the Company of an amount from the Deep Roots Stockholder Representative Expense Fund, (ii) the Deep Roots stockholders to pay to the Company $1,000,000 in cash, or (iii) the Escrow Agent to release to the Company an aggregate number of Deep Roots Escrow Shares (rounded up to the nearest whole number) equal to $1,000,000 divided by the closing share price of $0.52, or any combination of the foregoing.
The accounting treatment of the Deep Roots Earn-Out Shares and potential forfeitures related to the Deep Roots Forfeiture Shares and the Deep Roots New Retail Forfeiture Amount are expected to be recognized at fair value upon the closing of the Deep Roots Merger. The Company expects to finalize its assessment of the accounting treatment upon consummation of the transaction. If the Deep Root Earn-Out Shares and potential forfeitures related to the Deep Roots Forfeiture Shares and the Deep Roots New Retail Forfeiture Amount are determined to be classified as a liability and/or an asset on the balance sheet, then Vireo would recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Deep Roots Earn-Out Period, pursuant to the provisions of ASC Topic 815, Derivatives and Hedging.
Identifiable Net Assets Acquired
In connection with the Deep Roots Merger, the Company will recognize $20,286,062 of identifiable intangible assets pertaining to certain cannabis licenses being acquired in the acquisition of Deep Roots and $50,708,223 of additional acquired intangible assets (excluding the cannabis licenses) and goodwill. Goodwill represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.
The purchase price has been allocated to the tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Deep Roots Merger. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential revenue synergies related to new product development, various expense synergies and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Note 5. Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Deep Roots Merger, assuming the shares were outstanding since January 1, 2024. As the Deep Roots Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Deep Roots Merger have been outstanding for the entirety of the period presented.

For the Year Ended December 31, 2024(1)
Numerator:
Pro forma net loss	$(23,186,485)
Denominator:
Weighted average shares outstanding – basic and diluted	425,631,815
Net loss per share:
Basic and diluted	$(0.05)
Excluded securities(2):
Options	31,232,633
Restricted stock units	11,327,530
Warrants	18,957,212
Shares issuable to convertible debt holders	16,000,000
Deep Roots Earn-Out Shares(3)	—

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, diluted, because their effect would have been anti-dilutive.
(3)
Represents shares that may potentially be issued to Deep Roots shareholders under the earn-out provisions within Section 2.19 of the Deep Roots Merger Agreement. The potential number of Deep Roots Earn-Out Shares is currently not determinable.

Wholesome Merger
On December 18, 2024, Vireo Growth Inc. (the “Company” or “Vireo”) entered into an Agreement and Plan of Merger (the “Wholesome Merger Agreement”) with WholesomeCo, Inc. (“Wholesome”), where pursuant to the Wholesome Merger Agreement, Vireo will acquire all of the issued and outstanding shares of Wholesome (the “Wholesome Merger”) in exchange for the currently estimated issuance of 130,546,789 subordinate voting shares (the “Subordinate Voting Shares”) of Vireo (subject to the clawback provisions of the Wholesome Forfeiture Amount, as defined below), representing a value of $60,051,523 (the “Merger Consideration”), plus the potential Wholesome EBITDA Earn-Out Shares and Wholesome E-Commerce Earn-Out Shares, as defined below. The number of Subordinate Voting Shares to be issued at the closing date of the Wholesome Merger (the “Wholesome Closing Date”) was calculated by dividing the value of the merger consideration as of December 18, 2024 by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Merger Consideration is based upon a multiple of a $16,000,000 earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for certain items as described in the definition of Merger Consideration in the Wholesome Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.

At the Wholesome Closing Date, each share of the Series A common stock, par value $0.001 per share, of Wholesome (the “Wholesome Common Stock”) will be converted into the right to receive, in accordance with the terms of the Wholesome Merger Agreement, the applicable portion of the Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which Merger Consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52 per share. The holders of Wholesome Common Stock will also be eligible to receive additional Subordinate Voting Shares through earn-out mechanisms based upon the EBITDA performance of Wholesome and its subsidiaries (excluding Arches IP, Inc. (“Arches”)) (the “Wholesome EBITDA Earn-out Shares”) and the revenue performance of Arches during 2026 (the “Wholesome E-Commerce Earn-Out Shares” and together with the Wholesome EBITDA Earn-Out Shares, the “Wholesome Earn-Out Shares”).
At or prior to the Wholesome Closing Date, each option or similar award to or grant to purchase Wholesome capital stock, including Wholesome Common Stock (the “Wholesome Options”) will be terminated, and Wholesome will issue to each holder of Wholesome Options the number of shares of Wholesome Common Stock subject to each Wholesome Option, net of option exercise price and any applicable required tax withholding. Each former holder of Wholesome Options who receives Wholesome Common Stock in exchange for the termination of a Wholesome Option will become a Wholesome stockholder and participate in the transactions contemplated by the Wholesome Merger Agreement along with all other Wholesome stockholders.
The Wholesome Merger will be accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vireo and Wholesome adjusted to give effect to the Wholesome Merger and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Wholesome, both of which have December 31 fiscal year ends, as adjusted to give effect to the Wholesome Merger. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives effect to the Wholesome Merger as if it had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the Wholesome Merger as if it had occurred on January 1, 2024.
The unaudited proforma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Acquirees” and the historical financial statements and related notes of Vireo and Wholesome.
The pro forma adjustments are based on available information and assumptions that management believes is reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for Wholesome which is based on known information and preliminary estimates of fair value for certain equity instruments and contingent consideration. While this is management’s best estimate at this time, the valuation of these equity instruments and contingent consideration is still in progress and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Wholesome Merger. Actual results may be materially different from the unaudited pro forma condensed combined information presented herein.
The unaudited condensed combined pro forma financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Wholesome Merger occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024

	Vireo	Wholesome	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$91,604,970	$8,466,848	$(2,098,281)	A	$97,973,537
Accounts receivable, net	4,590,351	896,153	—		5,486,504
Income tax receivable	12,027,472	—	—		12,027,472
Inventory	21,666,364	5,957,098	—		27,623,462
Prepayments and other current assets	1,650,977	771,589	—		2,422,566
Warrants held	2,270,964	—	—		2,270,964
Assets held for sale	96,560,052	—	—		96,560,052
Total current assets	230,371,150	16,091,688	(2,098,281)		244,364,557
Property and equipment, net	32,311,762	10,203,892	—		42,515,654
Operating lease, right-of-use asset	7,859,434	8,142,453	—		16,001,887
Intangible assets, net	7,899,328	—	—		7,899,328
Deposits	421,244	—	—		421,244
Other assets	—	37,377	—		37,377
Acquired intangible assets and goodwill	—	—	56,467,591	B1	56,467,591
Total assets	$278,862,918	$34,475,410	$54,369,310		$367,707,638

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$10,456,036	$3,977,055	$(648,645)	A	$13,784,446
Long-term debt, current portion	900,000	3,536,763	—		4,436,763
Right-of-use liability	1,400,015	535,206	—		1,935,221
Uncertain tax position liability	33,324,000	6,277,969	—		39,601,969
Liabilities held for sale	89,387,203	—	—		89,387,203
Income tax payable	—	1,317,482	—		1,317,482
Total current liabilities	135,467,254	15,644,475	(648,645)		150,463,084
Right-of-use liability, net	16,494,439	8,039,836	—		24,534,275
Long-term debt, net	61,438,046	5,578,273	—		67,016,319
Convertible debt, net	9,862,378	—	—		9,862,378
Other long-term liabilities	37,278	—	—		37,278
Related-party line of credit	—	999,979	—		999,979
Deferred income taxes, net	—	628,915	—		628,915
Contingent consideration	—	—	30,025,761	E	30,025,761
Total liabilities	223,299,395	30,891,478	29,377,116		283,567,989

	Vireo	Wholesome	Transaction Accounting Adjustments		Pro Forma Combined

STOCKHOLDERS' EQUITY
Subordinate voting shares ($- par value, unlimited shares authorized; 331,472,681 shares issued and outstanding at December 31, 2024)	—	—	—		—
Multiple voting shares ($- par value, unlimited shares authorized; 285,371 shares issued and outstanding at December 31, 2024)	—	—	—		—
Series A common stock, $0.001 par value, 12,000,000 shares authorized; 8,914,975 shares issued and outstanding	—	8,915	(8,915)	B2	—
Series B common stock, $0.001 par value, 8,000,000 shares authorized; 8,000,000 shares issued and outstanding	—	8,000	(8,000)	B2	—
Series B2 common stock, $0.001 par value, 385,567 shares authorized; 385,567 issued and outstanding	—	386	(386)	B2	—
Additional paid-in capital	286,999,084	8,457,651	56,467,591	B1	315,995,605
			(5,902,960)	B2
			(30,025,761)	E
Accumulated deficit	(231,435,561)	(5,920,261)	(1,449,636)	A	(232,885,197)
			5,920,261	B2
Total equity excluding noncontrolling interest	55,563,523	2,554,691	24,992,194		83,110,408
Equity attributable to noncontrolling interest	—	1,029,241	—		1,029,241
Total stockholders' equity	55,563,523	3,583,932	24,992,194		84,139,649
Total liabilities and stockholders' equity	$278,862,918	$34,475,410	$54,369,310		$367,707,638

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	Vireo	Wholesome	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$99,384,221	$47,500,989	$—		$146,885,210
Cost of sales
Product costs	48,319,204	18,105,661	—		66,424,865
Inventory valuation adjustments	294,000	647,224	—		941,224
Gross profit	50,771,017	28,748,104	—		79,519,121

Operating expenses:
Selling, general and administrative expenses	28,063,050	16,096,026	—		44,159,076
Stock-based compensation expenses	3,627,774	192,849	—		3,820,623
Professional fees	4,504,001	289,000	1,449,636	AA	6,242,637
Depreciation	292,694	354,225	—		646,919
Amortization	720,134	—	—		720,134
Total operating expenses	37,207,653	16,932,100	1,449,636		55,589,389
Income from operations	13,563,364	11,816,004	(1,449,636)		23,929,732

Other income (expense):
Interest expense, net	(31,188,845)	(1,729,713)	—		(32,918,558)
(Loss) gain on disposal of assets	(218,327)	50,000	—		(168,327)
Other income	949,299	75,295	—		1,024,594
Other income (expense), net	(30,457,873)	(1,604,418)	—		(32,062,291)
(Loss) income before income taxes	(16,894,509)	10,211,586	(1,449,636)		(8,132,559)
Income tax expense	(11,113,000)	(5,185,802)	—		(16,298,802)
Net (loss) income and comprehensive (loss) income	(28,007,509)	5,025,784	—		(22,981,725)
Net (loss) income attributable to noncontrolling interest, net of tax	—	(370,759)	—		(370,759)
Net (loss) income attributable to common shareholders	$(28,007,509)	$5,396,543	$—		$(22,610,966)
Net loss per share – basic and diluted	$(0.16)				$(0.07)
Weighted average shares used in computation of net loss per share – basic and diluted	180,391,815				310,938,604

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED FINANCIAL INFORMATION
Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo and Wholesome) unaudited pro forma condensed combined balance sheet as of December 31, 2024 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Wholesome, adjusted to give effect to the Wholesome Merger, and should be read in conjunction with the historical financial statements from which they are derived.
The unaudited pro forma condensed combined financial information is presented in United States dollars.
The unaudited pro forma condensed combined balance sheet gives effect to the Wholesome Merger as if it had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations gives effect to the Wholesome Merger as if it had occurred on January 1, 2024.
In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:
•	Vireo’s audited consolidated financial statements as of and for the year ended December 31, 2024, as filed with the SEC on March 4, 2025; and
•	Wholesome’s audited consolidated financial statements as of and for the year ended December 31, 2024.
The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Wholesome Merger had been completed on the dates or for the periods presented, nor does it purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Wholesome Merger.
Note 2. Accounting Policies and Reclassifications
Upon consummation of the Wholesome Merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
As part of the preparation of these unaudited pro forma condensed combined financial information, certain reclassifications were made to align Wholesome’s financial statement presentation with that of Vireo.
Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Wholesome Merger and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Vireo has elected not to present

Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Vireo and Wholesome have not had any historical relationship prior to the Wholesome Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Wholesome Merger and related transactions occurred on January 1, 2024.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:
A
Represents Vireo’s total estimated transactions costs of $2,575,636, which include advisory, banking, legal and due diligence fees that will be expensed as part of the Wholesome Merger. Of the total estimated transaction costs, $1,126,000 has been incurred and is therefore reflected within Vireo’s December 31, 2024 historical financial statements as follows: $648,645 recorded in ‘Accounts payable and accrued liabilities’ and $477,355 already paid in cash. The remaining $1,449,636 of estimated transaction costs are expected to be incurred after December 31, 2024 (refer to adjustment AA for the impact of these additional estimated transaction costs). The remaining unpaid amount of $2,098,281 (consisting of the $648,645 transaction costs accrued as of December 31, 2024 and $1,449,636 expected to be incurred after December 31, 2024) will be paid in cash at the close of the Wholesome Merger.

B
Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Wholesome Merger is being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”):

B1
Represents adjustments related to: (1) the estimated preliminary purchase price allocation for the Wholesome Merger, including the issuance of Vireo’s Subordinate Voting Shares to legacy Wholesome shareholders as consideration transferred, and (2) the recognition of acquired intangible assets and goodwill of $56,467,591. Refer to the table in Note 4 below for additional information related to these adjustments.

B2
Represents the elimination of Wholesome’s historical equity as a result of the business combination by: (1) reclassifying Wholesome’s ‘Accumulated deficit’ balance of $5,920,261 to Additional paid-in capital; (2) reclassifying Wholesome’s ‘Series A common stock’ balance of $8,915 to Additional paid-in capital; (3) reclassifying Wholesome’s ‘Series B common stock’ balance of $8,000 to Additional paid-in capital; and (4) reclassifying Wholesome’s ‘Series B2 common stock’ balance of $386 to Additional paid-in capital.

C	Not used.
D	Not used.
E
Represents an assumed fair value of the contingent consideration for the potential forfeitures related to the Wholesome Forfeiture Shares, as defined below. No amount has been estimated for the Wholesome EBITDA Earn-Out Shares or the Wholesome E-Commerce Earn-Out Shares, as the accounting is expected to be finalized upon consummation of the Wholesome Merger. Refer to Note 4 for additional information related to the Wholesome Forfeiture Shares, the Wholesome EBITDA Earn-Out Shares and the Wholesome E-Commerce Earn-Out Shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustment included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 is as follows:
AA
Represents estimated remaining transaction costs not already reflected in the December 31, 2024 historical financial statements of Vireo of $1,449,636 as if incurred on January 1, 2024, the date the Wholesome Merger occurred for the purposes of the unaudited pro forma condensed combined statement of operations. The $1,126,000 of transaction costs incurred and therefore already recorded in the December 31, 2024 historical financial statements of Vireo is recorded within “Professional fees.”

Note 4. Estimated Purchase Price Consideration
The estimated preliminary purchase price allocation for the Wholesome Merger and the corresponding aggregate Merger Consideration is presented in the table below as if the Wholesome Merger closed on December 31, 2024. The purchase price allocation for the proposed Wholesome Merger is preliminary and subject to revision once the proposed Wholesome Merger is complete and as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of these assets and liabilities as of December 31, 2024 approximate their fair value. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Wholesome Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Components of total estimated purchase price consideration:	Fair Value
50% of Merger Consideration	$30,025,762
Contingent consideration – Wholesome EBITDA Earn-Out Shares	—
Contingent consideration – Wholesome E-Commerce Earn-Out Shares	—
Contingent consideration – Wholesome Forfeiture Amount	30,025,761
Total consideration	$60,051,523

Assets acquired:
Cash	$8,466,848
Accounts receivable	896,153
Inventory	5,957,098
Prepayments and other current assets	771,589
Property and equipment	10,203,892
Operating lease, right-of-use asset	8,142,453
Other assets	37,377
Total tangible assets	34,475,410
Acquired goodwill and intangible assets	56,467,591
Total assets	90,943,001
Accounts payable and accrued liabilities	(3,977,055)
Long-term debt	(9,115,036)
Right-of-use liability	(8,575,042)
Uncertain tax position liability	(6,277,969)
Income tax payable	(1,317,482)
Related-party line of credit	(999,979)
Deferred income taxes, net	(628,915)
Total liabilities assumed	(30,891,478)
Net assets acquired	$60,051,523

Total estimated purchase price consideration
The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the Company has not included an estimated amount for the ‘Contingent consideration — Wholesome EBITDA Earn-Out Shares’ or ‘Contingent consideration — Wholesome E-Commerce Earn-Out Shares’ components. In addition, the Company has assumed that the amount for the ‘Contingent consideration — Wholesome Forfeiture Amount’ is equal to 50% of the Merger Consideration. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Wholesome Closing Date.
Merger Consideration: Estimated Merger Consideration of $60,051,523 is based on the Company’s closing share price of $0.46 on February 19, 2025 multiplied by the number of Vireo Subordinate Voting Shares currently estimated to be issued of 130,546,789 (of which up to 50% of such shares are subject to the clawback provisions of the Wholesome Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of Wholesome. The estimated value of the Merger Consideration will change based on fluctuations in the share price of the Company’s stock and final number of Vireo Subordinate Voting Shares to be issued on the Wholesome Closing Date.
On the Wholesome Closing Date, 10% of the Subordinate Voting Shares (the “Wholesome Escrow Shares”) will be delivered to an escrow agent (the “Wholesome Escrow Agent”) under an escrow agreement (the “Wholesome Escrow Agreement”). The Wholesome Escrow Shares will be held by the Wholesome Escrow Agent pursuant to the Wholesome Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Wholesome Merger Agreement. The Wholesome Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Wholesome stockholders following the date that is twenty-four months after the Wholesome Closing Date.
Contingent consideration:
Wholesome EBITDA Earn-Out Shares: Pursuant to the Wholesome Merger Agreement, the Wholesome stockholders will be eligible to receive a potential earn-out amount (the “Wholesome EBITDA Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Wholesome Closing Date and ending on December 31, 2026 (the “Wholesome Earn-Out Period”). The Wholesome Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):
(a)
the greater of (1) the trailing twelve month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the twelve calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, minus

(b)
the closing EBITDA of $20,000,000, minus (ii) the aggregate amount of any indebtedness for borrowed money incurred by Wholesome or its subsidiaries (excluding Arches) after the Wholesome Closing Date, plus (iii) the amount of any cash remaining in a stockholder representative expense fund (the “Wholesome Stockholder Representative Expense Fund”), plus (iv) certain tax refund amounts held for the benefit of the Wholesome stockholders pursuant to the Wholesome Merger Agreement.

The Wholesome EBITDA Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Wholesome Earn-Out Period.
Wholesome E-Commerce Earn-Out: The Wholesome stockholders will be eligible to receive an additional earn-out amount (the “Wholesome E-Commerce Earn-Out Amount”) based on the revenue performance of Arches during the 2026 calendar year. The Wholesome E-Commerce Earn-Out Amount will be equal to 84.72% of the greater of: (i) $37,500,000 or (ii) the product of five multiplied by:
(a)
(1) 5% of the aggregate dollar amount of all delivery sales processed through the Arches platform plus (2) 2.5% of the aggregate dollar amount of certain online pick-up, curbside, or drive thru sales processed through the Arches platform plus (3) 1% of the aggregate dollar amount of certain walk-in sales processed through the Arches platform, with such amount in (ii) measured either (A) during the full twelve month 2026 calendar year or (B) the April 1, 2026 through December 31, 2026 period annualized to reflect a full twelve month period, depending on which measurement period provides the greater sum (the “Wholesome

E-Commerce Revenue Amount”), with such Wholesome E-Commerce Revenue Amount reduced to take into account the value of the Wholesome E-Commerce Revenue Amount attributable to any options or similar grants to purchase equity interests of Arches issued and outstanding as of the Wholesome Closing Date.
The Wholesome E-Commerce Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Wholesome Earn-Out Period.
Wholesome Forfeiture Amount: The stockholders of Wholesome will be required to forfeit a portion of the Subordinate Voting Shares received by such stockholders calculated and determined in connection with the final actual amount of the Merger Consideration (the “Wholesome Actual Closing Merger Consideration”) in the event that (i) (a) the higher of (I) the consolidated trailing twelve month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the last nine months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent of the closing EBITDA of $20,000,000 (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Wholesome EBITDA Deficiency”); and (ii) (a) consolidated market share in Utah of Wholesome and its subsidiaries (excluding Arches) for the year ending December 31, 2026 is less than consolidated market share in Utah of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of Wholesome and its subsidiaries (excluding Arches) for the year ending December 31, 2026 is less than the consolidated EBITDA margin of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Wholesome Earn-Out Period is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occurs, the Wholesome stockholders will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Wholesome Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent of the total Subordinate Voting Shares issued as Wholesome Actual Closing Merger Consideration (the “Wholesome Forfeiture Shares”). The Wholesome Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Wholesome acquisition multiple multiplied by the Wholesome EBITDA Deficiency, plus (ii) the aggregate amount of any indebtedness for borrowed money incurred by Wholesome or its subsidiaries after the Wholesome Closing Date, minus (iii) the amount of any cash remaining in the Wholesome Stockholder Representative Expense Fund, and minus (iv) certain tax refund amounts held for the benefit of the Wholesome stockholders pursuant to the Wholesome Merger Agreement.
The accounting treatment of the Wholesome Earn-Out Shares and potential forfeitures related to the Wholesome Forfeiture Shares are expected to be recognized at fair value upon the closing of the Wholesome Merger. The Company expects to finalize its assessment of the accounting treatment upon consummation of the transaction. If the Wholesome Earn-Out Shares and potential forfeitures related to the Wholesome Forfeiture Shares are determined to be classified as a liability and/or an asset on the balance sheet, then Vireo would recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Wholesome Earn-Out Period, pursuant to the provisions of ASC Topic 815, Derivatives and Hedging.
Identifiable Net Assets Acquired
In connection with the Wholesome Merger, the Company will recognize $56,467,591 of additional acquired intangible assets and goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.
The purchase price has been allocated to the tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Wholesome Merger. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential revenue synergies related to new product development, various expense synergies and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Note 5. Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Wholesome Merger, assuming the shares were outstanding since January 1, 2024. As the Wholesome Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Wholesome Merger have been outstanding for the entirety of the period presented.

For the Year Ended December 31, 2024(1)
Numerator:
Pro forma net loss attributable to common shareholders	$(22,610,966)
Denominator:
Weighted average shares outstanding – basic and diluted(2)	310,938,604
Net loss per share:
Basic and diluted	$(0.07)
Excluded securities(2)
Options	31,232,633
Restricted stock units	11,327,530
Warrants	18,957,212
Shares issuable to convertible note holders	16,000,000
Wholesome EBITDA Earn-Out Shares(3)	—
Wholesome E-Commerce Earn-Out Shares(4)	—

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, diluted, because their effect would have been anti-dilutive.
(3)
Represents shares that may potentially be issued to Wholesome shareholders under the earn-out provisions within Section 2.19 of the Wholesome Merger Agreement. The potential number of Wholesome EBITDA Earn-Out Shares is currently not determinable.

(4)
Represents shares that may potentially be issued to Wholesome shareholders under the e-commerce earn-out provisions within Section 2.20 of the Wholesome Merger Agreement. The potential number of Wholesome E-Commerce Earn-Out Shares is currently not determinable.

Proper Mergers
On December 18, 2024, Vireo Growth Inc. (the “Company” or “Vireo”) entered into an Agreement and Plan of Merger (the “Proper Merger Agreement”) with Proper Holdings, LLC (“Proper”), NGH Investments, Inc. (“NGH”), and Proper Holdings Management, Inc. (“Proper MSA Newco” and together with NGH, the “Proper Companies”), where pursuant to the Proper Merger Agreement, Vireo will acquire all of the issued and outstanding shares of the Proper Companies (the “Proper Mergers”) in exchange for the issuance of an estimated 178,115,850 subordinate voting shares (the “Subordinate Voting Shares”) of Vireo (subject to the clawback provisions of the Proper Forfeiture Amount, as defined below), representing a value of $81,933,292 (the “Merger Consideration”), plus the potential Proper EBITDA Earn-Out Shares and Proper E-Commerce Earn-Out Shares, as defined below. The number of Subordinate Voting Shares to be issued at the closing date of the Proper Mergers (the “Proper Closing Date”) was calculated by dividing the value of the merger consideration as of December 18, 2024 by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Merger Consideration is based upon a multiple of a $31,000,000 earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for certain items as described in the definition of Merger Consideration in the Proper Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.
At the Proper Closing Date, each share of common stock of NGH (the “NGH Common Stock”) will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52 per share.

At the Proper Closing Date, each share of the common stock of Proper MSA Newco (the “Proper MSA Newco Common Stock”) will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52.
Proper, as the sole holder of NGH Common Stock and Proper MSA Newco Common Stock, will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of the Proper Companies and their subsidiaries (excluding Arches IP, Inc. (“Arches”)) during 2026 (the “Proper EBITDA Earn-Out Shares”), and the revenue performance of Arches, during 2026 (the “Proper E-Commerce Earn-Out Shares” and together with the Proper EBITDA Earn-Out Shares, the “Proper Earn-Out Shares”).
The Proper Mergers will be accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and the Proper Companies adjusted to give effect to the Proper Mergers and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and the Proper Companies, both of which have December 31 fiscal year ends, as adjusted to give effect to the Proper Mergers. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives effect to the Proper Mergers as if they had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the Proper Mergers as if they had occurred on January 1, 2024.
The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Acquirees” and the historical financial statements and related notes of Vireo and Proper.
The pro forma adjustments are based on available information and assumptions that management believes is reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for the Proper Companies, which is based on known information and preliminary estimates of fair value for certain equity instruments and contingent consideration. While this is management’s best estimate at this time, the valuation of these equity instruments and contingent consideration is still in progress and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Proper Mergers. Actual results may be materially different from the unaudited pro forma condensed combined financial information presented herein.
The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Proper Mergers occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024

	Vireo	Proper Companies	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$91,604,970	$15,692,405	$(2,098,281)	A	$105,199,094
Accounts receivable, net	4,590,351	3,310,640	—		7,900,991
Income tax receivable	12,027,472	—	—		12,027,472
Inventory	21,666,364	8,961,309	—		30,627,673
Prepayments and other current assets	1,650,977	1,115,936	—		2,766,913
Notes receivable	—	9,365,858	—		9,365,858
Warrants held	2,270,964	—	—		2,270,964
Assets held for sale	96,560,052	—	—		96,560,052
Deposits	—	2,500,000	—		2,500,000
Other receivables	—	191,989	—		191,989
Total current assets	230,371,150	41,138,137	(2,098,281)		269,411,006
Deferred tax asset	—	115,000	—		115,000
Property and equipment, net	32,311,762	38,471,947	—		70,783,709
Operating lease, right-of-use asset	7,859,434	3,656,058	—		11,515,492
Intangible assets, net	7,899,328	5,840,520	—		13,739,848
Deposits	421,244	131,808	—		553,052
Acquired intangible assets and goodwill	—	—	51,595,614	B1	51,595,614
Investments	—	1,400,000	—		1,400,000
Total assets	$278,862,918	$90,753,470	$49,497,333		$419,113,721

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$10,456,036	$10,439,017	$(648,646)	A	$20,246,407
Long-term debt, current portion	900,000	27,040,786	—		27,940,786
Right-of-use liability	1,400,015	768,268	—		2,168,283
Uncertain tax position liability	33,324,000	—	—		33,324,000
Liabilities held for sale	89,387,203	—	—		89,387,203
Other current liabilities	—	56,200	—		56,200
Income tax payable	—	4,822,109	—		4,822,109
Accrued loyalty liability	—	1,393,933	—		1,393,933
Current portion of financing liability - related party	—	56,489	—		56,489
Total current liabilities	135,467,254	44,576,802	(648,646)		179,395,410
Right-of-use liability, net	16,494,439	4,998,452	—		21,492,891
Long-term debt, net	61,438,046	326,933	—		61,764,979
Convertible debt, net	9,862,378	—	—		9,862,378
Other long-term liabilities	37,278	1,434,159	—		1,471,437
Series B share liability	—	8,615,935	—		8,615,935
Financing liability - related party	—	463,511	—		463,511
Contingent consideration	—	—	40,966,646	E	40,966,646
Total liabilities	223,299,395	60,415,792	40,318,000		324,033,187

	Vireo	Proper Companies	Transaction Accounting Adjustments		Pro Forma Combined
STOCKHOLDERS' EQUITY
Subordinate voting shares ($- par value, unlimited shares authorized; 331,472,681 shares issued and outstanding at December 31, 2024)	—	—	—		—
Multiple voting shares ($- par value, unlimited shares authorized; 285,371 shares issued and outstanding at December 31, 2024)	—	—	—
Common stock	—	—	—
Member's equity	—	30,337,678	(30,337,678)	B2	—
Additional paid in-capital	286,999,084	—	51,595,614	B1	327,965,731
			30,337,678	B2
			(40,966,646)	E
Accumulated deficit	(231,435,561)	—	(1,449,636)	A	(232,885,197)
Total stockholders' equity	55,563,523	30,337,678	9,179,333		95,080,534
Total liabilities and stockholders' equity	$278,862,918	$90,753,470	$49,497,333		$419,113,721

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	Vireo	Proper Companies	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$99,384,221	$90,408,120	$—		$189,792,341
Cost of sales
Product costs	48,319,204	47,902,829	—		96,222,033
Inventory valuation adjustments	294,000	(1,200,000)	—		(906,000)
Gross profit	50,771,017	43,705,291	—		94,476,308

Operating expenses:
Selling, general and administrative expenses	28,063,050	23,305,014	—		51,368,064
Stock-based compensation expenses	3,627,774	—	—		3,627,774
Professional fees	4,504,001	711,000	1,449,636	AA	6,664,637
Depreciation	292,694	95,107	—		387,801
Amortization	720,134	572,584	—		1,292,718
Total operating expenses	37,207,653	24,683,705	1,449,636		63,340,994

Income from operations	13,563,364	19,021,586	(1,449,636)		31,135,314

Other income (expense):
Interest expense, net	(31,188,845)	(3,476,200)	—		(34,665,045)
Loss on disposal of assets	(218,327)	—	—		(218,327)
Other income	949,299	350,555	—		1,299,854
Royalty and sublet income	—	642,335	—		642,335
Other income (expense), net	(30,457,873)	(2,483,310)	—		(32,941,183)
(Loss) income before income taxes	(16,894,509)	16,538,276	(1,449,636)		(1,805,869)
Income tax expense	(11,113,000)	(9,190,000)	—		(20,303,000)
Net (loss) income and comprehensive (loss) income	$(28,007,509)	$7,348,276	$(1,449,636)		$(22,108,869)
Net loss per share – basic and diluted	$(0.16)				$(0.06)
Weighted average shares used in computation of net loss per share – basic and diluted	180,391,815				358,507,665

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED FINANCIAL INFORMATION
Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo and the Proper Companies) unaudited pro forma condensed combined balance sheet as of December 31, 2024 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Proper, adjusted to give effect to the Proper Mergers, and should be read in conjunction with the historical financial statements from which they are derived.
The unaudited pro forma condensed combined financial information is presented in United States dollars.
The unaudited pro forma condensed combined balance sheet gives effect to the Proper Mergers as if they had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations gives effect to the Proper Mergers as if they had occurred on January 1, 2024.
In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:
•	Vireo’s audited consolidated financial statements as of and for the year ended December 31, 2024, as filed with the SEC on March 4, 2025; and
•	The Proper Companies’ audited combined financial statements as of and for the year ended December 31, 2024.
The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Proper Mergers had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Proper Mergers.
Note 2. Accounting Policies and Reclassifications
Upon consummation of the Proper Mergers, management will perform a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align the Proper Companies financial statement presentation with that of Vireo.
Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Proper Mergers and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction

Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Vireo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Vireo and the Proper Companies have not had any historical relationship prior to the Proper Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Proper Mergers and related transactions occurred on January 1, 2024.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:
A
Represents Vireo’s total estimated transactions costs of $2,575,636, which include advisory, banking, legal and due diligence fees that will be expensed as part of the Proper Mergers. Of the total estimated transaction costs, $1,126,000 has been incurred and is therefore and reflected within Vireo’s December 31, 2024 historical financial statements as follows: $648,645 recorded in ‘Accounts payable and accrued liabilities’ and $477,355 already paid in cash. The remaining $1,449,636 of estimated transaction costs are expected to be incurred after December 31, 2024 (refer to adjustment AA for the impact of these additional estimated transaction costs). The remaining unpaid amount of $2,098,281 (consisting of the $648,645 transaction costs accrued as of December 31, 2024 and $1,449,636 expected to be incurred after December 31, 2024) will be paid in cash at the close of the Proper Mergers.

B
Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Proper Mergers are being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”):

B1
Represents adjustments related to (1) the estimated preliminary purchase price allocation for the Proper Mergers, including the issuance of Vireo’s Subordinated Voting Shares to Proper as consideration transferred and (2) the recognition of acquired intangible assets and goodwill of $51,595,614. Refer to the table in Note 4 below for additional information related to these adjustments.

B2
Represents the elimination of the Proper Companies’ historical equity as a result of the business combination by reclassifying the Proper Companies’ ‘Member’s equity’ balance of $30,337,678 to Additional paid-in capital.

C	Not used.
D	Not used.
E
Represents an assumed fair value of the contingent consideration for the potential forfeitures related to the Proper Forfeiture Shares, as defined below. No amount has been estimated for the Proper EBITDA Earn-Out Shares or the Proper E-Commerce Earn-Out Shares, as the accounting is expected to be finalized upon consummation of the Proper Mergers. Refer to Note 4 for additional information related to the Proper Forfeiture Shares, the Proper EBITDA Earn-Out Shares and the Proper E-Commerce Earn-Out Shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustment included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 is as follows:
AA
Represents estimated remaining transaction costs not already reflected in the December 31, 2024 historical financial statements of Vireo of $1,449,636 as if incurred on January 1, 2024, the date the Proper Mergers occurred for purposes of the unaudited pro forma condensed combined statement of operations. The $1,126,000 of transaction costs incurred and therefore already recorded in the December 31, 2024 historical financial statements of Vireo is recorded within “Professional fees.”

Note 4. Estimated Purchase Price Consideration
The estimated preliminary purchase price allocation for the Proper Mergers and the corresponding aggregate Merger Consideration is presented in the table below as if the Proper Mergers closed on December 31, 2024. The purchase price allocation for the proposed Proper Mergers is preliminary and subject to revision once the proposed Proper Mergers are complete and as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of these assets and liabilities as of December 31, 2024 approximate their fair value. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Proper Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Components of total estimated purchase price consideration:	Fair Value
50% of Merger Consideration	$40,966,646
Contingent consideration – Proper EBITDA Earn-Out Shares	—
Contingent consideration – Proper E-Commerce Earn-Out Shares	—
Contingent consideration – Proper Forfeiture Amount	40,966,646
Total consideration	$81,933,292

Assets acquired:
Cash	$15,692,405
Inventory	8,961,309
Accounts receivable	3,310,640
Other receivables	191,989
Notes receivable	9,365,858
Deposits	2,631,808
Prepayments and other current assets	1,115,936
Property and equipment	38,471,947
Operating lease, right-of-use asset	3,656,058
Investments	1,400,000
Deferred tax asset	115,000
Total tangible assets	84,912,950
Historic intangible assets	5,840,520
Acquired intangible assets and goodwill	51,595,614
Total assets	142,349,084
Accounts payable and accrued liabilities	(10,439,017)
Accrued loyalty liability	(1,393,933)
Long-term debt	(27,367,719)
Right-of-use liability	(5,766,720)
Financing liabilities – related party	(520,000)
Other current liabilities	(56,200)
Income tax payable	(4,822,109)
Series B share liability	(8,615,935)
Other long-term liabilities	(1,434,159)
Total liabilities assumed	(60,415,792)
Net assets acquired	$81,933,292

Total estimated purchase price consideration
The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the Company has not included an estimated amount for the ‘Contingent consideration – Proper EBITDA Earn-Out Shares’ or ‘Contingent consideration – Proper E-Commerce Earn-Out Shares’ components. In addition, the Company has assumed that the amount for the ‘Contingent consideration – Proper Forfeiture Amount’ is equal to 50% of the Merger Consideration. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Proper Closing Date.
Merger Consideration: Estimated Merger Consideration of $81,933,292 is based on the Company’s closing share price of $0.46 on February 19, 2025 multiplied by the number of Vireo Subordinate Voting Shares currently estimated to be issued of 178,115,850 (of which up to 50% of such shares are subject to the clawback provisions of the Proper Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of the Proper Companies. The estimated value of the Merger Consideration will change based on fluctuations in the share price of the Company’s stock and final number of Vireo Subordinated Voting Shares to be issued on the Proper Closing Date.
On the Proper Closing Date, 10% of the Subordinate Voting Shares (the “Proper Escrow Shares”) will be delivered to an escrow agent (the “Proper Escrow Agent”) under an escrow agreement (the “Proper Escrow Agreement”). The Proper Escrow Shares will be held by the Proper Escrow Agent pursuant to the Proper Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Proper Merger Agreement. The Proper Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Proper Companies stockholder following the date that is twenty-four months after the Proper Closing Date.
Contingent consideration
Proper EBITDA Earn-Out Shares: The Proper equityholders, and other subsequent recipients of Subordinate Voting Shares from Proper pursuant to the Proper Merger Agreement (collectively with Proper, the “Proper Share Recipients”) will be eligible to receive a potential earn-out amount (the “Proper EBITDA Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Proper Closing Date and ending on December 31, 2026 (the “Proper Earn-Out Period”). The Proper Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):
(a)
the greater of (1) the trailing twelve month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the twelve calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, minus

(b)
the closing EBITDA of $31,000,000, minus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries (excluding Arches) after the Proper Closing Date, plus (iii) certain tax refund amounts held for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement.

The Proper EBITDA Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Proper Earn-Out Period.
Proper E-Commerce Earn-Out Shares: The Proper Share Recipients will be eligible to receive a potential earn-out amount (the “Proper E-Commerce Earn-Out Amount”) based on the revenue performance of Arches during the Proper Earn-Out Period. The Proper E-Commerce Earn-Out Amount will be equal to 15.28% of the greater of (i) $37,500,000 or (ii) the product of five multiplied by:
(1)
5% of the aggregate dollar amount of all delivery sales processed through the Arches platform plus (2) 2.5% of the aggregate dollar amount of certain online pick-up, curbside, or drive thru sales processed through the Arches platform plus (3) 1% of the aggregate dollar amount of certain walk-in sales processed through the Arches platform, with such amount in (ii) measured either (A) during the full twelve month 2026 calendar year or (B) the April 1, 2026 through December 31, 2026 period annualized to reflect a full twelve month period, depending on which measurement period provides the greater sum (the “Proper E-Commerce Revenue Amount”), with such Proper E-Commerce Revenue Amount reduced to take into account the value of the Proper E-Commerce Revenue Amount attributable to any options or similar grants to purchase equity interests of Arches issued and outstanding as of the Proper Closing Date.
The Proper E-Commerce Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Proper Earn-Out Period.
Proper Forfeiture Amount: The Proper Share Recipients will be required to forfeit a portion of the Subordinate Voting Shares received by such Proper Share Recipients calculated and determined in connection with the final actual amount of the Merger Consideration (the “Proper Actual Closing Merger Consideration”) in the event that (i) (a) the higher of (I) the consolidated trailing twelve (12) month adjusted EBITDA of the Proper Companies and their subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine (9) month adjusted EBITDA of the Proper Companies and their subsidiaries for the last nine (9) months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the closing EBITDA of $31,000,000 (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Proper EBITDA Deficiency”); and (ii) (a) consolidated market share in Missouri of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than consolidated market share in Missouri of the Proper Companies and their subsidiaries for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occurs, the Proper Share Recipients will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Proper Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Proper Actual Closing Merger Consideration (excluding for this purpose any Subordinate Voting Shares issued as consideration for the Proper Arches Shares) (the “Proper Forfeiture Shares”). The Proper Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Proper acquisition multiple multiplied by the Proper EBITDA Deficiency, plus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries after the Proper Closing Date, minus (iii) the amount of any cash remaining in the Proper member representative expense fund, and minus (iv) certain tax refund amounts held for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement.
The accounting treatment of the Proper Earn-Out Shares and potential forfeitures related to the Proper Forfeiture Shares are expected to be recognized at fair value upon the closing of the Proper Mergers. The Company expects to finalize its assessment of the accounting treatment upon consummation of the transaction. If the Proper Earn-Out Shares and potential forfeitures related to the Proper Forfeiture Shares are determined to be classified as a liability and/or an asset on the balance sheet, then Vireo would recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Proper Earn-Out Period, pursuant to the provisions of ASC Topic 815, Derivatives and Hedging.
Identifiable Net Assets Acquired
In connection with the Proper Mergers, the Company will recognize $5,840,520 of identifiable intangible assets pertaining to certain cannabis licenses being acquired in the acquisition of the Proper Companies and $51,595,613 of additional acquired intangible assets (excluding the cannabis licenses) and goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.

The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Proper Mergers. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential operational synergies, various expense synergies, and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Note 5. Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Proper Mergers, assuming the shares were outstanding since January 1, 2024. As the Proper Mergers are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Proper Mergers have been outstanding for the entirety of the period presented.

For the Year Ended December 31, 2024(1)
Numerator:
Pro forma net loss	$(22,108,869)
Denominator:
Weighted average shares outstanding – basic and diluted(2)	358,507,665
Net loss per share:
Basic and diluted	$(0.06)
Excluded securities(2)
Options	31,232,633
Restricted stock units	11,327,530
Warrants	18,957,212
Shares issuable to convertible debt holders	16,000,000
Proper EBITDA Earn-Out Shares(3)	—
Proper E-Commerce Earn-Out Shares(4)	—

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, diluted, because their effect would have been anti-dilutive.
(3)
Represents shares that may potentially be issued to the Proper Share Recipients under the earn-out provisions within Section 2.19 of the Proper Merger Agreement. The potential number of Proper EBITDA Earn-Out Shares is currently not determinable.

(4)
Represents shares that may be potentially issued to the Proper Share Recipients under the e-commerce earn-out provisions within Section 2.20 of the Proper Merger Agreement. The potential number of Proper E-Commerce Earn-Out Shares is currently not determinable.

Consolidated Pro Forma Effects the Mergers
On December 18, 2024, Vireo Growth Inc. (the “Company” or “Vireo”) entered into merger agreements (the “Merger Agreements”) with each of (i) Deep Roots Holdings, Inc. (“Deep Roots”) (the “Deep Roots Merger”), (ii) Proper Holdings, LLC (“Proper”), NGH Investments, Inc. (“NGH”), and Proper Holdings Management, Inc. (“Proper MSA Newco” and together with NGH, the “Proper Companies”) (the “Proper Mergers”), and (iii) WholesomeCo, Inc. (“Wholesome”) (the “Wholesome Merger”, and collectively with the Deep Roots Merger and the Proper Mergers, the “Mergers”). Pursuant to the Merger Agreements, Vireo will acquire all of the issued and outstanding shares of Deep Roots, the Proper Companies, and Wholesome, in exchange for the issuance of an estimated 553,902,639 subordinated voting shares (the “Subordinate Voting Shares”) of Vireo, representing a value of $254,795,215.
Deep Roots Merger
On December 18, 2024, Vireo entered into an Agreement and Plan of Merger (the “Deep Roots Merger Agreement”) with Deep Roots, where pursuant to the Deep Roots Merger Agreement, Vireo will acquire all of the issued and outstanding shares of Deep Roots (the “Deep Roots Merger”) in exchange for the currently estimated issuance of 245,240,000 Subordinate Voting Shares of Vireo (subject to the clawback provisions of the Deep Roots Forfeiture

Amount and Deep Roots New Retail Forfeiture Amount, as defined below), representing a value of $112,810,400 (the “ Deep Roots Merger Consideration”), plus the potential Deep Roots Earn-Out Shares, as defined below. The number of Subordinate Voting Shares to be issued at the closing date of the Deep Roots Merger (the “Deep Roots Closing Date”) was calculated by dividing the value of the merger consideration as of December 18, 2024 by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Deep Roots Merger Consideration is based upon a multiple of a $31,000,000 earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted for certain items as described in the definition of Deep Roots Merger Consideration in the Deep Roots Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.
At the Deep Roots Closing Date, each share of the common stock, par value $0.001 per share, of Deep Roots (the “Deep Roots Common Stock”) will be converted into the right to receive, in accordance with the terms of the Deep Roots Merger Agreement, the applicable portion of the Deep Roots Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which Deep Roots Merger Consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52 per share. The holders of Deep Roots Common Stock will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of Deep Roots and its subsidiaries during 2026 (the “Deep Roots Earn-Out Shares”).
Proper Mergers
On December 18, 2024, Vireo entered into an Agreement and Plan of Merger (the “Proper Merger Agreement”) with Proper, NGH, and Proper MSA Newco, where pursuant to the Proper Merger Agreement, Vireo will acquire all of the issued and outstanding shares of the Proper Companies (the “Proper Mergers”) in exchange for the issuance of an estimated 178,115,850 Subordinate Voting Shares of Vireo (subject to the clawback provisions of the Proper Forfeiture Amount, as defined below), representing a value of $81,933,292 (the “Proper Merger Consideration”), plus the potential Proper EBITDA Earn-Out Shares and Proper E-Commerce Earn-Out Shares, as defined below. The number of Subordinate Voting Shares to be issued at the closing date of the Proper Mergers (the “Proper Closing Date”) was calculated by dividing the value of the merger consideration as of December 18, 2024 by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Proper Mergers Consideration is based upon a multiple of a $31,000,000 earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for certain items as described in the definition of Proper Merger Consideration in the Proper Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.
At the Proper Closing Date, each share of common stock of NGH (the “NGH Common Stock”) will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Proper Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52.
At the Proper Closing Date, each share of the common stock of Proper MSA Newco (the “Proper MSA Newco Common Stock”) will be converted into the right to receive, in accordance with the terms of the Proper Merger Agreement, the applicable portion of the Proper Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52.
Proper, as the sole holder of NGH Common Stock and Proper MSA Newco Common Stock, will also be eligible to receive additional Subordinate Voting Shares through an earn-out mechanism based upon the EBITDA performance of the Proper Companies and their subsidiaries (excluding Arches IP, Inc. (“Arches”)) during 2026 (the “Proper EBITDA Earn-Out Shares”), and the revenue performance of Arches, during 2026 (the “Proper E-Commerce Earn-Out Shares” and together with the Proper EBITDA Earn-Out Shares, the “Proper Earn-Out Shares”).
Wholesome Merger
On December 18, 2024, Vireo entered into an Agreement and Plan of Merger (the “Wholesome Merger Agreement), with Wholesome, where pursuant to the Wholesome Merger Agreement, Vireo will acquire all of the issued and outstanding shares of Wholesome (the “Wholesome Merger”) in exchange for the currently estimated issuance of 130,546,789 Subordinate Voting Shares of Vireo (subject to the clawback provisions of the Wholesome Forfeiture Amount, as defined below), representing a value of $60,051,523 (the “Wholesome Merger Consideration”), plus the potential Wholesome EBITDA Earn-Out Shares and Wholesome E-Commerce Earn-Out Shares, as defined below. The number of Subordinate Voting Shares to be issued at the closing date of the Wholesome Merger (the “Wholesome Closing Date”) was calculated by dividing the value of the merger consideration as of December 18,

2024 by a share price reference of $0.52 for Vireo’s Subordinate Voting Shares. In general, the Wholesome Merger Consideration is based upon a multiple of a $16,000,000 EBITDA, adjusted for certain items as described in the definition of Wholesome Merger Consideration in the Wholesome Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.
At the Wholesome Closing Date, each share of the Series A common stock, par value $0.001 per share, of Wholesome (the “Wholesome Common Stock”) will be converted into the right to receive, in accordance with the terms of the Wholesome Merger Agreement, the applicable portion of the Wholesome Merger Consideration, subject to a post-closing purchase price adjustment mechanism, which Wholesome Merger Consideration will be paid via newly issued shares of the Company’s Subordinate Voting Shares at a share price of $0.52 per share. The holders of Wholesome Common Stock will also be eligible to receive additional Subordinate Voting Shares through earn-out mechanisms based upon the EBITDA performance of Wholesome and its subsidiaries (excluding Arches) (the “Wholesome EBITDA Earn-out Shares”) and the revenue performance of Arches during 2026 (the “Wholesome E-Commerce Earn-Out Shares” and together with the Wholesome EBITDA Earn-Out Shares, the “Wholesome Earn-Out Shares”).
The Mergers
The Mergers will be accounted for as business combinations in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vireo, Deep Roots, the Proper Companies, and Wholesome adjusted to give effect to the Mergers and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo, Deep Roots, the Proper Companies, and Wholesome, all of which have December 31 fiscal year ends, as adjusted to give effect to the Mergers and related transactions. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives effect to the Mergers as if they had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the Mergers as if they had occurred on January 1, 2024.
The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Acquirees” and the historical financial statements and related notes of Vireo, Deep Roots, the Proper Companies, and Wholesome.
The pro forma adjustments are based on available information and assumptions that management believes is reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for Deep Roots, the Proper Companies, and Wholesome which is based on known information and preliminary estimates of fair value for certain equity instruments and contingent consideration. While this is management’s best estimate at this time, the valuation of these equity instruments and contingent consideration is still in process and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Mergers. Actual results may be materially different from the unaudited pro forma condensed combined financial information presented herein.
The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Mergers occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024

	Vireo	Deep Roots	Proper Companies	Wholesome	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$91,604,970	$16,066,753	$15,692,405	$8,466,848	$(6,294,842)	A	$125,536,134
Accounts receivable, net	4,590,351	574,886	3,310,640	896,153	—		9,372,030
Income tax receivable	12,027,472	8,295,721	—	—	—		20,323,193
Inventory	21,666,364	12,497,987	8,961,309	5,957,098	—		49,082,758
Prepayments and other current assets	1,650,977	1,906,506	1,115,936	771,589	—		5,445,008
Warrants held	2,270,964	—	—	—	—		2,270,964
Assets held for sale	96,560,052	—	—	—	—		96,560,052
Notes receivable	—	—	9,365,858	—	—		9,365,858
Deposits	—	—	2,500,000	—	—		2,500,000
Other receivables	—	—	191,989	—	—		191,989
Total current assets	230,371,150	39,341,853	41,138,137	16,091,688	(6,294,842)		320,647,986
Property and equipment, net	32,311,762	32,266,079	38,471,947	10,203,892	—		113,253,680
Operating lease, right-of-use asset	7,859,434	19,546,621	3,656,058	8,142,453	—		39,204,566
Intangible assets, net	7,899,328	20,286,062	5,840,520	—	—		34,025,910
Deposits	421,244	—	131,808	—	—		553,052
Acquired intangible assets and goodwill	—	6,415,705	—	—	(6,415,705)	B1	160,171,428
					50,708,223	B1
					51,595,614	B2
					1,400,000	B2
					56,467,591	B3
Investments	—	13,100,000	1,400,000	—	(1,400,000)	B2	13,100,000
Deferred tax asset	—	23,714	115,000	—	—		138,714
Other assets	—	—	—	37,377	—		37,377
Total assets	$278,862,918	$130,980,034	$90,753,470	$34,475,410	$146,060,881		$681,132,713
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$10,456,036	$11,134,730	$10,439,017	$3,977,055	$(1,945,934)	A	$34,060,904
Long-term debt, current portion	900,000	1,617,257	27,040,786	3,536,763	—		33,094,806
Right-of-use liability	1,400,015	2,937,157	768,268	535,206	—		5,640,646
Uncertain tax position liability	33,324,000	12,282,308	—	6,277,969	—		51,884,277
Liabilities held for sale	89,387,203	—	—	—	—		89,387,203
Income tax payable	—	—	4,822,109	1,317,482	—		6,139,591
Accrued loyalty liability	—	—	1,393,933	—	—		1,393,933
Current portion of financing liability - related party	—	—	56,489	—	—		56,489
Other current liabilities	—	—	56,200	—	—		56,200
Total current liabilities	135,467,254	27,971,452	44,576,802	15,644,475	(1,945,934)		221,714,049
Right-of-use liability, net	16,494,439	17,112,526	4,998,452	8,039,836	—		46,645,253
Long-term debt, net	61,438,046	17,378,174	326,933	5,578,273	—		84,721,426
Convertible debt, net	9,862,378	—	—	—	—		9,862,378
Other long-term liabilities	37,278	—	1,434,159	—	—		1,471,437
Contingent consideration	—	—	—	—	56,405,200	F1	127,397,607
					40,966,646	F2
					30,025,761	F3

	Vireo	Deep Roots	Proper Companies	Wholesome	Transaction Accounting Adjustments		Pro Forma Combined
Series B share liability	—	—	8,615,935	—	—		8,615,935
Financing liability - related party	—	—	463,511	—	—		463,511
Related-party line of credit	—	—	—	999,979	—		999,979
Deferred income taxes, net	—	—	—	628,915	—		628,915
Total liabilities	223,299,395	62,462,152	60,415,792	30,891,478	125,451,673		502,520,490

STOCKHOLDERS' EQUITY
Subordinate voting shares ($- par value, unlimited shares authorized; 337,512,681 shares issued and outstanding at December 31, 2024)	—	—	—	—	—		—
Multiple voting shares ($- par value, unlimited shares authorized; 285,371 shares issued and outstanding at December 31, 2024)	—	—	—	—	—		—
Series A common stock, $0.001 par value, 12,000,000 shares authorized; 8,914,975 shares issued and outstanding	—	—	—	8,915	(8,915)	B3	—
Series B common stock, $0.001 par value, 8,000,000 shares authorized; 8,000,000 shares issued and outstanding	—	—	—	8,000	(8,000)	B3	—
Series B2 common stock, $0.001 par value, 385,567 shares authorized; 385,567 issued and outstanding	—	—	—	386	(386)	B3	—
Common stock	—	100,000	—	—	(100,000)	B1	—
Member's equity	—	—	30,337,678	—	(30,337,678)	B2	—
Additional paid-in capital	286,999,084	16,079,910	—	8,457,651	(6,415,705)	B1	414,396,692
					50,708,223	B1
					52,437,972	B1
					51,595,614	B2
					30,337,678	B2
					56,467,591	B3
					(5,902,960)	B3
					(56,405,200)	F1
					(40,966,646)	F2
					(30,025,761)	F3
					1,029,241	G
(Accumulated deficit) / retained earnings	(231,435,561)	52,337,972	—	(5,920,261)	(4,348,908)	A	(235,784,469)
					(52,337,972)	B1
					5,920,261	B3
Total equity excluding noncontrolling interest	55,563,523	68,517,882	30,337,678	2,554,691	21,638,449		178,612,223
Equity attributable to noncontrolling interest	—	—	—	1,029,241	(1,029,241)	G	—
Total stockholders' equity	55,563,523	68,517,882	30,337,678	3,583,932	20,609,208		178,612,223
Total liabilities and stockholders' equity	$278,862,918	$130,980,034	$90,753,470	$34,475,410	$146,060,881		$681,132,713

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	Vireo	Deep Roots	Proper Companies	Wholesome	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$99,384,221	$69,509,999	$90,408,120	$47,500,989	—		$306,803,329
Cost of sales
Product costs	48,319,204	19,534,848	47,902,829	18,105,661	—		133,862,542
Inventory valuation adjustments	294,000	11,498,100	(1,200,000)	647,224	—		11,239,324
Gross profit	50,771,017	38,477,051	43,705,291	28,748,104	—		161,701,463
Operating expenses:
Selling, general and administrative expenses	28,063,050	20,190,475	23,305,014	16,096,026	—		87,654,565
Stock-based compensation expenses	3,627,774	4,912,321	—	192,849	—		8,732,944
Professional fees	4,504,001	1,152,280	711,000	289,000	4,348,908	AA	11,005,189
Depreciation	292,694	740,736	95,107	354,225	—		1,482,762
Amortization	720,134	376,918	572,584	—	(121,795)	BB	1,547,841
Total operating expenses	37,207,653	27,372,730	24,683,705	16,932,100	4,227,113		110,423,301

Income from operations	13,563,364	11,104,321	19,021,586	11,816,004	(4,227,113)		51,278,162

Other income (expense):
Interest income (expense), net	(31,188,845)	925,153	(3,476,200)	(1,729,713)	—		(35,469,605)
(Loss) gain on disposal of assets	(218,327)	(121,180)	—	50,000	—		(289,507)
Other income (expense), net	949,299	(919,773)	350,555	75,295	—		455,376
Gain on sale of asset	—	3,300,081	—	—	—		3,300,081
Royalty and sublet income	—	—	642,335	—	—		642,335
Other income (expense), net	(30,457,873)	3,184,281	(2,483,310)	(1,604,418)	—		(31,361,320)
(Loss) income before income taxes	(16,894,509)	14,288,602	16,538,276	10,211,586	(4,227,113)		19,916,842
Income tax expense	(11,113,000)	(8,139,737)	(9,190,000)	(5,185,802)	—		(33,628,539)
Net (loss) income and comprehensive (loss) income	(28,007,509)	6,148,865	7,348,276	5,025,784	(4,227,113)		(13,711,697)
Net (loss) income attributable to noncontrolling interest, net of tax	—	—	—	(370,759)	370,759	CC	—
Net (loss) income attributable to common shareholders	$(28,007,509)	$6,148,865	$7,348,276	$5,396,543	$(4,597,872)		$(13,711,697)
Net loss per share - basic and diluted	$(0.16)						$(0.02)
Weighted average shares used in computation of net loss per share - basic and diluted	180,391,815						734,294,454

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION
Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo, Deep Roots, the Proper Companies, and Wholesome) unaudited pro forma condensed combined balance sheet as of December 31, 2024 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo, Deep Roots, the Proper Companies, and Wholesome, adjusted to give effect to the Mergers, and should be read in conjunction with the historical financial statements from which they are derived.
The unaudited pro forma condensed combined financial information is presented in United States dollars.
The unaudited pro forma condensed combined balance sheet gives effect to the Mergers as if it had occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations gives effect to the Mergers as if they had occurred on January 1, 2024.
In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:
•	Vireo’s audited consolidated financial statements as of and for the year ended December 31, 2024, as filed with the SEC on March 4, 2025; and
•	Deep Roots’ audited consolidated financial statements as of and for the year ended December 31, 2024
•	The Proper Companies’ audited combined financial statements as of and for the year ended December 31, 2024
•	Wholesome’s audited consolidated financial statements as of and for the year ended December 31, 2024
The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.
The unaudited pro forma condensed combined information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Mergers had been completed on the dates or for the periods presented, nor does it purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Mergers.
Note 2. Accounting Policies and Reclassifications
Upon consummation of the Mergers, management will perform a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Deep Roots’, the Proper Companies’, and Wholesome’s financial statement presentation with that of Vireo.
Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Mergers and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Vireo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Vireo, Deep Roots, the Proper Companies, and Wholesome have each not had any historical relationship prior to the Mergers, other than the Proper Companies’ and Wholesome’s investment in Arches. Accordingly, pro forma adjustments were required to eliminate activities between the Proper Companies and Wholesome. Refer to adjustments B2, G, and CC below for the impact on the unaudited pro forma condensed combined financial information.
The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Mergers and related transactions occurred on January 1, 2024.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:
A
Represents Vireo’s total estimated transactions costs of $7,726,909, which include advisory, banking, legal and due diligence fees that will be expensed as part of the Mergers. Of the total estimated transaction costs, $3,378,001 has been incurred and is therefore reflected within Vireo’s December 31, 2024 historical financial statements as follows: $1,945,934 recorded in ‘Accounts payable and accrued liabilities’ and $1,432,067 already paid in cash. The remaining $4,348,908 of estimated transaction costs are expected to be incurred after December 31, 2024 (refer to adjustment AA for the impact of these additional estimated transaction costs). The remaining unpaid amount of $6,294,842 (consisting of the $1,945,934 transaction costs accrued as of December 31, 2024 and $4,348,908 expected to be incurred after December 31, 2024) will be paid in cash at the close of the Mergers.

B
Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Mergers are being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”):

B1
Represents adjustments related to: (1) the elimination of the historical Deep Roots goodwill balance of $6,415,705 given it is not an identifiable asset under ASC 805; (2) the estimated preliminary purchase price allocation for the Deep Roots Merger, including the issuance of Vireo’s Subordinate Voting Shares to legacy Deep Roots shareholders as consideration transferred; and (3) the recognition of acquired intangible assets and goodwill of $50,708,223. Refer to the table in Note 4 below for additional information related to these adjustments. This adjustment also represents the elimination of Deep Roots’ historical equity as a result of the business combination by: (1) reclassifying Deep Roots’ ‘Retained earnings’ balance of $52,337,972 to Additional paid-in capital; and (2) reclassifying Deep Roots Common stock’ balance of $100,000 to Additional paid-in capital.

B2
Represents adjustments related to (1) the estimated preliminary purchase price allocation for the Proper Mergers, including the issuance of Vireo’s Subordinated Voting Shares to Proper as consideration transferred and (2) the recognition of acquired intangible assets and goodwill of $51,595,614. Refer to the table in Note 4 below for additional information related to these adjustments. This adjustment also represents the elimination of the Proper Companies’ historical equity as a result of the business combination by reclassifying the Proper Companies’ ‘Member’s equity’ balance of $30,337,678 to Additional paid-in capital; as well as the elimination of the Proper Companies’ ‘Investment’ balance to ‘Goodwill’ in the amount of $1,400,000 which represents the Proper Companies’ minority interest in Arches, a consolidated entity of Wholesome. This investment will be eliminated upon consolidation as Wholesome and the Proper Companies collectively own a 100% interest in Arches, and Vireo will be acquiring a 100% interest in both Wholesome and the Proper Companies (i.e., after the Mergers, Arches will be a wholly-owned subsidiary of Vireo).

B3
Represents adjustments related to: (1) the estimated preliminary purchase price allocation for the Wholesome Merger, including the issuance of Vireo’s Subordinate Voting Shares to legacy Wholesome shareholders as consideration transferred, and (2) the recognition of acquired intangible assets and goodwill of $56,467,591. Refer to the table in Note 4 below for additional information related to these adjustments. This adjustment also represents the elimination of Wholesome’s historical equity as a result of the business combination by: (1) reclassifying Wholesome’s ‘Accumulated deficit’ balance of $5,920,261 to Additional paid-in capital; (2) reclassifying Wholesome’s ‘Series A common stock’ balance of $8,915 to Additional paid-in capital; (3) reclassifying Wholesome’s ‘Series B common stock’ balance of $8,000 to Additional paid-in capital; and (4) reclassifying Wholesome’s ‘Series B2 common stock’ balance of $386 to Additional paid-in capital.

C	Not used.
D	Not used.
E	Not used.
F	Represents the assumed fair value of the contingent consideration for the potential forfeitures related to each of the Mergers as follows:
F1
Represents an assumed fair value of the contingent consideration for the potential forfeitures related to the Deep Roots Forfeiture Shares, as defined below. No amount has been estimated for the Deep Roots Earn-Out Shares or the Deep Roots New Retail Forfeiture Amount, as the related accounting is expected to be finalized upon consummation of the Deep Roots Merger. Refer to Note 4 for additional information related to the Deep Roots Forfeiture Shares, the Deep Roots Earn-Out Shares, and the Deep Roots New Retail Forfeiture Amount.

F2
Represents an assumed fair value of the contingent consideration for the potential forfeitures related to the Proper Forfeiture Shares, as defined below. No amount has been estimated for the Proper EBITDA Earn-Out Shares or the Proper E-Commerce Earn-Out Shares, as the accounting is expected to be finalized upon consummation of the Proper Mergers. Refer to Note 4 for additional information related to the Proper Forfeiture Shares, the Proper EBITDA Earn-Out Shares and the Proper E-Commerce Earn-Out Shares.

F3
Represents an assumed fair value of the contingent consideration for the potential forfeitures related to the Wholesome Forfeiture Shares, as defined below. No amount has been estimated for the Wholesome EBITDA Earn-Out Shares or the Wholesome E-Commerce Earn-Out Shares, as the accounting is expected to be finalized upon consummation of the Wholesome Merger. Refer to Note 4 for additional information related to the Wholesome Forfeiture Shares, the Wholesome EBITDA Earn-Out Shares and the Wholesome E-Commerce Earn-Out Shares.

G	Represents the elimination of Wholesome’s equity attributable to noncontrolling interests related to the Proper Companies’ investment in Arches in the amount of $1,029,241.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 are as follows:
AA
Represents estimated remaining transaction costs not already reflected in the December 31, 2024 historical financial statements of Vireo of $4,348,908 as if incurred on January 1, 2024, the date the Mergers occurred for the purposes of the unaudited pro forma condensed combined statement of operations. The $3,378,001 of transaction costs incurred and therefore already recorded in the December 31, 2024 historical financial statements of Vireo is recorded within “Professional fees.”

BB	Represents the adjustment to reverse Deep Roots’ previously recorded amortization of goodwill in the amount of $121,795 allowable under the accounting alternatives for private companies.
CC	Represents the elimination of the loss attributable to noncontrolling interests related to the Proper Companies’ investment in Arches in the amount of $370,759.

Note 4. Estimated Purchase Price Consideration
Deep Roots Merger
The estimated preliminary purchase price allocation for the Deep Roots Merger and the corresponding aggregate Deep Roots Merger Consideration is presented in the table below as if the Deep Roots Merger closed on December 31, 2024. The purchase price allocation for the proposed Deep Roots Merger is preliminary and subject to revision once the proposed Deep Roots Merger is complete and as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of these assets and liabilities as of December 31, 2024 approximate their fair value. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Deep Roots Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Fair Value
Components of total estimated purchase price consideration:
50% of Deep Roots Merger Consideration	$56,405,200
Contingent consideration - Deep Roots Earn-Out Shares	—
Contingent consideration - Deep Roots Forfeiture Amount	56,405,200
Contingent consideration - New Retail Forfeiture Amount	—
Total consideration	$112,810,400

Assets acquired:
Cash	$16,066,753
Accounts receivable	574,886
Income tax receivable	8,295,721
Inventory	12,497,987
Prepayments and other current assets	1,906,506
Property and equipment	32,266,079
Operating lease, right-of-use asset	19,546,621
Investments	13,100,000
Deferred tax asset	23,714
Total tangible assets	104,278,267
Historic intangible assets	20,286,062
Acquired intangible assets and goodwill	50,708,223
Total assets	175,272,552
Accounts payable and accrued liabilities	(11,134,730)
Long-term debt	(18,995,431)
Right-of-use liability	(20,049,683)
Uncertain tax position liability	(12,282,308)
Total liabilities assumed	(62,462,152)
Net assets acquired	$112,810,400

Total estimated purchase price consideration
The estimated fair values included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the Company has not included an estimated amount for the ‘Contingent consideration - Deep Roots Earn-Out Shares’ or ‘Contingent consideration - New Retail Forfeiture Amount’ components. In addition, the Company has assumed that the amount for the ‘Contingent consideration - Deep Roots Forfeiture Amount’ is equal to 50% of the Deep Roots Merger Consideration. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Deep Roots Closing Date.
Merger Consideration: Estimated Deep Roots Merger Consideration of $112,810,400 is based on the Company’s closing share price of $0.46 on February 19, 2025 multiplied by the number of Vireo Subordinate Voting Shares currently estimated to be issued of 245,240,000 (of which up to 50% of such shares are subject to the clawback provisions of the Deep Roots Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of Deep Roots. The estimated value of the Deep Roots Merger Consideration will change as a result of fluctuations in the share price of the Company’s stock and final number of Vireo Subordinate Voting Shares to be issued on the Deep Roots Closing Date.
On the Deep Roots Closing Date, 10% of the Subordinate Voting Shares (the “Deep Roots Escrow Shares”) will be delivered to an escrow agent (the “Deep Roots Escrow Agent”) under an escrow agreement (the “Deep Roots Escrow Agreement”). The Deep Roots Escrow Shares will be held by the Deep Roots Escrow Agent pursuant to the Deep Roots Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Deep Roots Merger Agreement. The Deep Roots Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Deep Roots stockholders following the date that is twenty-four months after the Deep Roots Closing Date.
Contingent consideration:
Deep Roots Earn-Out Shares: Pursuant to the Deep Roots Merger Agreement, the Deep Roots stockholders will be eligible to receive a potential earn-out amount (the “Deep Roots Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Deep Roots Closing Date and ending on December 31, 2026 (the “Deep Roots Earn-Out Period”). The Deep Roots Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):
(a)
the greater of (1) the trailing twelve month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, in each case excluding gains or losses on certain existing investments of Deep Roots and its subsidiaries, minus

(b)
the sum of (1) the closing EBITDA of $30,000,000 plus (2) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the final actual amount of the Deep Roots Merger Consideration (the “Deep Roots Actual Closing Merger Consideration”), minus (3) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025, plus and minus (as applicable) (ii) (a) plus, seventy-five percent (75%) of the aggregate amount, if any, of any gains on certain existing investments of Deep Roots and its subsidiaries during the Deep Roots Earn-Out Period, and (b) minus, seventy-five percent (75%) of the aggregate amount, if any, of any losses on certain existing investments of Deep Roots and its subsidiaries during the Deep Roots Earn-Out Period, minus (iii) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, plus (iv) the amount of any cash remaining in a stockholder representative expense fund (the “Deep Roots Stockholder Representative Expense Fund”), plus (v) certain tax refund amounts held for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement.

The Deep Roots Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Deep Roots Earn-Out Period.
Deep Roots Forfeiture Amount: The stockholders of Deep Roots will be required to forfeit a portion of the Subordinate Voting Shares received by such stockholders as Deep Roots Actual Closing Merger Consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve month adjusted EBITDA of Deep Roots and its subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine month adjusted EBITDA of Deep Roots and its subsidiaries for the last nine months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the sum of (I) the closing EBITDA of $30,000,000 plus (II) an amount of $1,000,000 in respect of EBTIDA generated by a new retail store if such new retail store is operational as of April 1, 2025, and if such new retail store is not operational by April 1, 2025, $0, in each case as calculated and finally determined in connection with the Deep Roots Actual Closing Merger Consideration, minus, (III) if applicable and to the extent not included as an adjustment to the Deep Roots Actual Closing Merger Consideration, $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025 or already deducted pursuant to subsection (II) above (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Deep Roots EBITDA Deficiency”); and (ii) (a) consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ending December 31, 2026, is less than consolidated market share in Nevada of Deep Roots and its subsidiaries for the year ending December 31, 2024, or (b) the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ended December 31, 2026, is less than the consolidated EBITDA margin of Deep Roots and its subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Deep Roots Earn-Out Period is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occurs, the Deep Roots stockholders will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Deep Roots Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Deep Roots Actual Closing Merger Consideration (the “Deep Roots Forfeiture Shares”). The Deep Roots Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Deep Roots acquisition multiple multiplied by the Deep Roots EBITDA Deficiency, minus (ii) the product of (a) 0.75 multiplied by (b) any gains on certain existing investments of Deep Roots and its subsidiaries, plus (iii) the product of (a) 0.75 multiplied by (b) any losses on certain existing investments of Deep Roots and its subsidiaries, plus (iv) the aggregate amount of any indebtedness for borrowed money incurred by Deep Roots or its subsidiaries after the Deep Roots Closing Date, minus (v) the amount of any cash remaining in the Deep Roots Stockholder Representative Expense Fund, and minus (vi) certain tax refund amounts held for the benefit of the Deep Roots stockholders pursuant to the Deep Roots Merger Agreement.
Deep Roots New Retail Forfeiture Amount: In the event that a specified new retail store is not operational by April 1, 2025, and only to the extent that such amount is not previously taken into account in the determination of the Deep Roots Closing Merger Consideration described above, the Company will be entitled to a payment equal to $1,000,000 imputed as EBITDA generated by a specified new retail store if such new retail store is not operational by April 1, 2025 (the “Deep Roots New Retail Forfeiture Amount”). If such $1,000,000 payment becomes owed to the Company, the stockholder representative for Deep Roots may elect to direct (i) the release to the Company of an amount from the Deep Roots Stockholder Representative Expense Fund, (ii) the Deep Roots stockholders to pay to the Company $1,000,000 in cash, or (iii) the Escrow Agent to release to the Company an aggregate number of Deep Roots Escrow Shares (rounded up to the nearest whole number) equal to $1,000,000 divided by the closing share price of $0.52, or any combination of the foregoing.
The accounting treatment of the Deep Roots Earn-Out Shares and potential forfeitures related to the Deep Roots Forfeiture Shares and the Deep Roots New Retail Forfeiture Amount are expected to be recognized at fair value upon the closing of the Deep Roots Merger. The Company expects to finalize its assessment of the accounting treatment upon consummation of the transaction. If the Deep Root Earn-Out Shares and potential forfeitures related to the Deep Roots Forfeiture Shares and the Deep Roots New Retail Forfeiture Amount are determined to be classified as a liability and/or an asset on the balance sheet, then Vireo would recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Deep Roots Earn-Out Period, pursuant to the provisions of ASC Topic 815, Derivatives and Hedging (“ASC 815”).

Identifiable Net Assets Acquired
In connection with the Deep Roots Merger, the Company will recognize $20,286,062 of identifiable intangible assets pertaining to certain cannabis licenses being acquired in the acquisition of Deep Roots and $50,708,223 of additional acquired intangible assets (excluding the cannabis licenses) and goodwill. Goodwill represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.
The purchase price has been allocated to the tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Deep Roots Merger. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential revenue synergies related to new product development, various expense synergies and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Proper Mergers
The estimated preliminary purchase price allocation for the Proper Mergers and the corresponding aggregate Proper Mergers Consideration is presented in the table below as if the Proper Mergers closed on December 31, 2024. The purchase price allocation for the proposed Proper Mergers is preliminary and subject to revision once the proposed Proper Mergers are complete and as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of these assets and liabilities as of December 31, 2024 approximate their fair value. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Proper Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Fair Value
Components of total estimated purchase price consideration:
50% of Proper Merger Consideration	$40,966,646
Contingent consideration - Proper EBITDA Earn-Out Shares	—
Contingent consideration - Proper E-Commerce Earn-Out Shares	—
Contingent consideration - Proper Forfeiture Amount	40,966,646
Total consideration	$81,933,292
Assets acquired:
Cash	$15,692,405
Inventory	8,961,309
Accounts receivable	3,310,640
Other receivables	191,989
Notes receivable	9,365,858
Deposits	2,631,808
Prepayments and other current assets	1,115,936
Property and equipment	38,471,947
Operating lease, right-of-use asset	3,656,058
Investments	1,400,000
Deferred tax asset	115,000
Total tangible assets	84,912,950
Historic intangible assets	5,840,520

Fair Value
Acquired intangible assets and goodwill	51,595,614
Total assets	142,349,084
Accounts payable and accrued liabilities	(10,439,017)
Long-term debt	(27,367,719)
Right-of-use liability	(5,766,720)
Other current liabilities	(56,200)
Income tax payable	(4,822,109)
Accrued loyalty liability	(1,393,933)
Financing liabilities - related party	(520,000)
Series B share liability	(8,615,935)
Other long-term liabilities	(1,434,159)
Total liabilities assumed	(60,415,792)
Net assets acquired	$81,933,292

Total estimated purchase price consideration
The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the Company has not included an estimated amount for the ‘Contingent consideration - Proper EBITDA Earn-Out Shares’ or ‘Contingent consideration - Proper E-Commerce Earn-Out Shares’ components. In addition, the Company has assumed that the amount for the ‘Contingent consideration - Proper Forfeiture Amount’ is equal to 50% of the Proper Merger Consideration. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Proper Closing Date.
Merger Consideration: Estimated Proper Merger Consideration of $81,933,292 is based on the Company’s closing share price of $0.46 on February 19, 2025 multiplied by the number of Vireo Subordinate Voting Shares currently estimated to be issued of 178,115,850 (of which up to 50% of such shares are subject to the clawback provisions of the Proper Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of the Proper Companies. The estimated value of the Proper Merger Consideration will change based on fluctuations in the share price of the Company’s stock and final number of Vireo Subordinated Voting Shares to be issued on the Proper Closing Date.
On the Proper Closing Date, 10% of the Subordinate Voting Shares (the “Proper Escrow Shares”) will be delivered to an escrow agent (the “Proper Escrow Agent”) under an escrow agreement (the “Proper Escrow Agreement”). The Proper Escrow Shares will be held by the Proper Escrow Agent pursuant to the Proper Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Proper Merger Agreement. The Proper Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Proper Companies stockholder following the date that is twenty-four months after the Proper Closing Date.
Contingent consideration
Proper EBITDA Earn-Out Shares: The Proper equityholders, and other subsequent recipients of Subordinate Voting Shares from Proper pursuant to the Proper Merger Agreement (collectively with Proper, the “Proper Share Recipients”) will be eligible to receive a potential earn-out amount (the “Proper EBITDA Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Proper Closing Date and ending on December 31, 2026 (the “Proper Earn-Out Period”). The Proper Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):
(a)
the greater of (1) the trailing twelve month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the twelve calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of the Proper Companies and their subsidiaries (excluding Arches) for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, minus

(b)
the closing EBITDA of $31,000,000, minus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries (excluding Arches) after the Proper Closing Date, plus (iii) certain tax refund amounts held for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement.

The Proper EBITDA Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Proper Earn-Out Period.
Proper E-Commerce Earn-Out Shares: The Proper Share Recipients will be eligible to receive a potential earn-out amount (the “Proper E-Commerce Earn-Out Amount”) based on the revenue performance of Arches during the Proper Earn-Out Period. The Proper E-Commerce Earn-Out Amount will be equal to 15.28% of the greater of (i) $37,500,000 or (ii) the product of five multiplied by:
(1)
5% of the aggregate dollar amount of all delivery sales processed through the Arches platform plus (2) 2.5% of the aggregate dollar amount of certain online pick-up, curbside, or drive thru sales processed through the Arches platform plus (3) 1% of the aggregate dollar amount of certain walk-in sales processed through the Arches platform, with such amount in (ii) measured either (A) during the full twelve month 2026 calendar year or (B) the April 1, 2026 through December 31, 2026 period annualized to reflect a full twelve month period, depending on which measurement period provides the greater sum (the “Proper E-Commerce Revenue Amount”), with such Proper E-Commerce Revenue Amount reduced to take into account the value of the Proper E-Commerce Revenue Amount attributable to any options or similar grants to purchase equity interests of Arches issued and outstanding as of the Proper Closing Date.

The Proper E-Commerce Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Proper Earn-Out Period.
Proper Forfeiture Amount: The Proper Share Recipients will be required to forfeit a portion of the Subordinate Voting Shares received by such Proper Share Recipients calculated and determined in connection with the final actual amount of the Merger Consideration (the “Proper Actual Closing Merger Consideration”) in the event that (i) (a) the higher of (I) the consolidated trailing twelve (12) month adjusted EBITDA of the Proper Companies and their subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine (9) month adjusted EBITDA of the Proper Companies and their subsidiaries for the last nine (9) months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the closing EBITDA of $31,000,000 (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Proper EBITDA Deficiency”); and (ii) (a) consolidated market share in Missouri of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than consolidated market share in Missouri of the Proper Companies and their subsidiaries for theyear ended December 31, 2024, or (b) the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occurs, the Proper Share Recipients will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Proper Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent (50%) of the total Subordinate Voting Shares issued as Proper Actual Closing Merger Consideration (excluding for this purpose any Subordinate Voting Shares issued as consideration for the Proper Arches Shares) (the “Proper Forfeiture Shares”). The Proper Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Proper acquisition multiple multiplied by the Proper EBITDA Deficiency, plus (ii) the aggregate amount of any indebtedness for borrowed money incurred by the Proper Companies or their subsidiaries after the Proper Closing Date, minus (iii) the amount of any cash remaining in the Proper member representative expense fund, and minus (iv) certain tax refund amounts held for the benefit of the Proper Share Recipients pursuant to the Proper Merger Agreement.
The accounting treatment of the Proper Earn-Out Shares and potential forfeitures related to the Proper Forfeiture Shares are expected to be recognized at fair value upon the closing of the Proper Mergers. The Company expects to finalize its assessment of the accounting treatment upon consummation of the transaction. If the Proper Earn-Out

Shares and potential forfeitures related to the Proper Forfeiture Shares are determined to be classified as a liability and/or an asset on the balance sheet, then Vireo would recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Proper Earn-Out Period, pursuant to the provisions of ASC 815.
Identifiable Net Assets Acquired
In connection with the Proper Mergers, the Company will recognize $5,840,520 of identifiable intangible assets pertaining to certain cannabis licenses being acquired in the acquisition of the Proper Companies and $51,595,613 of additional acquired intangible assets (excluding the cannabis licenses) and goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.
The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Proper Mergers. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential operational synergies, various expense synergies and opportunities to enter new markets and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Wholesome Merger
The estimated preliminary purchase price allocation for the Wholesome Merger and the corresponding aggregate Wholesome Merger Consideration is presented in the table below as if the Wholesome Merger closed on December 31, 2024. The purchase price allocation for the proposed Wholesome Merger is preliminary and subject to revision once the proposed Wholesome Merger is complete and as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of these assets and liabilities as of December 31, 2024 approximate their fair value. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Wholesome Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

Fair Value
Components of total estimated purchase price consideration:
50% of Wholesome Merger Consideration	$30,025,762
Contingent consideration - Wholesome EBITDA Earn-Out Shares	—
Contingent consideration - Wholesome E-Commerce Earn-Out Shares	—
Contingent consideration - Wholesome Forfeiture Amount	30,025,761
Total consideration	$60,051,523
Assets acquired:
Cash	$8,466,848
Accounts receivable	896,153
Inventory	5,957,098
Prepayments and other current assets	771,589
Property and equipment	10,203,892
Operating lease, right-of-use asset	8,142,453
Other assets	37,377
Total tangible assets	34,475,410

Fair Value
Acquired goodwill and intangible assets	56,467,591
Total assets	90,943,001
Accounts payable and accrued liabilities	(3,977,055)
Long-term debt	(9,115,036)
Right-of-use liability	(8,575,042)
Uncertain tax position liability	(6,277,969)
Income tax payable	(1,317,482)
Related-party line of credit	(999,979)
Deferred income taxes, net	(628,915)
Total liabilities assumed	(30,891,478)
Net assets acquired	$60,051,523

Total estimated purchase price consideration
The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below. Accordingly, for purposes of preparing the unaudited pro forma condensed combined financial information, the Company has not included an estimated amount for the ‘Contingent consideration - Wholesome EBITDA Earn-Out Shares’ or ‘Contingent consideration - Wholesome E-Commerce Earn-Out Shares’ components. In addition, the Company has assumed that the amount for the ‘Contingent consideration - Wholesome Forfeiture Amount’ is equal to 50% of the Wholesome Merger Consideration. The final conclusions surrounding the accounting treatment, valuations, and necessary calculations for each of the components will be finalized within twelve months of the Wholesome Closing Date.
Merger Consideration: Estimated Wholesome Merger Consideration of $60,051,523 is based on the Company’s closing share price of 0.46 on February 19, 2025 multiplied by the number of Vireo Subordinate Voting Shares currently estimated to be issued of 130,546,789 (of which up to 50% of such shares are subject to the clawback provisions of the Wholesome Forfeiture Amount, as defined below, and is included as contingent consideration in the table above), in exchange for acquiring all of the issued and outstanding shares of Wholesome. The estimated value of the Wholesome Merger Consideration will change based on fluctuations in the share price of the Company’s stock and final number of Vireo Subordinate Voting Shares to be issued on the Wholesome Closing Date.
On the Wholesome Closing Date, 10% of the Subordinate Voting Shares (the “Wholesome Escrow Shares”) will be delivered to an escrow agent (the “Wholesome Escrow Agent”) under an escrow agreement (the “Wholesome Escrow Agreement”). The Wholesome Escrow Shares will be held by the Wholesome Escrow Agent pursuant to the Wholesome Escrow Agreement as a recourse of the Company in support of the purchase price adjustment mechanisms stated in the Wholesome Merger Agreement. The Wholesome Escrow Shares that are not otherwise subject to any indemnification claims of the Company indemnified parties will be released to the Wholesome stockholders following the date that is twenty-four months after the Wholesome Closing Date.
Contingent consideration:
Wholesome EBITDA Earn-Out Shares: Pursuant to the Wholesome Merger Agreement, the Wholesome stockholders will be eligible to receive a potential earn-out amount (the “Wholesome EBITDA Earn-Out Amount”) subject to the satisfaction of certain EBITDA performance thresholds during the period beginning on the Wholesome Closing Date and ending on December 31, 2026 (the “Wholesome Earn-Out Period”). The Wholesome Earn-Out Amount will be calculated as an amount equal to (i) the product of four multiplied by the following (which may be a positive or negative number):
(a)
the greater of (1) the trailing twelve month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the twelve calendar months ending December 31, 2026 and (2) the trailing nine month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the last nine months of calendar year 2026, with such amount annualized to reflect a full 12-month period, minus

(b)	the closing EBITDA of $20,000,000, minus (ii) the aggregate amount of any indebtedness for borrowed money incurred by Wholesome or its subsidiaries (excluding Arches) after the Wholesome Closing Date, plus (iii) the amount of any cash remaining in a stockholder representative expense fund (the “Wholesome Stockholder Representative Expense Fund”), plus (iv) certain tax refund amounts held for the benefit of the Wholesome stockholders pursuant to the Wholesome Merger Agreement.
The Wholesome EBITDA Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Wholesome Earn-Out Period.
Wholesome E-Commerce Earn-Out: The Wholesome stockholders will be eligible to receive an additional earn-out amount (the “Wholesome E-Commerce Earn-Out Amount”) based on the revenue performance of Arches during the 2026 calendar year. The Wholesome E-Commerce Earn-Out Amount will be equal to 84.72% of the greater of: (i) $37,500,000 or (ii) the product of five multiplied by:
(a)
(1) 5% of the aggregate dollar amount of all delivery sales processed through the Arches platform plus (2) 2.5% of the aggregate dollar amount of certain online pick-up, curbside, or drive thru sales processed through the Arches platform plus (3) 1% of the aggregate dollar amount of certain walk-in sales processed through the Arches platform, with such amount in (ii) measured either (A) during the full twelve month 2026 calendar year or (B) the April 1, 2026 through December 31, 2026 period annualized to reflect a full twelve month period, depending on which measurement period provides the greater sum (the “Wholesome E-Commerce Revenue Amount”), with such Wholesome E-Commerce Revenue Amount reduced to take into account the value of the Wholesome E-Commerce Revenue Amount attributable to any options or similar grants to purchase equity interests of Arches issued and outstanding as of the Wholesome Closing Date.

The Wholesome E-Commerce Earn-Out Amount shall be paid by the Company through the issuance of newly issued Subordinate Voting Shares at a share price of the greater of $1.05 and the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Wholesome Earn-Out Period.
Wholesome Forfeiture Amount: The stockholders of Wholesome will be required to forfeit a portion of the Subordinate Voting Shares received by such stockholders calculated and determined in connection with the final actual amount of the Wholesome Merger Consideration (the “Wholesome Actual Closing Merger Consideration”) in the event that (i) (a) the higher of (I) the consolidated trailing twelve month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine month adjusted EBITDA of Wholesome and its subsidiaries (excluding Arches) for the last nine months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent of the closing EBITDA of $20,000,000 (the absolute value of the amount of the deficiency (a) to the amount calculated in (b) if any, the “Wholesome EBITDA Deficiency”); and (ii) (a) consolidated market share in Utah of Wholesome and its subsidiaries (excluding Arches) for the year ending December 31, 2026 is less than consolidated market share in Utah of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of Wholesome and its subsidiaries (excluding Arches) for the year ending December 31, 2026 is less than the consolidated EBITDA margin of Wholesome and its subsidiaries (excluding Arches) for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares immediately prior to the end of the Wholesome Earn-Out Period is greater than $1.05 per Subordinate Voting Share.
In the event that the foregoing occurs, the Wholesome stockholders will be required to forfeit an aggregate number of Subordinate Voting Shares to the Company equal to the Wholesome Forfeiture Amount (as defined below) divided by the closing share price of $0.52, with such forfeited shares capped at fifty percent of the total Subordinate Voting Shares issued as Wholesome Actual Closing Merger Consideration (the “Wholesome Forfeiture Shares”). The Wholesome Forfeiture Amount will be calculated as an amount equal to the sum of (i) the product of the Wholesome acquisition multiple multiplied by the Wholesome EBITDA Deficiency, plus (ii) the aggregate amount of any indebtedness for borrowed money incurred by Wholesome or its subsidiaries after the Wholesome Closing Date, minus (iii) the amount of any cash remaining in the Wholesome Stockholder Representative Expense Fund, and minus (iv) certain tax refund amounts held for the benefit of the Wholesome stockholders pursuant to the Wholesome Merger Agreement.
The accounting treatment of the Wholesome Earn-Out Shares and potential forfeitures related to the Wholesome Forfeiture Shares are expected to be recognized at fair value upon the closing of the Wholesome Merger. The Company expects to finalize its assessment of the accounting treatment upon consummation of the transaction. If the

Wholesome Earn-Out Shares and potential forfeitures related to the Wholesome Forfeiture Shares are determined to be classified as a liability and/or an asset on the balance sheet, then Vireo would recognize subsequent changes in the fair value of such items as a gain or loss at each reporting period during the Wholesome Earn-Out Period, pursuant to the provisions of ASC 815.
Identifiable Net Assets Acquired
In connection with the Wholesome Merger, the Company will recognize $56,467,591 of additional acquired intangible assets and goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.
The purchase price has been allocated to the tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and will be finalized upon the closing of the Wholesome Merger. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential revenue synergies related to new product development, various expense synergies and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Note 5. Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Mergers, assuming the shares were outstanding since January 1, 2024. As the Mergers are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Mergers have been outstanding for the entirety of the period presented.

For the Year Ended December 31, 2024(1)
Numerator:
Pro forma net loss	$(13,711,697)
Denominator:
Weighted average shares outstanding - basic and diluted	734,294,454
Net loss per share:
Basic and diluted	$(0.02)
Excluded securities(2):
Options	31,232,633
Restricted stock units	11,327,530
Warrants	18,957,212
Shares issuable to convertible debt holders	16,000,000
Deep Roots Earn-Out Shares(3)	—
Proper EBITDA Earn-Out Shares(4)	—
Proper E-Commerce Earn-Out Shares(5)	—
Wholesome EBITDA Earn-Out Shares(6)	—
Wholesome E-Commerce Earn-Out Shares(7)	—

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, diluted, because their effect would have been anti-dilutive.
(3)
Represents shares that may potentially be issued to Deep Roots shareholders under the earn-out provisions within Section 2.19 of the Deep Roots Merger Agreement. The potential number of Deep Roots Earn-Out Shares is currently not determinable.

(4)
Represents shares that may potentially be issued to the Proper Share Recipients under the earn-out provisions within Section 2.19 of the Proper Merger Agreement. The potential number of Proper EBITDA Earn-Out Shares is currently not determinable.

(5)
Represents shares that may potentially be issued to the Proper Share Recipients under the e-commerce earn-out provisions within Section 2.20 of the Proper Merger Agreement. The potential number of Proper E-Commerce Earn-Out Shares is currently not determinable.

(6)
Represents shares that may potentially be issued to Wholesome shareholders under the earn-out provisions within Section 2.19 of the Wholesome Merger Agreement. The potential number of Wholesome EBITDA Earn-Out Shares is currently not determinable.

(7)
Represents shares that may potentially be issued to Wholesome shareholders under the e-commerce earn-out provisions within Section 2.20 of the Wholesome Merger Agreement. The potential number of Wholesome E-Commerce Earn-Out Shares is currently not determinable.

RESTRICTED STOCK UNIT GRANTS
In connection with Mr. Mazarakis’ appointment as Co-Executive Chairman and Chief Executive Officer of the Company, the Company will issue to Mr. Mazarakis 19,000,000 Restricted Stock Units settled in Subordinate Voting Shares of the Company (the “Time-Vested RSUs”). The Time-Vested RSUs will become 30% vested upon the first anniversary of December 17, 2024 (the “Mazarakis Effective Date”. An additional 35% shall become vested when the 30-day weighted average price (“VWAP”) of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the Mazarakis Effective Date and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Mazarakis Effective Date and during the term of the agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause (as defined in his employment agreement), upon a resignation by Mr. Mazarakis for Good Reason (as defined in his employment agreement), upon Mr. Mazarakis’ death or Disability (as defined in his employment agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in his employment agreement).
The Company will also issue to Mr. Mazarakis 19,000,000 Restricted Stock Units settled in Subordinate Voting Shares of the Company (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, adjusted EBITDA (“AEBITDA”) exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Mazarakis for Good Reason, upon Mr. Mazarakis’ death or Disability or upon the consummation of a transaction constituting a Change in Control.
In connection with Mr. Macdonald’s appointment as Chief Financial Officer of the Company, the Company will issue to Mr. Macdonald 9,500,000 Restricted Stock Units settled in Subordinate Voting Shares of the Company (the “Time-Vested RSUs”). The Time-Vested RSUs will become 30% vested upon the first anniversary of December 17, 2024 (the “Macdonald Effective Date”). An additional 35% shall become vested when the 30-day VWAP of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the Macdonald Effective Date and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Macdonald Effective Date and during the term of the Agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that the Mr. Macdonald is terminated by the Company for any reason other than for Cause (as defined in his employment agreement), upon a resignation by Mr. Macdonald for Good Reason (as defined in this employment agreement), upon Mr. Macdonald’s death or Disability (as defined in the his employment agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in his employment agreement).
The Company will also issue to Mr. Macdonald 9,500,000 Restricted Stock Units settled in subordinate voting shares of the Company (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested during the term of Mr. Macdonald’s employment with the Company as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, AEBITDA exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Macdonald is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Macdonald for Good Reason, upon Mr. Macdonald’s death or Disability or upon the consummation of a transaction constituting a Change in Control.
Each RSU represents a contingent right to receive one Subordinate Voting Share. If the RSUs were to be issued on March 5, 2025, the market value of the Mr. Mazarakis’ Time-Based RSUs would be approximately $6.8 million and the market value of Mr. Mazarakis’ Performance-Based RSUs would be approximately $6.8 million. If the RSUs were to be issued on March 5, 2025, the market value of Mr. Macdonald’s Time-Based RSUs would be $3.4 million and the market value of Mr. Macdonald’s Performance-Based RSUs would be $3.4 million.

INFORMATION CONCERNING DIRECTOR COMPENSATION
Only non-employee directors receive compensation for their services as directors. For information about the compensation of Mr. Mazarakis, Dr. Kyle Kingsley, and Joshua Rosen, see the section entitled “Information Concerning Executive Compensation” below. Dr. Kingsley served on the Board for all of 2024. Mr. Rosen resigned from the Board on October 10, 2024. Mr. Mazarakis was appointed to the Board on December 17, 2024.
The director compensation program is intended to provide a total compensation package that enables the Company to attract and retain qualified and experienced directors and to align our directors’ interests with those of our shareholders by including a substantial portion of their compensation in our Shares. The Compensation Committee of our Board of Directors (the “Compensation Committee”) makes a recommendation to the Nominating and Governance Committee of our Board of Directors (the “N&G Committee”) regarding director compensation, which the N&G Committee will then approve, modify, or reject. The N&G Committee will then propose such compensation to the Board for approval. The Compensation Committee, N&G Committee, and the Board consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the directors in determining the level of long-term equity incentive awards to be granted, if any.
For 2024, non-employee director compensation was comprised of an annual cash retainer of $71,000. Non-employee directors also received 418,696 RSUs, of which 364,583 vested immediately upon grant, and 54,113 vest on the first anniversary of the grant, and 499,559 options to purchase Subordinate Voting Shares.
The following table reflects the total compensation earned by or paid to our non-employee directors in 2024.
Director Compensation for 2024

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Ross M. Hussey	71,000	196,531	211,441	478,972
Victor E. Mancebo	71,000	196,531	211,441	478,972
Judd T. Nordquist	71,000	196,531	211,441	478,972

(1)
At December 31, 2024, the directors had the following Company options outstanding: Mr. Hussey held 670,073 vested Company options and 64,616 unvested Company options that vest in full on August 22, 2025; Mr. Mancebo held 604,457 vested Company options and 64,616 unvested Company options that vest in full on August 22, 2025; Mr. Nordquist held 1,025,647 vested Company options and 64,616 unvested Company options that vest in full on August 22, 2025.

(2)
At December 31, 2024, the directors had the following Company RSUs outstanding: Mr. Hussey held 443,858 vested Company RSUs and 11,057 unvested RSUs that vest on March 15, 2025, 28,581 unvested RSUs that vest on December 14, 2025, and 54,113 unvested RSUs that vest on August 22, 2025; Mr. Mancebo held 443,858 vested Company RSUs and 11,057 unvested RSUs that vest on, March 15, 2025, 28,581 unvested RSUs that vest on December 14, 2025, and 54,113 unvested RSUs that vest on August 22, 2025; Mr. Nordquist held 443,858 vested Company RSUs and 11,057 unvested RSUs that vest on, March 15, 2025, 28,581 unvested RSUs that vest on December 14, 2025, and 54,113 unvested RSUs that vest on August 22, 2025. All RSUs settle and pay out the third anniversary of the grant date.

INFORMATION CONCERNING EXECUTIVE COMPENSATION
Overview of Executive Compensation
As an “emerging growth company” and “smaller reporting company” under the rules and regulations of the SEC, Vireo is required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. These reporting obligations extend only to our “named executive officers”, who, under the rules for a “smaller reporting company,” are the individuals who: (1) served as our principal executive officer during our last completed fiscal year; (2) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year; and (3) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as one of our executive officers at the end of our last completed fiscal year (collectively, the “named executive officers” or “NEOs”). Pursuant to Canadian securities law, we are also required to include the individuals who served as our principal financial officer during the last completed fiscal year.
The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of the Company. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how the Company’s compensation program is structured for its named executive officers.
For 2024, our named executive officers were John Mazarakis (current Co-Executive Chairman and Chief Executive Officer), Amber Shimpa (current President and former Chief Executive Officer), Joshua N. Rosen (former Chief Executive Officer and former Interim Chief Financial Officer), Tyson Macdonald (current Chief Financial Officer), Joe Duxbury (current Chief Accounting Officer and former Interim Chief Financial Officer), Dr. Kyle E. Kingsley (current Co-Executive Chairman), and Patrick Peters (former Executive Vice President, Retail).
Compensation Governance
The Board has not adopted any formal policies or procedures to determine the compensation of our directors or executive officers. The compensation of the directors and executive officers making over $200,000 per year is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.
The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for recommending to the Board compensation levels for directors, recommending compensation levels, perquisites and supplemental benefits for the executive officers. In addition, the Compensation Committee is charged with reviewing the Company’s equity incentive plans, including the Company’s 2019 Incentive Plan, and proposing changes thereto and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The Compensation Committee is responsible for approving any equity or incentive awards under the 2019 Incentive Plan. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on our succession plans for our executive officers, and for overseeing our Board annual self-evaluation process.
The Compensation Committee endeavors to ensure that the philosophy and operation of our compensation program reinforces our culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of our shareholders. In addition, the Compensation Committee reviews our annual disclosure regarding executive compensation for inclusion where appropriate in our disclosure documents.
Elements of Compensation
Base Salary
Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive, and overall performance and the time which the executive officer is required to devote the Company in fulfilling his or her responsibilities.

Long-Term Equity Incentive Awards
Long-term incentives are intended to align the interests of the Company’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of Company options, stock appreciation rights (“SARs”), restricted stock (“Company RS Awards”) and Company RSUs to be granted, if any, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size, in the same business as the Company. The Compensation Committee and the Board also consider previous grants of Company options and the overall number of Company options that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Company options, SARs, Company RS Awards or Company RSUs and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience, and level of commitment of the executive officer in determining the level of long-term equity incentive awards.
Hedging Policy
At this time, the Company does not have a hedging policy.
Timing of Stock Option Grants
We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. The timing of any equity grants to executive officers in connection with new hires, promotions or other non-routine grants is tied to the event giving rise to the award, such as the executive officer’s commencement of employment or promotion effective date). As a result, the timing of grants of equity awards, including stock options, occurs independently of the release of any material nonpublic information. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
No stock options were issued to executive officers in 2024 during any period beginning four business days after the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.
Summary Compensation Table
The following table sets forth all compensation paid to or earned by the NEOs during the financial years 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(7)	Stock Awards ($)(8)	All Other Compensation ($)(9)	Total ($)
John Mazarakis Chief Executive Officer and Co-Executive Chairman(1)	2024	—	—	800,000	—	800,000
	2023	—	—	—	—	—

Amber Shimpa President and Corporate Secretary(2)	2024	275,000	402,194	—	—	677,194
	2023	260,000	164,061	—	176

Joshua N. Rosen Former Chief Executive Officer(3)	2024	300,000	320,304	471,616	—	1,091,920
	2023	300,000	—	—	176	300,176

Tyson Macdonald Chief Financial Officer(4)	2024	15,385	—	800,000	—	815,385
	2023	—	—	—	—	—

Joseph Duxbury Chief Accounting Officer and Former Interim Chief Financial Officer(5)	2024	165,808	—	—	—	165,808
	2023	—	—	—	—	—

Name and Principal Position	Year	Salary ($)	Option Awards ($)(7)	Stock Awards ($)(8)	All Other Compensation ($)(9)	Total ($)
Dr. Kyle E. Kingsley Co-Executive Chairman	2024	270,000	—	1,750,000	—	2,020,000
	2023	275,000	682,256	—	176	957,432

Patrick Peters Former Executive Vice President of Retail(6)	2024	102,308	68,166	—	—	170,474
	2023	200,000	—	—	176	200,176

(1)	Mr. Mazarakis was appointed as Co-Executive Chairman of the Board and Chief Executive Officer on December 17, 2024.
(2)	Ms. Shimpa served as Chief Executive Officer from October 10, 2024 to December 17, 2024. Ms. Shimpa currently serves as President of the Company.
(3)	Mr. Rosen resigned as Chief Executive Officer and interim Chief Financial Officer on October 10, 2024.
(4)	Mr. Macdonald was appointed as Chief Financial Officer on December 17, 2024.
(5)	Mr. Duxbury served as Chief Financial Officer from October 10, 2024 to December 17, 2024. Mr. Duxbury currently serves as Chief Accounting Officer of the Company.
(6)	Mr. Peters resigned as Executive Vice President of Retail of Vireo Health, Inc., a wholly-owned subsidiary of the Company, on June 14, 2024.
(7)
The amounts reported in the Option Awards column reflects aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. The assumptions used in calculating the valuations are set forth in Note 17 to the Company’s Audited Financial Statements in the Company Annual Report on Form 10-K.

(8)
The amounts reported in the Stock Awards column reflects aggregate grant date fair value of stock awards and RSUs computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. The assumptions used in calculating the valuations are set forth in Note 17 to the Company’s Audited Financial Statements in the Company Annual Report on Form 10-K.

(9)	Consists of life insurance premiums paid on the executive’s behalf.
Employment Agreements
John Mazarakis: On December 17, 2024, and as amended on March 6, 2025, in connection with his appointment as Chief Executive Officer of the Company, John Mazarakis entered into an employment agreement with the Company (the “Mazarakis Employment Agreement”). Under the Mazarakis Employment Agreement, the Company agreed to pay Mr. Mazarakis a base salary of $1.00 per annum. On the Mazarakis Effective Date and on each anniversary of the Mazarakis Effective Date, the Company shall issue to Mr. Mazarakis 3,200,000 Subordinate Voting Shares of the Company, which will be fully vested when issued (the “Annual Incentive Shares”). Mr. Mazarakis is entitled to 19,000,000 RSUs settled in Subordinate Voting Shares of the Company (the “Time-Vested RSUs”). The Time-Vested RSUs shall become 30% vested upon the first anniversary of the Mazarakis Effective Date. An additional 35% shall become vested when the 30-day VWAP of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the Mazarakis Effective Date and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Mazarakis Effective Date and during the term of the agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause (as defined in the Mazarakis Employment Agreement), (ii) upon a resignation by Mr. Mazarakis for Good Reason (as defined in the Mazarakis Employment Agreement), (iii) upon Mr. Mazarakis’ death or Disability (as defined in the Mazarakis Employment Agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in the Mazarakis Employment Agreement). Mr. Mazarakis is entitled to 19,000,000 RSUs settled in Subordinate Voting Shares of the Company (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, adjusted AEBITDA exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Mazarakis for Good Reason, upon Mr. Mazarakis’ death or Disability or upon the consummation of a transaction constituting a Change in Control.

Under the Mazarakis Employment Agreement, Mr. Mazarakis is also entitled to certain bonus payments, subject to certain conditions, in the event of (i) the refinancing of any outstanding debt of the Company not less than $80,000,000 at an effective interest rate of not more than 9.75%, (ii) the acquisition or merger with any entity where the total enterprise value of such other entity is $100,000,000 or greater, (iii) a Change of Control transaction, and (iv) the consummation of a transaction raising additional capital at a price per share greater than US$1.50.
Unless terminated at an earlier date in accordance with the Mazarakis Employment Agreement, the term of Mr. Mazarakis’ employment with the Company will be for the period commencing on the Mazarakis Effective Date and ending on the two-year anniversary of the Effective Date (the “Initial Term”). On the two-year anniversary of the Mazarakis Effective Date, and on each succeeding one year anniversary of the Mazarakis Effective Date (each an “Anniversary Date”), the Term shall be automatically extended until the next Anniversary Date (each a “Renewal Term”), subject to termination on an earlier date in accordance with the terms and conditions of the Mazarakis Employment Agreement. The Term shall cease as of the date of Mr. Mazarakis’ termination of employment.
Mr. Mazarakis will be eligible to participate in any employee benefits generally available to other employees.
The post-termination rights and benefits under the Mazarakis Employment Agreement are described below under “Termination and Change in Control Benefits.”
Amber Shimpa: Amber Shimpa entered into an employment agreement with the Company effective December 1, 2020 (the “Initial Shimpa Employment Agreement”). The Initial Shimpa Employment Agreement had a two-year term, and Ms. Shimpa received an annual base salary of US$260,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by the Company’s Chief Executive Officer. The post-termination rights and benefits under the Initial Shimpa Employment Agreement are described below under “Termination and Change in Control Benefits.” We entered into the first, second, third and fourth amendments to the Initial Shimpa Employment Agreement on February 2, 2022, December 14, 2022, February 12, 2023 and December 21, 2023, respectively (collectively, the “Amended Shimpa Employment Agreement”). The Amended Shimpa Employment Agreement, among other things, revised certain termination benefits, provided the terms of equity compensation grants, appointed her President of the Company and Chief Executive Officer of Vireo, and provided a grant of stock options to purchase 750,000 Subordinate Voting Shares and terms thereof, and a $25,000 cash bonus. In connection with Ms. Shimpa’s appoint as Chief Executive Officer, on October 9, 2024, Vireo Health, Inc. entered into a Restated Employment Agreement with Ms. Shimpa (the “Restated Shimpa Employment Agreement”). The Restated Shimpa Employment Agreement provided for Ms. Shimpa’s employment as Chief Executive Officer and President of each of the Company and Vireo Health, Inc. and as Chief Executive Officer and President of certain of the Company’s affiliates and subsidiaries, including Vireo Health of Minnesota, LLC, Vireo Health of New York, LLC, MaryMed, LLC, and HiColor, LLC. The Restated Shimpa Employment Agreement provided for Ms. Shimpa to receive an annual base salary of US $325,000, and Ms. Shimpa was eligible to earn a cash bonus as determined by the Board in its discretion. All equity awards previously granted to Ms. Shimpa remained in full force and effect, and Ms. Shimpa was granted 1,000,000 stock options.
Joshua N. Rosen: On December 4, 2022, Joshua N. Rosen entered into an employment agreement with the Company, whereby the Company agreed to employ Mr. Rosen as its Interim President (the “Rosen President Employment Agreement”). The initial term of the Rosen President Employment Agreement was for one year, or until December 4, 2023, subject to termination on an earlier date in accordance with the terms of the employment agreement, or unless either party gave written notice of termination in accordance with the terms of the employment agreement. Pursuant to the Rosen President Employment Agreement, the Company agreed to pay Mr. Rosen an annual base salary of $300,000, with a potential annual cash bonus at the discretion and in an amount determined by the board of directors of Vireo Health, Inc., and a grant of equity compensation consisting of stock options to purchase 2,000,000 Subordinate Voting Shares. On February 12, 2023, Mr. Rosen and the Company entered into an amendment to the Rosen President Employment Agreement in which he was promoted to Interim Chief Executive Officer of the Company. In connection with Mr. Rosen’s appointment as Chief Executive Officer on May 1, 2024, Mr. Rosen entered into an employment agreement with the Company, effective January 1, 2024 (the “Rosen CEO Employment Agreement”). The Rosen CEO Employment Agreement provided for Mr. Rosen’s appointment to the position of Chief Executive Officer of the Company and for him to continue as the Interim Chief Financial Officer until the Company hired a Chief Financial Officer. Mr. Rosen’s base salary under the Rosen CEO Employment Agreement remained at $300,000, subject to review and adjustment by the Board from time to time. Pursuant to the Rosen CEO Employment Agreement, Mr. Rosen was also eligible to earn an annual cash bonus as determined by the Board in its discretion and, subject to the approval of the Compensation Committee, additional equity grants made at the Company’s discretion. Mr. Rosen also received quarterly awards of RSUs representing shares of Subordinate Voting Shares (“Quarterly Equity Awards”), the number of which was determined by dividing $50,000 by the closing price of the Subordinate Voting Shares on the most recent date prior to the date of grant. The RSUs were granted under the Vireo Health International 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and the RSUs were to become vested upon the first to occur of (i) December 31, 2026 (subject to Mr. Rosen’s continued employment through that date), (ii) termination of Mr. Rosen’s employment other than for Cause (as defined in the Rosen CEO Employment Agreement) or (iii) Mr. Rosen’s resignation from employment for Good Reason (as defined in the Rosen CEO Employment Agreement). Mr. Rosen also was entitled to participate in the retirement plans, health plans and all other employee benefits made available by the Company.
Tyson Macdonald: On December 17, 2024, and as amended on March 6, 2025, in connection with his appointment as Chief Financial Officer of the Company, Tyson Macdonald entered into an employment agreement with the Company (the “Macdonald Employment Agreement”). Under the Macdonald Employment Agreement, the Company agreed to pay Mr. Macdonald an annualized base salary of $500,000, which will be earned by Mr. Macdonald on a pro rata basis as Mr. Macdonald performs services for the Company. For each of the Company’s fiscal years during the Term (as defined below), the Board will conduct a review and establish Mr. Macdonald’s base salary in an amount not less than the base salary in effect for the prior year.
Under the Macdonald Employment Agreement, on the Macdonald Effective Date and on each anniversary of the Macdonald Effective Date, the Company shall issue to Mr. Macdonald a number of subordinate voting shares of the Company determined by dividing US$800,000 by the 10-day VWAP immediately preceding the date of issuance, which will be fully vested when issued. Mr. Macdonald is entitled to 9,500,000 Restricted Stock Units settled in subordinate voting shares of the Company (the “Time-Vested RSUs”). The Time-Vested RSUs shall become 30% vested upon the first anniversary of the Macdonald Effective Date. An additional 35% shall become vested when the 30-day VWAP of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the effective date of the agreement and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Macdonald Effective Date and during the term of the agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that the Mr. Macdonald is terminated by the Company for any reason other than for Cause (as defined in the Macdonald Employment Agreement), upon a resignation by Mr. Macdonald for Good Reason (as defined in the Macdonald Employment Agreement), upon Mr. Macdonald’s death or Disability (as defined in the Macdonald Employment Agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in the Macdonald Employment Agreement). Mr. Macdonald is entitled to 9,500,000 Restricted Stock Units settled in subordinate voting shares of the Company (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested during the Term (as defined below) as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, AEBITDA exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Macdonald is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Macdonald for Good Reason, upon Mr. Macdonald’s death or Disability or upon the consummation of a transaction constituting a Change in Control.
Under the Macdonald Employment Agreement, Mr. Macdonald is also entitled to certain bonus payments, subject to certain conditions, in the vent of (i) the refinancing of any outstanding debt of the Company not less than $80,000,000 at an effective interest rate of not more than 9.75%, (ii) the acquisition or merger with any entity where the total enterprise value of such other entity is $100,000,000 or greater, (iii) a Change of Control transaction, and (iv) the consummation of a transaction raising additional capital at a price per share greater than US$1.50.
Unless terminated at an earlier date in accordance with the Macdonald Employment Agreement, the term of Mr. Macdonald’s employment with the Company will be for the period commencing on the Macdonald Effective Date and ending on the two-year anniversary of the Macdonald Effective Date (the “Initial Term”). On the two-year anniversary of the Macdonald Effective Date, and on each succeeding one-year anniversary of the Macdonald

Effective Date (each an “Anniversary Date”), the Term shall be automatically extended until the next Anniversary Date (each a “Renewal Term”), subject to termination on an earlier date in accordance with the terms and conditions of the Macdonald Employment Agreement. The term shall cease as of the date of Mr. Macdonald’s termination of employment.
Mr. Macdonald will be eligible to participate in any employee benefits generally available to other employees.
The post-termination rights and benefits under the Mazarakis Employment Agreement are described below under “Termination and Change in Control Benefits.”
Joseph Duxbury: Joseph Duxbury is an at-will employee. He receives a base salary of $165,808 and is entitled to participate in the 2019 Plan.
Dr. Kyle Kingsley: On December 28, 2020, Dr. Kingsley entered into an employment agreement with Vireo, whereby Vireo agreed to continue to employ Dr. Kingsley as Vireo’s Chief Executive Officer. The initial term of the agreement was for two years, but automatically extended for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of the employment agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to this agreement, the Company agreed to pay Dr. Kingsley an annual base salary of $360,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by the Board. On February 2, 2022, Dr. Kingsley and Vireo entered into an amendment to the employment agreement, which provided that (i) he will receive a retention bonus equal to 100% of his annual base salary on the closing date of a change in control transaction, provided he is either still employed by Vireo on such date or any termination of his employment prior thereto was not by Vireo for cause (as defined in the employment agreement) or by him without good reason (as defined in the employment agreement), (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, provided he is either still employed by Vireo on such date or any termination of his employment prior thereto was not by Vireo for cause or by him without good reason, and (iii) amended the severance payment rights upon termination of employment after a change in control (as defined in his employment agreement) such that if his employment is terminated by Vireo without cause (as defined in his employment agreement) or by him for good reason (as defined in his employment agreement) during the twelve months following a change in control (as defined in his employment agreement), he will receive a lump sum payment equal to 200% of his annual base salary in place at the time. On February 12, 2023, Dr. Kingsley and Vireo entered into a Third Amendment to the employment agreement which (i) provided for Dr. Kingsley’s resignation as Chief Executive Officer and his appointment to the role of Executive Chairman of Vireo, (ii) lowered his annual base compensation to $260,000 per year, notwithstanding anything to the contrary in his employment agreement, and (iii) provides that all calculations of payments due to Dr. Kingsley as a result of a future separation of his employment shall be made as if his base salary were $360,000 per year. All other terms of Dr. Kingsley’s employment agreement, as previously amended, remained in effect.
Patrick Peters: On December 1, 2020, we entered into an employment agreement with Patrick Peters, in which he agreed to serve as Vireo’s Executive Vice President, Retail for an initial term of two years (the “Peters Employment Agreement”). Pursuant to the agreement, Mr. Peters received an annual base salary of $200,000, with a potential annual cash bonus at our Chief Executive Officer’s discretion and in an amount determined by our Chief Executive Officer. We entered into both the first and second amendments to the Peters Employment Agreement on February 2, 2022 (collectively the “Amended Peters Employment Agreement”). The Amended Peters Employment Agreement also provided a grant of stock options to purchase 247,141 Subordinate Voting Shares and a grant of 205,777 restricted stock units, each of which represents the right to receive one Subordinate Voting Share. The Peters Employment Agreement terminated when he resigned from his position effective June 14, 2024.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information about outstanding equity awards for the NEOs as of December 31, 2024.

Name	Number of Securities Underlying Unexercised Equity Awards (#) Exercisable	Number of Securities Underlying Unexercised Equity Awards (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)	Option Expiration Date
Dr. Kyle E. Kingsley	435,431	197,924(1)	—	$1.77	March 14, 2032
	335,701	335,701(2)	—	0.30	December 14, 2032
	5,100,821	—	—	0.33	May 1, 2028
	—	262,708(10)	—	—	N/A
	—	679,064(3)	—	—	N/A
	—	7,000,000(4)	—	—	N/A
Joshua N. Rosen	39,985	—	—	$1.77	March 14, 2032
	79,468	—	—	0.30	December 14, 2032
	2,000,000	—	—	0.30	December 14, 2032
	—	160,162(5)	—	0.47	August 22, 2034
	—	250,000(6)	—	0.47	August 22, 2034
	500,000	—	—	0.50	October 9, 2027
	—	16,565(11)	—	—	N/A
	—	66,273(11)	—	—	N/A
	—	121,625(11)	—	—	N/A
	—	216,450(11)	—	—	N/A
	—	134,295(11)	—	—	N/A
	—	500,000(11)	—	—	N/A
John Mazarakis	—	—	—	—	N/A
Amber Shimpa	1,050,168	—	—	$0.19	January 2, 2028
	1,860,300	—	—	0.33	May 1, 2028
	171,533	77,970(1)	—	1.77	March 14, 2032
	160,642	160,642(2)	—	0.30	December 14, 2032
	187,500	562,500(7)	—	0.25	December 20, 2033
	—	1,000,000(8)	—	0.48	October 10, 2034
	—	103,491(10)	—	—	N/A
	—	267,510(3)	—	—	N/A
Tyson Macdonald	—	—	—	—	N/A
Joe Duxbury	49,310	—	—	$0.16	September 10, 2030
	30,000	—	—	0.16	November 29, 2030
	16,493	7,498(1)	—	0.16	March 14, 2032
	25,000	25,000(2)	—	0.17	January 3, 2033
	7,500	22,500(9)	—	0.25	December 20, 2033
Patrick Peters	62,465	—	—	$1.13	November 19, 2029
	406,250	—	—	1.19	November 29, 2030
	95,963	—	—	1.77	March 14, 2032
	77,228	—	—	0.30	December 14, 2032
	53,073	—	—	—	N/A
	—	68,592(3)	—	—	N/A

(1)	Company Options vest quarterly in equal amounts, with the final tranche vesting on March 31, 2026.
(2)	Company Options vest quarterly in equal amounts, with the final tranche vesting on December 31, 2026.
(3)	Company RSUs that settle on the third anniversary of the grant date December 14, 2022.
(4)
Company RSUs that 50% vest on December 17, 2025, and vest in 12.5% installments every quarter thereafter until fully vested on December 17, 2026. Once vested, these RSUs only settle upon separation from service

(5)	Company Options that fully vest on August 22, 2025.
(6)	Company Options that vest in 25% installments on the anniversary of the grant date until fully vested on August 23, 2028.
(7)	25% of these Company Options vest on December 31, 2024, and the remainder will vest ratably on the last day of each calendar quarter until fully vested on December 31, 2027.

(8)	50% of these Vireo Options vest on October 10, 2025, and the remainder will vest on October 10, 2026.
(9)	Company Options vest quarterly in equal amounts, with the final tranche vesting on December 31, 2027.
(10)	Company RSUs that settle on the third anniversary of the grant date March 15, 2022.
(11)	Company RSUs that settled on February 3, 2025.
Retirement Benefit Plans
The Company did not offer any retirement benefit plans to executives in 2024.
Termination and Change in Control Benefits
As described in more detail above, the Company entered into employment agreements with Mr. Mazarakis, Ms. Shimpa, Dr. Kingsley and Mr. Macdonald. The following describes the benefits to which each of these NEOs is entitled under his or her employment agreement upon certain events. Under their respective agreements, none of the NEOs is eligible for any post-termination benefits in the event of termination for Cause (as defined below) or without Good Reason (as defined below).
John Mazarakis
If Mr. Mazarakis’ employment with the Company is terminated during the term of his employment agreement by the Company without Cause or by Mr. Mazarakis for Good Reason, then the Company will, in addition to paying Mr. Mazarakis’ base salary and other compensation earned through the termination date, (a) pay an amount equal to one hundred percent (100%) of his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, (b) accelerate the vesting of any equity incentive awards issued to Mr. Mazarakis that remain subject to any time or performance vesting criteria as of the termination date such that the equity incentive awards become fully vested as of the termination date, (c) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date, (d) reimburse Mr. Mazarakis for the cost of continuation of health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), through the earliest of: (i) the twelve month anniversary of the termination date, (ii) the date Mr. Mazarakis becomes eligible for group health insurance coverage from any other employer, or (iii) the date Mr. Mazarakis is no longer eligible to continue his group health insurance coverage under applicable law, and (e) pay up to US$10,000 for outplacement services by an outplacement services provider selected by Mr. Mazarakis. The foregoing severance benefits are conditioned upon Mr. Mazarakis signing and not revoking a release of claims following his termination date. Under the Mazarakis Employment Agreement, Cause means (i) gross misconduct following a final determination by a court of competent jurisdiction; or (ii) fraud or embezzlement following a final determination by a court of competent jurisdiction. Good Reason means (i) a material diminution in responsibilities, authority or duties or a change in title or reporting responsibility, (ii) a material diminution in salary, other than a general reduction in base salaries that affects all similarly situated Company employees in substantially the same proportions, (iii) a material diminution in incentive compensation opportunities, (iv) a relocation of principal place of employment to a location more than 50 miles from his principal place of employment on the Mazarakis Effective Date, or (v) the material breach of the Mazarakis Employment Agreement by the Company, provided, however, that Good Reason shall not exist unless Mr. Mazarakis has first provided written notice to the Company of the initial occurrence of one or more of the conditions under clauses (i) through (iv) within 30 days of the condition’s occurrence, such condition is not fully remedied by the Company within 30 days after the Company’s receipt of written notice from Mr. Mazarakis, and the termination date as a result of such event occurs within 90 days after the initial occurrence of such event.
If Mr. Mazarakis’ employment is terminated by reason of his death or disability, then the Company shall (a) accelerate the vesting of any equity incentive awards issued to Mr. Mazarakis that remain subject to any time or performance vesting criteria as of the termination date such that the equity incentive awards become fully vested as of the termination date, and (b) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date.
Amber Shimpa and Dr. Kyle Kingsley
If Ms. Shimpa’s or Dr. Kingsley’s employment with the Company is terminated during the term by the Company without Cause or by Ms. Shimpa or Dr. Kingsley, respectively, for Good Reason before a Change in Control (as defined below), Ms. Shimpa and Dr. Kingsley would be entitled to: (i) severance equal to 200% of her or his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, and (ii) continued participation in the Company’s health insurance, with the Company paying the portion of the premiums it would pay if she or he were still an employee, through the earliest of: (a) the 18 months anniversary of the termination date for Ms. Shimpa and 6 months after termination for Dr. Kingsley, (b) the date she or he becomes eligible for group health insurance coverage from any other employer, or (c) the date she or he is no longer eligible to continue her group health insurance coverage with the Company under applicable law. In addition, all outstanding equity grants held by Ms. Shimpa as of the termination date that are not otherwise vested shall become vested and, in the case of stock options, immediately exercisable.
If Ms. Shimpa’s or Dr. Kingsley’s employment with the Company is terminated during the term by the Company without Cause or by Ms. Shimpa or Dr. Kingsley, respectively for Good Reason within 12 months after a Change in Control (as defined below), Ms. Shimpa and Dr. Kingsley would be entitled to: (i) severance equal to 200% of her annualized base salary as of the termination date for Ms. Shimpa and several equal to 50% of his annualized base salary as of the termination date for Dr. Kingsley, in each case less all legally required and authorized deductions and withholdings, (ii) continued participation in the Company’s health insurance, with the Company paying the portion of the premiums it would pay if Ms. Shimpa were still an employee, through the earliest of: (a) the 18 months anniversary of the termination date for Ms. Shimpa and 12 months after termination for Dr. Kingley, (b) the date she or he becomes eligible for group health insurance coverage from any other employer, or (c) the date she or he is no longer eligible to continue her group health insurance coverage with the Company under applicable law, and (iii) payment of up to $10,000.00 for outplacement services by an outplacement services provider selected by her or him.
If Ms. Shimpa’s or Dr. Kingsley’s, employment with the Company is terminated by the Company for Cause, by her or him other than for Good Reason or due to her or his death or disability, Ms. Shimpa and Dr. Kingsley, respectively, are not eligible for any post-termination benefits.
For purposes of the Restated Shimpa Employment Agreement and Dr. Kingsley’s amended employment agreement, Cause means (i) material failure to perform her or his job duties competently as reasonably determined by the Board and as set forth in any applicable job descriptions, (ii) gross misconduct which the Board reasonably determines is (or will be if continued) demonstrably and materially damaging to the Company, (iii) fraud, misappropriation or embezzlement; (iv) an act or acts of dishonesty intended to result in gain or personal enrichment at the expense of the Company, (v) conviction of or plea of nolo contendere to a felony regardless of whether involving the Company and whether or not committed during the course of employment, other than with respect to any criminal penalties related to the illegality of possessing or using Marijuana under the Controlled Substance Act, 21 U.S.C. Section 812(b); (vi) violation of the Company’s Code of Conduct, Employee Handbook or other material written policy, as reasonably determined by the Board, or (vii) the material breach of the Restated Shimpa Employment Agreement or Dr. Kingsley’s amended employment agreement, respectively, of the Restrictive Covenants Agreement.
For purposes of the Restated Shimpa Employment Agreement and Dr. Kingsley’s amended employment agreement, Good Reason means the initial occurrence of any of the following events without Ms. Shimpa’s or Dr. Kingsley’s respective consent: (i) a material diminution in responsibilities, authority or duties for any of the positions held by (without taking into account a change in title in and of itself), (ii) a material diminution in base salary, other than a general reduction in base salaries that affects all similarly situated Company employees in substantially the same proportions, (iii) a relocation of her or his principal place of employment that increases her or his commute and is more than 50 miles from her or his principal placement of employment of the effective date of the Restated Shimpa Employment Agreement or Dr. Kingsley’s amended employment agreement, respectively, or (iv) the material breach of the Restated Shimpa Employment Agreement or Dr. Kingsley’s amended employment agreement, respectively by the Company, provided, however, that Good Reason shall not exist unless she or he has first provided written notice to the Company of the initial occurrence of one or more of the conditions under (i) through (iv) within 30 calendar days of the condition’s occurrence, such condition is not fully remedied by the Company within 30 calendar days after the Company’s receipt of written notice from Ms. Shimpa or Dr. Kingsley, respectively, and the termination date as a result of such event occurs 90 calendar days after the initial occurrence of such event.
In addition, pursuant to the Restated Shimpa Employment Agreement, Ms. Shimpa will receive a cash retention bonus equal to 50% of her annual basis salary on the closing date of a Change in Control Transaction, with payment contingent on Ms. Shimpa’s continued employment through the date of the closing of the Change in Control Transaction. If Ms. Shimpa’s employment is terminated prior to the closing by the Company without Cause or by Ms. Shimpa for Good Reason, she shall be treated for these purposes as though she was employed through the closing of the Change in Control Transaction. Pursuant to the Dr. Kingsley’s amended employment agreement, Dr. Kingsley will (i) receive a cash retention bonus equal to 100% of his annual base salary on the closing date of a Change in

Control Transaction, provided he is either still employed by the Company on such date or any termination of his employment prior thereto was not by the Company for Cause or by him for Good Reason, and (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a Change in Control transaction. Dr. Kingsley’s amended employment agreement also provides that his severance payment rights upon termination of employment after a Change in Control such that if his employment is terminated by the Company without Cause (as defined in his employment agreement) or by him for Good Reason (as defined in his employment agreement) during the twelve months following a Change in Control, he will receive a lump sum cash payment equal to 200% of his annual base salary in place at the time. If Dr. Kingsley’s employment is terminated without Cause or for Good Reason, and a Change in Control occurs (i) within six months after his termination date or (ii) within one year after his termination date, he is entitled to an additional cash payment equal to 50% of his annualized base salary in a lump sum payment no later than 10 days after the Change in Control.
For purposes of the Restated Shimpa Employment Agreement and Dr. Kingsley’s amended employment agreement, Change in Control means a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Tyson Macdonald
If Mr. Macdonald’s employment with the Company is terminated during the term of his employment agreement by the Company without Cause or by Mr. Macdonald for Good Reason, then the Company will, in addition to paying Mr. Macdonald’s base salary and other compensation earned through the termination date, (a) pay an amount equal to one hundred percent (100%) of his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, (b) accelerate the vesting of any equity incentive awards issued to Mr. Macdonald that remain subject to any time or performance vesting criteria as of the termination date such that the, (c) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date, (d) reimburse Mr. Macdonald for the cost of continuation of health coverage pursuant to the COBRA, through the earliest of: (i) the twelve month anniversary of the termination date, (ii) the date Mr. Macdonald becomes eligible for group health insurance coverage from any other employer, or (iii) the date Mr. Macdonald is no longer eligible to continue his group health insurance coverage under applicable law, and (e) pay up to US$10,000 for outplacement services by an outplacement services provider selected by Mr. Macdonald. The foregoing severance benefits are conditioned upon Mr. Macdonald signing and not revoking a release of claims following his termination date.
Separation and Consulting Agreement
On October 10, 2024, Mr. Rosen resigned as Chief Executive Officer and Interim Chief Financial Officer of the Company. In conjunction with his resignation, Mr. Rosen and the Company entered into a separation agreement (the “Separation Agreement”) dated October 9, 2024 that provides, among other things, for the grant of 500,000 RSUs, which vest in 12 equal installments commencing January 1, 2025 and ending on December 1, 2025 and 500,000 immediately exercisable stock options with an exercise price per share of US$0.50. Such options expire October 9, 2027. Further, Mr. Rosen will receive salary continuation for two years at a rate of US$300,000 per year. Pursuant to the Separation Agreement, the vesting of 250,000 options granted to Mr. Rosen in August 2024 were accelerated and are exercisable until October 9, 2027.
On October 10, 2024, the Company’s wholly-owned subsidiary Vireo Health, Inc. and Mr. Rosen entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Rosen will be paid consulting fees at a rate of US$1,000 per hour for his advice and involvement with certain litigation between the Company and Verano.
On June 14, 2024, Mr. Peters resigned as Executive Vice President, Retail of Vireo Health, Inc., a wholly-owned subsidiary of the Company. Mr. Peters did not receive any additional compensation in connection with his resignation.

Equity Incentive Plan
Death or Disability
In the event of the termination of a participant’s employment due to death or disability, the participant’s vested Company options will remain exercisable for six months after the termination date and unvested Company options will be terminated. Company options unexercised during that time period will be terminated.
Change in Control
In the event of a merger of the Company with or into another corporation or other entity or a Change in Control (as defined below), each outstanding award will be treated as the administrator determines (subject to the provisions of the following paragraph) without a participant’s consent, including, without limitation, that (A) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (C) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (D) (I) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (II) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (E) any combination of the foregoing. In taking any of the foregoing actions, the administrator does not have to treat all awards, all awards held by a participant, or all awards of the same type, similarly.
In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding Company options, including those not otherwise vested or exercisable, and the Company options will be exercisable for a period of time determined by the administrator.
An award will be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Company Share subject to the award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Subordinate Voting Shares for each Company Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Company Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common shares of the successor corporation or its parent, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Company option for each Company Share subject to such award, to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the merger or Change in Control.
For purposes of the Equity Incentive Plan, Change in Control means the occurrence of any of the following events:
i.
Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that a Person acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control.

ii.
Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control.
iii.
Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

iv.
Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.

v.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

vi.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction

Other Termination
For any other termination of employment, vested Company options remain exercisable for two years after the termination date and any unvested Company options and vested Company options not exercised during this time period will be terminated.

BENEFICIAL OWNERSHIP OF COMPANY SHARES
The following table sets forth the beneficial ownership of Vireo’s Shares as of February 15, 2025 for (i) each member of the Board, (ii) each NEO, (iii) each person known to Vireo to be the beneficial owner of more than 5% of Vireo’s securities, and (iv) the directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities of which a person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the Goodness Shares owned by such person. The ownership percentages are based on the following Goodness Shares outstanding at the close of business on February 15, 2025: 339,336,633 Subordinate Voting Shares, 278,170 Multiple Voting Shares.

	Multiple Voting Shares		Total(1)
Name and Address of Beneficial Owner	Number Beneficially Owned	% of Total Subordinate Voting Shares	Number Beneficially Owned	% of Total Multiple Voting Shares	Number of Capital Stock Beneficially Owned	% of Total Capital Stock
Chicago Atlantic Opportunities, LLC(2)	100,059,447(2)	29.0%	—	—	100,059,447	26.8%
CA PIPE SPV, LLC(3)	32,032,000(3)	9.4%	—	—	32,032,000	8.7%
FarmaceuticalRX LLC	31,184,875(4)	9.2%	—	—	31,184,875	8.5%
NEOs and Directors
Dr. Kyle E. Kingsley	12,675,761(5)	3.7%	—	—	12,675,761	3.4%
Joshua N. Rosen	838,226(6)	*	—	—	838,226	*
John Mazarakis	3,200,000	*	—	—	3,200,000	*
Amber Shimpa	3,639,713(7)	1.1%	8,521	3.1%	4,491,813	1.2%
Tyson Macdonald	2,840,000	*	—	—	2,840,000	*
Joe Duxbury	137,803(8)	*	—	—	137,803	*
Patrick Peters	694,979(9)	*	—	—	694,979	*
Ross M. Hussey	703,243(10)	*	16,803	6.0%	2,383,543	*
Victor E. Mancebo	637,627(11)	*	—	—	637,627	*
Judd T. Nordquist	1,082,347(12)	*	845	*	1,166,847	*
Directors and executive officers as a group (7 persons)(12)	24,778,691	7.1%	26,169	9.4%	27,395,591	7.2%

*	Represents less than 1%.
(1)	Total share values assume all outstanding Multiple Voting Shares have been converted to Subordinate Voting Shares. Each Multiple Voting Share is convertible into 100 Subordinate Voting Shares.
(2)
Reflects the Vireo Shares as reported on Form 4 filed with the SEC on August 2, 2024 on behalf of Chicago Atlantic Credit Opportunities, LLC (“CACO”), Chicago Atlantic Advisers, LLC (“CAA”), Chicago Atlantic Group GP, LLC (“CAGGP”), Chicago Atlantic Group, LP (“CAG”), Chicago Atlantic GP Holdings, LLC (“CAGPH”), Chicago Atlantic Manager, LLC (“CAM”), Chicago Atlantic Opportunity GP, LLC (“CAOGP”), Chicago Atlantic Opportunity Portfolio, LP (“CAOP”). CAGGP is the general partner of CAG, which is the managing member of CAA, which is the investment manager of CACO and CAOP. CAGPH is the managing member of CAM, which is the managing member of CACO. CAGPH is also the sole member of CAOGPm which is the general partner of CAOP. The business address for the foregoing entities is 420 N Wabash Ave, Suite 500, Chicago, Illinois 60611. Additionally, this reflects 6,091,179 exercisable warrants held collectively by the aforementioned entities.

(3)
Reflects the Vireo Shares as reported on Schedule 13G filed with the SEC on December 31, 2024 on behalf of by CA PIPE SPV, LLC. CA PIPE SPV, LLC has sole voting and dispositive power over 32,032,000 subordinate voting shares. The business address for CA PIPE SPV, LLC is 1680 Michigan Avenue, Suite 700, Miami Beach, Florida 33139.

(4)	Reflects 31,184,875 shares acquired by FarmaceuticalRX LLC in the Equity Raise.
(5)
Includes 5,953,500 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025, and 262,708 Vireo RSUs that settle in Subordinate Voting Shares within 60 days of February 15, 2025.

(6)	Includes 2,619,453 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025.
(7)
Includes 3,512,692 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025, and 103,491 Vireo RSUs that settle in Subordinate Voting Shares within 60 days of February 15, 2025.

(8)	Includes 134,803 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025.
(9)
Includes 641,906 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025, and 53,073 Vireo RSUs that settle in Subordinate Voting Shares within 60 days of February 15, 2025.

(10)
Includes 670,073 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025, and 33,170 Vireo RSUs that settle in Subordinate Voting Shares within 60 days of February 15, 2025.

(11)
Includes 604,457 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025, and 33,170 Vireo RSUs that settle in Subordinate Voting Shares within 60 days of February 15, 2025.

(12)
Includes 1,025,647 Vireo Options to purchase Subordinate Voting Shares that are exercisable within 60 days of February 15, 2025, and 33,170 Vireo RSUs that settle in Subordinate Voting Shares within 60 days of February 15, 2025.

(13)	Includes all directors and current executive officers.
Aside from the pending Mergers, the Company is not aware of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.
Upon completion of the Deep Roots Merger, Wholesome Merger and Proper Mergers, it is estimated that Deep Roots shareholders will own approximately 26.6%, Wholesome shareholders will own approximately 14.2%, Proper Company shareholders will own approximately 19.3%, and the Company’s current shareholders will own approximately 39.9% of the outstanding economic interest of the Company on a fully diluted basis.

REGULATORY APPROVALS
CSE Approval
The Company is required to comply with the rules and policies of the CSE in connection with approvals required for the Mergers, the Share Issuance and the RSU Grants, as set out under CSE policies.
In connection with the Mergers and Share Issuance, the Company is required to comply with section 6.3 of CSE Policy 6 and subsections 4.6(1) and (3) of CSE Policy 4. In compliance with CSE policy, the Company has received security holder approval of the Mergers and the Share Issuance by written resolution in reliance on section 4.6(1)(b) of CSE Policy 4, has cleared all comments from the CSE for such security holder approval and form of disclosure provided to security holders with respect to the Mergers and Share Issuances, posted notice of the Mergers and Share Issuances under its profile on the CSE website and management has satisfied itself of the fairness of the Mergers and consideration to be paid. The CSE may object to the Mergers and Share Issuance or impose additional requirements at its discretion. As of the date of this Information Statement, the Company has not received an objection or imposition of additional requirements from the CSE. The Company is required to announce, at least five business days prior to closing, its reliance on the security holder approval exception provided in section 4.6(1)(b) of CSE Policy 4 for approval via written resolution to complete each Merger and Share Issuance, and provide notice to the CSE of the proposed share issuance. If the CSE does not object to such Merger and Share Issuance within the five-business day period, the Company may proceed to close the Merger. Forthwith upon closing, the Company will post an amended notice and a signed certificate of compliance under its profile on the CSE’s website at thecse.com and provide the CSE with confirmation of closing and requisite legal opinions.
In connection with the RSU Grants, the Company is required to comply with section 6.5 of CSE Policy 6. In compliance with CSE policy, the Company has posted notice of award grant under its profile on the CSE’s website. The CSE may object to the RSU Grants or impose additional requirements at its discretion. As of the date of this Information Statement, the Company has received notice from the CSE of its requirement to seek security holder approval for the RSU Grants, and the Company has received security holder approval of the RSU Grants by written resolution in reliance on section 4.6(1)(b) of CSE Policy 4 and has received confirmation of no comment from the CSE for such security holder approval and form of disclosure provided to security holders with respect to the RSU Grants. The Company has not, to date, received an objection or imposition of any further requirements from the CSE. The Company is required to announce, at least five business days prior to grant, its reliance on the security holder approval exception provided in section 4.6(1)(b) of CSE Policy 4 for approval via written resolution to issue the RSUs approved in the RSU Grants. If the CSE does not object to the RSU Grants within the five-business day period, the Company may proceed to issue the RSUs.
Federal and State Approvals
Pursuant to the terms of the Merger Agreements, each of Vireo and Proper, Deep Roots, and Wholesome shall submit all applications and filings as may be required to obtain the Regulatory Consents (as defined in the Merger Agreements) and any other consents and approvals reasonably deemed necessary or advisable in connection with the Mergers, including approvals required by the Parent Cannabis Laws, the Missouri Cannabis Laws, the Nevada Cannabis Laws, and the Utah Cannabis Laws (as such terms are defined in the Merger Agreements) (collectively, the “Cannabis Laws”), if any.
Additionally, each Party is required to, among other things:
•
Within 10 Business Days after the execution of the Merger Agreement make all required filings of notification and report forms pursuant to the HSR Act, including seeking early termination of the waiting period. The Parties have determined that no such filings are required.

•
Cooperate in good faith with one another in obtaining the Regulatory Consents, keeping each other fully informed regarding status, processes, and proceedings, and promptly notifying the other of any material communication from a Governmental Entity concerning the Merger Agreement.

•	Allow the other party to review and provide input on proposed communications with Governmental Entities.
•	Respond in good faith and as soon as reasonably practicable to any information requests from a Governmental Entity regarding the Regulatory Consents.

•	Furnish necessary information and reasonable assistance to help the other party prepare filings and submissions to Governmental Entities.
•
Negotiate in good faith to amend or otherwise modify the Merger Agreement to reflect terms that most closely approximate the Parties’ original intentions, but are responsive to and compliant with the requirements of the Cannabis Laws.

Cannabis Laws
Pursuant to the Cannabis Laws, certain owners, individuals, and officers are required to undergo background checks in order to confirm they have not been convicted of an offense that would disqualify them under applicable law from obtaining ownership in a regulated license or from being employed by the Company. In addition, certain Cannabis Laws require regulatory approval of changes in ownership or control of regulated cannabis licenses, requiring that the parties to submit applications or requests describing the proposed transaction, disclosing new ownership of the regulated company, and providing other information.
Parent Cannabis Laws
Under the Parent Cannabis Laws, the Company may need approval from the Minnesota Office of Cannabis Management, the Maryland Cannabis Administration, and the New York Office of Cannabis Management for certain new owners and key individuals. Specifically, approval may be required for new owners who will hold a financial interest above a specified threshold and for individuals who will serve as officers or directors of Parent after closing. The Company expects to identify any such owners and individuals closer to the closing date.
Missouri Cannabis Laws
Pursuant to the Missouri Cannabis Laws, Proper is required to obtain approval of the Holdings Restructure (as defined in the Proper Merger Agreement) from the DHSS to close the Proper Mergers.
Nevada Cannabis Laws
Pursuant to the Nevada Cannabis Laws, the Company and Deep Roots are required to obtain approval from the CCB, unincorporated Clark County and the cities of Mesquite, North Las Vegas, West Wendover, Las Vegas, Henderson, and Pahrump to close the Deep Roots Merger. To obtain CCB approval, the parties must submit a Notice of Transfer of Interest to the CCB. This process involves providing detailed information about the proposed transfer, including the identities of the transferee and transferor, the percentage of ownership being transferred, and any associated agreements.
On January 14, 2025, the Company and Deep Roots submitted a Notice of Transfer of Interest to the CCB.
Utah Cannabis Laws
Pursuant to the Utah Cannabis Laws, the Company and Wholesome are required to obtain approval from the UDAF to close the Wholesome Merger. To obtain UDAF approval, applicants must submit an application (a “Change Request”) to UDAF. The Change Request requires detailed information about the proposed changes and may be subject to review by UDAF’s Cannabis Production Establishment Licensing Advisory Board.
On January 8, 2025, Parent and Wholesome submitted the Change Request to UDAF.
On February 5, 2025, UDAF conditionally approved the Change Request pending the release of the background checks submitted for the new owners as well as closing of the Wholesome Merger.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS
None of our directors or executive officers have any substantial interest in the matters acted upon except to the extent of their ownership of our Subordinate Voting Shares and except as follows:
•
Tyson Macdonald, our Chief Financial Officer, represented Deep Roots in the Deep Roots Merger in his role as Managing Partner for TrueRise Capital, which provided strategic financial advisory services to Deep Roots in connection with the Deep Roots Merger. Mr. Macdonald owns 60% of the equity interests of TrueRise Capital. As of the filing of this Information Statement, Deep Roots has $260,000 of fees outstanding to TrueRise Capital in connection with certain financial advisory services provided by TrueRise Capital to Deep Roots, including in connection with the Deep Roots Merger. TrueRise Capital is also entitled to a fee equal to 1.5% of the merger consideration to be paid in the Deep Roots Merger, which may be adjusted to a cash fee of $1,500,000 at closing of the Deep Roots Merger.

•
John Mazarakis, our Co-Executive Chairman of the Company and Chief Executive Officer, serves as partner of Chicago Atlantic Group, LP. Each of Deep Roots and Proper have aggregate outstanding net debt of $19 million and $27.4 million, respectively, with Chicago Atlantic Group, LP and/or its affiliates, which debt will remain outstanding at the time of consummation of the Mergers or be assumed by the Company.

•
Mr. Mazarakis and Mr. Macdonald will receive 19,000,000 and 9,500,000 time-based RSUs, respectively, and 19,000,000 and 9,500,000 performance-based RSUs, respectively, as a result of the approval of the RSU Grants. Accordingly, Mr. Mazarakis and Mr. Tyson have an interest in the RSU Grants.

APPRAISAL RIGHTS
The Company’s shareholders are not entitled to appraisal rights (or other dissenters' rights) with respect to the issuance of shares as consideration under the Merger Agreements or grants of RSUs as incentive awards under the Employment Agreements under the BCBCA, the Notice of Article or our articles.
HOUSEHOLDING OF INFORMATION STATEMENT
Intermediaries and other holders of record may be participating in the practice of “householding” this information statement. This means that only one copy of this information statement may have been sent to multiple shareholders in your household. Once you have received notice from your intermediary or other holder of record that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you want to receive separate copies of our information statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your intermediary or other holder of record, or you may contact the Secretary of the Company. Upon written or oral request, the Company will promptly deliver a separate set of our information statement to any beneficial owner at a shared address to which a single copy of this information statement was delivered. To receive a separate copy of this information statement, you may write to the Secretary of the Company at 207 South 9th Street, Minneapolis, Minnesota 55402 or call 612-314-8995 ext. 1003.
EXPERTS
The consolidated financial statements of Deep Roots and its subsidiaries as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, are included in this information statement in reliance upon the reports of Hill, Barth & King LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of the Proper Companies and their subsidiaries as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, are included in this information statement in reliance upon the reports of Tanner LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Wholesome and its subsidiaries as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, are included in this information statement in reliance upon the reports of BGM CPA LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The SEC allows the Company to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Information Statement. We incorporate by reference into this Information Statement the information and documents listed below that we have filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 4, 2025.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes this statement.
We will provide without charge to each person, including any beneficial owner, to whom this Information Statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Information Statement, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Information Statement incorporates. You should direct oral or written requests to our Secretary, who can be contacted at 207 South 9th Street, Minneapolis, Minnesota 55402 or call 612-314-8995 ext. 1003. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 207 South 9th Street, Minneapolis, Minnesota 55402 or 612-314-8995 ext. 1003. Our website address is https://vireogrowth.com. Information on, or that may be accessed through, our website is not incorporated by reference into this Information Statement and should not be considered a part of this Information Statement.

APPENDIX A

December 17, 2024

Board of Directors
Vireo Growth Inc.
207 South 9th Street
Minneapolis, MN 55402

Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to Vireo Growth Inc. (the “Company”) of the Consideration (as defined below) to be paid by the Company pursuant to:
(a)
the Agreement and Plan of Merger (the “WholesomeCo Agreement”) to be entered into on the date hereof by WholesomeCo, Inc. (“WholesomeCo”), the Company and a wholly owned subsidiary of the Company (“WholesomeCo Acquisition Sub”), among others, whereby, as more fully described in the WholesomeCo Agreement, WholesomeCo Acquisition Sub will be merged with and into WholesomeCo (the “WholesomeCo Transaction”) and the issued and outstanding shares of WholesomeCo will be converted into the right to receive, in the aggregate, 130,546,789 subordinate voting shares of the Company (“Company Shares”), based on a valuation per Company Share of US$0.52 (the “WholesomeCo Consideration”), subject to adjustments as specified in the WholesomeCo Agreement (as to which we express no opinion);

(b)
the Agreement and Plan of Merger (the “Proper Agreement”) to be entered into on the date hereof by Proper Holdings, LLC (“Proper”), the Company, two wholly owned subsidiaries of the Company (each, a “Proper Acquisition Sub”), the two parent companies of Proper (each, a “Proper Holdco”), among others, whereby, as more fully described in the Proper Agreement, each Proper Acquisition Sub will be merged with and into a Proper Holdco (the “Proper Transaction”) and the issued and outstanding shares of each of the Proper Holdcos will be converted into the right to receive, in the aggregate, 178,115,850 Company Shares, based on a valuation per Company Share of US$0.52 (the “Proper Consideration”), subject to adjustments as specified in the Proper Agreement (as to which we express no opinion);

(c)
the Agreement and Plan of Merger (the “Deep Roots Agreement”) to be entered into on the date hereof by Deep Roots Holdings, Inc. (“Deep Roots”), the Company and a wholly owned subsidiary of the Company (“Deep Roots Acquisition Sub”), among others, whereby, as more fully described in the Deep Roots Agreement, Deep Roots Acquisition Sub will be merged with and into Deep Roots (the “Deep Roots Transaction”) and the issued and outstanding shares of Deep Roots will be converted into the right to receive, in the aggregate, 245,240,000 Company Shares, based on a valuation per Company Share of US$0.52 (the “Deep Roots Consideration”), subject to adjustments as specified in the Deep Roots Agreement (as to which we express no opinion); and

(d)
the Agreement and Plan of Merger (the “Bill’s Nursery Agreement” and, together with the WholesomeCo Agreement, the Proper Agreement and the Deep Roots Agreement, the “Agreements”) to be entered into at a date in the future by Bill’s Nursery, Inc. (“Bill’s Nursery” and, together with WholesomeCo, Proper and Deep Roots, the “Targets”), the Company and a wholly owned subsidiary of the Company (“Bill’s Nursery Acquisition Sub”), among others, whereby, as more fully described in the memorandum of understanding entered into on December 16, 2024 by the Company and Bill’s Nursery (the “Bill’s Nursery

MOU”) and the draft of Bill’s Nursery Agreement reviewed by us, Bill’s Nursery Acquisition Sub will
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Moelis & Company LLC doing business as Moelis

be merged with and into Bill’s Nursery (the “Bill’s Nursery Transaction” and, together with the WholesomeCo Transaction, the Proper Transaction and the Deep Roots Transaction, the “Transaction”) and the issued and outstanding shares of Bill’s Nursery will be converted into the right to receive, in the aggregate, 210,000,000 Company Shares, based on a valuation per Company Share of US$0.52 (the “Bill’s Nursery Consideration” and, together with the WholesomeCo Consideration, the Proper Consideration and the Deep Roots Consideration, the “Consideration”), subject to adjustments as specified in the Bill’s Nursery MOU and Bill’s Nursery Agreement (as to which we express no opinion).

Based on the foregoing, existing Company shareholders are expected to own approximately 23.9% of the pro forma entity immediately after the issuance of the Consideration (without giving effect to any concurrent financing by the Company).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Targets furnished to us by the respective Targets, including financial forecasts provided to or discussed with us by the management of the respective Targets and subsequently modified by management of the Company; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iv) reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Transaction (the “Expected Synergies”) and certain other pro forma financial effects expected to result from the Transaction furnished to us by the Company; (v) conducted discussions with members of the senior managements and representatives of the Company and the Targets concerning the information described in clauses (i)–(iv) of this paragraph, as well as the businesses and prospects of the Targets and the Company generally; (vi) reviewed the reported prices and trading activity for the Company Shares; (vii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (viii) reviewed a draft, dated December 16, 2024, of the WholesomeCo Agreement; (ix) reviewed a draft, dated December 17, 2024, of the Proper Agreement; (x) reviewed a draft, dated December 16, 2024, of the Deep Roots Agreement; (xi) reviewed a draft, dated December 12, 2024, of the Bill’s Nursery Agreement; (xii) reviewed an executed version of the Bill’s Nursery MOU; (xiii) participated in certain discussions and negotiations among representatives of the Company and the Targets and their respective advisors; and (xiv) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). We have also relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts, the Expected Synergies and other pro forma financial effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the applicable Target or the Company, as the case may be, as to the future performance of the applicable Target, the Company and the combined entity. We also have assumed, at your direction, that the future financial results (including Expected Synergies) reflected in such forecasts and other information will be achieved at the times and in the amounts projected. In addition, we have relied on the assessments of the managements of the Company and the Targets as to the Company’s ability to retain key employees of the Company and the Targets and to integrate the businesses of the Targets and the Company. We express no views as to the reasonableness of any financial forecasts or the Expected Synergies or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of any of the Targets or the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the outstanding litigation involving the Company as plaintiff and Verano Holdings Corp. as defendant, and for which significant damages are alleged, we have not allocated a value to such claim, as directed by the Company.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreements or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the Company. Our opinion relates to the relative values of the Company and the Targets, collectively. We express no opinion as to what the value of Company Shares actually will be when issued pursuant to the Transaction or the prices at which Company Shares or securities of any of the Targets may trade at any time. In rendering this opinion, we have assumed, with your consent, that a final executed agreement will be entered into in respect of the Bill’s Nursery MOU that reflects the economic terms set out in the Bill’s Nursery MOU, that the final executed forms of the Agreements will not differ in any material respect from the drafts that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreements are accurate and correct, and that the parties to the Agreements will comply with all the material terms of the Agreements. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained except to the extent that could not be material to our analysis. In addition, representatives of the Company have advised us, and we have assumed, with your consent, that each of the components of the Transaction will qualify as a tax free reorganization for U.S. federal income tax purposes.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Targets, the Company or the Transaction.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, and other related parties may at any time own securities (long or short) of the Company and the Targets. In the future we may provide investment banking and other services to the Company unrelated to the Transaction and may receive compensation for such services.
This opinion is solely for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof, or any other consideration of or relating to the holders of any class of securities, creditors or other constituencies of the Company or the Targets. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Consideration or otherwise. We also do not express any opinion as to the fairness of the amount or nature of any severance or other funding conducted in connection with the Transaction or otherwise. This opinion is based on the acquisition of all Targets collectively and does not represent an individual analysis of each separate acquisition unit that makes up the Transaction. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be paid by the Company in the Transaction is fair from a financial point of view to the Company.

Sincerely,

MOELIS & COMPANY LLC

APPENDIX B

DEEP ROOTS HOLDINGS, INC. AND
SUBSIDIARIES

CONSOLIDATED FINANCIAL
STATEMENTS

AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2024 AND 2023

February 26, 2025

To the Shareholders of
Deep Roots Holdings, Inc. and Subsidiaries
Mesquite, Nevada
Independent Auditor’s Report
Opinion
We have audited the accompanying consolidated financial statements of Deep Roots Holdings, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deep Roots Holdings, Inc. and Subsidiaries as of December 31, 2024 and 2023, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 16 to the consolidated financial statements, the Company operates in the cannabis industry which is legal in the State of Nevada but illegal under United States federal law. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations,
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or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with generally accepted auditing standards, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Certified Public Accountants

Deep Roots Holdings, Inc. and Subsidiaries

December 31, 2024 and 2023

Deep Roots Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2024 and 2023

	As of December 31,
	2024	2023
ASSETS
Current Assets:
Cash	$16,066,753	$19,793,647
Accounts receivable, net	574,886	129,214
Inventories	12,497,987	6,360,034
Income tax receivable	8,295,721	12,305,286
Prepaid expenses and other current assets	1,906,506	2,793,207
Note receivable	—	5,000,000
Total current assets	39,341,853	46,381,388
Property and equipment, net	32,266,079	24,139,126
Right-of-use assets - operating, net	19,546,621	13,250,870
Intangible assets, net	20,286,062	—
Goodwill, net	6,415,705	—
Investments	13,100,000	7,100,000
Deferred tax asset	23,714	56,951
TOTAL ASSETS	$130,980,034	$90,928,335
LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable	$3,921,761	$2,306,557
Accrued liabilities	7,212,969	2,884,884
Note payable, current portion	1,617,257	—
Operating lease liabilities, current portion	2,937,157	1,682,660
Total current liabilities	15,689,144	6,874,101
Long-Term Liabilities:
Operating lease liabilities, net of current portion	17,112,526	11,828,419
Note payable, net of current portion	17,378,174	—
Uncertain tax position liabilities	12,282,308	12,282,308
Total long-term liabilities	46,773,008	24,110,727
TOTAL LIABILITIES	62,462,152	30,984,828

SHAREHOLDERS' EQUITY
Common stock - authorized 200,000,000 shares; $0.001 par value: issued and outstanding 99,999,999 shares	100,000	100,000
Additional paid-in capital	16,079,910	11,167,589
Retained earnings	52,337,972	48,675,918
TOTAL SHAREHOLDERS' EQUITY	68,517,882	59,943,507
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$130,980,034	$90,928,335

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended December 31, 2024 and 2023

	For the Years Ended December 31,
	2024	2023
Revenues, net of discounts	$69,509,999	$64,348,673
Cost of goods sold	31,032,948	27,974,519
Gross profit	38,477,051	36,374,154
Operating expenses:
General and administrative	19,552,232	17,365,240
Provision for credit losses-note receivable	919,790	—
Sales and marketing	1,755,897	1,308,540
Share-based compensation	4,912,321	—
Transaction expenses	1,152,280	—
Total operating expenses	28,292,520	18,673,780
Income from operations	10,184,531	17,700,374
Other income (expense):
Gain on sale of asset	3,300,081	—
Loss on disposal of property and equipment	(121,180)	—
Interest expense	(627,138)	—
Interest income	1,552,308	413,486
Total other income	4,104,071	413,486
Net income before income taxes	14,288,602	18,113,860
Provision for income taxes	8,139,737	7,651,008
Net income	$6,148,865	$10,462,852

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries
Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended December 31, 2024 and 2023

	COMMON STOCK		COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	TOTAL
	AUTHORIZED # OF SHARES	ISSUED # OF SHARES
Balance, January 1, 2023	200,000,000	99,999,999	$100,000	$11,167,589	$39,213,978	$50,481,567
Dividends to shareholders	—	—	—	—	(1,000,912)	(1,000,912)
Net income	—	—	—	—	10,462,852	10,462,852
Balance, December 31, 2023	200,000,000	99,999,999	100,000	11,167,589	48,675,918	59,943,507
Dividends to shareholders	—	—	—	—	(2,486,811)	(2,486,811)
Share-based compensation	—	—	—	4,912,321	—	4,912,321
Net income	—	—	—	—	6,148,865	6,148,865
Balance, December 31, 2024	200,000,000	99,999,999	$100,000	$16,079,910	$52,337,972	$68,517,882

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2024 and 2023

	For the Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,148,865	$10,462,852
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,097,184	1,389,460
Amortization of debt issuance costs	71,305	—
Non-cash interest income	(919,790)	—
Provision for credit losses-accounts receivable	26,048	—
Provision for credit losses-note receivable	919,790	—
Gain on sale of asset	(3,300,081)	—
Loss on sale of property and equipment	121,180	—
Deferred tax benefit	33,237	(21,014)
Amortization of operating right-of-use assets	2,145,989	1,819,725
Share-based compensation	4,912,321	—
Changes in operating assets and liabilities:
Accounts receivable	(105,835)	(42,229)
Inventories	(2,706,436)	192,316
Income tax receivable	4,009,565	(3,903,767)
Prepaid expenses and other current assets	886,701	(938,147)
Accounts payable	527,690	1,287,754
Accrued liabilities	3,836,660	527,309
Uncertain tax position liabilities	—	(1,523,767)
Operating lease liabilities	(1,903,165)	3,880,789
NET CASH PROVIDED BY OPERATING ACTIVITIES	16,801,228	13,131,281
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in privately held company	(1,000,000)	(7,100,000)
Acquisition of business, net of cash acquired	(35,611,679)	—
Advance on note receivable	—	(5,000,000)
Proceeds from sale of asset	3,500,000
Purchase of property and equipment	(3,853,758)	(4,060,417)
NET CASH USED IN INVESTING ACTIVITIES	(36,965,437)	(16,160,417)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of note payable	20,000,000	—
Debt issuance costs paid	(1,075,874)	—
Dividends to shareholders	(2,486,811)	(1,000,912)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	16,437,315	(1,000,912)
NET DECREASE IN CASH	(3,726,894)	(4,030,048)
CASH, BEGINNING OF YEAR	19,793,647	23,823,695
CASH, END OF YEAR	$16,066,753	$19,793,647
Supplemental disclosure for cash flow information
Cash paid for interest	$555,833	$—
Cash paid for income taxes	$4,749,950	$7,675,000
Non-cash investing and financing activities:
Tangible and intangible assets acquired, net of cash from business combination	$30,653,118	$—
Right-of-use assets obtained in business combination	8,401,321
Liabilities assumed from business combination	1,578,939	—
Lease liabilities assumed from business combination	8,401,321
Goodwill from business combination	6,537,500	—
	$35,611,679	$—

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2024 and 2023
1.	NATURE OF OPERATIONS
(a)	Business Description
Deep Roots Holdings, Inc. (“Deep Roots” or the “Company”) is an established cannabis operator licensed by the State of Nevada. The Company owns, operates, and invests in legal cannabis cultivation, processing, and retail operations. The Company is headquartered in Mesquite, Nevada.
The Company operated five dispensaries and a cultivation and manufacturing facility, all of which are located in Nevada. In October 2024, as further described in Note 6, the Company acquired most of the assets of a Nevada operator, The Source Holdings, LLC, including four retail operations two provisional retail licenses and on operating facility for cultivation.
On December 18, 2024, the Company entered into a definitive agreement with Vireo Growth Inc to purchase substantially all of the assets of the Company. Closing is subject to certain shareholder and regulatory approvals.
(b)	The Regulatory Environment
The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management believes that the Company is in compliance with applicable local and state regulations as of December 31, 2024, and through the date these consolidated financial statements were issued, cannabis regulations continue to evolve and are subject to differing interpretations, and accordingly, the Company may be subject to regulatory fines, penalties or restrictions in the future.
State laws that permit and regulate the production, distribution, and use of cannabis for adult use or medical purposes are in direct conflict with the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical and/or adult use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under the CSA. Although the Company’s activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a)	Basis of Accounting and Principles of Consolidation
The Company’s consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) and reflect the accounts and operations of the Company. The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention. Intercompany balances have been eliminated. The Company’s consolidated financial statements include Deep Roots Holdings, Inc. and its wholly-owned subsidiaries Deep Roots Harvest, Inc., Deep Roots Operating, Inc., and Deep Roots Aria Acqco, Inc.
(b)	Cash
Cash includes cash deposits in financial institutions and cash held at the Company’s facility and retail locations.
(c)	Accounts Receivable and Allowance for Credit Losses
Accounts receivable are recorded net of an allowance for credit losses. The Company estimates the allowance for credit losses based on existing contractual payments terms, actual payment patterns of its customers and individual customer circumstances. As of December 31, 2024 and 2023, the Company

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
estimated an allowance for credit losses accounts of approximately $48,900 and $23,000, respectively. The provision for credit loss expense was for $949,838 for the year ended December 31, 2024. There was no provision for credit losses recorded for the year ended December 31, 2023.
The Company's accounts receivable is primarily due from wholesale customers. Credit is extended to customers based on an evaluation of each customer's creditworthiness and financial condition and collateral is not required. The Company maintains allowances for credit losses, returns and discounts. The Company evaluates the collectability of its accounts receivable based on a combination of prospective factors. The allowance for credit losses is based on the aging of such receivables and any known specific collectability exposures as well as financial stability of its customers. Accounts are written off when deemed uncollectible. It is reasonably possible that the Company's estimate of the allowance for credit losses will change.
(d)	Inventories
Inventories are primarily comprised of raw materials, internally produced work in process, and finished goods.
Costs incurred during the production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the production processes. Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.
Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis and is a significant estimate. Products for resale and supplies and consumables are valued at lower of cost and net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value. There were no reserves for obsolete inventories as of December 31, 2024 and 2023.
(e)	Notes Receivable
The Company provides financing to businesses within the cannabis industry. These notes are accounted for as financial instruments in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 310 Receivables. The Company recognizes impairment on notes receivable when, based on all available information, it is probable that a loss has been incurred based on past events and conditions existing at the date of the consolidated financial statements.
(f)	Property and Equipment
Purchases of property and equipment are recorded at cost, net of accumulated depreciation and impairment losses, if any. Improvements and replacements of property and equipment are capitalized. Maintenance and ordinary repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. Depreciation is calculated on a straight-line basis over the estimated economic useful lives of each class of assets using the following terms:

Buildings	39 Years
Leasehold Improvements	Shorter of Remaining Life of the Lease or Useful Life
Furniture and Equipment	5 - 7 Years
Computer and Equipment	5 Years
Vehicles	5 Years

The assets’ residual values, useful lives, and methods of depreciation are reviewed at each consolidated financial statement year-end and adjusted prospectively, if appropriate.
When assets are sold or retired, its cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the consolidated statement of income. Construction in progress is transferred when available for use and depreciation of the assets commences at that point.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
(g)	Impairment of Long-Lived Assets
The carrying value of long-lived assets are reviewed when facts and circumstances suggest that the assets may be impaired or that the amortization period may need to be changed. The Company considers internal and external factors relating to each asset, including cash flows, local market developments, industry trends and other publicly available information. If these factors and the projected undiscounted cash flows of the Company over the remaining amortization period indicate that the asset will not be recoverable, the carrying value will be adjusted to the fair market value. No impairment charges for long-lived assets have been recorded for the years ended December 31, 2024 and 2023.
(h)	Intangible Assets
Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired by the Company in a business combination are measured at fair value at the acquisition date. Amortization periods of assets with finite lives are based on the Company’s estimates as of the dates of acquisitions. Intangible assets with finite lives are amortized over their estimated useful lives. The estimated useful lives, residual values and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. The Company amortizes intangible assets, which are comprised of licenses, over 15 years.
(i)	Goodwill
Goodwill is the excess cost of an acquired business over the fair value amounts assigned to identifiable assets acquired and liabilities assumed. The Company has elected to amortize goodwill on a straight-line basis over ten years and to test goodwill for impairment at the entity level. The Company evaluates the facts and circumstances as of the end of each reporting period to determine whether a triggering event exists and, if so, whether it is more likely than not that goodwill is impaired.
The Company has elected to account for both goodwill and certain customer and noncompete intangibles in accordance with ASC 350-20-35-63 and ASC 805-20-25-30. Under these standards, a private company may amortize goodwill on a line straight line basis over ten years.
(j)	Leased Assets
A lease of property and equipment is classified as a finance lease if it transfers substantially all the risks and awards incidental to ownership to the Company. A lease of property and equipment is classified as an operating lease whenever the terms of the lease do not transfer substantially all of the risks and rewards of ownership to the lessee. Lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed. The Company’s incremental borrowing rate is used in determining the present value of future payments at the commencement date of each lease. The Company considers whether a leased asset qualifies as such under ASC 842. Management uses certain policy elections when evaluating a lease. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
(k)	Investments
The Company’s investments in three private companies represent equity interests without a readily determinable fair value. The Company follows ASC 321, Investments – Equity Securities and has elected to measure at cost and remeasure to fair value when impaired or upon observable transaction prices. There were no impairment charges and there were no observable transaction prices for the years ended December 31, 2024 and 2023.
(l)	Fair Value of Financial Instruments
The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.
The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 – Inputs for the asset or liability that are not based on observable market data.
(m)	Income Taxes
The Company is taxed as a C corporation. Accordingly, the Company accounts for income taxes for the activity of this entity under Accounting Standards Codification (ASC) 740 Income Taxes.
Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.
Income tax positions are assessed using a two-step process. A determination is first made as to whether it is more-likely-than-not that the income tax position will be sustained, based upon technical merits, upon the examination by tax authorities. If the income tax position is expected to meet the more-likely-than-not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company records interest and penalties due to taxing authorities as incurred.
As discussed further in Note 11, under Federal law, the Company is a taxable entity and is subject to Federal income tax. Pursuant to Section 280E of the Internal Revenue Code of 1986, as amended (“Section 280E”). The section disallows deductions and credits attributable to a trade or business of trafficking in controlled substances. Under U.S. law marijuana is a Schedule I controlled substance.
(n)	Revenue Recognition
Revenue is recognized by the Company in accordance with FASB Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.
In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:
•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).
Revenues consist of wholesale and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the years ended December 31, 2024 and 2023.
Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.
(o)	Share-Based Compensation
The Company has an equity-based compensation plan that allows for various awards, including restricted stock. The Company accounts for its share-based awards in accordance with ASC 718 Compensation – Stock Compensation (ASC 718), which requires fair value measurement on the grant date and recognition of compensation expensed for all share-based payment awards made to employees. The fair value of restricted stock is based upon the estimated value of the Company’s common shares on the date of grant. The fair value is expensed over the requisite service periods of the awards, net of estimated forfeitures, which is generally the performance period and the related amount is recognized in the Consolidated Statement of Income.
(p)	Advertising Costs
Advertising costs are charged to operations when incurred. Advertising expenses, included in sales and marketing expenses, was approximately $1,755,800 and $1,308,500 for the years ended December 31, 2024 and 2023, respectively.
(q)	Related Party Transactions
The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.
The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which consolidated statements of income are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c) the dollar amounts of transactions for each of the periods for which consolidated statements of income are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each consolidated balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
(r)	Business Combinations
Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill.
(s)	Significant Accounting Judgments, Estimates, and Assumptions
The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.
Significant estimates inherent in the preparation of the Company’s consolidated financial statements include the assumptions related to the estimated useful lives for property and equipment and inventories. In calculating the value of inventory, management is required to make a number of estimates, including standard costs allocated to work in-process inventory, estimates of the amount of spoiled or expired inventory and comparisons of the inventory cost to estimated net realizable value. Allocation of overhead costs to work in process is based on an estimate of a standard cost of production based on normal conditions. Due to the uncertainties inherent in the estimation process and changes to normal conditions as the Company continues to grow, it is at least reasonably possible that the standard cost of production will be revised, as applicable.
The Company’s business is subject to a variety of state laws, regulations, and local ordinances. Certain states have legalized the possession, distribution, and cultivation of marijuana for medical and/or non-medical purposes; these activities remain illegal under federal law, which cause higher federal income taxation (IRC Section 280E) and difficulty in obtaining traditional banking relationships. If the federal government elects to enforce the laws as currently written or otherwise changes the laws in an adverse way with respect to marijuana it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company.
The classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgement. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.
3.	INVENTORIES
Inventories as of December 31, 2024 and 2023 consisted of the following:

	December 31, 2024	December 31, 2023
Raw Materials	$2,199,756	$1,291,190
Work-in-Process	3,800,304	1,838,405
Finished Goods	6,497,927	3,230,439
Total Inventory	$12,497,987	$6,360,034

4.	PROPERTY AND EQUIPMENT
Net property and equipment as of December 31, 2024 and 2023 consisted of the following:

	December 31, 2024	December 31, 2023
Buildings	$3,190,448	$2,190,610
Leasehold Improvements	22,034,828	13,870,178
Furniture and Equipment	6,775,997	4,961,612
Computer Equipment	1,661,271	1,556,080
Vehicles	480,261	364,459
Land	480,832	304,390
Construction in Progress	4,864,999	6,831,201
Total Property and Equipment, Gross	39,488,636	30,078,530
Less: Accumulated Depreciation	(7,222,557)	(5,939,404)
Property and Equipment, Net	$32,266,079	$24,139,126

Depreciation expense totaled $1,720,266 and $1,389,460 of which $979,530 and $738,621 was included in cost of goods sold for the years ended December 31, 2024 and 2023, respectively.
5.	NOTE RECEIVABLE
The Company had a note receivable due from a third party that was issued in connection with the third party’s refinancing of its mortgage. As part of the refinance, the third party entered into a secured promissory note in the amount of $5,000,000 due to the Company with an annual interest rate of 17.25% and maturity date of September 13, 2024. In October 2024, the interest portion of the note receivable was refinanced at 18.25%. The interest income totaled $919,790 for the year ended December 31, 2024. The Company has fully reserved for this amount as collectability is uncertain as of December 31, 2024.
In December 2024, the principal amount of $5,000,000 was converted to equity in exchange for preferred units in the underlying investment.
6.	BUSINESS COMBINATION
On October 24, 2024, the Company acquired four dispensaries in Las Vegas, Henderson, North Las Vegas and Pahrump, along with two provisional dispensary licenses – one in Henderson and one in the City of Las Vegas along with a provisional lounge license and a cultivation license pursuant to an Asset Purchase Agreement (“APA”), dated April 12, 2024, between Deep Roots Aria Acqco, Inc., and Deep Roots Properties, LLC, together as the Company (“The Source Purchaser”), The Source Holding LLC, and collectively with GGB Pahrump, GGB Holdco, GGB Green, GGB Nevada, GGB Nevada Land, Wellness Orchards, Nevada Organic, Sahara Merchants, NOR Oquendo Road, Henderson Organic, and Rock Canyon (“The Source Seller”).
The Company has determined that the acquisitions described below are business combinations under ASC Topic 805, Business Combinations. Acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired, and the liabilities assumed are recorded at their fair values at the date of acquisition with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill.
The Company completed the allocation of the purchase price of the assets acquired and liabilities assumed. The allocation of the purchase price was based upon estimates and assumptions.

6.
BUSINESS COMBINATION (continued)
The following table summarizes the accounting estimate of the acquisitions that occurred during the year ended December 31, 2024:

Cash	$60,000
Accounts Receivable	365,885
Inventory	3,431,517
Fixed Assets	6,314,530
Right-of-Use Assets	8,401,321
Intangible Assets	20,541,185
Lease Liabilities	(8,401,321)
Accounts Payable	(1,087,514)
Loyalty Points	(491,425)
Total Identifiable Net Assets	29,134,178
Goodwill	6,537,501
Net Assets	$35,671,679
Debt	$20,000,000
Cash	15,671,679
Total Consideration	$35,671,679

Balances are subject to change during the measurement period which will conclude at the earlier of the date the Company receives the information it was seeking about facts and circumstance that existed as of the acquisition date, learns more information is not obtainable, or up to one year following the acquisition date. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.
7.	INTANGIBLE ASSETS
As of December 31, 2024, intangible assets consisted of the following:

Licenses
Balance as of January 1, 2024	$—
Addition from business combination	20,541,184
Balance as of December 31, 2024	$20,541,184
Accumulated Amortization
Balance as of January 1, 2024	$—
Amortization	255,122
Balance as of December 31, 2024	$20,286,062

There were no intangible assets as of December 31, 2023. Intangible assets are comprised of licenses and are amortized over 15 years.
The Company recoded amortization expense of $255,122 for the year ended December 31, 2024.

7.
INTANGIBLE ASSETS (continued)
The following table outlines the estimated annual amortization expense related to intangible assets as of December 31, 2024, which is subject to amortization of 15 years.

Year Ending December 31,	Estimated Amortization
2025	$1,369,412
2026	1,369,412
2027	1,369,412
2028	1,369,412
2029	1,369,412
Thereafter	13,439,002
Total	$20,286,062

8.	GOODWILL
As of December 31, 2024, goodwill consisted of the following:

Goodwill
Balance as of January 1, 2024	$—
Addition from business combination	6,537,500
Balance as of December 31, 2024	$6,537,500
Accumulated Amortization
Balance as of January 1, 2024	$—
Amortization	121,795
Balance as of December 31, 2024	$6,415,705

There was no goodwill as of December 31, 2023.
The Company recoded amortization expense for goodwill of $121,795 for the year ended December 31, 2024.
The following table outlines the estimated annual amortization expense related to goodwill as of December 31, 2024, which is subject to amortization of 10 years.

Year Ending December 31,	Estimated Amortization
2025	$653,750
2026	653,750
2027	653,750
2028	653,750
2029	653,750
Thereafter	3,146,955
Total	$6,415,705

9.	NOTE PAYABLE
The Company has a loan and security agreement with a lender with an aggregate commitment of $20,000,000. The note bears interest at the prime rate (7.5% at December 31, 2024) with a floor of 8% plus 6.5%. The effective interest rate as of December 31, 2024 was 14.5%. The balance is due on August 15, 2027 and $2,000,000 of principal is due in 2025 and 2026. The note is collateralized by substantially all assets of the Company and is subject to certain covenants.
Amortization of debt issuance costs that were deducted from the carrying amount of long-term debt for the year ended December 31, 2024 totaled $71,305. Interest expense totaled $555,833.

9.
NOTE PAYABLE(continued)
The following table presents the note payable as of December 31, 2024. There was no debt outstanding as of December 31, 2023.

Secured note payable	$20,000,000
Less: Unamortized debt issuance costs	(1,004,569)
Total note payable, net	18,995,431
Less: current portion	(1,617,257)
Note payable, net of current portion and debt issuance costs	$17,378,174

Stated maturities of debt obligations are as follows:

	Principal Payments	Unamortized Debt Issuance Costs	Total Debt Payable
2025	$2,000,000	$382,743	$1,617,257
2026	2,000,000	382,743	1,617,257
2027	16,000,000	239,083	15,760,917
Total	$20,000,000	$1,004,569	$18,995,431

10.	SHARE-BASED COMPENSATION
On June 14, 2024, the Company granted certain employees and advisors 8,700,000 shares of restricted stock. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Estimates are subsequently revised if there is any indication that the number of shares expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.
During the year ended December 31, 2024, shares totaling 3,778,708 vested. As of December 31, 2024, 4,921,292 shares were unvested. There were no forfeitures during the year ended December 31, 2024. The grant date fair value was $1.30 and share-based compensation recognized was $4,912,321. The shares were valued based on the estimated fair market value of the Company.
11.	INCOME TAXES
As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expense directly related to the sale of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss. The Company has taken a position that it does not owe taxes attributable to the application of Section 280E of the Internal Revenue Code.
The Company is subject to examination of its income tax returns by tax authorities. Because tax matters that may be challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain. The Company does not anticipate unrecognized tax benefits to be resolved in the next twelve months and anticipates that the total amount of unrecognized tax benefits may change within the next twelve months for additional uncertain tax position taken on a go-forward basis. The Company is no longer subject to income tax examination by tax authorities for years before 2020.
The Company has an income tax receivable of $8,295,721 with uncertain tax position liabilities of $12,282,308 as of December 31, 2024. In 2023, the Company owed taxes in the amount of $7,672,022, which includes $3,880,789 related to the uncertain tax position. The deferred tax asset and related benefit and expense relates to depreciation for the years ended December 31, 2024 and 2023 . There is no state income tax for the state of Nevada.
12.	LEASE OBLIGATIONS
The Company has operating leases for its retail dispensaries and cultivation and processing facility located throughout the state of Nevada. Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term and commencement date.

12.
LEASE OBLIGATIONS (continued)
Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheet. Certain leases require payments for taxes, insurance, and maintenance and are considered non-lease components. The Company accounts for non-lease components separately.
The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.
The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provisions that expire through 2031. Some leases also contain renewal provisions and provide for rent abatement and escalating payments.
The Company recorded $2,930,806 and $2,680,516 in operating lease expense, of which $1,049,014 and $976,873 was included in the cost of goods sold for the years ended December 31, 2024 and 2023, respectively.
Other information related to operating leases as of and for the years ended December 31, 2024 and 2023 were as follows:

	2024	2023
Weighed average remaining lease term - years	5.89	6.69
Weighed average discount rate	6.0%	6.0%

Maturities of lease liabilities for operating lease as of December 31, 2024 were as follows:

Year Ending December 31,	Maturities of Lease Liabilities
2025	$4,059,956
2026	3,974,293
2027	4,092,213
2028	3,902,489
2029	4,002,286
Thereafter	3,874,699
Total Lease Payments	23,905,936
Less: Imputed Interest	(3,856,253)
Present Value of Lease Liability	$20,049,683

13.	RELATED PARTY TRANSACTIONS
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party when there is a transfer of resources or obligations between related parties.
The Company entered into transactions with DRN Properties LP (“DRN”), which is a related party due to common ownership. The Company leases its cultivation and production facility, along with one of its dispensary and office spaces from DRN. The Company paid $1,991,575 and $1,933,568 for rent for the years ended December 31, 2024 and 2023, respectively. The lease expense totaled $2,116,468 of which $959,436 was included in the cost of goods sold and $1,157,032 was included in the general and administrative expenses in the consolidated statements of income for the years ended December 31, 2024 and 2023, respectively. No amounts were due to or due from DRN, LLC as of December 31, 2024. Related party operating lease right-of-use assets and operating lease liabilities totaled $10,372,474 and $10,919,485, respectively as of December 31, 2024. Related party operating lease right-of-use assets and operating lease liabilities totaled $11,791,216 and $15,365,177, respectively as of December 31, 2023. The weighted average remaining lease term for related party leases was approximately three years.
14.	CONCENTRATIONS
Financial instruments which potentially subject the Company to concentration of credit risks include cash in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federal insured. As of December 31, 2024, the Company had a balance of $16,066,753.

15.	LOYALTY OBLIGATIONS
The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contractual liability until customers redeem their points for discount on eligible products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred.
The Company offers a customer loyalty rewards program that allows members to earn discounts on future purchases. Unused discounts earned by loyalty rewards program members are included in accrued liabilities and recorded as a sales discount at the time a qualifying purchase is made. The value of points accrued as of December 31, 2024 and 2023 was approximately $584,000 and $324,000, respectively. The amount has been included in accrued liabilities in the Company’s consolidated balance sheets.
16.	COMMITMENTS AND CONTINGENCIES
(a)	Claims and Litigation
From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.
(b)	Contingencies
The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2024, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.
17.	SUBSEQUENT EVENTS
Management has evaluated significant events or transactions that have occurred since the consolidated balance sheet date and through February 26, 2025, the date the consolidated financial statements were available to be issued. Management has determined that no events or transactions have occurred subsequent to December 31, 2024, that require additional disclosure in the consolidated financial statements or notes.

WholesomeCo, Inc. and Subsidiaries
Consolidated Financial Statements
As of December 31, 2024 and 2023 and
For the Years Then Ended
Together with Independent Auditors’ Report

To the Board of Directors of
WholesomeCo, Inc.
Opinion
We have audited the accompanying consolidated financial statements of WholesomeCo, Inc. and subsidiaries (a Delaware corporation), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to financial statements.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WholesomeCo, Inc. and subsidiaries (collectively, the Company) as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (US GAAP).
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion.
Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043

In performing an audit in accordance with generally accepted auditing standards, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

February 27, 2025
3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043

Consolidated Balance Sheets

	As of December 31,
	2024	2023
Assets
Current Assets:
Cash	$8,466,848	$3,361,256
Accounts receivable	896,153	703,353
Income tax receivable	—	674,502
Inventories, net	5,957,098	4,334,405
Prepaid expenses and other current assets	771,589	379,432
Total Current Assets	16,091,688	9,452,948
Property and equipment, net	10,203,892	8,822,413
Operating lease right-of-use assets	8,142,453	8,839,844
Other assets	37,377	41,944
Total Assets	$34,475,410	$27,157,149
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$1,156,620	$1,668,906
Accrued expenses	2,820,436	2,156,389
Income tax payable	1,317,482	—
Current portion of operating lease obligations	535,206	681,152
Current portion of long-term debt	3,536,763	3,120,554
Total Current Liabilities	9,366,507	7,627,001
Related-party line of credit	999,978	1,537,846
Long-term debt, net	5,578,273	8,942,262
Operating lease obligations, net of current portion	8,039,836	8,422,176
Uncertain tax position liability	6,277,969	3,102,734
Deferred income taxes, net	628,915	611,613
Total Liabilities	30,891,478	30,243,632
Commitments and contingencies
Stockholders’ Equity (Deficit):
Series A common stock, $0.001 par value, 12,000,000 shares authorized; 8,914,975 and 8,771,775 shares issued and outstanding, respectively	8,915	8,772
Series B common stock, $0.001 par value, 8,000,000 shares authorized; 8,000,000 shares issued and outstanding	8,000	8,000
Series B2 common stock, $0.001 par value, 385,567 shares authorized; 385,567 issued and outstanding	386	386
Additional paid-in capital	8,457,651	8,213,163
Accumulated deficit	(5,920,261)	(11,316,804)
Total WholesomeCo, Inc. equity (deficit)	2,554,691	(3,086,483)
Equity attributable to noncontrolling interest	1,029,241	—
Total stockholders’ equity (deficit)	3,583,932	(3,086,483)
Total liabilities and stockholders’ equity (deficit)	$34,475,410	$27,157,149

See accompanying notes to consolidated financial statements.

Consolidated Statements of Income

	For the Years Ended December 31,
	2024	2023
Revenue, net	$47,500,989	$37,179,783
Cost of goods sold	18,752,885	17,346,633
Gross profit	28,748,104	19,833,150
Selling, general and administrative	16,932,100	14,297,993
Operating income	11,816,004	5,535,157
Other income (expense):
Interest expense	(1,729,713)	(2,132,864)
Gain (loss) on disposal of property and equipment	50,000	(287,767)
Other income	75,295	1,119
Total other expense, net	(1,604,418)	(2,419,512)
Net income before income taxes	10,211,586	3,115,645
Provision for income taxes	(5,185,802)	(3,024,340)
Net income	5,025,784	91,305
Net loss attributable to noncontrolling interest	(370,759)	—
Net income attributable to WholesomeCo, Inc.	$5,396,543	$91,305

See accompanying notes to consolidated financial statements.

Consolidated Statements of Stockholders’ Equity (Deficit)

							For the Years Ended December 31, 2024 and 2023
	Series A Common Stock		Series B Common Stock		Series B2 Common Stock		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2023	8,722,235	$8,722	8,000,000	$8,000	385,567	$386	$ 8,141,880	$(11,408,109)	$—	$(3,249,121)
Issuance of common stock upon exercise of stock options	141,690	142	—	—	—	—	41,647	—	—	41,789
Repurchase of common stock	(92,150)	(92)	—	—	—	—	(69,113)	—	—	(69,205)
Stock-based compensation	—	—	—	—	—	—	98,749	—	—	98,749
Net income	—	—	—	—	—	—	—	91,305	—	91,305
Balance at December 31, 2023	8,771,775	8,772	8,000,000	8,000	385,567	386	8,213,163	(11,316,804)	—	(3,086,483)
Issuance of common stock upon exercise of stock options	143,200	143	—	—	—	—	51,639	—	—	51,782
Issuance of Series 2 preferred stock at Arches IP, Inc. subsidiary	—	—	—	—	—	—	—	—	1,400,000	1,400,000
Stock-based compensation	—	—	—	—	—	—	192,849	—	—	192,849
Net income (loss)	—	—	—	—	—	—	—	5,396,543	(370,759)	5,025,784
Balance at December 31, 2024	8,914,975	$8,915	8,000,000	$8,000	385,567	$386	$ 8,457,651	$(5,920,261)	$1,029,241	$3,583,932

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$5,025,784	$91,305
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of property and equipment	(50,000)	111,592
Stock-based compensation	192,849	98,749
Depreciation and amortization	1,634,395	1,491,906
Amortization of debt issuance costs	57,433	57,433
Amortization of debt discount	231,640	298,722
Amortization of right-of-use asset	697,391	618,775
Deferred income taxes	17,302	(314,500)
Changes in operating assets and liabilities:
Accounts receivable	(192,800)	(703,353)
Income tax receivable	674,502	(674,502)
Inventories	(1,622,693)	(1,514,033)
Prepaid expenses and other assets	(389,157)	33,159
Accounts payable	(512,286)	(399,302)
Accrued expenses	664,047	1,132,603
Income tax payable	1,317,482	(34,392)
Uncertain tax position liability	3,175,235	3,102,734
Operating lease obligations	(528,286)	(420,123)
Net cash provided by operating activities	10,392,838	2,976,773
Cash flows from investing activities:
Purchase of property and equipment	(3,014,307)	(1,349,737)
Proceeds from sale of property and equipment	6,425	—
Net cash used in investing activities	(3,007,882)	(1,349,737)
Cash flows from financing activities:
Proceeds of note payable	—	1,328,430
Payments on note payable	(2,746,533)	(1,069,364)
Payments on related-party promissory note	(384,591)	(257,796)
Repayments on related-party line of credit	(600,022)	—
Issuance of Series 2 preferred stock at Arches IP, Inc. subsidiary	1,400,000	—
Repurchase of common stock	—	(69,205)
Stock option exercise	51,782	41,789
Net cash used in financing activities	(2,279,364)	(26,146)
Net change in cash	5,105,592	1,600,890
Cash as of beginning of year	3,361,256	1,760,366
Cash as of end of year	$8,466,848	$3,361,256
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,776,709	$1,776,709
Cash paid for income taxes	$—	$3,058,732
Supplemental schedule of non-cash investing and financing activities:
Property and equipment disposed of in exchange for forgiveness of debt	$43,575	$—
Right-of-use assets obtained in exchange for new operating lease obligations	$—	$5,257,380
Forgiveness of accounts payable in exchange for property and equipment	$—	$917,606

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements
1. Description of Organization and Summary of Significant Accounting Policies
Organization
WholesomeCo, Inc. (WholesomeCo) was incorporated on June 15, 2020, as a Delaware corporation. The Company is a complete, plant-to-patient medical cannabis company. The Company cultivates, processes and sells high-quality cannabis products such as flowers, vape cartridges, edibles, beverages and concentrates. The Company is focused on providing the medicinal value of cannabis through its products as a natural path to health and wellness. The Company markets to retail stores and directly to consumers in the state of Utah in the United States of America.
On February 28, 2024, WholesomeCo formed Arches IP, Inc. (Arches) and transferred its intellectual property specific to the cannabis delivery management platform in exchange for 12,600,000 Series 1 preferred stock. An outside investor purchased 2,273,362 shares of Series 2 preferred stock in exchange for $1,400,000. The purpose of setting up Arches was to allow that entity to build a customer base and grow revenues by specifically selling access to the Arches platform to cannabis companies across the United States of America. As of December 31, 2024, Wholesome owns 84.72% of Arches and the investor owning a 15.28% noncontrolling interest.
On December 18, 2024, the Company entered into a definitive merger agreement with Vireo Growth, Inc., a publicly traded company, to be acquired along with three other cannabis companies located in the United States of America. It is expected the transaction will close in the second quarter of 2025. Total consideration for all four cannabis companies is approximately $397,000,000 in a series of all stock transactions.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of WholesomeCo, Inc. and its majority owned subsidiary Arches IP, Inc. and its wholly-owned subsidiaries Wholesome Therapy, LLC, Wholesome Ag, LLC, Wholesome Goods, LLC, Wholesome Direct, LLC and WC Staffing, LLC. (collectively, the Company). All material intercompany accounts and transactions are eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.
In the normal course of business, the Company provides credit terms to its customers and generally requires no collateral. A major customer is considered to be one that comprises greater than 10% of the Company’s accounts receivable or revenues.
Concentrations of accounts receivable were as follows as of December 31:

	2024	2023
Customer A	28%	29%
Customer B	24%	*
Customer C	16%	18%
Customer D	10%	15%
Customer E	*	11%

*	Customer did not make up 10% or more of accounts receivable
No customers represented greater than 10% of the Company’s revenues for the years ended December 31, 2024 and 2023.

Major vendors are defined as those vendors having expenditures made by the Company which exceed 10% of the Company’s total expenditures. No vendors represented greater than 10% of the Company’s total expenditures in 2024 and 2023.
The Company’s access to sources of debt funding is generally limited due to the selling of medical cannabis being legalized on the state level in many states including Utah where the Company operates, but not legal at the federal level. As a result, if the Company’s primary lender were to discontinue lending to the Company, it may have a negative impact on the operations of the Company.
Accounts Receivable and Allowance for Credit Losses
The Company sells medical cannabis products to retail and wholesale customers. Retail customers are required to present payment at the time of product delivery. Wholesale customers are allowed to purchase product on account with invoices generally due within 30 days of the invoice date. The Company began selling to wholesale customers during 2023 and does not have historical loss information for similar trade receivables. The Company evaluates the collectability of trade receivables based on the aging of trade receivables (current, 1–30 days past due, 31–60 days past due, 61–90 days past due, and more than 90 days past due). Estimates of expected credit losses are based on historical collection experience, current market conditions, and reasonable and supportable forecasts of economic conditions. The Company also provides an allowance for customers determined to be insolvent. The allowance for credit losses is maintained at a level that management considers adequate to provide for losses based on an evaluation of known and possible risks of collection of receivable balances. Recoveries of receivables previously charged off receivables are recorded when payment is received. As of December 31, 2024 and 2023, the Company determined no allowance for credit losses was required.
Inventories
Inventories are primarily comprised of raw materials, internally produced work in process, finished goods and packaging materials. Inventories also include finished products purchased at wholesale from other medical cannabis companies that are offered for sale by the Company.
Costs incurred during the growing and production process are capitalized as incurred to the extent that cost does not exceed net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes. The Company capitalizes pre-harvest costs.
Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.
Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion, disposal and transportation for inventories in process. The Company periodically reviews its inventory and identifies that which is excess, slow moving and obsolete by considering factors such as inventory levels, expected product life and forecasted sales demand. Any identified excess, slow moving and obsolete inventory is written down to its net realizable value through a charge to cost of goods sold. As of December 31, 2024 and 2023, the allowance for slow moving and obsolete inventory was $84,205 and $134,968, respectively.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter) as follows:

Leasehold improvements	Shorter of lease term or 3-7 years
Production equipment	5 years
Office equipment	3-7 years
Vehicles	3 years

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation and amortization are removed from the related accounts and any gain or loss is realized.

Impairment of Long-Lived Assets
The Company reviews its property and equipment, and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. If it is determined that the estimated undiscounted future cash flows are not sufficient to recover the carrying value of the asset, an impairment loss is recognized in the consolidated statements of income for the difference between the carrying value and the fair value of the asset. Management does not consider any of the Company’s assets to be impaired as of December 31, 2024 and 2023.
Lease Commitments
The Company leases certain office and warehouse space as well as farmland. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. For all arrangements where it is determined that a lease exists, the related right-of-use assets and lease liabilities are recorded within the consolidated balance sheet as either operating or finance leases. At inception or modification, the Company calculates the present value of lease payments using the implicit rate determined from the contract or the risk-free rate as allowed for non-public entities. The present value is adjusted for prepaid lease payments, lease incentives, and initial direct costs (e.g. commissions). The Company’s leases may require fixed rental payments, variable lease payments based on usage or sales and fixed non-lease costs relating to the leased asset. Variable lease payments are generally not included in the measurement of the right-of-use assets and lease liabilities. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheet. Lease expense is recognized for operating leases on a straight-line basis over the lease term. Fixed non-lease costs, for example common-area maintenance costs, taxes, insurance, and maintenance, are included in the measurement of the right-of-use asset and lease liability as the Company does not separate lease and non-lease components. For leases that include one or more options to renew, management determines whether its reasonably certain those renewal options will be exercised at lease commencement and includes the renewal periods in the calculation of the right-of-use asset and lease liability when it is reasonably certain the renewal option will be exercised. The depreciable life of assets and leasehold improvements are limited by the expected lease term unless there is a transfer of title or purchase option reasonably certain to exercise.
As of January 1, 2024, the Company adopted the accounting policy to calculate the present value of lease payments for real property leases using the rate implicit in the lease, if known, or its incremental borrowing rate for a similar secured borrowing arrangement.
Debt and Attached Equity-Linked Instruments
The Company measures issued debt on an amortized cost basis, net of debt premium/discount and debt issuance costs amortized using the effective interest rate method or the straight-line method when the latter does not lead to materially different results.
The Company analyzes freestanding equity-linked instruments including warrants attached to debt to determine whether the instrument meets the definition of the derivative and whether it is considered indexed to the Company’s own stock.
If the instrument is not considered indexed to the Company’s stock, it is classified as an asset or liability recorded at fair value. If the instrument is considered indexed to the Company’s stock, the Company analyzes additional equity classification requirements. When the requirements are met, the instrument is recorded as part of the Company’s equity, initially measured based on its relative fair value with no subsequent re-measurement. When the equity classification requirements are not met, the instrument is recorded as an asset or liability and is measured at fair value with subsequent changes in fair value recorded in earnings.
Equity-Based Compensation
The Company accounts for all equity-based awards granted to employees and nonemployees using a fair value method. Equity-based compensation is recognized as an expense and is measured at the fair value of the award. The measurement date for employee awards is generally the date of the grant. Equity-based compensation costs are recognized as expense ratably over the requisite service period, which is generally the vesting period for awards with only a service condition. Forfeitures are accounted for as they occur.

The Company uses the Black-Scholes option pricing model to determine the fair value of equity-based awards issued to employees and nonemployees. The Black-Scholes option pricing model is affected by the unit price and a number of assumptions, including the award’s expected life, risk-free interest rate, the expected volatility of the underlying stock and expected dividends.
These assumptions are estimated as follows:
•
Fair Value of Underlying Stock – The Company’s Board of Directors determines the fair value of the underlying common stock based on past transactions in the Company’s stock and current information about the enterprise value of the Company.

•
Risk-Free Interest Rate – The risk-free interest rate used in the Black-Scholes option pricing model is the implied yield available on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options.

•
Expected Term – The Company estimates the expected term for equity-based awards using the simplified method due to the lack of historical exercise activity for the company. The simplified method calculates the expected term as the mid-point between the vesting date and the contractual expiration date of the award.

•	Volatility – The Company estimates the price volatility factor based on the historical volatilities of comparable public companies as there is no trading history of the Company’s common stock.
•	Expected Dividend Yield – The Company has no history or expectation to pay dividends for the foreseeable future.
Revenue Recognition
The Company generates its revenues from three main sources: (1) direct to consumer product sales; (2) wholesale product sales to distributors; and (3) subscriptions to the Arches software platform. Revenues for product sales and subscription services are recognized when control of these goods or services is transferred to customers in an amount that reflects the consideration expected to be received by the Company in exchange for those goods or services.
The Company determines revenue recognition through the following steps:
•	Identification of the contract, or contracts, with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of revenue when, or as, each performance obligation is satisfied
The Company’s contracts with customers generally contain a single performance obligation. The Company’s contracts with customers consist of the following:
Direct to Consumer Revenues
Direct to consumer revenues contain one performance obligation – product transfer. Revenues from direct-to-consumer sales are recognized upon the satisfaction of performance obligations, which occurs when control of the good transfers to the customer, which generally occurs upon delivery of the product to the customer.
Wholesale Revenues
Wholesale revenues contain one performance obligation – product transfer. Revenues from product sales are recognized upon the satisfaction of performance obligations, which occurs when control of the good transfers to the customer, which generally occurs upon delivery of the product to the customer.
Software Subscription Revenues
The Company’s subscription arrangements generally do not provide customers with the right to take possession of the software supporting the platform and, as a result, are accounted for as service arrangements. Access to the Company’s platform represents a series of distinct services as the Company continually provides access to, and fulfills its obligation to, the end customer over the subscription term. The series of distinct services represents a single performance obligation that is satisfied over time.

For the years ended December 31, 2024 and 2023, revenues by sales channel were as follows:

	2024	2023
Direct-to-consumer	$39,937,299	$33,523,256
Wholesale	7,563,690	3,656,527
Subscription	—	—
	$47,500,989	$37,179,783

For the years ended December 31, 2024 and 2023, revenues are presented net of discounts and refunds provided to customers of $10,696,567 and $6,594,503, respectively.
The Company offers a loyalty reward program to its retail customers. A portion of the revenue generated in a sale must be allocated to the loyalty points earned. The amount allocated to the points earned is deferred until the loyalty points are redeemed or expire. As of December 31, 2024 and 2023, the Company had deferred revenue of $457,695 and $273,665, respectively, due to its loyalty reward program, that is included in accrued expenses in the consolidated balance sheets.
Sales Tax
The Company collects from certain customers and remits to governmental agencies sales and other taxes. The Company reports the collection of these taxes on a net basis and such taxes are excluded from revenues.
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carry value of assets and liabilities for tax and financial reporting purposes. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred income tax assets are reviewed periodically for recoverability, and a valuation allowance is provided when it is more likely than not that some or all of the deferred income tax assets may not be realized.
Tax positions for the Company are subject to income tax audits by tax jurisdictions in the United States. The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not that the position will be sustained upon examination by the taxing authority, based on the technical merits. The tax benefit recognized is measured as the largest amount of benefit which is greater than 50 percent likely to be realized upon settlement with the taxing authority. The Company recognizes interest and penalties accrued related to unrecognized tax benefits in its tax provision.
As the Company operates in the cannabis industry, it is subject to the limitations of the Internal Revenue Code of 1986, Section 280E, under which the Company is only allowed to deduct expenses directly related to sales of product from its taxable income. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under the Internal Revenue Code of 1986, Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.
Advertising
Advertising costs are expensed as incurred. Advertising expenses totaled $333,389 and $545,571 for the years ended December 31, 2024 and 2023, respectively.
Reclassification in Prior Year Financial Statements
Certain balances in the 2023 financial statements have been reclassified to conform to the 2024 financial statement presentation.
Subsequent Events
Management has evaluated events and transactions for potential recognition or disclosure through February 27, 2025, which is the day the consolidated financial statements were available to be issued.

2. Inventories
Inventories consist of the following as of December 31:

	2024	2023
Raw materials	$600,674	$185,264
Work in process	2,443,622	2,256,194
Finished goods	2,997,007	2,027,915
Inventory reserve	(84,205)	(134,968)
	$5,957,098	$4,334,405

3. Property and Equipment
Property and equipment consist of the following as of December 31:

	2024	2023
Leasehold improvements	$7,323,902	$5,936,635
Production equipment	1,805,199	3,231,599
Office equipment	3,803,471	709,281
Construction in process	2,278	155,077
Vehicles	37,784	154,072
	12,972,634	10,186,664
Less accumulated depreciation and amortization	(2,768,742)	(1,364,251)
	$10,203,892	$8,822,413

Depreciation and amortization on property and equipment for the years ended December 31, 2024 and 2023 was $1,632,828 and $1,491,906, respectively.
4. Accrued Expenses
Accrued expenses consist of the following as of December 31:

	2024	2023
Accrued compensation	$1,104,648	$1,338,000
Goods received not invoiced	644,156	425,504
Customer credits	457,695	273,665
Deferred revenue	331,280	—
Sales taxes payable	86,052	7,214
Disputed vendor liability	36,000	—
Other	160,605	112,006
	$2,820,436	$2,156,389

5. Related-Party Line of Credit
The Company has a line of credit with three related party lenders (Lenders), as amended on July 1, 2024, provides for a revolving line of credit with a borrowing limit of $2,000,000. The revolving line of credit bears interest at 13% and is due at the end of each month until the maturity date.
As of December 31, 2024 and 2023, outstanding borrowings on the line of credit were $999,978, and $1,600,000, respectively, and the maturity date was amended to July 1, 2027.
The line of credit is collateralized against substantially all of the Company’s assets and is subject to certain covenants. As of December 31, 2024, management believes the Company is in compliance with all covenants.
In connection with the execution of the line of credit agreement the Company issued to the Lenders 1,579,766 Class A Common warrants with an exercise price of $0.01. The Company determined the warrants were an equity instrument representing a debt discount to be amortized over the initial term of the line of credit, which had an original maturity date of July 17, 2024. Amortization of the debt discount was $62,154 and $114,578 for the years ended December 31, 2024 and 2023, respectively and is included in interest expense on the consolidated statements of income. At inception the value of the warrants was $458,312. As of December 31, 2024 and 2023 the unamortized portion of the debt discount was $0 and $62,154, respectively.
6. Long-Term Debt
Term Loan
The Company entered into a loan agreement with a lending institution on July 26, 2022 for up to $12,500,000 in the form of a term loan agreement (Term Loan). Interest accrues at a rate of 11.25% per annum and is due monthly. Repayment of principal and interest begins on August 26, 2023. The term loan matures on July 26, 2027. As of December 31, 2024 and 2023, the balance on the Term Loan was $8,703,774 and $11,448,087, respectively.
The Term Loan is collateralized against substantially all the Company’s assets and is subject to certain financial and negative covenants. As of December 31, 2024, management believes the Company is in compliance with all covenants.
In connection with the execution of the Term Loan, the Company issued 293,580 Class A Common shares to certain investors for providing a guaranty of the full and complete payment of the loan. The Company has determined that the shares represent a debt discount cost to be amortized over the term of the agreement. The value of the shares was $137,983. Amortization of the debt discount was $27,597 and $42,255 for the years ended December 31, 2024 and 2023, respectively and is included in interest expense on the consolidated statements of income. As of December 31, 2024 and 2023, the unamortized portion of the debt discount was $68,131 and $95,728, respectively.
The Company incurred $287,165 of debt issuance costs, which is recorded net of the Term Loan balance and amortized over the life of the loan. Amortization of debt issuance costs was $57,433 and $57,433 for the years ended December 31, 2024 and 2023, respectively, and is included in interest expense on the consolidated statements of income. As of December 31, 2024 and 2023, the unamortized balance of debt issuance costs was $152,274 and $201,015.
The lenders of the line of credit and related-party promissory note have entered into a subordination and intercreditor agreement with the term loan lender, providing that the line of credit and related-party promissory note are subordinate to the term loan.
Related-Party Promissory Note
The Company entered into a term loan promissory note (Term Loan Promissory Note) with a related party on March 30, 2022 for $4,430,000. Interest accrues at a rate of 10% per annum and is due monthly. Repayment of principal and interest begins on March 30, 2023. The term loan matures on March 31, 2027. As of December 31, 2024 and 2023, the balance on the Term Loan Promissory Note was $996,305 and $1,372,204, respectively.
The Term Loan Promissory Note is collateralized against substantially all the Company’s assets and is subject to certain covenants. As of December 31, 2024, management believes the Company is in compliance with all covenants.
In connection with the execution of the Term Loan Promissory Note the Company issued 1,542,272 Class A Common warrants with an exercise price of $0.01. The Company determined that the warrants were an equity instrument representing a debt discount to be amortized over the term of the agreement. Amortization of the debt discount was $141,889 and $141,889 for the years ended December 31, 2024 and 2023, respectively, and is included in interest expense on the consolidated statements of income. At inception the value of the warrants was $713,744. As of December 31, 2024 and 2023, the unamortized portion of the debt discount was $364,638 and $506,527.
Vehicle Loans
The Company has various vehicle loans for vehicles used in the Company’s operations. All of the loans mature in 2026. Interest accrues at a rate of 3.20% - 4.99% per annum and principal and interest payments are due monthly. Payments range from $362 to $507. During 2024, the vehicles that secured the loans were traded to the dealership to satisfy the outstanding loans. As of December 31, 2024 and 2023, the balance on the vehicle loans was $0 and $45,795, respectively.

Long-term debt consists of the following as of December 31:

	2024	2023
Term loan	$8,703,774	$11,448,087
Related-party promissory note	996,305	1,372,204
Vehicle loans	—	45,795
	9,700,079	12,866,086
Less current portion	(3,536,763)	(3,120,554)
Less unamortized debt issuance costs	(143,582)	(201,015)
Less unamortized debt discount	(441,461)	(602,255)
	$5,578,273	$8,942,262

Future maturities of long-term debt are as follows:

Years Ending December 31,
2025	$3,536,763
2026	3,905,748
2027	2,257,568
Total	$9,700,079

7. Stockholders’ Equity
Common Stock
The Company has authorized the issuance of 20,385,567 shares of common stock. Outstanding shares as of December 31, 2024 and 2023 were 17,300,542 and 17,157,342 respectively.
The Company’s common stock entitles holders to one vote for each share on all matters submitted to a vote of the shareholders. Holders of common stock do not have any cumulative voting rights. In the event of the Company’s liquidation or dissolution, holders of the Series A Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding Series B Common Stock. Holders of the common stock have no dividend, preemptive, subscription, redemption or conversion rights.
Common Stock Warrants
The Company has entered into warrant agreements in connection with credit agreements and promissory notes (see Notes 5 and 6). The Company has issued an aggregate 3,516,973 warrants. Prior to 2022, 1,974,701 warrants were exercised at their exercise price of $0.01. No warrants were exercised in 2023 or 2024.
Arches Series 2 Preferred Stock Embedded Conversion Feature
During 2024, Arches issued 2,273,362 shares of Series 2 preferred stock to a noncontrolling interest investor in exchange for $1,400,000. The Series 2 preferred stock has an embedded conversion that allows the holder of the Series 2 preferred stock to convert to common stock. The Series 2 preferred stock had an original issue price of $0.61528. If the holder of the Series 2 preferred stock achieves certain accretive market share revenue as defined in the operating agreement from use of the Arches software platform the conversion price will ratchet down to $0.501785, $0.457923, $0.387743, and $0.334076 depending on the level of increase in accretive market share revenue. The Company determined this conversion feature is a derivative liability within the scope of ASC 815, Derivatives and Hedging; however, as of December 31, 2024, the Company determined it had an immaterial value.
Downround Protection – Arches Preferred Stock
The certificate of incorporation for Arches provides that if Arches sells common stock at a price that is lower than any of current conversion prices of the Series Preferred stock, then the conversion price will be reduced to a price based upon a broad-based weighted average formula in the Arches’ Certificate of Incorporation. This feature is frequently referred to as “down-round protection.” The Company has determined this embedded conversion option is more akin to equity and has not recorded a liability for the instrument as of December 31, 2024.

Stock Options
WholesomeCo Equity Incentive Plan
The WholesomeCo 2020 Equity Incentive Plan (the Plan) includes incentive stock options, nonqualified stock options, restricted stock and restricted stock units (collectively, Awards) to be granted to employees, consultants and directors of the Company. A total of 2,179,282 shares have been authorized for issuance under this Plan and 433,896 shares remain available to be issued under the Plan. The exercise price of the Awards is determined by the Company’s board of directors or committee of nonemployee directors thereof in good faith. The granting of shares and exercise price must be approved by the Company’s board of directors. In general, the Awards vest over a period of approximately four years and expire 10 years from the date of grant.
The fair value of each option grant is estimated on the date of grant using the Black Scholes option pricing model. Since the Company does not have sufficient historical data on the volatility of its stock, the expected volatility is based on the volatility of similar entities (referred to as guideline companies). In evaluating similarity, the Company considered factors such as industry, stage of life cycle, size and financial leverage. The expected term of a stock option is the period of time for which the option is expected to be outstanding. The Company used the simplified method as the expected term of the grants.
The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the estimated life of the option. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. The Company accounts for forfeitures in the year they occur.
Stock-based compensation for the years ended December 31, 2024 and 2023, was $90,318 and $98,749, respectively. As of December 31, 2024, the Company had $36,484 of unrecognized stock-based compensation costs related to non- vested awards that will be recognized over a weighted-average period of 2.27 years.
The fair value of each stock-based award granted was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

	2024	2023
Weighted average fair value of options granted	$0.45	$0.39
Weighted average expected dividend yield	0.00%	0.00%
Weighted average expected volatility	80.07%	70.36%
Weighted average risk-free interest rate	4.14%	4.06%
Weighted average expected life (in years)	5.73	5.44

The following sets forth the outstanding common stock options and related activity for the years ended December 31, 2024 and 2023:

	Number of Options	Weighted Average Exercise Price Per Share
Outstanding as of January 1, 2023	1,501,432	$0.42
Granted	328,390	0.61
Exercised	(141,690)	0.31
Forfeited	(28,835)	0.50
Expired	(14,583)	0.44
Outstanding as of December 31, 2023	1,644,714	0.46
Granted	209,159	0.64
Exercised	(143,200)	0.36
Forfeited	(15,100)	0.64
Expired	(2,187)	0.60
Outstanding as of December 31, 2024	1,693,386	$0.49

The following summarizes information about stock options outstanding as of December 31, 2024:

Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$0.30	402,126	5.74	$0.30	402,126	$0.30
0.52	236,960	1.91	0.52	236,960	0.52
0.60	340,015	7.90	0.60	289,576	0.60
0.47	428,226	6.54	0.47	410,629	0.47
0.63	231,959	9.09	0.63	87,876	0.63
0.66	54,100	9.54	0.66	21,682	0.66
	1,693,386			1,448,849

The intrinsic value of all options exercised for the years ended December 31, 2024 and 2023 was $42,873 and $45,601, respectively. As of December 31, 2024, the aggregate intrinsic value of options outstanding and options exercisable was $2,759,717 and $2,392,001, respectively. As of December 31, 2023, the aggregate intrinsic value of options outstanding and options exercisable was $276,837 and $244,160, respectively.
Arches Equity Incentive Plan
The WholesomeCo 2024 Equity Incentive Plan (the Arches Plan) includes equity incentive awards such as stock options, restricted stock, restricted stock units and stock appreciation rights (collectively, Arches Awards) to be granted to employees, consultants and directors of the Company. A total of 7,860,271 shares have been authorized for issuance under the Arches Plan and 462,407 shares remain available to be issued under the Arches Plan. The exercise price of the Arches Awards is determined by Arches’ board of directors or committee of nonemployee directors thereof in good faith. The granting of shares and exercise price must be approved by Arches’ board of directors. In general, the Arches awards vest over a period of approximately two to four years and expire 10 years from the date of grant.
The fair value of each option grant is estimated on the date of grant using the Black Scholes option pricing model and inputs as previously disclosed in the “WholesomeCo Equity Incentive Plan” paragraphs.
Stock-based compensation for the year ended December 31, 2024 was $102,531. As of December 31, 2024, the Company had $380,506 of unrecognized stock-based compensation costs related to non-vested awards that will be recognized over a weighted-average period of 1.44 years.
The fair value of each stock-based award granted was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

2024
Weighted average fair value of options granted	$0.20
Weighted average expected dividend yield	0.00%
Weighted average expected volatility	80.07%
Weighted average risk-free interest rate	4.48%
Weighted average expected life (in years)	1.00

The following sets forth the outstanding common stock options and related activity for the year ended December 31, 2024:

	Number of Options	Weighted Average Exercise Price Per Share
Outstanding as of January 1, 2024	—	—
Granted	7,397,864	$0.20
Outstanding as of December 31, 2024	7,397,864	$0.20

The following summarizes information about stock options outstanding as of December 31, 2024:

Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$0.20	7,397,864	1.44	$0.20	2,053,876	$0.20

As of December 31, 2024, the aggregate intrinsic value of options outstanding and options exercisable was $0 and $0, respectively.
8. Commitments and Contingencies
Legal Matters
The Company is involved in legal proceedings from time to time arising in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.
Operating Leases
The Company leases its facilities under operating leases. The Company performed evaluations of its contracts and determined its identified leases are operating leases. The weighted average remaining lease terms and interest rates were as follows as of December 31:

Lease Term and Discount Rate	2024	2023
Weighted average remaining lease term (years)
Operating leases	9.46	10.57
Weighted average discount rate
Operating leases	9.45%	2.91%

The following table reconciles the undiscounted future cash flows for the next five years and thereafter to the operating lease obligations recorded within the consolidated balance sheet as of December 31, 2024:

Years Ending December 31,
2025	$1,329,842
2026	1,370,430
2027	1,412,755
2028	1,455,751
2029	1,499,607
Thereafter	6,251,453
Total lease payments	13,319,838
Less: interest	(4,744,796)
Present value of lease liability	$8,575,042

Cash payments included in the measurement of the operating lease liability for the year ended December 31, 2024 was $857,297. Rental expense under operating leases was $1,421,777 and $918,778 for the years ended December 31, 2024, and 2023, respectively, and is included in selling, general and administrative expenses in the consolidated statements of income.
9. Related Party Transactions
During 2023, the Company entered into a 10-year lease agreement for property in Grantsville, Utah that is owned by members of the Company. During 2024 and 2023, lease payments totaled $398,744 and $276,767, respectively.
See Note 5 and 6 for related-party line of credit and long-term debt transactions.

Arches issued Series 2 preferred stock to a noncontrolling interest investor (See Note 7) who is also a customer of Arches. For the year ended December 31, 2024, no revenue was recognized from this customer; however, as of December 31, 2024, the Company has $312,500 of deferred revenue from this customer classified in accrued liabilities on the consolidated balance sheet.
10. Retirement Plan
The Company sponsors a defined contribution 401(k) retirement plan (the Retirement Plan). Employees who have completed two months of service and are 21 years of age are eligible to participate in the Retirement Plan. Employees may elect to contribute a portion of their annual compensation subject to certain limits. As set forth in the Retirement Plan document, a discretionary contribution may be made by the Company that matches a percentage of annual compensation contributed by the participants in the Retirement Plan. For the years ended December 31, 2024 and 2023, the Company contributed $523,759 and $172,171, respectively, to the Retirement Plan.
11. Income Taxes
The (provision) benefit for income taxes consisted of the following for the year ended December 31:

	2024	2023
Current	$(5,168,500)	$(3,338,840)
Deferred	(17,302)	314,500
	$(5,185,802)	$(3,024,340)

The (provision) benefit for income taxes differs from the amount computed at federal statutory rates as follows for the year ended December 31:

	2024	2023
Federal income tax at statutory rates	$(2,144,433)	$(654,285)
State income taxes, net of federal tax benefits	(245,694)	(116,375)
Uncertain tax positions	(1,912,998)	(3,968,693)
Permanent differences	(110,764)	(10,989)
Penalties and interest	(525,207)	—
Change in valuation allowance	(354,514)	—
Other	107,808	—
Net operating loss recognition	—	1,770,284
State rate changes	—	5,660
Out of period true up	—	(49,942)
	$(5,185,802)	$(3,024,340)

Significant components of the Company’s deferred income tax assets (liabilities) are as follows as of December 31:

	2024	2023
Fixed assets	$(756,976)	$(604,533)
Right-of-use asset	(2,009,028)	(2,181,098)
Operating lease liabilities	2,115,763	2,078,045
174 capitalization	278,726	—
Valuation allowance	(354,514)	—
Other	97,114	95,973
	$(628,915)	$(611,613)

The Company’s provision for income taxes differs from the result of applying the statutory tax rate to income before provision for income taxes, primarily due to state income taxes, net operating losses, depreciation expense, and changes in valuation uncertain tax positions as well as non-deductible expenses, which largely consist of expenses subject to Section 280E disallowance.

As of December 31, 2024, the Company has domestic federal and state net operating loss (NOL) carryforwards available to offset future domestic taxable income, if any, of approximately $199,315. The NOL carryforwards generated can be carried forward indefinitely.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.
The utilization of the NOL carryforwards is subject to annual limitations under Section 382 of the Internal Revenue Code. Section 382 imposes limitations on a corporation’s ability to utilize its NOL carryforwards if it experiences an “ownership change.”
In general terms, an ownership change results from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50% over a three-year period.
The Company operates in the legal cannabis industry but is subject to Section 280E. Section 280E prohibits businesses engaged in the trafficking of controlled substances (within the meaning of Schedule I and II of the Controlled Substance Act) from deducting normal business expenses associated with the sale of cannabis, such as payroll and rent, from gross profit (revenue less cost of goods sold). The application of Section 280E has a significant impact on the retail operations of cannabis and a lesser impact on cultivation and manufacturing operations. Section 280E was originally intended to penalize criminal market operators; however, since cannabis remains a Schedule I controlled substance for U.S. Federal purposes, the Internal Revenue Service (IRS) has applied Section 280E to state-legal cannabis businesses. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its gross profit.
In addition, for states, within which the Company operates, that align their tax codes with Section 280E, the Company is also unable to deduct normal business expenses for state tax purposes. This results in permanent differences between ordinary and necessary business expenses that have been deemed non-allowable as well as a higher effective tax rate than in most industries. The non-deductible expenses shown in the above effective tax rate reconciliation are generated primarily by the impact of applying Section 280E to the Company’s cannabis operations.
The IRS has invoked Section 280E in tax audits against various state-legal cannabis businesses in the U.S. Although the IRS has issued a clarification allowing the deduction of certain expenses, the scope of this allowance is interpreted very narrowly, resulting in the non-deductibility of certain customary operating and general administrative costs. While there are currently several pending cases before various administrative and federal courts challenging the restrictions of Section 280E, there is no guarantee that these administrative and/or federal courts will issue an interpretation of Section 280E favorable to the cannabis industry.

Proper Holdings, LLC, Subsidiaries and Affiliates
(i)	CONSOLIDATED FINANCIAL STATEMENTS
(ii)	For the Years Ended
(iii)	December 31, 2024, And 2023

Proper Holdings, LLC, Subsidiaries and Affiliates

For the Years Ended December 31, 2024 and 2023

1) Independent Auditors’ Report
To the Board of Directors
Proper Holdings, LLC and Subsidiaries
St. Louis, Missouri
Opinion
We have audited the consolidated financial statements of Proper Holdings, LLC, Subsidiaries and Affiliates (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, the related consolidated statement of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of a Matter – Cannabis Laws
The Organization operates in the medical cannabis industry which is legal in the State of Missouri but illegal under United States federal law. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.
Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

BGM CPA LLC Certified Public Accountants

Bloomington, Minnesota
February 28, 2025

Proper Holdings, LLC, Subsidiaries and Affiliates
Consolidated Balance Sheets
December 31, 2024 and 2023

	2024	2023
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$15,692,405	$23,523,055
Accounts Receivable, Net of Credit Losses of $212,047 and $62,301, respectively	3,310,640	2,800,584
Inventory	8,961,309	7,119,809
Notes Receivable	9,365,858	2,500,000
Deposit	2,500,000	2,000,000
Other Receivables	191,989	88,405
Prepaid Expense	1,115,936	1,075,957
Total Current Assets	$41,138,137	$39,107,810
PROPERTY AND EQUIPMENT
Buildings	$25,610,208	$17,539,507
Leasehold Improvements	5,372,922	1,886,202
Machinery and Equipment	7,074,115	4,638,206
Vehicles	803,572	340,684
Furniture and Fixtures	1,596,560	1,291,462
Construction in Progress	1,566,794	2,145,462
	$42,024,171	$27,841,523
Less Accumulated Depreciation	(5,232,417)	(3,359,066)
Net Property and Equipment	$36,791,754	$24,482,457
OTHER ASSETS
Intangible Assets, Net	$5,840,520	$1,963,303
Right of Use Asset, Net - Operating	3,656,058	3,570,545
Right of Use Asset, Net - Financing	1,680,193	1,855,517
Due From Related Parties	—	624,584
Security Deposit	131,808	61,940
Deferred Income Tax	115,000	400,000
Investment - Arches IP Inc.	1,400,000	—
Total Other Assets	$12,823,579	$8,475,889
TOTAL ASSETS	$90,753,470	$72,066,156

See Independent Auditors’ Report and the Notes to Financial Statements

Proper Holdings, LLC, Subsidiaries and Affiliates
Consolidated Balance Sheets (continued)
December 31, 2024 and 2023

	2024	2023
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,365,808	$2,723,030
Accrued Expenses	4,073,209	3,415,823
Accrued Loyalty Liability	1,393,933	997,115
Current Portion of Notes Payable	27,040,786	17,001,816
Current Portion of Financing Liability - Related Party	56,489	—
Current Portion of Operating Lease Liabilities	588,523	467,411
Current Portion of Financing Lease Liabilities	179,745	172,200
Other Current Liabilities	56,200	50,978
Income Tax Payable	4,822,109	264,361
Total Current Liabilities	$44,576,802	$25,092,734
LONG-TERM LIABILITIES
Notes Payable - Net of Current Portion	$326,933	$13,723,936
Financing Liability - Related Party, Less Current Portion	463,511	—
Operating Lease Liabilities - Net of Current Portion	3,205,396	3,160,908
Financing Lease Liabilities - Net of Current Portion	1,793,056	1,718,187
Series B Share Liability	8,615,935	8,615,935
Advance from Hub Inc.	1,434,159	1,434,159
Total Long-Term Liabilities	$15,838,990	$28,653,125
Total Liabilities	$60,415,792	$53,745,859
MEMBERS' EQUITY	$30,337,678	$18,320,297
TOTAL LIABILITIES AND MEMBERS' EQUITY	$90,753,470	$72,066,156

See Independent Auditors’ Report and the Notes to Financial Statements

Proper Holdings, LLC, Subsidiaries and Affiliates
Consolidated Statement of Operations
For the Years Ended December 31, 2024 and 2023

	2024	2023
NET SALES	$90,408,120	$76,171,695
COST OF GOODS SOLD	46,702,829	31,409,403
GROSS PROFIT (LOSS)	$43,705,291	$44,762,292
OPERATING EXPENSES
Selling General and Administrative Expenses	$24,683,705	$18,464,848
TOTAL OPERATING EXPENSES	$24,683,705	$18,464,848
OPERATING INCOME (EXPENSE)	$19,021,586	$26,297,444
OTHER INCOME (EXPENSE)
Interest (Expense)	$(3,802,789)	$(3,424,763)
Interest Income	326,589	104,556
Royalty and Sublet Income	642,335	272,474
Bad Debt Expense	(149,746)	(62,301)
Gain/(Loss) on Disposal of Fixed Assets	—	(232,881)
Other Miscellaneous Income	500,301	207,842
TOTAL OTHER INCOME (EXPENSE)	$(2,483,310)	$(3,135,073)
INCOME (LOSS) BEFORE INCOME TAXES	$16,538,276	$23,162,371
PROVISION FOR INCOME TAXES	9,190,000	9,550,000
NET INCOME (LOSS)	$7,348,276	$13,612,371

See Independent Auditors’ Report and the Notes to Financial Statements

Proper Holdings, LLC, Subsidiaries and Affiliates
Consolidated Statement of Changes in Members’ Interest
For the Years Ended December 31, 2024 and 2023

MEMBERS' EQUITY AT DECEMBER 31, 2022	$3,188,856
MEMBER CONTRIBUTIONS	1,519,070
NET INCOME (LOSS)	13,612,371
MEMBERS' EQUITY AT DECEMBER 31, 2023	$18,320,297
MEMBER CONTRIBUTIONS	7,540,565
MEMBER DISTRIBUTIONS	(2,871,460)
NET INCOME (LOSS)	7,348,276
MEMBERS' EQUITY AT DECEMBER 31, 2024	$30,337,678

See Independent Auditors’ Report and the Notes to Financial Statements

Proper Holdings, LLC, Subsidiaries and Affiliates
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2024 and 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$7,348,276	$13,612,371
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided (Used) by Operating Activities
Depreciation and Amortization	2,321,298	1,514,308
Amortization of Operating Lease Right of Use Assets	680,422	314,318
Amortization of Financing Lease Right of Use Assets	175,324	14,610
Amortization of Debt Issuance Costs	397,260	397,260
Bad Debt Allowance	149,746	62,301
Interest added to Principal Debt	484,783	639,218
Inventory Valuation Adjustment	(1,200,000)	1,000,000
Gain (Loss) on Disposal of Fixed Assets	—	232,881
Changes in Operating Assets and Liabilities
Accounts Receivable	(659,802)	(60,028)
Inventory	689,027	(2,559,417)
Other Receivables	(103,584)	80,500
Prepaid Expenses	(33,544)	(575,273)
Security Deposits	(69,868)	(8,500)
Accounts Payable	2,682,697	360,988
Accrued Expenses	657,386	3,099,278
Accrued Loyalty Liability	323,493	281,553
Operating Lease Liabilities	(600,335)	1,724,595
Other Current Liabilities	1,717	50,928
Accrued Income Taxes	4,557,748	587,501
Deferred Income Tax	285,000	(400,000)
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	$18,087,044	$20,369,392
CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of Note Receivable	$(6,865,858)	$(2,500,000)
Repayment of Note Receivable	—	150,000
Payment for Acquisition of Nirvana Investment LLC	(2,349,530)	—
Purchase of Series Seed-2 Preferred Stock - Arches IP Inc.	(1,400,000)	—
Payment of Deposits	(2,500,000)	—
Issuance of Related Party Debt	—	(624,584)
Repayment of Related Party Debt	624,584	—
Purchases of Property and Equipment	(14,087,354)	(4,007,413)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	$(26,578,158)	$(6,981,997)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Notes Payable	$(2,440,076)	$(241,935)
Proceeds from Notes Payable	4,100,000	—
Proceeds from Issuance of Series B Preferred Shares	—	8,615,935
Payments on Finance Lease Liabilities	82,414	(1,968,779)
Proceeds for Lease Obligation	520,000	—
Net Contribution (Distribution)	(1,601,874)	690,985
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	$660,464	$7,096,206
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(7,830,650)	$20,483,601
CASH AND CASH EQUIVALENTS - Beginning of Year	23,523,055	3,039,454
CASH AND CASH EQUIVALENTS - End of Year	$15,692,405	$23,523,055

See Independent Auditors’ Report and the Notes to Financial Statements

NOTE 1:	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
Proper Holdings, LLC, Subsidiaries and Affiliates, (the Company) was organized as domestic business corporation on October 10, 2019 and is engaged in the business of operating a vertically integrated adult-use cannabis operation under the State of Missouri, Department of Health and Senior Services. Beginning in 2021, the Company began to cultivate, manufacture, and dispense marijuana and marijuana-infused products.
Principles of Consolidation
The consolidated financial statements include the accounts of the following entities:

	Ownership %
Business Name	2024	2023
Proper Holdings, LLC	100%	100%
New Growth Horizon, LLC	100%	100%
NGH Investments, LLC	100%	100%
SLCC, LLC	100%	—
Nirvana Investments, LLC and Subsidiaries	—	—
Occidental Group, Inc.	—	—

All significant intercompany balances and transactions have been eliminated in consolidation. See Note 16 – Affiliates and Note 17 – Commitments for details.
Basis of Accounting
The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP).
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.
Fair Value Measurement
The estimated fair values of the Company’s short-term financial instruments, including receivables and payables arising in the ordinary court of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At times, cash and cash equivalents may be in excess of FDIC insurance limits. The Company deposits held in excess of federally insured limits as of December 31, 2024 and 2023 was $13,014,060 and $19,289,962, respectively.
Accounts Receivable-Allowance for Credit Losses
The Company uses the allowance method to account for bad debts. This method provides allowances for doubtful receivables equal to the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on historic collection experience coupled with a review of the current status of existing receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events and any other factors deemed relevant by the Company. The Company writes off uncollectible accounts after they have exhausted the collection process. The Company extends unsecured credit to its customers in the normal course of business.

NOTE 1:
NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)
Inventories
Inventory is stated at the weighted average method for valuing inventories at the lower of cost or net realizable value. The Company manufactures a majority of its finished goods sold through its dispensaries. The Company captures into inventory all costs of materials plus direct labor and overhead costs of the following departments: cultivation, production and manufacturing.
Property and Equipment
Purchase of property and equipment are recorded at cost. Improvements and replacements of property and equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the Statement of Operations. Depreciation is provided over the estimated economic useful lives of each class of assets and is computed using the straight-line method and accelerated methods. Total depreciation expense was $1,848,985 and $1,374,251 for the years ended December 31, 2024 and 2023, respectively.
Estimated economic useful lives of property and equipment range from 3 to 39 years.
Impairment of Long-Lived Assets
The carrying value of long-lived assets are reviewed when facts and circumstances suggest that the assets may be impaired or that the amortization period may need to be changed. The Company considers internal and external factors relating to each asset, including cash flows, local market developments, industry trends and other publicly available information. If these factors and the projected undiscounted cash flows of the Company over the remaining amortization period indicate that the asset will not be recoverable, the carrying value will be adjusted to the fair market value. No adjustment was considered necessary for the years ended December 31, 2024 and 2023.
Intangible Assets
Intangible assets acquired through acquisitions are recorded at cost. The Company’s intangible assets consist of a license for a dispensary. The intangible asset has been determined to have an indefinite life and is not subject to amortization. See Note 5 – Intangibles Assets, Net” and Note 15 – Acquisition for additional details.
Investment in Arches IP, Inc.
Investment in Arches IP, Inc has been recorded at cost. The Company has less than 20% ownership of Arches IP, Inc. and the Company exerts no influence over the investment that it owns. When a dividend income is received, it will be recognized as income on the consolidated statement of operations.
Accrued Loyalty Liability
The Company has a loyalty program which allows customers to earn points for each purchase completed which creates a contract liability. Points earned enable customers to receive credits that may be redeemed on future purchases. The relative standalone selling price of points earned through the Company’s loyalty program is deferred and included in Accrued Loyalty Liability based on the percentage of points estimated to be redeemed on future product purchases. The Company recognized revenue for this performance obligation when the customer redeems the points for the purchase of a product. The accrued loyalty liability was $1,393,933 and $997,115 at December 31, 2024 and 2023, respectively.
Income Taxes
Proper Holdings LLC, and NGH Investments LLC are taxed as partnerships for income tax purposes. The owners of are taxed on their proportionate shares of the taxable income from these entities. Accordingly, no liability for federal or state income taxes and no provision for federal or state income taxes have been included in the consolidated financial statements for the activity of these entities.

NOTE 1:
NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)
New Growth Horizon, LLC elected to be classified as a partnership taxable as a corporation. Occidental Group, Inc is taxed as a corporation. Accordingly, these Companies have recorded income tax provisions for federal or state income taxes which have been included in the consolidated financial statements for the activity of these entities.
All other Variable Interest entities are taxed as partnerships for income tax purposes. Accordingly, no liability for federal or state income taxes and no provision for federal or state income taxes have been included in the consolidated financial statements for the activity of these entities.
The Company is subject to income tax examinations by the U.S. federal, state, or local tax authorities since inception. Interest and penalties are classified as expense as incurred.
Income tax benefits are recognized for income tax positions taken or expected to be taken in a tax return, only when it is determined that the income tax position will more-likely than-not be sustained upon examination by taxing authorities. The Company has analyzed tax positions taken for filings with the Internal Revenue Service and all tax jurisdictions where it operates. The Company believes that income tax filing positions will be sustained upon examination and does not anticipate any adjustments that would result in a material adverse effect on the Company’s financial condition, results of operations or cash flows. Accordingly, the Company has not recorded any reserves, or related accruals for interest and penalties for uncertain income tax positions at December 31, 2024 and 2023.
Under Federal law, the Company is a taxable entity and is subject to Federal income tax. Pursuant to Section 280E of the Internal Revenue Code of 1986, as amended (Section 280E) the Company may not be permitted to take tax deductions for certain operating expenses. According to Section 280E, cost of goods sold are considered the only deductible expenses under Federal case law. Cost of goods sold determined under U.S. GAAP may differ from that calculated under Section 280E.
Revenue Recognition
The Company recognizes revenue in accordance with FASB Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:
1.	Identify the contract with a customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when or as performance obligations are satisfied
The Company’s revenue streams consist of retail product sales and wholesale product sales.
Revenue is recognized at the time control of the product has been transferred to the customer. Control transfers to retail customers upon delivery of the product to the customer at the dispensary and to wholesale customers when the product is delivered. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product or services has not been delivered or provided or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.
For performance obligations related to the sale of product, control transfers to the customer at a point in time. The payment terms and conditions require payment at the point of sale in the dispensaries and when delivered to wholesale customers. Delivery to wholesale customers is typically completed within a few days of the sale.
The Company’s business gives rise to variable consideration because of their customer loyalty program, that generally decreases the transaction price and revenue recognized at the point of sale. These variable amounts are generally credited to the customer, based on achieving certain levels of sales activity. Variable consideration is estimated at the most likely amount that is expected to be earned using a probability-weighted approach based on historical experience and known trends and require significant judgment.

NOTE 1:
NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)
Sales Tax
The State of Missouri charges a 4% tax on medical marijuana and marijuana product sales and a 6% tax on adult use marijuana and marijuana product sales. The tax applies to the net retail price when a product is sold. The Company has elected to present revenue net of this sales tax.
Leases
In February 2016, the FASB issued ASC Update No. 2016-02, Leases (FASB ASC Topic 842, Leases). The update requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The Company elected the “package of practical expedients” under the transition guidance within Topic 842, in which the Company does not reassess (1) the historical lease classification, (2) whether any existing contracts at transition are or contain leases, or (3) the initial direct costs for any existing leases.
The Company determines if an arrangement is or contains a lease at inception, which is the date on which the terms of the contract are agreed to, and the agreement creates enforceable rights and obligations. A contract is or contains a lease when (1) explicitly or implicitly identified assets have been deployed in the contract and (2) the Company obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company also considers whether its service arrangements include the right to control the use of an asset.
The Company made an accounting policy election available under Topic 842 not to recognize ROU assets and lease liabilities for leases with a term of 12 months or less. For all other leases, ROU assets and lease liabilities are measured based on the present value of future lease payments over the lease term at the commencement date of the lease. The ROU assets also include any initial direct costs incurred and lease payments made at or before the commencement date and are reduced by any lease incentives.
The Company accounts for lease and non-lease components in its contracts as a single lease component for its real estate and vehicle asset classes. The non-lease components typically represent additional services transferred to the Organization, such as common area maintenance for real estate or maintenance packages for vehicles, which are variable in nature and are recorded in lease expense in the period incurred.
Marketing and Advertising Costs
Sales and marketing costs are charged to operations in the year incurred. Advertising costs for the years ended December 31, 2024 and 2023 was $1,606,721 and $983,154, respectively.
Subsequent Events
The Company has evaluated subsequent events through February 28, 2025, the date on which the consolidated financial statements were issued.
New Accounting Pronouncements - CECL
The Company adopted ASU No. 2016-13, “Measurement of Credit Losses (Topic 326) on Financial Instruments,” which introduces the current expected credit losses methodology (CECL) for estimating allowances for credit losses, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance. In addition, ASC 326 made changes to the accounting for available-for-sale securities.
The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized costs and off balance sheet credit exposures. Results for reporting periods after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable U.S. GAAP. There are no transition adjustments as of January 1, 2023.

NOTE 2:	INVENTORY
Detail of inventories are as follows for December 31:

	2024	2023
Packaging and Label Materials	$3,200,555	$3,088,769
Plants	623,862	569,704
Work in Progress	2,733,530	1,222,711
Finished Goods	2,403,362	3,438,625
	$8,961,309	$8,319,809
Inventory Valuation Adjustment	—	(1,200,000)
Total	$8,961,309	$7,119,809

Packaging materials were written down during 2023 due to a change in packaging regulations issued by the regulators of Missouri. Inventory valuation adjustment included in cost of sales for the year ended December 31, 2023 was $1.2 million. As of December 31, 2024 and 2023, the inventory valuation adjustment was $0 and $1.2 million.
In November 2024 the Company experienced a flood event in its main production facility. The Cost of involuntarily destroyed inventory was $624,043. No flood insurance policy was in place at the time.
NOTE 3:	DEPOSITS

	2024	2023
On August 20, 2024, the Company entered into an agreement to acquire a dispensary license from ROI Wellness Center IV, LLC. The Company has requested a transfer of ownership with the Missouri Department of Health Senior Services. As part of the agreement, the Company made a deposit. (See Note 18 - Commitments)	$2,500,000

On October 11, 2022, the Company entered into an agreement to acquire a dispensary in Kansas City, Missouri. The Missouri Department of Health Senior Services approved this transaction on February 7, 2024. As part of the agreement, the Company made a deposit. (See Note 16 - Acquisition)	—	$2,000,000
	$2,500,000	$2,000,000

NOTE 4:	NOTES RECEIVABLE

2024	2023
Note Receivable - Nirvana Investments, LLC Members, dated July 6, 2023 and amended on October 24, 2024. The Note shall be due and payable with interest at annual interest rate of 5% on the earlier of the first anniversary date hereof or deemed a credit against the Holder’s Purchaser Price to Borrower at the Closing of the Membership Interest Purchase Agreement (“Maturity Date”), provided, Holder shall have the right to extend the Maturity Date for one additional 12-month period if the Closing of the Membership Interest Purchase Agreement has not Closed by the one year anniversary of this Note. If the Membership Interest Purchase Agreement is terminated for any reason prior to the Closing, then the Loan and any other amounts outstanding under this Note shall be due and payable on the date that is thirty (30) days from the termination of the Membership Interest Purchase Agreement. Any accrued interest will not be due on the execution of the Membership Interest Purchase Agreement. (See Note18 - Commitments)
5,000,000	2,500,000
Note Receivable - Occidental Group, Inc. dated February 14, 2024. The Note shall be due and payable on the earlier of the first anniversary date hereof or deemed a credit against the Holder’s Purchase Price to Borrower at the Closing of the Asset Purchase Agreement (“Maturity Date”). Additionally, Holder shall extend the Maturity Date for one additional 12-month period if the Closing of the Asset Purchase Agreement has not occurred by the one-year anniversary of this Note. Notwithstanding the foregoing, if the Asset Purchase Agreement is terminated prior to the Closing by the Holder pursuant to the Asset Purchase Agreement, then the Loan and any other amounts outstanding under this Note shall be due and payable on the date that is sixty (60) days from the termination of the Asset Purchase Agreement. Any accrued interest will not be due on the execution of the Asset Purchase Agreement. (See Note 18 - Commitments)
4,365,858	—
$9,365,858	$2,500,000

NOTE 5:	INTANGIBLE ASSETS, NET
Intangible assets are comprised of the following items:

	License	Brand	Total
Balance December 31, 2022	2,100,860	2,500	2,103,360
Acquisition	—	—	—
Amortization	(140,057)	—	(140,057)
Balance December 31, 2023	$1,960,803	2,500	1,963,303
Acquisition	4,349,530	—	4,349,530
Amortization	(472,313)	—	(472,313)
Balance December 31, 2024	$5,838,020	$2,500	$5,840,520

Amortization expense for intangibles was $472,313 and $140,057 during the years ended December 31, 2024 and 2023, respectively. No indications of impairment existed and not impairment of intangible assets was recorded for the years ended December 31, 2024 and 2023.
The Company estimates that amortization expense will be $430,026 per year, for the next five years.
NOTE 6:	INVESTMENT IN ARCHES IP, INC.
On May 4, 2024, the Company purchased Series Seed-2 Preferred Stock for $1.4 million. The Company accounts for the investment under the cost method. As of December 31, 2024 the Company’s ownership was 15.3%.

NOTE 7:	NOTES PAYABLE
The following is a summary of the notes payable at December 31:

	2024	2023
Promissory Note - Chicago Atlantic Admin, LLC dated May 9, 2022 which accrues interest at the rate of 11% per annum on the unpaid principal balance and an additional per annum of Paid-In-Kind (“PIK”) interest is applicable to the outstanding principal The entire principal balance and all accrued interest are due and payable on May 30, 2025.
	$ 26,312,510	$ 23,756,438
Promissory Note - Captiva Healing, LLC dated May 4, 2022 which requires interest accrues at the rate of 5.5% per annum on the unpaid principal balance. The entire principal balance and all accrued interest are due and payable on May 1, 2025. Commencing on May 1, 2022, the Company is required to make quarterly payments of $60,000 until April 30, 2024. The note is personally secured by members of the Company; Mr. Pennington and Mr. Parker and their respective spouses.	840,000	1,080,000
Note Payable - Member dated October 21, 2020 which does not accrue interest and is subordinated to all third-party debt.	—	303,039
Convertible Promissory Notes - Unrelated investors between issued April 26, 2020 and July 1, 2020. The entire amount is convertible only after approval by the State of Missouri. The loan is unsecured. The Company received approval in 2024 which all of the convertible promissory notes were converted to members equity.	—	5,900,000
Note Payable - Triad Bank dated July 8, 2021. Required monthly payment of $545 including interest at an annual rate of 4.5%.	—	16,037
	$27,152,510	$31,055,514
Less: Unamortized Debt Issuance Costs	(111,724)	(508,984)
	$27,040,786	$30,546,530
Less: Current Portion	27,040,786	17,001,816
Long-Term Debt - Net of Current Portion	$—	$13,544,714

Principal maturities on notes payable are as follows:

Year	Amount
2025	27,040,786
Thereafter	—
$27,040,786

Interest expense, including amortization expense on debt issuance costs, totaled $3,399,802 and $1,679,722 for the years ended December 31, 2024 and 2023, respectively.
Debt Issuance Costs
Amortization expense included in interest expense was $397,260 for the years ended December 31, 2024 and 2023.
Future amortization of loan costs is $111,724 for the year 2025.

NOTE 8:	LEASES
The components of lease expense are as follows for the years ended December 31:

	2024	2023
Finance lease expense
Amortization of ROU assets	$175,324	$14,610
Interest on lease liabilities	254,614	20,260
Operating lease expense	1,031,573	672,647
Total	$1,461,512	$707,517

Supplemental cash flow information and other information related to leases was as follows for the year ended December 31:

	2024	2023
(Gains) losses on sale-leaseback transactions, net *
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases (i.e. Interest)	$172,200	$—
Financing cash flows from finance leases (i.e. principal portion)	—	—
Operating cash flows from operating leases	947,843	597,551
ROU assets obtained in exchange for new finance lease liabilities	—	1,870,127
ROU assets obtained in exchange for new operating lease liabilities	765,935	1,680,034
Weighted-average remaining lease term in years for finance leases	9.58	10.58
Weighted-average remaining lease term in years for operating leases	6.24	7.23
Weighted-average discount rate for finance leases	13.00%	13.00%
Weighted-average discount rate for operating leases	11.65%	11.39%

Maturities of lease liabilities are as follows:

	Finance	Operating
2025-12	344,400	984,309
2026-12	344,400	924,923
2027-12	344,400	858,335
2028-12	344,400	718,409
2029-12	358,750	603,237
Thereafter	1,736,350	1,269,454
Total undiscounted cash flows	3,472,700	5,358,668
Less: present value discount	(1,499,899)	(1,575,079)
Total lease liabilities	1,972,801	3,783,588
Less Current Potion	(179,745)	(588,523)
Long-Term Lease Obligations	1,793,056	3,195,065

NOTE 9:	FINANCING LIABILITY – RELATED PARTY

	2024	2023
Financing Liability - On December 24, 2024 the Company entered into a sale leaseback transaction with a CPJP2, LLC which is owned by two major members of the Company. The lease agreement requires monthly payments of $15,167 per month for five years. The lease has an option for five more years. The annual imputed interest rate was 24.216%	520,000	—
Financing Liability - monthly payments of	$520,000	$—
Less: Current Portion	56,489	—
Long-Term Debt - Net of Current Portion	$463,511	$—

NOTE 9:
FINANCING LIABILITY – RELATED PARTY (continued)
Principal Maturities on Financing Liability – Related Party are as follows:

Year	Amount
2025	56,489
2026	78,045
2027	99,189
2028	126,062
Thereafter	160,215
$520,000

NOTE 10:	SERIES B SHARE LIABILITY
The Company issued 1,648 Series B Shares without par value, for $8,615,935 subject to the approval of Missouri Department of Health and Senior Services (DHSS). As of December 31, 2024, the issuance of the Series B Shares has not been approved by the DHSS. (See Note 12 – Members’ Equity).
NOTE 11:	ADVANCE FROM HUB INC.
On July 6, 2023, the Company entered into a Management Service Agreement with Nirvana Investments LLC and all subsidiaries (Nirvana). The Company has included the Advance from Hub Inc. as part of the affiliate’s obligation in the amount of $1,434,159 and $1,434,159 as of December 31, 2024 and 2023, respectively. Hub Inc. is owned by the same ownership of Nirvana Investments, LLC and Subsidiaries.
NOTE 12:	MEMBERS’ EQUITY
The membership Units of the Company consist of Class A Units and Class B Units, as follows:
a.
Class A Membership Units are issued only to the members who held an interest in the initial organization of the Company. A total of Seven Thousand, (7,000) Class A Members Units out of an authorized Twenty Thousand (20,000) have been issued. On April 15, 2022, the Company re-entered a Unit Grant agreement with an existing shareholder for 350 Restricted Units that vest at a rate of 70 per annum, beginning on December 26, 2020. Of those, 6,860 are vested and unrestricted Units, and 140 remain restricted.

b.
Between April and July 2020, the Company entered into a series of agreements with unrelated parties to issue convertible debt with the potential for conversion of up to 2,950 of an Authorized 20,000 Class B Membership Units. As of May 31, 2024, the Company has requested authorization from the State of Missouri to convert this debt into Units, but has not received it as of February 28, 2025. The Company reasonably still expects affirmative authorization.

Priority of distribution:
Pursuant to Section 3.6.3 of the Amended and Restated Operating Agreement, subject to distribution limitations, the Company shall make cash distributions in the following order:
a.
First, to the Class B Members, pursuant to their respective Class B Preference Percentage during the Preferred Distribution Period. The Preferred Distribution Period extends until the Company has distributed cash to Class B Members totaling their initial contributions. Initial contributions totaled $5,900,000, which were converted in 2024.

b.
Second, after the Preferred Distribution Period, and once all required Preferred Distributions have been made, then Distributions will be made to Class A Members, Class B Members, and Members holdings Restricted Units of any kind, in accordance with their respective Percentage Interests.

c.
Third, distributions to Restricted Units shall not be made unless and until the total amounts distributed to other Members exceed the Threshold Amount, which is the total amount contributed by all other members. The intent of this limitation is to treat Restricted Units as a profits interest rather than a liquidation interest.

NOTE 12:
MEMBERS’ EQUITY (continued)
Liquidation distributions:
Pursuant to Section 3.7 of the Amended and Restated Operating Agreement, upon Company liquidation, and after satisfaction of all the Company liabilities, and the establishment of a reserve appropriate to fund necessary work to wind up the Company’s affairs, the Company shall make distribution to all Members in the same manner as distributions are made under Section 3.6.3 of the Amended and Restated Operating Agreement.
NOTE 13:	PROVISION FOR INCOME TAXES
The provision for income taxes is comprised of current and deferred components as follows:

	2024	2023
Currently Payable (Receivable)
Federal	$8,415,000	$9,015,000
State	490,000	935,000
Total Current	$8,905,000	$9,950,000
Deferred
Federal	265,000	(250,000)
State	20,000	(150,000)
Total Deferred	$285,000	$(400,000)
Provision for Income Taxes	$9,190,000	$9,550,000

The Company files income tax returns in the U.S. federal jurisdiction and the State of Missouri.
As of December 31, 2024 and 2023, the components of deferred tax assets and liabilities were as follows:

	2024	2023
Deferred Tax (Assets) Liabilities
Inventory Reserve	$—	$300,000
Start Up Costs	96,000	96,000
Allowance for Doubtful Accounts	12,000	2,000
Right of Use Leases	7,000	2,000
Net Deferred Tax Assets (Liabilities)	$115,000	$400,000

NOTE 14:	EMPLOYEE BENEFIT PLAN
During the year, the Company is an adopting employer of the Wurk 401(k)-plan. The Plan covers all employees who attain age 21 and complete one year of eligibility service, which is 1,000 hours of service. The Company may make a discretionary matching contribution. Discretionary employer contributions to the plan were $180,812 and $107,247 for the years ended December 31, 2024 and 2023, respectively.
NOTE 15:	ROYALTY AND SUBLET INCOME
The Company licenses Intellectual Property from, and leases space to Northwest Confections Missouri, LLC (Wyld) for the production of Marijuana Edible products and packaging supply storage. In addition to rents collected, the Company also collects a monthly royalty based on Wyld meeting various sales benchmarks. Rental Income was $213,420 and $134,808 and Royalty Income was $428,915 and $137,666 for the years ended December 31, 2024 and 2023, respectively.

NOTE 16:	ACQUISITION
On February 7, 2024, the Company completed the acquisition of SLCC, LLC, a single dispensary operation located in Kansas City, MO.
The following table presents the fair value of the assets acquired and liabilities assumed as of the acquisition date and allocation of the consideration to net assets acquired:

Inventory	$325,538
Licenses	4,349,530
Right-of Use Assets	542,851
Accounts Payable	(40,621)
Other Liabilities Assumed	(166,559)
Operating Lease Liabilities	(560,024)
Working Capital Adjustment	17,173
Net Assets Acquired	$4,467,888
Consideration paid in Cash, Net of Working Capital Adjustment	$4,467,888

NOTE 17:	AFFILIATES
The following information presents information regarding affiliates that been determined to be a Variable Interest Entity (VIE) which are included in the consolidated financial statements. All of these entities were determined to be VIEs as the Company possesses the power to direct activities through a Manage Service Agreement (MSA). (See Note 3 – Deposits, Note 4 - Notes Receivable and Note 18 – Commitments).
On July 6, 2023, the Company entered into a Member Interest Purchase Agreement with the Members of Nirvana Investments LLC and all subsidiaries and a Management Service Agreement of Nirvana Investments LLC. The purchase agreement has not closed as of December 31, 2024.
On February 14, 2024, the Company entered into an Asset Purchase Agreement and a Management Service Agreement with Occidental Group, Inc. The purchase agreement has not closed as of December 31, 2024.
On February 7, 2024, the Company completed the acquisition of SLCC, LLC, a single dispensary operation located in Kansas City, MO. SLCC, LLC was determined to be a VIE during the year ended December 31, 2023. (See Note 16 – Acquisition).
The following table presents summarized financial information about the Companies affiliates as of and for the years ended December 31, 2024 and December 31, 2023:

	As of December 31,
	2024	2023
Included in Consolidated Balance Sheets:
Current Assets	$5,482,847	$6,415,129
Non-Current Assets	3,691,743	4,035,406
Current Liabilities	3,831,034	4,199,841
Non-Current Liabilities	3,623,487	3,952,574
Equity attributable to the Company	1,720,069	2,298,120

Included in Consolidated Statement of Operations:

	Year Ended December 31,
	2024	2023
Net Sales	$23,142,919	$13,791,922
Operating Income (Loss)	5,929,069	3,271,858
Net Income (Loss)	3,401,308	994,050

NOTE 18:	COMMITMENTS
On July 6, 2023, the Company entered into a Member Interest Purchase Agreement with the Members of Nirvana Investments LLC and all subsidiaries (“Nirvana”) and a Management Service Agreement of Nirvana. The purchase price is $27,000,000 cash. On the signing of the agreements, the Company paid $2,500,000 on July 6, 2023, and an additional $2,500,000 on October 7, 2024, for a total Note Receivable of $5,000,000 (See Note 4 – “Notes Receivable”). The balance of the purchase prices of $22,000,000 is due upon the closing of the transaction. The $22,000,000 will be in the form of members interest in the Company. The closing of the transaction will be completed upon the review and approval form the Missouri Department of Health and Senior Services.
On February 14, 2024, the Company entered into an Asset Purchase Agreement and a Management Service Agreement with Occidental Group, Inc. The aggregate purchase price is $12,750,000. On the signing of the agreements, the Company advance $4,365,858 for a Note Receivable (See Note 4 – “Notes Receivable”). The balance of the purchase price of $8,384,142 is due upon the Closing of the Transaction. The closing of the transaction will be completed upon the review and approval form the Missouri Department of Health and Senior Services.
On August 20, 2024, the Company entered into an Asset Purchase Agreement with ROI Wellness Center IV, LLC. The closing of the transaction is subject to and contingent upon the written approval of the Missouri Department of Health and Senior Services ("DHSS"). The aggregate purchase prices shall be $5,250,000. An initial deposit of $2,500,000 was provided at the execution of the agreement. Within ten days of receipt of the zoning approval from all applicable authorities for operation of the business a payment of $1,500,000 is due. Within ten days of the approval from the Missouri Department of Health and Senior Services to commence operations of the business under the license a payment of $1,000,000 is due. The remaining $250,000 is due and payable at closing.
NOTE 19:	CONTINGENCIES
From time to time, the Company may be party to various legal actions and administrative proceedings arising in the ordinary course of business. Management is not aware of any current claims.
NOTE 20:	RELATED PARTY TRANSACTIONS
The Company had a note receivable in 2023 from a company controlled by the majority of members, which was repaid in 2024.
The Company has a note payable to a member. See Note 4 – Notes Payable for details.
The Company has a lease liability to an entity owned by two largest members. See Note 9 – Financing Liability – Related Party for details.
NOTE 21:	SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes for the years ended December 31, 2024 and 2023 was $2,298,002 and $9,422,306 respectively.
Cash paid for interest for the years ended December 31, 2024 and 2023 was $203,461 and $0 respectively.
During the year 2024, convertible debt holders converted $5,900,000 into members’ equity.
See Note 8 – Leases for supplement cash flow information related to leases.
NOTE 22:	SUBSEQUENT EVENTS
The Company’s operating agreement entitles B-1 members to a preferred return of $5,900,000. The Company is obligated to distribute the first $5,900,000 of distributions to these members, but it is discretionary when it occurs. The Company is negotiating with an institutional lender to borrow $5,900,000 to fulfil obligations to preferred members.
The Company entered into a merger agreement with Vireo Growth, Inc. (Vireo) on December 18, 2024. This transaction is subject to the approval of holders of a majority of Vireo’s voting shares and regulatory approvals.